As filed with the Securities and Exchange Commission on April 30, 2007
Registration No. 333-127891

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

United Development Funding III, L.P.
(Exact Name of Registrant as Specified in Its Governing Instruments)

1702 N. Collins Boulevard, Suite 100
Richardson, Texas 75080
(214) 370-8960
(800) 859-9338
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Hollis M. Greenlaw, Esq.
Director, UMTH Land Development, L.P.
1702 N. Collins Boulevard, Suite 100
Richardson, Texas 75080
(214) 370-8960, (800) 859-9338
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Lauren Burnham Prevost, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 1 consists of the following:
1.	The Registrant’s final form of Prospectus dated May 15, 2006, previously filed pursuant to Rule 424(b)(3) on May 18, 2006 and refiled herewith;

2.	Supplement No. 2 dated April 30, 2007, included herewith, which will be delivered as an unattached document along with the Prospectus. Supplement No. 2 supersedes and replaces Supplement No. 1 dated January 5, 2007;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE OUTSIDE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:
SUPPLEMENTAL INFORMATION – The prospectus of United Development Funding III, L.P. consists of this prospectus dated May 15, 2006 and Supplement No. 2 dated April 30, 2007.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-127891
PROSPECTUS
Up to 17,500,000 units offered to the public
50,000 units minimum

     United Development Funding III, L.P. is a newly organized Delaware limited partnership formed primarily to generate current interest income by investing in mortgage loans.
     We are offering and selling to the public a maximum of 12,500,000 units of limited partnership interest and a minimum of 50,000 units of limited partnership interest for $20 per unit. We are also offering up to 5,000,000 units of limited partnership interest to be issued pursuant to our distribution reinvestment plan for $20 per unit. The net proceeds of our offering will be invested in mortgage loans and other real estate assets. You must purchase at least 150 units for $3,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 250 units for $5,000.

The Offering:

			Wholesaling
		Selling Commissions	and	Proceeds to United
		and	Marketing	Development
	Price to Public	Due Diligence Fees	Support Fees	Funding III, L.P.

Primary Offering
Per Unit	$20.00	$1.50	$0.60	$17.90
Total Minimum	$1,000,000	$75,000	$30,000	$895,000
Total Maximum	$250,000,000	$18,750,000	$7,500,000	$223,750,000
Distribution Reinvestment Plan
Per Unit	$20.00	$0.20	$—	$19.80
Total Minimum	$—	$—	$—	$—
Total Maximum	$100,000,000	$1,000,000	$—	$99,000,000
     The units will be offered to investors on a best efforts basis. Selling commissions will be reduced to $0.20 per unit and no due diligence fees, wholesaling fees or marketing support fees will be paid for units sold pursuant to our distribution reinvestment plan. We expect that at least 85.44% of the gross offering proceeds raised will be available for our use in mortgage loans and other real estate assets. This offering will terminate on or before May 15, 2008 (unless extended with respect to the units offered under the distribution reinvestment plan).
      Investing in our units involves a high degree of risk. You should purchase our units only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 21. The most significant risks relating to your investment include the following:

•	No public market currently exists for our units of limited partnership interest. Our units cannot be readily sold and, if you are able to sell your units, you would likely have to sell them at a substantial discount.

•	We have no operating history nor established financing sources. We are a “blind pool” because we do not currently own any mortgage loans and we have not identified any mortgage loans to acquire with proceeds from this offering. You will not have the opportunity to evaluate our loans prior to their origination or purchase. You must rely totally upon our general partner’s ability to select our investments.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of mortgage loans and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We will rely on our general partner to select mortgage loans in which to invest and to conduct our operations, and our general partner does not have any prior experience sponsoring a public real estate limited partnership.

•	We are obligated to pay substantial fees to our general partner and its affiliates, some of which are payable based upon factors other than the quality of services provided to us and regardless of our profitability.

•	Our general partner and its affiliates will face conflicts of interest such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our limited partners. Should we decide to use leverage to fund loans, we expect that the total amount of indebtedness we will incur at any given time will not exceed 50% of our total invested capital. However, we are permitted by our partnership agreement to borrow up to 70% of the aggregate fair market value of all of our mortgage loans.

     Neither the Securities and Exchange Commission, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.
     The units are being offered by select members of the National Association of Securities Dealers, Inc. (NASD) on a “best efforts” basis. These selling group members are not required to sell any specific number or dollar amount of units but will use their best efforts to sell the units offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Coppermark Bank, and will be held in trust for your benefit, pending release to us. If we do not sell at least $1.0 million of units by May 15, 2007, which is one year from the date of this prospectus, we will stop selling units and your funds in the escrow account (including interest if your funds have been held at least 35 days) will be returned to you within ten days after termination of the offering.
The date of this prospectus is May 15, 2006

i

SUITABILITY STANDARDS
General
      An investment in United Development Funding III, L.P. involves significant risk. An investment in our units is only suitable for persons who have adequate financial means, desire a long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a mortgage-based investment, receive current interest income and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our partnership. On the other hand, because we cannot guarantee you current interest income, we caution persons who require guaranteed income or immediate liquidity not to consider an investment in our partnership as meeting these needs.
      In consideration of these factors, we have established suitability standards for initial limited partners and subsequent purchasers of units from our investors. These suitability standards require that a purchaser of units have, excluding the value of a purchaser’s home, furnishings and automobiles, a gross annual income of at least $60,000 and a net worth of at least $225,000.
      You must purchase at least 150 units for $3,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 250 units for $5,000. You may not transfer units in an amount less than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your units so as to retain less than the number of units required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $20. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code). Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”
      After you have purchased the minimum investment, all additional purchases must be in increments of at least 50 units ($1,000), except for purchases of units pursuant to our distribution reinvestment plan, which may be in lesser amounts.
      Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Investors in New Jersey and Ohio must have, excluding the value of such investor’s home, furnishings and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. Furthermore, in addition to our standard suitability requirements, investors in California, Iowa, Kansas, Missouri, Nebraska, New Jersey and Ohio must have a liquid net worth of at least ten times their investment in our units. Net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles. For purposes of determining whether investors in Kansas meet the more stringent suitability standards established by that state, net worth is defined as the excess of (1) the sum of unencumbered (a) cash and cash equivalents and (b) readily marketable securities over (2) total liabilities, each as determined in accordance with generally accepted accounting principles.
      In the case of sales to fiduciary accounts, the suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the units or (3) the beneficiary of the account. These suitability standards are intended to help ensure that an investment in our units is an appropriate investment, given the long-term nature of an investment in our units, our investment objectives and the relative illiquidity of our units.

      Each participating broker-dealer, authorized representative or any other person selling units on our behalf is required to:

•	make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

•	maintain records for at least six years of the information used to determine that an investment in our units is suitable and appropriate for each investor.
In making this determination, your participating broker-dealer, authorized representative or other person selling units on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established by us;

•	can reasonably benefit from an investment in our units based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

—	the fundamental risks of an investment in our units;

—	the risk that you may lose your entire investment;

—	the lack of liquidity of our units;

—	the restrictions on transferability of our units;

—	the background and qualifications of our general partner; and

—	the tax consequences of an investment in our units.
Restrictions Imposed by the USA PATRIOT Act and Related Acts
      In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security

and Development Cooperation Act, the Nuclear Proliferation Prevent Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.
CAUTIONARY STATEMENT REGARDING EXHIBITS
      The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to this prospectus or any amendment or supplement hereto are made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you and should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUMMARY
      This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers About this Offering” section immediately following this summary. This section and the “Questions and Answers About this Offering” section do not contain all of the information that is important to your decision whether to invest in our units of limited partnership interest. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.
United Development Funding III, L.P.
      United Development Funding III, L.P. is a newly organized Delaware limited partnership that intends to generate income by investing in mortgage loans. Our office is located at 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080. Our telephone number is (214) 370-8960 or (800) 859-9338, and our fax number is (469) 916-0695. We sometimes refer to United Development Funding III, L.P. as UDF III in this prospectus.
      A website is also maintained for our affiliates and us at www.udfonline.com that contains information about us and our affiliates. The contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.
General Partner
      UMTH Land Development, L.P., a Delaware limited partnership (UMTHLD), is the general partner of UDF III and will make all investment decisions for the partnership. Our general partner will also be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.
      UMT Holdings, L.P., a Delaware limited partnership (UMT Holdings), holds 99.9% of the limited partnership interests in our general partner. UMT Services, Inc., a Delaware corporation (UMT Services), owns the remaining 0.1% of the limited partnership interests in our general partner and serves as its general partner. Todd F. Etter and Hollis M. Greenlaw own 100% of the equity interests in UMT Services.
      Our general partner was organized in March 2003 and serves as the asset manager for United Development Funding, L.P. (UDF I) and United Development Funding II, L.P. (UDF II). Financial statements of our general partner are included in this prospectus beginning on page F-8. As of December 31, 2005, the net worth of our general partner was approximately $3.71 million. However, the net worth of our general partner consists primarily of its interest in UDF I and UDF II and, therefore, does not represent liquid assets. See “Risk Factors — Risks Related to an Investment in United Development Funding III, L.P. — Our general partner has a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partner to fulfill its financial obligations to us.”
      From time to time in this prospectus we refer to “affiliates” of our general partner. The term “affiliate” includes any entity in which our general partner owns 10% or more or otherwise controls, and any person owning, directly or indirectly, 10% or more of our general partner and any officer, director or partner of our general partner or any such affiliated entity.
      The address of our general partner is 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080, its telephone number is (214) 370-8960 or (800) 859-9338 and its fax number is (469) 916-0695. For information regarding the previous experience of our general partner and its affiliates in the management of mortgage and real estate programs, see “Prior Performance Summary.”
Terms of the Offering
      We are offering to the public up to 12,500,000 units of limited partnership interest at $20 per unit. We are also offering up to 5,000,000 units pursuant to our distribution reinvestment plan at $20 per unit.

We will offer units until the earlier of May 15, 2008 or the date we sell all $250 million worth of units in our primary offering; provided, however, that our general partner may terminate this offering at any time. Our general partner also may elect to extend the offering period up to May 15, 2010 solely for the units reserved for issuance pursuant to our distribution reinvestment plan if all of those units are not sold prior to the termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell units. Generally, such registrations are effective for one year. Therefore, we may have to stop selling units in any state in which the registration is not renewed annually.
      The units are being offered by select members of the NASD on a “best efforts” basis, which means our selling group members will only be required to use their best efforts to sell the units and have no firm commitment or obligation to purchase any of the units. Your subscription payments will be placed in an account held by the escrow agent and will be held in trust for your benefit, pending release to us. Subscribers may not withdraw funds from the escrow account. If the minimum offering of $1.0 million has not been received and accepted by May 15, 2007 (a date which is one year from the date of this prospectus), this offering will terminate and investors’ funds, plus interest, will be returned within ten days after termination of the offering. However, we may terminate this offering at any time prior to the termination date.
      After the initial 50,000 units are sold, we will hold all subscription proceeds in escrow until investors are admitted as limited partners. We intend to admit new investors at least monthly. Each time new investors are admitted, we will hold their investment proceeds in our account until we withdraw the funds for the acquisition of mortgage loans, to make other investments or for the payment of fees and expenses.
Summary Risk Factors
      An investment in our units is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus, which begin on pages 21 and 70, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in our units:

•	There is no public trading market for the units, and we do not expect one to develop; therefore, it will be difficult for you to sell your units. In addition, our partnership agreement imposes substantial restrictions on the transfer of units, and even if you are able to sell your units, you will likely have to sell them at a substantial discount.

•	We have no prior operating history or established financing sources, and the prior performance of real estate programs sponsored by affiliates of our general partner may not be an indication of our future results.

•	This is a “blind pool” offering because we have not yet identified any loans that we intend to originate or purchase. You will not have the opportunity to evaluate our loans prior to their origination or purchase. You must rely totally upon our general partner’s ability to select our investments.

•	We intend to make loans and provide credit enhancements to affiliates of our general partner. Our general partner will have a conflict of interest in determining whether any such loan or credit enhancement transaction is in our best interests. Moreover, so long as it determines that it is advisable to do so in the exercise of its fiduciary duties to us, our general partner may cause us to make a loan or provide a credit enhancement to one of its affiliates in connection with a development in which such affiliates of our general partner hold an interest instead of another development in which affiliates of the general partner do not hold an interest. See “Risk Factors — Risks Related to Conflicts of Interest — Our general partner will have equity interests and/or profit participations in developments we finance and may have a greater incentive to make loans, which may or may not be subordinate to our mortgage loans and/or make loans with respect to such development to preserve and/or enhance its economic interest in such development.”

•	The diversification of our investments will be reduced to the extent that we sell less than all of the 12,500,000 units. There is a greater risk that you will lose money in your investment if we cannot diversify our investments.

•	Our ability to achieve our investment objectives and pay distributions depends on the performance of our general partner in the day-to-day management of our business and the identification of real estate loans and the determination of any financing arrangements. We cannot be sure that our general partner will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved.

•	We will pay significant fees to our general partner and its affiliates, some of which are payable based upon the success of this offering and are not affected by the quality of services provided to us or whether or not our investments become profitable.

•	Our general partner and its affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating investments between us and other United Development Funding programs, conflicts related to any joint ventures between us and any such other programs and conflicts arising from time demands placed on our general partner or its affiliates in serving other United Development Funding programs. Such conflicts may not be resolved in our favor, which could cause our operating results to suffer.

•	Our general partner is responsible for the management of our partnership. Although it is not required to do so, we anticipate that our general partner will fund our operations until we have made our initial investments and for a period of time thereafter. Our general partner has a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that our general partner will have sufficient cash to make any payments required to support us.

•	Real estate-related investments are subject to general downturns in the industry as well as downturns in specific geographic areas. Because most of our assets will be mortgage loans, the failure of a borrower to pay interest or repay a loan will have adverse consequences on our income. Increases in single-family mortgage interest rates could cause the number of homebuyers to decrease which would increase the likelihood of defaults on our development loans and, consequently, reduce our ability to pay distributions to our limited partners. If the value of the underlying property declines due to market or other factors, it is likely that the borrower would hold a property that is worth less than the mortgage balance on the property. As such, there may be greater risk of default by borrowers who enter into interest-only loans. In the event of a default, we would acquire the underlying collateral, which may have declined in value. In addition, there are significant costs and delays associated with the foreclosure process. Accordingly, we cannot guarantee that your investment will appreciate or that you will receive any cash distributions.

•	We may incur substantial debt. Should we decide to use leverage to fund loans, we expect that the total amount of indebtedness we will incur at any given time will not exceed 50% of our total invested capital. However, we are permitted by our partnership agreement to borrow up to 70% of the aggregate fair market value of all of our mortgage loans. Loans we obtain will likely be secured with recourse by the lending bank to all of our assets, which will put those assets at risk of forfeiture if we are unable to pay our debts.

•	Rules of taxation of partnerships such as our partnership are complex and uncertain. We do not intend to request or to obtain a ruling from the Internal Revenue Service as to any of the material tax consequences of an investment in our units and will rely on an opinion of counsel as to certain tax consequences. Counsel will give an opinion as to some, but not all, of the material tax consequences, and we will not have an opinion or a ruling with respect to some of the material tax consequences of an investment in us.

•	The vote of limited partners owning at least a majority of our units will bind all of the limited partners as to certain matters such as the removal of our general partner and the amendment of our limited partnership agreement. You will be bound by the majority vote on matters requiring approval of a majority of the units of limited partnership interest even if you do not vote with the majority on any such matter. Therefore, you will have little to no control over our day-to-day operations.
Description of Investments
      As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor has our general partner identified any assets in which there is a reasonable probability that we will invest. We expect to derive a substantial portion of our income by originating, purchasing, participating in and holding for investment mortgage loans made to persons and entities for the acquisition of parcels of real property to be developed as single-family residential lots that will be marketed and sold to home builders. Such mortgage loans generally will be made directly by us or indirectly through our affiliates. We will seek to originate loans bearing interest at rates ranging from 10% to 15% per annum. We may make loans or participate in loans made to entities affiliated with our general partner. We intend to concentrate on making development loans to single-family lot developers who sell their lots to national and large regional home builders and to the home builders themselves, including entities created by home builders in conjunction with our general partner or its affiliates. We intend to seek to make or acquire loans primarily with respect to projects where the completed subdivision will consist of homes at or below the median price of the U.S. housing market. We anticipate that the developments that secure our loans will consist of both single phase and, where larger parcels of land are involved, multi-phase projects and will be subject to third-party land acquisition and development loans representing approximately 70% to 80% of total project costs. These loans will have priority over the loans that we originate or buy which we expect will represent approximately 10% to 20% of total project costs. We anticipate that in each instance the borrower will cover at least 10% of the total project costs with its own equity investment. We will subordinate our loans if required to comply with the terms of debt from the developer to third-party lenders, thus allowing developers to avail themselves of additional development funding at a lower cost to the developer than our loan. In addition, we may offer credit enhancements to developers in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. In the typical credit enhancement transaction, we expect to charge 3% to 7% of the projected maximum amount of our outstanding credit enhancement obligation for each 12-month period such obligation is outstanding as a credit enhancement fee in addition to any costs that we may incur in providing the credit enhancement. We are likely to enter into one or more joint ventures for the acquisition and origination of loans with certain of our affiliates and other third parties.
Possible Leverage
      We may borrow money to fund loans or participations and to make equity investments when our general partner determines that it is advantageous to us. We do not have any current intention to use leverage to fund loans, however if our general partner determines to do so in the future, we expect that at any time the total amount of indebtedness we will incur will not exceed 50% of our total invested capital, although we are permitted by our partnership agreement to borrow up to 70% of the aggregate fair market value of all of our mortgage loans. By operating on a leveraged basis, we expect that we would have more funds available to fund loans and other investments. This will allow us to make more loans and investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases our risk of loss, however, because defaults on indebtedness secured by our assets may result in lenders initiating foreclosure of our assets. We do not currently have any established financing sources, but we intend to pursue securing a credit facility for future use, should we deem it necessary. For a more detailed description of our borrowing policy, see “Investment Objectives and Criteria — Borrowing Policies.”

Estimated Use of Proceeds
      We expect to invest at least 85.44% of the proceeds from this offering, including proceeds from the sale of units pursuant to our distribution reinvestment plan, in mortgage loans and other real estate-related assets.
      The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection, acquisition and servicing of investments. A summary of the anticipated use of proceeds is set forth in the table below. For a more detailed discussion of our estimated use of proceeds, see “Estimated Use of Proceeds.”

	Minimum Offering		Maximum Primary Offering		Maximum Total Offering
	(50,000 units)(1)		(12,500,000 units)(1)		(17,500,000 units)(1)

	Amount	Percent	Amount	Percent	Amount	Percent

Gross offering proceeds	$1,000,000	100.00%	$250,000,000	100.00%	$350,000,000	100.00%
Selling commissions	70,000	7.00	17,500,000	7.00	18,500,000	5.29
Wholesaling fees	12,000	1.20	3,000,000	1.20	3,000,000	0.86
Marketing support fees(2)	18,000	1.80	4,500,000	1.80	4,500,000	1.29
Due diligence fees	5,000	0.50	1,250,000	0.50	1,250,000	0.36
Organization and offering expenses(3)	15,000	1.50	3,750,000	1.50	3,750,000	1.07
Acquisition and origination expenses and fees	25,631	2.56	6,407,767	2.56	9,262,427	2.65

Amount estimated to be invested(4)	$854,369	85.44%	$213,592,233	85.44%	$309,737,573	88.50%

(1)	For purposes of this table, the minimum offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 5,000,000 units being offered under our distribution reinvestment plan.

(2)	Includes a 0.8% marketing support fee to be paid to UMTH Funding Services, LP (UMTH Funding) (a portion of which may be reallowed to participating selected dealers for direct marketing support) and an additional marketing support fee to be paid directly to participating selected dealers in an amount to be determined in the sole discretion of our general partner, but which shall not exceed 1.0% of the gross offering proceeds.

(3)	We currently estimate that approximately $350,000 of organization and offering expenses will be incurred if only the minimum offering of 50,000 units ($1.0 million) is sold. However, we will pay only $15,000 of those expenses and the balance will be paid by our general partner. Our general partner will pay any amount exceeding 1.5% of the gross offering proceeds, excluding proceeds from sales under our distribution reinvestment plan. Organization and offering expenses will necessarily increase as the volume of units sold in the offering increases, in order to pay the increased expenses of marketing and distributing the additional units and qualifying the additional investors.

(4)	Includes amounts we expect to invest in loans net of fees and expenses. We estimate that at least 85.44% of the gross proceeds received from the sale of units will be used to acquire mortgage loans and other investments. The percentage of gross offering proceeds available to be invested may increase to 88.50% if our distribution reinvestment plan is fully subscribed.
Investment Objectives
      Our investment objectives are:

•	to make, originate or acquire a participation interest in mortgage loans (first priority and junior priority) typically in the range of $500,000 to $10,000,000, and to provide credit enhancements to real estate developers and regional and national homebuilders who acquire real property, subdivide such real property into single-family residential lots and sell such lots to homebuilders or build homes on such lots;

•	to produce net interest income from the interest on mortgage loans that we originate or purchase or in which we acquire a participation interest;

•	to produce a profitable fee from our credit enhancement transactions;

•	to produce income through origination fees charged to borrowers;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.
      See “Investment Objectives and Criteria” for a more complete description of our business and investment objectives.
Distribution Policy
      Until the limited partners have received distributions in an amount equal to all of their capital contributions plus an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions, cash available for distribution will be distributed 90% to the limited partners and 10% to our general partner, assuming our general partner is not entitled to a carried interest.
      A “carried interest” is an equity interest in UDF III to participate in all distributions, other than distributions attributable to our general partner’s promotional interest, of cash available for distribution and net proceeds from a capital transaction such as a borrower’s repayment of the principal amount of one of our loans. If our General Partner enters into commitments to investments in mortgages that exceed 82% of the gross offering proceeds, our general partner will be entitled to a carried interest equal to (a) 1% of cash available for distribution (or a pro rata portion thereof) for the first 2.5% of commitments to investments that we make in mortgages that exceed 82% of the gross offering proceeds, (b) an additional 1% of cash available for distribution (or a pro rata portion thereof) for the next 2% of additional commitments to investments in mortgages above 84.5% of the gross offering proceeds, and (c) an additional 1% of cash available for distribution (or a pro rata portion thereof) for each additional 1% of additional commitments to investments in mortgages above 86.5% of the gross offering proceeds. Because we expect that we will invest at least 85.44% of our gross offering proceeds in mortgage loans and other real estate assets, we estimate that our general partner will be entitled to a carried interest equal to 1.47% of cash available for distribution. Any carried interest will be distributed to our general partner at the same time we make distributions to our limited partners and will have the effect of reducing the limited partners’ distribution to an amount that is less than 90% of cash available for distribution. For example, if our general partner is entitled to a 1.47% carried interest, then cash available for distribution will be distributed 88.53% to the limited partners and 11.47% to our general partner.
      Following the return to the limited partners of their capital contributions and an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions, cash available for distribution shall be distributed 85% less any carried interest to the limited partners and 15% plus any carried interest to our general partner.
      Provided we have cash available to make distributions, we intend to pay distributions to our limited partners on a monthly basis. However, because we have not identified any probable investments, we cannot provide any assurances as to when we will begin to generate sufficient cash flow from operations to make distributions to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the first full quarter after we have begun making investments. For more information about our distribution policy, see “Distributions and Allocations.”
      We intend to create a reserve from our net interest income, in addition to our working capital reserves and reserves for our unit redemption program, to recover some of the organization and offering expenses, including selling commissions and marketing support fees, we will incur in connection with this offering. By recovering some of such organization and offering expenses, such reserve is intended to cause the net asset value of the partnership to be on parity with or greater than the amount that we may pay for units under our unit redemption program, so that investors that do not elect or are unable to have some or all of their units redeemed under our unit redemption program hold units that have a value approximately equal to or greater than the price payable or paid for units that are redeemed. This reserve, however, will reduce the amount of cash available for distribution. See “Distributions and Allocations — Distributions of Cash Available for Distribution” for a more detailed discussion of this reserve.
Conflicts of Interest
      Our general partner and its affiliates have legal and financial obligations with respect to other programs that are similar to their obligations to us. We rely on our general partner and its affiliates for the day-to-day operation of our business. As a result of their interests in other mortgage programs and the fact that they have also engaged, and will continue to engage, in other business activities, our general partner and its affiliates will have conflicts of interest in allocating their time between us and other mortgage programs and other activities in which they are involved, including the following:

•	our general partner and its affiliates will have to allocate their time between us and the other United Development Funding programs and activities in which they are involved, and our partnership agreement does not specify any minimum amount of time or level of attention that our general partner must devote to us;

•	our general partner and its affiliates must determine which United Development Funding program or other affiliated entity should make any investment;

•	our general partner and its affiliates are affiliated with other mortgage programs similar to ours and receive fees and distributions from such programs. We expect that they will organize other such programs in the future, and we intend to make loans and provide credit enhancements to affiliates of our general partner;

•	we may make loans to affiliates of our general partner if our general partner or its affiliate is participating in a joint venture with a developer or homebuilder and the conditions described in the section of this prospectus under the heading “Investment Objectives and Criteria — Loans to Our General Partner and Its Affiliates” are satisfied; and

•	our general partner and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.
      For a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts, see “Conflicts of Interest.”

      The chart below indicates the relationships between our general partner and its affiliates that will be providing services to us. The address of each entity shown on the chart is 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080.

(1)	Messrs. Etter and Greenlaw each own one-half of the equity interests in UMT Services. Messrs. Etter and Greenlaw are our promoters and directors of our general partner.

(2)	UMT Services is the general partner and owns 0.1% of the limited partnership interests in UMT Holdings. The remaining 99.9% of the limited partnership interests in UMT Holdings are held as follows: Todd F. Etter (37.1%), Hollis M. Greenlaw (7.6%), Craig A. Pettit (24.2%), Christine A. Griffin (8.1%), Timothy J. Kopacka (9.7%) and William E. Lowe (7.4%). The remaining 5.8% interest is held by UMT Holdings pending reissuance or cancellation.

(3)	UMT Services is the general partner and owns 0.1% of the limited partnership interests in UMTHLD, our general partner. UMT Holdings owns the remaining 99.9% of the limited partnership interests in UMTHLD.

(4)	UMTHLD is the asset manager for both UDF I and UDF II. United Development Funding, Inc. owns a 0.02% general partnership interest, UMTHLD owns a 49.99% profits interest, and unaffiliated limited partners own the remaining 49.99% of the interests in UDF I. United Development Funding, Inc. is owned 45% by Mr. Greenlaw, 22.5% by each of Messrs. Etter and Kopacka, and 10% by Ms. Griffin. United Development Funding II, Inc. owns a 0.1% general partnership interest, UMTHLD owns a 49.95% profits interest, and unaffiliated limited partners own the remaining 49.95% of the interests in UDF II. United Development Funding II, Inc. is owned 50% by each of Messrs. Etter and Greenlaw.

(5)	UMTHLD is our general partner. 99.9% of the interests in our general partner are held by UMT Holdings, L.P., and the remaining 0.1% interest is held by UMT Services, Inc. The public limited partners who purchase units in this offering will own over 99% of our limited partnership units following this offering, regardless of whether the minimum or maximum number of units are sold.
Prior Offering Summary
      In addition to this offering, our general partner and its affiliates have served as sponsors, officers, directors and advisors to three prior real estate programs over the last ten years. As of December 31, 2005, approximately 3,500 investors invested an aggregate of approximately $176.0 million in these real estate programs. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by our general partner and its affiliates over the last ten years. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by our general partner and its affiliates is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
Compensation to Selling Group Members, General Partner and Affiliates of Our General Partner
      Selling group members, our general partner and affiliates of our general partner will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:

		$ Amount for
		Minimum	$ Amount for
Type of Compensation –		Offering	Maximum Offering
To Whom Paid	Form of Compensation	(50,000 units)(1)	(17,500,000 units)(1)

	Organizational and Offering Stage

Selling Commissions (paid to unaffiliated selling group members)	7.0% of gross offering proceeds (except that commissions for sales under our distribution reinvestment plan are reduced to 1.0% of gross offering proceeds)	$70,000	$18,500,000

Bona Fide Due Diligence Fee (paid to unaffiliated selling group members)	0.5% of gross offering proceeds (except that no due diligence fee shall be paid for sales under our distribution reinvestment plan)	$5,000	$1,250,000

Wholesaling Fee (paid to IMS Securities, Inc., an unaffiliated selling group member)(2)	Up to 1.2% of gross offering proceeds (except that no wholesaling fee shall be paid for sales under our distribution reinvestment plan)	$12,000	$3,000,000

Marketing Support Fee (paid to UMTH Funding Services, LP, an affiliate of our general partner)	0.8% of gross offering proceeds (except that no marketing support fee shall be paid for sales under our distribution reinvestment plan)	$8,000	$2,000,000

Marketing Support Fee (paid to unaffiliated selling group members)	Up to 1.0% of gross offering proceeds (except that no marketing support fee shall be paid for sales under our distribution reinvestment plan)	$10,000	$2,500,000

Organization and Offering Expenses (paid to our general partner)	1.5% of gross offering proceeds (except that no organization and offering expenses shall be paid in connection with sales under our distribution reinvestment plan)	$15,000	$3,750,000

$ Amount for
		Minimum		$ Amount for
Type of Compensation –		Offering		Maximum Offering
To Whom Paid	Form of Compensation	(50,000 units)(1)		(17,500,000 units)(1)

Operational Stage

Acquisition and Origination Expenses and Fees (paid to our general partner)	3.0% of net amount available for investment in mortgages	$25,631		$9,262,427

Mortgage Servicing Fee (paid to our general partner)	0.25% of the aggregate outstanding loan balances held by us. The fee will be payable monthly in an amount equal to one-twelfth of 0.25% of our aggregate outstanding loan balances as of the last day of the immediately preceding month	$2,136	(3)	$774,344	(3)

Carried Interest (paid to our general partner)(4)	1.0% of cash available for distribution and net proceeds from a capital transaction (or pro rata portion thereof) if we commit to invest more than 82% but no more than 84.5% of the gross offering proceeds in mortgage loans; an additional 1.0% of cash available for distribution and net proceeds from a capital transaction (or pro rata portion thereof) if we commit to invest more than 84.5% but no more than 86.5% of the gross offering proceeds in mortgage loans; and an additional 1.0% of cash available for distribution and net proceeds from a capital transaction (or pro rata portion thereof) for each additional 1.0% of additional commitments to investments in mortgages above 86.5% of the gross offering proceeds(5)(6)	N/A		N/A

Unsubordinated Promotional Interest (paid to our general partner)(4)	10.0% of cash available for distribution(6)	N/A		N/A

Subordinated Promotional Interest (paid to our general partner)(4)	15.0% of remaining cash available for distribution (including net proceeds from a capital transaction, or pro rata portion thereof) after limited partners have received a return of their net capital contributions and an 8.0% annual cumulative (non-compounded) return on their net capital contributions(6)	N/A		N/A

Operating Expenses (paid to our general partner and UMTH General Services, L.P., an affiliate of our general partner)(7)	Reimbursement of actual amounts incurred, subject to certain limitations	N/A		N/A

(1)	The estimated maximum dollar amounts are based on the sale to the public of a maximum of 12,500,000 units at $20 per unit and 5,000,000 units under our distribution plan at $20 per unit. The estimated minimum dollar amounts assume that no purchases are made under our distribution reinvestment plan.

(2)	Although IMS Securities, Inc., (IMS Securities) is not affiliated with our general partner, certain members of the advisory board to UMT Holdings are principals of IMS, Inc., which is an affiliate of IMS Securities. In addition, certain registered representatives of IMS Securities, from time to time, may also be employees of UMTH Funding. Such persons are expected to perform wholesaling services in connection with this offering. For all sales that are made through such persons or other wholesalers associated with IMS Securities, IMS Securities will be paid a wholesaling fee equal to 1.2% of the gross proceeds from such sales.

(3)	Assumes 85.44% of the gross offering proceeds are invested in mortgages after the minimum offering amount is raised and 88.50% of the gross offering proceeds are invested in mortgages after the maximum offering is raised. Actual amounts are dependent upon outstanding loan balances held by us and therefore cannot be determined at the present time. Such amount will be payable annually, will be less than the amount indicated until such time that all of the offering proceeds are disbursed as loans and not held by us, and will decrease to the extent that capital proceeds that constitute a return of capital are distributed to the limited partners and are not used to make new loans.

(4)	Provided we have cash available from our operations (other than from repayment of the principal amounts of outstanding loans), we intend to pay distributions to our general partner and limited partners on a monthly basis.

(5)	In order for proceeds to be considered “committed” for purposes of calculation and payment of a carried interest, we must be obligated by contract or other binding agreement to invest such proceeds in mortgages, to the exclusion of any other use for such proceeds or no use at all. We expect to pay our general partner 1.47% of cash available for distribution as its carried interest. Such percentage may change from time to time and will be calculated immediately prior to any distribution of cash available for distribution or net proceeds from a capital transaction to the partners under our partnership agreement. Carried interest will be distributable to our general partner when cash available for distribution or net proceeds from a capital transaction are distributed to the limited partners.

(6)	“Cash available for distribution” is the cash funds received by us from operations (other than net proceeds from a capital transaction that produces proceeds from (a) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (b) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (c) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves.

(7)	Employees of UMTH General Services, L.P. will assist our general partner in our management, and we will reimburse UMTH General Services, L.P. for its actual expenses in providing unitholder relations and reporting services for us.
      There are many additional conditions and restrictions on the amount of compensation our general partner and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our general partner may receive. For a more detailed explanation of the fees and expenses payable to our general partner and its affiliates, see “Estimated Use of Proceeds” and “Compensation of Our General Partner and Its Affiliates.” Our general partner may not receive compensation in excess of the maximum amount permitted under the Statement of Policy Regarding Mortgage Programs published by the North American Securities Administrators Association, referred to in this prospectus as the NASAA Guidelines.

Partnership Agreement
      Your rights and obligations as a limited partner of UDF III and your relationship with our general partner will be governed by our partnership agreement. Some of the significant features of our partnership agreement include the following:

•	Voting Rights. Holders of a majority of our units of limited partnership interest may vote to:

(1)	amend our partnership agreement, subject to the limited rights of our general partner to amend our partnership agreement without the approval of the limited partners as described in Section 11.2(b) of our partnership agreement;

(2)	cause us to be liquidated and dissolved; and

(3)	remove the general partner and elect a new general partner.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

•	Mergers and Consolidations. We generally may not merge or consolidate with any other partnership or corporation without approval by the holders of a majority of our units. Limited partners who dissent from any merger or consolidation may receive cash for their units based on the appraised value of our net assets.

•	Termination. The latest termination date for UDF III will be December 31, 2028, unless extended by our general partner and the majority vote of our limited partners.
      For a discussion of material provisions of our partnership agreement, see “Summary of Partnership Agreement.” A complete copy of our partnership agreement is included as Exhibit B to this prospectus.
Distribution Reinvestment Plan
      You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional units. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from us to pay such taxes. As a result, you may incur a tax liability without receiving cash distributions to pay the liability. We may terminate the distribution reinvestment plan in our discretion at any time. For further explanation of our distribution reinvestment plan, see “Summary of Distribution Reinvestment Plan.” A complete copy of our distribution reinvestment plan is included as Exhibit D to this prospectus.
Unit Redemption Program
      After you have held your units for at least one year, you may redeem your units pursuant to our unit redemption program, subject to certain restrictions and limitations. The redemption price is dependent upon the number of years our units are held, ranging from 92% of the purchase price paid for units held less than two years to the full purchase price for units held at least five years.
      We will not redeem in excess of 5% of the weighted average number of units outstanding during the 12-month period immediately prior to the date of redemption. In addition, the cash available for redemption generally will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. In general, you may present to us fewer than all of your units for redemption, except that you must present for redemption at least 25% of your units. Our general partner reserves the right to reject any request for redemption or to terminate, suspend or amend the unit redemption program at any time. See the section of this prospectus captioned “Summary of Partnership Agreement — Unit Redemption Program” for further explanation of the unit redemption program.

Description of Units
      Each of our units will represent a capital contribution of $20, will be issued as fully paid and nonassessable and will have the rights, privileges and preferences as provided in our partnership agreement. We have received an opinion of Morris, Manning & Martin, LLP that the units will be fully paid and nonassessable when issued. Our units are subject to numerous transfer restrictions, as described in the “Summary of Partnership Agreement — Transferability of Units” section of this prospectus.
Other United Development Funding Programs
      Six of the seven partners of UMT Holdings and all of the owners of UMT Services have served as sponsors, officers, directors and advisors to three prior real estate programs over the last ten years. The programs include United Mortgage Trust, a publicly offered real estate investment trust, and UDF I and UDF II, both private offerings of limited partnership interests. The programs raised approximately $176.0 million in capital from approximately 3,500 investors. As of December 31, 2005, based on an analysis of the operating results of the prior real estate programs, the sponsors believe that each of such programs has met or is meeting its principal investment objectives in a timely manner. The “Prior Performance Summary” section of this prospectus beginning on page 77 contains a discussion of the programs sponsored by affiliates of our general partner from March 1997 through the date of this prospectus. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the “Prior Performance Tables” included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by affiliates of our general partner is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
      Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	Why are you structured as a limited partnership?

A:	If we were to be structured as a standard “C corporation,” we would be taxed on our income and investors would be taxed on any cash distributions they receive. In order to avoid this so-called “double taxation” and to maximize distributions to investors, we have been structured as a limited partnership. The tax attributes of limited partnerships generally are allocated to investors rather than realized at the fund level.

Q:	Who is your general partner?

A:	Our general partner, UMTHLD, is a Delaware limited partnership organized in March 2003. Our general partner serves as the asset manager for UDF I and UDF II. Our general partner is indirectly owned by Todd F. Etter, Hollis M. Greenlaw, Craig A. Pettit, Christine A. Griffin, Timothy J. Kopacka and William E. Lowe. Our general partner provides certain services to us, including identifying prospective loans and investments, evaluating, underwriting and negotiating the acquisition and disposal of loans and investments and overseeing the performance of our loans and investments. Our general partner will be managed by its executive officers. See “Management — Key Personnel.”

Q:	Does your general partner use any specific criteria when selecting potential investments?

A:	Yes. Our general partner has developed the following underwriting criteria for the loans and investments that we intend to originate and purchase:

•	Liens. All loans and investments made by us must be evidenced by a note and must be secured (1) by a first or second lien that is insured by a title insurance company or (2) by a commitment as to the priority of the loan or the condition of title; in addition, our loans and investments may be secured by a pledge of all ownership interests of the developer.

•	Interest Rate. We will seek to originate loans bearing interest rates ranging from 10% to 15% per annum.

•	Term and Amortization. We do not expect to establish a minimum or maximum term for our loans, and we do not expect our loans to amortize.

•	Geographical Boundaries. We may buy or originate loans in any of the 48 contiguous United States. However, we expect that, initially, the majority of our loans will originate from Texas, Arizona and Florida.

After applying the underwriting criteria to a potential investment, our general partner will generally engage in a four-part evaluation and oversight process to further assess the suitability of the investment. See “Investment Objectives and Criteria — Underwriting Procedures.”

Q:	What will secure your real estate loans and investments?

A.	We expect that our real estate loans and investments will generally be secured by:

•	the parcels of land to be developed; and/or

•	in certain cases, a pledge of some or all of the equity interests in the developer entity; and

•	in certain cases, additional assets of the developer, including parcels of undeveloped and developed real property.

If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the developer under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt.

We also expect that some of our real estate and loans will have the benefit of unconditional guarantees of the developer and/or its parent companies and pledges of additional assets of the developer.

Q:	Why do you intend to acquire some of your mortgage loans through joint ventures?

A:	We intend to make some of our investments through joint ventures in order to diversify our portfolio of properties in terms of geographic region or property type and to enable us to make investments sooner than would be otherwise possible because the amount of gross proceeds raised in the early stages of this offering may be insufficient to make a desirable investment. In addition, increased portfolio diversification will reduce the risk to investors as compared to programs with a smaller number of investments. Such joint ventures may be with certain of our affiliates or with third parties.

Q:	If I buy units, will I receive distributions and how often?

A:	Provided we have cash available from our operations to make distributions (other than from repayment of the principal amounts of outstanding loans), we intend to pay distributions to our limited partners on a monthly basis. We intend to reinvest the principal repayments we receive on loans to create or invest in new loans during the term of the partnership. However, after the seventh anniversary of the effectiveness of this offering, a limited partner may elect to receive his pro rata share of any loan principal repayment. Any capital not reinvested will be used first to return unit holders’ capital contributions and then to pay distributions to unit holders. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate cash from operations for distribution to our limited partners. We are not obligated to make any distributions, and we do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the first full quarter after we have begun making investments. In addition, from time to time we may borrow funds or use net proceeds from this offering in order to pay distributions to our limited partners. For instance, we may borrow funds or use net proceeds from this offering for this purpose if we do not have cash available for distribution sufficient to cover the taxes on any “phantom income” to our limited partners. In the event that we make any such distributions, the cash distributed to our partners will be first applied as a return of each partner’s unreturned capital contributions and after a partner has been distributed the full amount of his capital contributions, against the partner’s 8% per annum, non-compounding, cumulative return on his unreturned capital contributions. The amount of each distribution will be determined by our general partner and will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations, cash reserves and other factors.

Q:	How do you calculate the payment of distributions to limited partners?

A.	Distributions will be paid on a monthly basis. However, we intend to calculate your individual distributions based on our monthly new investor admission dates so your ability to participate in distributions will begin to accrue immediately upon becoming a limited partner. Distributions will be allocated to our limited partners on a pro rata basis according to the number of units held and the number of days within the distribution period the units have been held.

Q:	May I reinvest my distributions?

A:	Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which we will provide to you at your request or you can download it from our web site. The purchase price for units purchased under our distribution reinvestment plan is currently $20 per unit.

Q:	Will I be taxed in respect of your income regardless of distributions?

A:	Yes. Because we are a partnership, you will be taxed on your allocable share of income from operations (generally at ordinary income rates) and your share of any gains from sale of property without regard to the amount of your distributions. Distributions may exceed current taxable income or you may be allocated more taxable income than you receive in distributions. We cannot assure you that cash flow will be available for distribution in any year in amounts sufficient to pay your allocated tax liability. Additionally, reserves that we establish of available cash, including, without limitation, the reserve of 9.5% of available cash we intend to establish to recover organization and offering expenses, may result in you receiving a distribution of less than your allocated tax liability. As a result, you may have to use funds from other sources to pay your tax liability. See “Federal Income Tax Considerations.”

Q:	Who can buy units?

A:	An investment in our partnership is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Investors can buy units pursuant to this prospectus provided that they have a net worth of at least $225,000 and an annual gross income of at least $60,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You should carefully read the more detailed description in the “Suitability Standards” section of this prospectus beginning on page 1 for additional information.

Q.	For whom is an investment in our units most likely appropriate?

A.	An investment in our units may be appropriate for you if you meet the suitability standards described in this prospectus, and you seek to diversify your personal portfolio with a mortgage-based investment, seek to receive current interest income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, because we cannot guarantee you current income, we caution persons who require guaranteed income or immediate liquidity not to consider an investment in our units as meeting those needs.

Q:	How do I subscribe for units?

A:	If you choose to purchase units in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit C, for a specific number of units and pay for the units at the time you subscribe. Your payment will be placed into an escrow account with Coppermark Bank, where your funds will be held, along with those of other subscribers, until we sell at least 50,000 units and begin to admit investors. Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before May 15, 2007 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Until we sell the minimum offering of 50,000 units, checks should be made payable to “United Development Funding III, L.P. Escrow Account.” After we sell the initial 50,000 units and release the funds from escrow, checks should be made payable directly to us. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent or us, as applicable, for the purchase price of your subscription. For a detailed discussion of how to subscribe for units, see the sections of this prospectus captioned “Plan of Distribution — Subscription Process” and “How to Subscribe.”

Q:	What happens if you don’t sell at least 50,000 units?

A:	If the minimum of 50,000 units, or $1.0 million, is not reached before May 15, 2007, we will terminate the offering and stop selling units. In such event, within ten days after termination of the offering, our escrow agent will return your funds, including interest if your funds have been held at least 35 days.

Q:	If I buy units in this offering, how may I later sell them?

A:	At the time you purchase the units, they will not be listed for trading on any national securities exchange or over-the-counter market. We do not expect any public market for the units to develop. As a result, you may find it difficult to sell your units. If you are able to find a buyer for your units, you may not sell your units to that buyer unless the buyer satisfies the suitability standards applicable to him or her. See the “Suitability Standards” and “Summary of Partnership Agreement — Transferability of Units” sections of this prospectus.

In addition, after you have held your units for at least one year, you may be able to have your units repurchased by us pursuant to our unit redemption program. Subject to the limitations described in this prospectus, we will also redeem units upon the request of the estate, heir or beneficiary of a deceased limited partner. Redemption of units, when requested, will be made quarterly with a priority given to redemptions upon the death of a limited partner provided we have adequate cash available for redemptions and subject to other limitations on redemptions. See “Summary of Partnership Agreement — Unit Redemption Program.”

Q:	What are your exit strategies?

A:	Within 20 years after termination of the offering, we will either (1) make an orderly disposition of our investments and distribute the cash to our investors or (2) upon approval of limited partners holding more than 50% of the outstanding units, continue operation for the term approved by the partners.

Q:	Who is the transfer agent?

A:	Phoenix American Financial Services, Inc.
2401 Kerner Boulevard,
San Rafael, California 94901
(866) 895-5050
www.pafsi.com

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	You will receive periodic updates on the performance of your investment with us, including:

• a quarterly cash distribution report;

• three quarterly financial reports;

• an annual report; and

• an annual Schedule K-1.

Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates — www.udfonline.com.

Q:	When will I get my detailed tax information?

A:	Your Schedule K-1 tax information will be placed in the mail by March 15 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
United Development Funding III, L.P. Investor Services
1702 N. Collins Boulevard, Suite 100
Richardson, Texas 75080
Telephone: (214) 370-8960 or (800) 859-9338
Fax: (469) 916-0695

RISK FACTORS
      Your purchase of units involves a number of risks. You should specifically consider the following risk factors before making your investment decision.
Risks Related to an Investment in United Development Funding III, L.P.

There is no public trading market for our units; therefore, it will be difficult for you to sell your units.
      There is no public trading market for our units of limited partnership interest, and we do not expect one to ever develop. Our partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to a public trading market by providing that any transfer that may cause us to be classified as a publicly traded partnership as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. Because our classification as a publicly traded partnership may significantly decrease the value of your units, our general partner intends to use its authority to the maximum extent possible to prohibit transfers of units that could cause us to be classified as a publicly traded partnership. As a result, it will be difficult for you to sell your units.

Your units have limited transferability and lack liquidity.
      Except for certain intra-family transfers, you are limited in your ability to transfer your units. Our partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our units. If you are able to find a buyer for your units, you may not sell your units to such buyer unless the buyer meets the suitability standards applicable to him or her. Accordingly, it will be difficult for you to sell your units promptly or at all. You may not be able to sell your units in the event of an emergency, and if you are able to sell your units, you may have to sell them at a substantial discount. It is also likely that your units would not be accepted as the primary collateral for a loan. See “Summary of Partnership Agreement — Transferability of Units.”

The price you pay for our units is likely to be less than the proportionate initial value of our investments; therefore, this offering is only suitable for long-term investors.
      The price received for our units is likely to be less than the proportionate initial value of our investments. Therefore, you should purchase the units only as a long-term investment. In addition, we are limited in our ability to buy back units pursuant to our redemption program. Moreover, except for requests for redemption by the estate, heir or beneficiary of a deceased limited partner, our general partner may reject any request for redemption of units or amend, suspend or terminate our unit redemption program at any time. We anticipate financing developments and properties in which we have debt positions until at least five years after the termination of this offering. See “Summary of Partnership Agreement — Transferability of Units” and “— Unit Redemption Program.” For each of these reasons, you should view your investment in the units strictly as a long-term investment.

If we, through our general partner, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
      Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our general partner in the identification of real estate loans and the determination of any financing arrangements. We are a “blind pool” because we do not currently own any mortgage loans and we have not identified any mortgage loans to acquire with proceeds from this offering. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our general partner. We cannot be sure that our general partner will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through our general partner, are unable to find suitable investments, it will be solely at the discretion of our general partner what action, if any, will be taken. In such an event, our ability to achieve our investment objectives and pay distributions to our limited partners would be adversely affected.

We have not identified any of the loans we intend to originate or purchase, and you will not have the opportunity to evaluate our loans prior to their origination or purchase.
      We are a “blind pool” because we have not yet identified any loans that we intend to originate or purchase with the proceeds of this offering, so you will not be able to evaluate the loans. Although we may purchase participations in loans previously made by UDF I or UDF II, there is currently no agreement between us and either UDF I or UDF II providing for such purchase. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the financing of raw or partially developed land for residential use. However, we are not limited to such investments. The loans we will purchase must meet the underwriting criteria that we have established; however, you must rely entirely on our general partner with respect to the acquisition of our investments. We cannot be sure that we will be successful in obtaining suitable investments. If we are unable to identify loans that satisfy our underwriting criteria and invest in those loans in a timely fashion, our business strategy and operations may be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.
      We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our general partner. Delays we encounter in the selection and acquisition of mortgage loans could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in income-producing mortgage loans in a timely manner, our ability to pay distributions to our limited partners would be adversely affected.

Competition with third parties in financing properties may reduce our profitability and the return on your investment.
      Real estate financing is a very competitive industry. Our principal competitors are mortgage banks and other lenders. We also compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, other real estate limited partnerships and other entities engaged in real estate investment activities, many of which have greater resources than we do. Banks and larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the proliferation of the Internet as a tool for loan origination has made it very inexpensive for new competitors to participate in the real estate finance industry. We believe that the demand for development loans is increasing, which may cause more lenders and equity participants to enter this market. Our ability to make or purchase a sufficient number of loans and investments to meet our objectives will depend on the extent to which we can compete successfully against these other lenders, including lenders that may have greater financial or marketing resources, greater name recognition or larger customer bases than we have. Our competitors may be able to undertake more effective marketing campaigns or adopt more aggressive pricing policies than we can, which may make it more difficult for us to attract customers. Increased competition could result in lower revenues and higher expenses, which would reduce our profitability.

Increases in interest rates could increase the risk of default under our development loans and reduce the value of our subordinate loans to developers.
      Developers to whom we will make loans and with whom we will enter into subordinate debt positions and will use the proceeds of our loans and investments to develop raw real estate into residential home lots. The developers obtain the money to repay our development loans by reselling the residential home lots to home builders or individuals who will build a single-family residence on the lot. The developer’s ability to repay our loans will be based primarily on the amount of money generated by the developer’s sale of its inventory of single-family residential lots. If interest rates increase, the demand for single-family residences is likely to decrease. In such an interest rate climate, developers to which we have loaned money may be unable to generate sufficient income from the resale of single-family residential lots to repay our loans. Accordingly, increases in single-family mortgage interest rates could cause the number of homebuyers to decrease which would increase the likelihood of defaults on our development loans and, consequently, reduce our ability to pay distributions to our limited partners.

The loans we will make will have a higher risk than conventional real estate loans on residential properties.
      We will originate and purchase loans originated by affiliated and unaffiliated third parties on undeveloped vacant parcels, which will be improved by developers. These improvements may, but will not necessarily, increase the value of the subject parcels. The loans will be represented by notes that will be secured by either a subordinated lien on the parcel if the developer has a development loan senior to our loan; or a first lien if we are the senior lender. In some instances where the subject parcel is encumbered by a lien in favor of a third party other than us, we may, at our option, become the senior lender in order to protect the priority of our lien on the parcels. Our loans may also be secured by other assets of the developer. While we will seek to obtain an unconditional guarantee of the developer and/or its parent companies to further secure the developer’s obligations to us, we cannot assure you that we will obtain such an unconditional guarantee in all cases. If a default occurs under one or more of our loans, payments to us could be reduced or postponed. Further, in the event of a default, we may be left with a security or ownership interest in an undeveloped or partially developed parcel of real estate, which may have less value than a developed parcel. The guarantee of the developer and/or its parent companies and other pledged assets, if any, may be insufficient to compensate us for any difference in the amounts due to us under a development loan and the value of our interest in the subject parcel.

Decreases in the value of the property underlying our loans may decrease the value of our assets.
      We expect that all of the loans we make will be secured by an underlying real property interest in the parcel to be developed and may also be secured by a pledge of other assets owned by the developer or of ownership interests in the developer entity. To the extent that the value of the property that serves as security for these loans or investments is lower than we expect, the value of our assets, and consequently our ability to pay distributions to our limited partners, will be adversely affected.

We will be subject to the general market risks associated with real estate development.
      Our financial performance will depend on the successful development and sale of the real estate parcels that serve as security for the loans we make to developers. As a result, we will be subject to the general market risks of real estate development, including weather conditions, the price and availability of materials used in the development of the lots, environmental liabilities and zoning laws, and numerous other factors that may materially and adversely affect the success of the development projects. In the event the market softens, the developer may require additional funding and such funding may not be available. In addition, if the market softens, the amount of capital required to be advanced and the required marketing time for such development may both increase, and the developer’s incentive to complete a particular real estate development may decrease. Such circumstances may reduce our profitability and the return on your investment.

If we are unable to raise substantial funds, we will be limited in the number and type of properties we may finance and the value of your investment will fluctuate with the performance of the specific investments we make.
      This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our units and have no firm commitment or obligation to purchase any of the units. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will originate and purchase fewer loans and equity positions resulting in less diversification in terms of the number of properties owned and financed, the geographic regions in which such properties are located and the types of properties securing the mortgages in which we invest. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $1.0 million, we will most likely make our investments through one or more joint ventures with third parties and may only be able to invest in one asset. If we are only able to invest in one asset, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of assets we acquire or the percentage of net proceeds we may invest in a single asset. Your investment in our units will be subject to greater risk to the extent that we lack a diversified portfolio of mortgage assets. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

We have no prior operating history or established financing sources, and the prior performance of real estate programs sponsored by affiliates of our general partner may not be an indication of our future results.
      We were formed in June 2005, and UMTHLD, our general partner, was formed in March 2003. Although our key personnel are experienced in operating businesses similar to our business, you should not rely on the past performance of any other businesses of our key personnel, general partner, or affiliates to predict our future results. In addition, we do not have any established financing sources, and we cannot assure you that we will raise sufficient capital to operate our business as planned. The results of our operations will depend on many factors, including, without limitation, our ability to originate loans and joint venture opportunities, the level and volatility of interest rates and general economic conditions. Delays in investing the net proceeds of this offering may reduce our income. We cannot assure you that we will be able to successfully operate our business or implement our operating policies and strategies as described in this prospectus. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours in an early stage of development, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	increase awareness of the United Development Funding name within the investment products market;

•	establish and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors in us; and

•	continue to build and expand our operations structure to support our business.
      We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

You must rely on our general partner for management of our business, and you will have no right or power to take part in our management.
      Our future success will depend on the continued services of our general partner and its key personnel to manage the partnership. Our general partner will provide all management and administrative services to us. As a limited partner, you will have no right or power to take part in our management. Our partnership agreement does not require our general partner to dedicate a minimum amount of time to the management of our business. Moreover, the general partner may assign its general partnership interest in us to any person or entity that acquires substantially all of our general partners’ assets or equity interests without the consent of any unit holder. In the event that our general partner is unable or unwilling to continue to provide management services to us, our ability to execute our strategy and meet our business objectives could be materially adversely affected. See “Summary of Partnership Agreement — Voting Rights of the Limited Partners.”

If we lose or are unable to obtain key personnel, our ability to implement our investment strategy could be delayed or hindered.
      We will depend on the diligence, experience and skill of the officers and employees of our general partner, including Todd F. Etter, Hollis M. Greenlaw and Jeff W. Shirley, for the selection, acquisition, structuring and monitoring of our lending and investment activities. These individuals are not bound by employment agreements with us or our general partner. If any of our general partner’s key personnel were to cease employment with them, our operating results could suffer. Affiliates of our general partner only maintain key person life insurance with respect to Mr. Etter. We have not obtained life insurance policies on any other key personnel involved in our operations and, therefore, have no insulation against extraneous events that may adversely affect their ability to implement our investment strategies. We also believe that our future success depends, in large part, upon our general partner’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled managerial, operational and marketing personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel. The loss of any key person could harm our business, financial condition, cash flow and results of operations. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategy could be delayed or hindered.

Our general partner has a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partner to fulfill its financial obligations to us.
      Our general partner is responsible for the management of our partnership. Until we have made our initial investments and for a period of time thereafter, we anticipate that our general partner will fund our operations. We rely on our general partner to support us, including by identifying prospective loans and investments, evaluating, underwriting and negotiating the acquisition and disposal of loans and investments and overseeing the performance of our loans and investments. The net worth of our general partner consists primarily of interests in affiliated investment partnerships. Accordingly, the net worth of our general partner is illiquid and not readily marketable. This illiquidity, and the fact that our general partner has commitments to other affiliated programs, may adversely affect the ability of our general partner to fulfill its financial obligations to us.

Our rights and the rights of our limited partners to recover claims against our general partner are limited.
      Our partnership agreement provides that our general partner will have no liability, and that we will indemnify our general partner for any obligations, losses, damages, costs or other liabilities, arising out of any action or failure to act that the general partner in good faith determines was in our best interest, provided its action or failure to act did not constitute negligence or misconduct. As a result, we and our limited partners may have more limited rights against our general partner than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our general partner in some cases. For further discussion of the duties of our general partner, see “Fiduciary Duty of the General Partner.”
Risks Related to Conflicts of Interest
      We will be subject to conflicts of interest arising out of our relationships with our general partner and its affiliates, including the material conflicts discussed below. When conflicts arise between us and our general partner and its affiliates, they may not be resolved in our favor, which could cause our operating results to suffer. The “Conflicts of Interest” section of this prospectus provides additional information related to conflicts of interest between us and our general partner and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Our general partner will have equity interests and/or profit participations in developments we finance and may have a greater incentive to make loans, which may or may not be subordinate to our mortgage loans and/or make loans with respect to such development to preserve and/or enhance its economic interest in such development.
      We expect to make loans and/or provide credit enhancement transactions to affiliates of our general partner. Although we will not make any mortgage loan or provide any credit enhancement to any affiliate of our general partner unless the loan meets requirements and terms disclosed herein or we have received a fairness opinion from an independent advisor as to the fairness of such mortgage loan or credit enhancement, our general partner may choose to deploy and allocate funds for mortgage loans or credit enhancement transactions to affiliates of our general partner for which we receive fairness opinions rather than to loans or credit enhancement transactions to unaffiliated third parties that may offer less risk of loss. If an affiliate of our general partner has an equity interest or participation interest in a development that requires a loan or credit enhancement, then our general partner may have a greater incentive to make a loan with respect to such development to preserve and/or enhance its economic interest in such development. Moreover, so long as it determines that it is advisable to do so in the exercise of its fiduciary duties to us, the general partner may cause us to make a loan or provide a credit enhancement to one of its affiliates in connection with a development in which such affiliates of our general partner hold an interest instead of another development in which affiliates of the general partner do not hold an interest.

Our general partner is an affiliate of the general partner of UDF I and UDF II, provides asset management services for UDF I and UDF II, and may not always be able to allocate investment opportunities on a pro rata basis among us, UDF I and UDF II.
      Our general partner is an affiliate of the general partners of UDF I and UDF II, both of which engage in the same businesses as we will. Our general partner also provides asset management services for UDF I and UDF II. Our general partner will seek to equitably apportion among us, UDF I and UDF II all investment opportunities of which it becomes aware. We intend to enter into a participation agreement with UDF I and UDF II pursuant to which we will invest in the same loans and transactions as UDF I and UDF II on a pro rata basis based on the amount of capital held by each entity that is available for investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for us to make an investment on such pro rata basis. Our general partner may determine not to invest in otherwise suitable investments in which UDF I or UDF II will participate in order for us to avoid unrelated business taxable income, or “UBTI,” which is generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member, and which is generally subject to taxation. See “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities — Unrelated Business Taxable Income.” We cannot assure you that we will be able to invest in all investment opportunities of which our general partner becomes aware that may be suitable for us on a pro rata basis or otherwise.

Our founders may form other companies that will engage in the same businesses as we will, and we may not always be able to participate in investment opportunities on a pro rata basis between us and such other companies.
      Our general partner and its affiliates may engage in additional real estate-related activities in the future, including the activities in which we intend to engage, and may form new entities to engage in these activities. If new companies are formed for the purpose of engaging in the businesses in which we engage, our founders intend to allocate investment opportunities among us, UDF I, UDF II and the new entities equitably. However, we cannot assure you that we will be able to participate in all or any investment opportunities in which such other companies participate, on an equitable basis or otherwise.

Certain of the principals of our general partner will face conflicts of interest relating to the extension and purchase of loans, and such conflicts may not be resolved in our favor.
      Certain of the principals of our general partner are also principals, directors, employees, officers and equity holders of other entities, including UDF I, UDF II, UMT Holdings and UMT Services, and they may also in the future hold positions with, and interests in, other entities engaged in real estate activities. These multiple responsibilities may create conflicts of interest for these individuals if they are presented with opportunities that may benefit us and their other affiliates. These individuals may be incentivized to allocate opportunities to other entities rather than to us if they are more highly compensated based on investments made by other entities. In determining which opportunities to allocate to us and to their other affiliates, these individuals will consider the investment strategy and guidelines of each entity. Because we cannot predict the precise circumstances under which future potential conflicts may arise, we intend to address potential conflicts on a case-by-case basis. There is a risk that our general partner will choose an investment for us that provides lower returns to us than a loan made by one of our affiliates. Our partnership agreement provides that it shall be deemed not to be a breach of any obligation our general partner has to us or our limited partners for the general partner or its affiliates to engage in other business activities in preference to or to the exclusion of us. The partnership agreement also expressly states that the general partner has no obligation to present business opportunities to us. You will not have the opportunity to evaluate the manner in which any conflicts of interest involving the general partner and its affiliates are resolved before making your investment. For more information on these potential conflicts of interest, see “Conflicts of Interest.”

We will face risks relating to joint ventures with our affiliates and third parties that are not present with other methods of investing in mortgage loans.
      We may enter into joint ventures with certain of our affiliates, as well as third parties for the funding of loans. We may also purchase loans in joint ventures or in partnerships or other co-ownership arrangements with our affiliates, the sellers of the loans, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in mortgages, including, for example:

•	the possibility that our co-venturer or partner in an investment might become bankrupt, in which case our investment might become subject to the rights of the co-venturer or partner’s creditors and we may be forced to liquidate our investment before we otherwise would choose to do so;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals, which may cause us to disagree with our co-venturer or partner as to the best course of action with respect to the investment and which disagreement may not be resolved to our satisfaction;

•	that such co-venturer, or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, which may cause us not to realize the return anticipated from our investment; or

•	that it may be difficult for us to sell our interest in any such co-venture or partnership.
      Moreover, in the event we determine to foreclose on the collateral underlying a non-performing loan, we may be required to obtain the cooperation of our co-venturer or partner to do so. We anticipate that we will co-invest with our affiliates in certain loans, in which case we expect to enter into an inter-creditor agreement that will define our rights and priority with respect to the underlying collateral. Our inability to foreclose on a property acting alone may cause significant delay in the foreclosure process, in which time the value of the property may decline.

Our general partner will face additional conflicts of interest relating to co-investments, with affiliated entities and may make decisions that disproportionately benefit one or more of our affiliated entities instead of us.
      Affiliates of our general partner are currently sponsoring private placement offerings on behalf of UDF I and UDF II, both of which are unspecified, or “blind pool” programs. Because our general partner or its affiliates will have advisory and management arrangements with these other United Development Funding programs, it is likely that they will encounter opportunities to invest in or acquire interests in mortgage loans, participations and/or properties to the benefit of one of the United Development Funding programs, but not others. Our general partner or its affiliates may make decisions to finance certain properties, which decisions might disproportionately benefit a United Development Funding program other than us. In such event, our results of operations and ability to pay distributions to our unit holders could be adversely affected.
      Because our general partner and its affiliates control us, UDF I and UDF II, agreements and transactions among the parties with respect to any co-investment among two or more of such parties will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these co-investment arrangements, we may not have a first priority position with respect to the underlying collateral. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. In addition, to the extent that our co-venturer is an affiliate of our general partner, certain conflicts of interest will exist. For a more detailed discussion, see “Conflicts of Interest — Co-investments and Joint Ventures with Affiliates of the General Partner.”

Employees of our general partner will face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.
      Certain of the employees of our general partner will face competing demands relating to their time and resources because they are also affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. As a result, they may devote less time and resources to our business than is necessary. If this occurs, our business, financial condition and results of operations may suffer.

There is no separate counsel for our affiliates and us, which could result in conflicts of interest.
      Morris, Manning & Martin, LLP acts as legal counsel to us, our general partner and its affiliates. If the interests of the various parties become adverse, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of the general partner or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected.
Risks Related to Our Business in General

The Delaware Revised Uniform Limited Partnership Act does not grant you any voting rights, and your rights are limited under our partnership agreement.
      A vote of a majority of the units of limited partnership interest is sufficient to take the following actions:

•	to amend our partnership agreement;

•	to dissolve and terminate UDF III;

•	to remove our general partner; and

•	to authorize a merger or a consolidation of UDF III.
These are the only significant voting rights granted to our limited partners under our partnership agreement. In addition, Delaware law does not grant you any specific voting rights. Therefore, your voting rights in our operations are limited.
      Our partnership agreement provides that you may vote on only a few operational matters, including the removal of our general partner. However, you will be bound by the majority vote on matters requiring approval of a majority of the units of limited partnership interest even if you do not vote with the majority on any such matter. Therefore, you will have little to no control over our day-to-day operations.
      Our general partner will make all decisions with respect to our management and determine all of our major policies, including our financing, growth, investment strategies and distributions. Our general partner may revise these and other policies without a vote of our limited partners. Therefore, you will be relying almost entirely on our general partner for our management and the operation of our business. Our general partner may only be removed under certain conditions, as set forth in our partnership agreement. If our general partner is removed, it will receive payment equal to the fair market value of its interests in UDF III as agreed upon by our general partner and us, or by arbitration if we are unable to agree. See “Summary of Partnership Agreement — Voting Rights of the Limited Partners.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.
      We are not registered as an investment company under the Investment Company Act of 1940 (Investment Company Act). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
      Our investment policy provides that we may invest in securities of other real estate investment entities or similar entities. See “Investment Objectives and Criteria.” Although we intend to make such investments only if our general partner determines that the proposed investment would not cause us to be an “investment company” under the Investment Company Act, we could become regulated as an investment company for purposes of that act, which would substantially reduce our ability to use leverage and could adversely affect our business, financial condition, liquidity and results of operations.

You are limited in your ability to sell your units pursuant to our redemption program.
      Any investor requesting repurchase of their units pursuant to our unit redemption program will be required to certify to us that such investor acquired the units by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should also be fully aware that our unit redemption program contains certain restrictions and limitations. Units will be redeemed on a quarterly basis, pro rata among all limited partners requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a limited partner, next to limited partners who demonstrate, in the discretion of our general partner, another involuntary exigent circumstance, such as bankruptcy, next to limited partners subject to a mandatory distribution requirement under such limited partner’s IRA and, finally, to other redemption requests. We will not redeem in excess of 5% of the weighted average number of units outstanding during the 12-month period immediately prior to the date of redemption. In addition, the cash available for redemption generally will be limited to any proceeds from our distribution reinvestment plan plus such other operating funds as our general partner, in its sole discretion, may reserve for repurchases. Initially, the general partner has adopted a policy to reserve 1% of operating cash flow from the previous four quarters for use in connection with redemptions. Further, our general partner reserves the right to reject any request for redemption or to terminate, suspend, or amend the unit redemption program at any time. Therefore, in making a decision to purchase units, you should not assume that you will be able to sell any of your units back to us pursuant to our redemption program. For a more detailed description of the unit redemption program, see “Summary of Partnership Agreement — Unit Redemption Program.”

If you are able to resell your units to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your units.
      The purchase price for units we repurchase under our redemption program, for the period beginning after a limited partner has held the units for a period of one year, will be (1) 92% of the purchase price for any units held less than two years, (2) 94% of the purchase price of any units held for at least two years but less than three years, (3) 96% of the purchase price of any units held at least three years but less than four years, (4) 98% of the purchase price of any units held at least four years but less than five years and (5) the lesser of the purchase price for any units held at least five years or the net asset value of your units as determined by our annual valuations. In addition, the price we will pay for redeemed units will be offset by any net proceeds from capital transactions previously distributed to the redeeming limited partner as a return of capital. Accordingly, you would likely receive less by selling your units back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

Your interest in us may be diluted if the price we pay in respect of units redeemed under our unit redemption program exceeds the net asset value of our units.
      The prices we may pay for units redeemed under our unit redemption program may exceed the net asset value of such units at the time of redemption. If this were to be the case, investors who do not elect or are unable to have some or all of their units redeemed under our unit redemption program would suffer dilution in the value of their units as a result of redemptions. We intend to create a reserve from our net interest income and net proceeds from capital transactions to recover some of the organization and offering expenses, including selling commissions and marketing support fees, we will incur in connection with the offering of our units in order to cause the net asset value of the partnership to be on parity with or greater than the amount we may pay for units under our unit redemption program. However, it is likely that non-redeeming unit holders will experience dilution as a result of redemptions which occur at a time when the net asset value has decreased, regardless of the reserve.

We will have broad discretion in how we use the net proceeds of this offering.
      We will have broad discretion in how to use the net proceeds of this offering, and limited partners will be relying on our judgment regarding the application of these proceeds. You will not have the opportunity to evaluate the manner in which the net proceeds of this offering are invested or the economic merits of particular assets to be acquired or loans to be made.

The general partner’s profits interest may create an incentive for the general partner to make speculative investments.
      Because our general partner’s participation in cash available for distribution is largely subordinate to the payment of cumulative distributions to our limited partners, our general partner’s interest is not wholly aligned with those of our limited partners. The subordinated nature of our general partner’s interest means that our general partner is less likely to receive distributions if our investments result only in minimal returns. Our general partner’s subordinated profits interest in us may create an incentive for the general partner to cause us to make investments that have a higher potential return but are riskier or more speculative than would be the case in the absence of this profits interest.

We established the offering price on an arbitrary basis; as a result, your subscription price for units, including the price at which units will be redeemed pursuant to our unit redemption program, is not related to any independent valuation.
      Our general partner has arbitrarily determined the selling price of the units, including the price at which units will be redeemed pursuant to our unit redemption program, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding units of limited partnership interest or other ownership interests.

Payment of fees to our general partner and its affiliates will reduce cash available for investment and distribution.
      Our general partner and its affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our investments, and the administration of our investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to limited partners. For a more detailed discussion of the estimated use of the proceeds of this offering, see “Estimated Use of Proceeds.”

We are under no obligation to pay cash distributions. Distributions may be paid from capital and there can be no assurance that we will be able to pay or maintain cash distributions, or that distributions will increase over time.
      There are many factors, including factors beyond our control, that can affect the availability and timing of cash distributions to limited partners. Distributions will be based principally on cash available from our loans, real estate securities and other investments. The amount of cash available for distributions will be affected by our ability to invest in mortgage loans or in entities that invest in mortgage loans as offering proceeds become available, the yields on the mortgage loans in which we invest, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We are under no obligation to pay cash distributions and we can provide no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that income from the mortgage loans we make or acquire will increase or that future investments will increase our cash available for distributions to limited partners. Our actual results may differ significantly from the assumptions used by our general partner in establishing the distribution rate to limited partners.
      There are no limitations on our general partner’s ability to declare distributions in excess of available cash. We may fund our distributions from borrowings or the net proceeds of this offering. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our investments. To the extent distributions are paid from the proceeds of this offering or from borrowings, we will have less capital available to invest in mortgage loans, which may negatively impact our ability to make investments and substantially reduce current returns to our limited partners. In that event, we may not be able to invest the anticipated minimum of 85.44% of the proceeds of this offering until such time as we have sufficient cash flows from operations to fund our distributions. In addition, our general partner, in its discretion, may reinvest or retain for working capital any portion of our cash on hand. We cannot assure you that sufficient cash will be available to pay distributions to you.

Adverse economic conditions will negatively affect our returns and profitability.
      Our results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where properties subject to our mortgage loans may be located:

•	poor economic conditions may result in a slowing of new home sales and corresponding lot purchases by builders resulting in defaults by borrowers under our mortgage loans; and

•	job transfers and layoffs may cause new home sales to decrease.
      The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.
Risks Related to the Mortgage Lending Business

Defaults on our mortgage loans will reduce our income and your distributions.
      Because most of our assets will be mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences on our income. For example,

•	failure by a borrower to repay loans or interest on loans will reduce our income and, consequentially, distributions to our limited partners;

•	we are required to pay loan servicing fees to our general partner on delinquent loans;

•	we may not be able to resolve the default prior to foreclosure of the property securing the loan;

•	we may be required to expend substantial funds for an extended period to develop foreclosed properties;

•	the subsequent income and sale proceeds we receive from the foreclosed properties may be less than competing investments; and

•	the proceeds from sales of foreclosed properties may be less than our investment in the properties.

Investments in land development loans present additional risks compared to loans secured by operating properties.
      We may invest up to 25% of the gross offering proceeds in loans to purchase or develop unimproved land. Unimproved land may be raw land with or without entitlements, or land with entitlements with or without improvements such as utilities, streets or curbs. Land development mortgage loans may be riskier than loans secured by improved properties, because:

•	the application of the loan proceeds to the development project must be assured;

•	during development the property does not separate income for the borrower to make loan payments;

•	the completion of planned development may require additional development financing by the borrower and may not be available;

•	depending on the sale of lots to homebuilders, demand for lots may decrease causing the price of the lots to decrease;

•	there is no assurance that we will be able to sell unimproved land promptly if we are forced to foreclose upon it; and

•	lot sale contracts are generally not “specific performance” contracts, and the developer may have no recourse if a homebuilder elects not to purchase lots.

Investments in second and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust.
      We expect that we will be the junior lender with respect to many of our loans. We will invest in second mortgage loans and, in some instances, wraparound mortgage loans. A wraparound, or all-inclusive, mortgage loan is a loan in which the lender combines the remainder of an old loan with a new loan at an interest rate that blends the rate charged on the old loan with the current market rate. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the prior mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of any prior mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the prior mortgage loans in addition to the new funds we invest. We would receive all payments from the borrower and forward to any senior lender its portion of the payments we receive. Because both of these types of loans are subject to the prior mortgage lender’s right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

Many of our loans will require balloon payments, which are riskier than loans with fully amortized payments.
      We anticipate that substantially all of our loans will have balloon payments. A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period, such as 15 or 30 years, because the borrower’s repayment often depends on its ability to refinance the loan or sell the developed lots profitably when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

Suitable mortgage loans may not be available to us from time to time, which could reduce the returns on your investment.
      We receive referrals by commercial loan brokers and other referral sources. In the event that the supply of such referrals or new applicants decreases, the availability of loans for us to invest in would also decrease. Decreases in loan referrals or new applicants would typically occur in a recessionary economy, as there would be reduced activity in the real estate market and, hence, reduced demand for financing. Such decreases in the demand for mortgage loans could leave us with excess cash. In such instances, we plan to make short-term, interim investments with proceeds available from sales of units and hold these, pending investment in suitable mortgage loans. Interest returns on those investments are usually lower than on mortgage loans, which may reduce the yield to holders of units, depending on how long these non-mortgage investments are held.
      When we invest in non-mortgage, short-term investments using proceeds from the sale of units, the purchasers of those units will nevertheless participate equally in our distributions of income with holders of units whose sale proceeds have been invested in mortgage loans. This will favor, for a time, holders of units whose purchase monies were invested in non-mortgage investments, to the detriment of holders of units whose purchase monies are invested in normally higher-yielding mortgage loans.

The interest-only loans we make or acquire may be subject to greater risk of default and there may not be sufficient funds or assets remaining to satisfy our loans, which may result in losses to us.
      We will make and acquire interest-only loans. Interest-only loans typically cost the borrower less in monthly loan payments than fully-amortizing loans which require a payment on principal as well as interest. This lower cost may enable a borrower to acquire a more expensive property than if the borrower was entering into a fully-amortizing mortgage loan. Borrowers utilizing interest-only loans are dependent on the appreciation of the value of the underlying property, and the sale or refinancing of such property, to pay down the interest-only loan since none of the principal balance is being paid down with the borrowers’ monthly payments. If the value of the underlying property declines due to market or other factors, it is likely that the borrower would hold a property that is worth less than the mortgage balance on the property. Thus, there may be greater risk of default by borrowers who enter into interest-only loans. In addition, interest-only loans include an interest reserve in the loan amount. If such reserve is required to be funded due to a borrower’s non-payment, the loan-to-value ratio for that loan will increase, possibly above generally acceptable levels. In the event of a defaulted interest-only loan, we would acquire the underlying collateral which may have declined in value. In addition, there are significant costs and delays associated with the foreclosure process. Any of these factors may result in losses to us.

Larger loans result in less diversity and may increase risk.
      We intend to invest in loans that individually constitute an average amount equal to the lesser of 1% to 5% of the total amount raised in this offering, or $2.5 million to $12.5 million. However, we may invest in larger loans depending on such factors as our performance and the value of the collateral. These larger loans are riskier because they may reduce our ability to diversify our loan portfolio. Our larger loans will not exceed an amount equal to 20% of the total capital contributions to be raised in this offering.

The concentration of loans with a common borrower may increase our risks.
      We may invest in multiple mortgage loans that share a common borrower. We are permitted under the NASAA Guidelines to invest up to 20% of our offering proceeds in loans to a single borrower, and we may choose to invest up to the maximum limit imposed upon us. The bankruptcy, insolvency or other inability of any borrower that is the subject of multiple loans to pay interest or repay principal on its loans would have adverse consequences on our income and reduce the amount of funds available for distribution to investors. In addition, we expect to be dependent on a limited number of borrowers, including Lennar Corporation, for a large portion of our business. The more concentrated our portfolio is with one or a few borrowers, the greater credit risk we face. In addition, the loss of any one of these borrowers would have a material adverse effect on our financial condition and results of operations.

Incorrect or changed property values could result in losses and decreased distributions to you.
      We depend primarily upon our real estate security to protect us on the loans that we make. We depend partly upon the skill of independent appraisers to value the security underlying our loans and partly upon our general partner’s internal underwriting and appraisal process. However, notwithstanding the experience of the appraisers selected by our general partner, they or the general partner may make mistakes, or regardless of decisions made at the time of funding, loan market conditions may deteriorate for various reasons, causing a decrease to the value of the security for our loans. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

Changes in market interest rates may reduce our income and your distributions.
      A substantial portion of all of our loans will be fixed-interest rate loans. Market interest rates on investments comparable to the units could materially increase above the general level of our fixed-rate loans. Our distributions could then be less than the yield you may obtain from these other investments. We will also make loans with variable interest rates, which will cause variations in the yield to us from these loans. All of our variable rate loans contain a floor rate not lower than the original interest rate. We may make loans with interest rate guarantee provisions in them, requiring a minimum period of months or years of earned interest even if the loan is paid off during the guarantee period. The duration of the guarantee is subject to negotiation and will likely vary from loan to loan. Other than these provisions, the majority of our loans will not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in our loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require us to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to you. All of these risks increase as the length of maturity of a loan increases and the amount of cash available for new higher interest loans decreases. A material increase in market interest rates could result in a decrease in the supply of suitable mortgage loans to us, as there will likely be fewer attractive transactions for borrowers and less activity in the marketplace.

Some losses that borrowers might incur may not be insured and may result in defaults that would increase your risk.
      Our loans require that borrowers carry adequate hazard insurance for our benefit. Some events are, however, either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, may be uninsured and cause losses to us on entire loans. If a borrower allows insurance to lapse, an event of loss could occur before we become aware of the lapse and have time to obtain insurance ourselves. Insurance coverage may be inadequate to cover property losses, even though our general partner imposes insurance requirements on borrowers that it believes are adequate.

Foreclosures create additional ownership risks to us of unexpected increased costs or decreased income.
      When we acquire property by foreclosure, we have economic and liability risks as the owner, including:

•	less income and reduced cash flows on foreclosed properties than could be earned and received on mortgage loans;

•	selling the lots to homebuilders;

•	controlling development and holding expenses;

•	coping with general and local market conditions;

•	complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

•	possible liability for injury to persons and property.

If we were found to have violated applicable usury laws, we would be subject to penalties and other possible risks.
      Usury laws generally regulate the amount of interest that may lawfully be charged on indebtedness. Each state has its own distinct usury laws. We believe that our loans will not violate applicable usury laws. There is a risk, however, that a court could determine that our loans do violate applicable usury laws. If we were found to have violated applicable usury laws, we could be subject to penalties, including fines equal to three times the amount of usurious interest collected and restitution to the borrower. Additionally, usury laws often provide that a loan that violates usury laws is unenforceable. If we are subject to penalties or restitution or if our loan agreements are adjudged unenforceable by a court, it would have a material, adverse effect on our business, financial condition and results of operations and we would have difficulty making distributions to our limited partners.

If we borrow money to make loans or for other permitted purposes, your risks will increase if defaults occur.
      We are permitted by our partnership agreement to borrow money to:

•	acquire or make mortgage loans;

•	prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect our interests; or

•	assist in the development or sale of any real property, which we have taken over as a result of a default.
      We do not currently intend to borrow money to fund loans, participations and make equity investments, but we may do so whenever our general partner determines that it is advantageous to us. We expect that at any time the total amount of indebtedness we have incurred will not exceed 50% of our total invested capital. However, we are permitted by our partnership agreement to borrow up to 70% of the aggregate fair market value of all of our mortgage loans.
      Our borrowings, if made, would be likely to be secured with recourse by the lending bank to all of our assets. We, and our limited partners, could face increased risk if we borrow. If the interest rates we are able to charge on our mortgage loans decrease below the interest rates we must pay on our borrowing, payments of interest due on our borrowing will decrease our income otherwise available for distribution to you. In addition, if one of our mortgage loans goes into default and we are unable to obtain repayment of the principal amount of the loan through foreclosure or otherwise, payments of principal required on our borrowing will decrease the amount of cash we have available and could reduce the amounts we otherwise would have available for repurchases of units from you.
      Although we have no current financing arrangements in place, we intend to pursue securing a credit facility to use in the future.
General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
      Our operating results will be subject to risks generally incident to the ownership of assets related to the real estate industry, including:

•	changes in interest rates and availability of permanent mortgage funds;

•	changes in general economic or local conditions;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.
For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the amount of income we receive from our investments.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
      We may provide financing for borrowers that will develop and construct improvements to land at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our developer’s ability to control land development costs or to build infrastructure in conformity with plans, specifications and timetables deemed necessary by builders. The developer’s failure to perform may necessitate legal action by us to compel performance. Performance may also be affected or delayed by conditions beyond the developer’s control. Delays in completion of construction could also give builders the right to terminate preconstruction lot purchase contracts. These and other such factors can result in increased costs to the borrower that may make it difficult for the borrower to make payments to us. Furthermore, we must rely upon projections of lot take downs, expenses and estimates of the fair market value of property when evaluating whether to make development loans. If our projections are inaccurate, and we are forced to foreclose on a property, our return on our investment could suffer.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.
      All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Under limited circumstances, a secured lender, in addition to the owner of real estate, may be liable for clean-up costs or have the obligation to take remedial actions under environmental laws, including, but not limited to, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA. Some of these laws and regulations may impose joint and several liability for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell such property or to use the property as collateral for future borrowing.
      If we foreclose on a defaulted loan to recover our investment, we may become subject to environmental liabilities associated with that property if we participate in the management of that property or do not divest ourselves of the property at the earliest practicable time on commercially reasonable terms. Environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. It is possible that property on which we foreclose may contain hazardous substances, wastes, contaminants or pollutants that we may be required to remove or remediate in order to clean up the property. If we foreclose on a contaminated property, we may also incur liability to tenants or other users of neighboring properties. We cannot assure you that we will not incur full recourse liability for the entire cost of removal and cleanup, that the cost of such removal and cleanup will not exceed the value of the property, or that we will recover any of these costs from any other party. It may be difficult or impossible to sell a property following discovery of hazardous substances or wastes on the property. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Terrorist attacks or other acts of violence or war may affect the industry in which we operate, our operations and our profitability.
      Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property underlying our loans. Losses resulting from these types of events are generally uninsurable. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could negatively impact borrowers’ ability to repay loans we make to them or harm the value of the property underlying our loans, both which would impair the value of our investments and decrease our ability to make distributions to you.

We will be subject to risks related to the geographic concentration of the properties securing the loans and equity investments we make.
      While we intend to enter into loan and agreements with respect to properties throughout the United States, we expect that, initially, the majority of our transactions will relate to properties located in Texas, Arizona and Florida because we are most familiar with the real estate markets in these areas. If the residential real estate market or general economic conditions in these geographic areas declines, the developers’ ability to sell completed project parcels located in these areas may be impaired, we may experience a greater rate of default on the loans we make with respect to properties in these areas and the value of the parcels that secure our loans in these areas could decline. Any of these events could materially adversely affect our business, financial condition or results of operations more so than if our investments were more geographically diversified.

We will be subject to a number of legal and regulatory requirements.
      Federal and state lending laws and regulations generally regulate interest rates and many other aspects of real estate loans and contracts. Violations of those laws and regulations could materially adversely affect our business, financial condition and results of operations. We cannot predict the extent to which any law or regulation that may be enacted or enforced in the future may affect our operations. In addition, the costs to comply with these laws and regulations may adversely affect our profitability. Future changes to the laws and regulations affecting us, including changes to mortgage laws and securities laws and changes to the Internal Revenue Code applicable to the taxation of limited partnerships, could make it more difficult or expensive for us to comply with such laws or otherwise harm our business.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in our units of limited partnership interest.
      An investment in units involves material income tax risks. You are urged to consult with your own tax advisor with respect to the federal, state and foreign tax considerations of an investment in our units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, regarding the material federal income tax issues relating to an investment in our units, you should be aware that the this opinion represents only our counsel’s best legal judgment, based upon the representations and assumptions referred to in the opinion and conditioned upon the existence of certain facts. Our counsel’s tax opinion has no binding effect on the Internal Revenue Service or any court. Accordingly, we cannot assure you that the conclusions reached in the tax opinion, if contested, would be sustained by any court. In addition, our counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have impact at the individual or partner level. For a more complete discussion of the tax risks and tax considerations associated with an investment in us, see “Federal Income Tax Considerations.”

Investors may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities.
      As our limited partner, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your limited partnership units will be allocated taxable income in excess of your cash distributions. We intend to establish reserves for working capital, our unit redemption program and to recover some of the organization and offering expenses incurred in connection with this offering. The establishment and maintenance of these reserves will reduce the amount of cash otherwise distributable to you and could result in you not being distributed cash equal to your taxable income that results from the allocation of income from us. Further, if you participate in our distribution reinvestment plan, you will be allocated your share of our net income, including net income allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from us. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

We could be characterized as a publicly traded partnership, which would have an adverse tax effect on you.
      If the Internal Revenue Service were to classify us as a publicly traded partnership, we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. Our counsel has given its opinion that we will not be classified as a publicly traded partnership, which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of our general partner and the provisions in our partnership agreement that attempt to comply with certain safe harbor standards adopted by the Internal Revenue Service. We cannot assure you that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

•	the complex nature of the Internal Revenue Service safe harbors;

•	the lack of interpretive guidance with respect to such provisions; and

•	the fact that any determination in this regard will necessarily be based upon facts that have not yet occurred.

The deductibility of losses will be subject to passive loss limitations, and therefore their deductibility will be limited.
      Limited partnership units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

The Internal Revenue Service may challenge our allocations of profit and loss, and any reallocation of items of income, gain, deduction and credit could reduce anticipated tax benefits.
      Counsel has given its opinion that partnership items of income, gain, loss, deduction and credit will be allocated among our general partner and our limited partners substantially in accordance with the allocation provisions of our partnership agreement. We cannot assure you, however, that the Internal Revenue Service will not successfully challenge the allocations in the partnership agreement and reallocate items of income, gain, loss, deduction and credit in a manner that reduces anticipated tax benefits. The tax rules applicable to allocation of items of taxable income and loss are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will depend upon facts that will occur in the future and that cannot be predicted with certainty or completely controlled by us. If the allocations we use are not recognized, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

We may be audited, which could result in the imposition of additional tax, interest and penalties.
      Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of us could result in an audit of your tax return that may require adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys’ fees, court costs and other expenses contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our general partner is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In this connection, our general partner may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our general partner may cause us to elect to be treated as an electing large partnership. If it does, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our general partner will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from operations payable to you would be reduced.
      The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the partnership of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our units.

Legislative or regulatory action could adversely affect investors.
      In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our units.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our units, including potential adverse effects under ERISA and the Internal Revenue Code.
      If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan, or the assets of an IRA, in our units of limited partnership interest, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, see “Investment by Tax-Exempt Entities and ERISA Considerations.”

We may terminate the offering or dissolve UDF III if our assets are deemed to be “plan assets” or if we engage in prohibited transactions.
      If our assets were deemed to be assets of qualified plans investing as limited partners, known as “plan assets,” our general partner would be considered to be a plan fiduciary and certain contemplated transactions between our general partner or its affiliates and us may be deemed to be prohibited transactions subject to excise taxation under Section 4975 of the Internal Revenue Code. Additionally, if our assets were deemed to be plan assets, ERISA’s fiduciary standards would extend to the general partner as a plan fiduciary with respect to our investments. We have not requested an opinion of our counsel regarding whether or not our assets would constitute plan assets under ERISA, nor have we sought any rulings from the U.S. Department of Labor (Department of Labor) regarding classification of our assets.
      Department of Labor regulations defining plan assets for purposes of ERISA contain exemptions that, if satisfied, would preclude assets of a limited partnership such as ours from being treated as plan assets. We cannot assure you that our partnership agreement and this offering have been structured so that the exemptions in such regulations would apply to us, and although our general partner intends that an investment by a qualified plan in units will not be deemed an investment in our assets, we can make no representations or warranties of any kind regarding the consequences of an investment in our units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues that, if decided adversely to us, could result in prohibited transactions, which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or prohibited transactions.
      In the event our assets are deemed to constitute plan assets, or if certain transactions undertaken by us are deemed to constitute prohibited transactions under ERISA or the Internal Revenue Code and no exemption for such transactions applies or is obtainable by us, our general partner has the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

•	terminate the offering of units;

•	compel a termination and dissolution of UDF III; or

•	restructure our activities to the extent necessary to comply with any exemption in the Department of Labor regulations or any prohibited transaction exemption granted by the Department of Labor or any condition that the Department of Labor might impose as a condition to granting a prohibited transaction exemption. See “Investment by Tax-Exempt Entities and ERISA Considerations” elsewhere in this prospectus.

Adverse tax considerations may result because of minimum distribution requirements.
      If you intend to purchase units through your IRA, or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our investments have not generated sufficient income at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution. Also, fiduciaries of a retirement plan should consider that, for distributions subject to mandatory income tax withholding under Section 3405 of the Internal Revenue Code, the fiduciary may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations. There may also be similar state and/or local tax withholding or other obligations that should be considered.

UBTI may be generated with respect to tax-exempt investors.
      We may incur indebtedness, which will cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. If we generate UBTI, a trustee of a charitable remainder trust that has invested in us will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income and be required to file tax returns reporting such income. See “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities” elsewhere in this prospectus.
Forward-Looking Statements
      This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results.

ESTIMATED USE OF PROCEEDS
      The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 50,000 units or the maximum offering of 17,500,000 units. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 85.44% of the money that limited partners invest will be available for use by us to make real estate loans or and purchase participations in real estate development loans. In no event will less than 82% of the gross proceeds from this offering be available to us for investment. The remaining up to 14.15% of gross proceeds of this offering will be used to pay fees and expenses to our general partner and our selling group members. Our fees and expenses, as listed below, include the following:

•	Selling commissions equal to 7.0% of aggregate gross offering proceeds (1.0% of gross proceeds for sales pursuant to our distribution reinvestment plan), which commissions may be reduced under certain circumstances, and bona fide due diligence fee of up to 0.5% of aggregate gross offering proceeds, both of which are payable to broker-dealers participating in the offering of our units. For a description of additional provisions relating to selling commissions and the bona fide due diligence fee, see “Plan of Distribution.”

•	Organization and offering expenses, which are defined generally as any and all costs and expenses incurred by us, our general partner or its affiliates in connection with our formation and qualification, and registration, marketing and distribution of our units, including, but not limited to, accounting and escrow fees, printing, initial advertising and marketing expenses and all other accountable offering expenses, other than selling commissions, wholesaling fees and marketing support fees. Our general partner will be responsible for the payment of organization and offering expenses, other than selling commissions and the bona fide due diligence fee, to the extent they exceed 1.5% of gross offering proceeds without recourse against or reimbursement by us.

•	Wholesaling fees and marketing support fees of up to an aggregate of 3.0% of our gross offering proceeds, except that no wholesaling fees or marketing support fees shall be paid in respect of sales pursuant to our distribution reinvestment plan. Wholesaling fees of up to 1.2% of our gross offering proceeds will be paid to IMS Securities, an unaffiliated selling group member, for wholesaling services. Marketing support fees of 0.8% of our gross offering proceeds will be paid to UMTH Funding, an affiliate of our general partner, for marketing and promotional services provided to our selling group members. An additional marketing support fee will be paid directly to unaffiliated participating selected dealers in an amount to be determined in the sole discretion of our general partner, but which shall not exceed 1.0% of our gross offering proceeds. Such services include, but are not limited to, producing materials used by our selling group members to market our units and coordinating the due diligence process. The marketing support fee may be deemed to be compensation for services directly or indirectly performed on behalf of our selling group members and, therefore, would be considered underwriting compensation.

•	We will pay acquisition and origination expenses and fees to our general partner equal to 3% of the amount available for investment in mortgages for fees and expenses associated with the selection, acquisition and origination of mortgages, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and total insurance funded by us. Acquisition and origination fees and expenses will be paid by us with respect to each new loan we originate or acquire. Such fees and expenses will be paid at the time we enter into or acquire a new loan.

      In no event shall the total underwriting compensation, including selling commissions, bona fide due diligence fees, wholesaling fees and marketing support fees, exceed 10% of gross offering proceeds.

	Minimum Offering		Maximum Primary Offering		Maximum Total Offering
	(50,000 units)(1)		(12,500,000 units)(1)		(17,500,000 units)(1)

	Amount	Percent	Amount	Percent	Amount	Percent

Gross offering proceeds	$1,000,000	100.00%	$250,000,000	100.00%	$350,000,000	100.00%
Selling commissions	70,000	7.00	17,500,000	7.00	18,500,000	5.29
Wholesaling fees	12,000	1.20	3,000,000	1.20	3,000,000	0.86
Marketing support fees(2)	18,000	1.80	4,500,000	1.80	4,500,000	1.29
Due diligence fees	5,000	0.50	1,250,000	0.50	1,250,000	0.36
Organization and offering expenses(3)	15,000	1.50	3,750,000	1.50	3,750,000	1.07
Acquisition and origination expenses and fees	25,631	2.56	6,407,767	2.56	9,262,427	2.65

Amount estimated to be invested(4)	$854,369	85.44%	$213,592,233	85.44%	$309,737,573	88.50%

(1)	For purposes of this table, the minimum offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 5,000,000 units being offered under our distribution reinvestment plan.

(2)	Includes a 0.8% marketing support fee to be paid to UMTH Funding (a portion of which may be reallowed to participating selected dealers for direct marketing support) and an additional marketing support fee to be paid directly to participating selected dealers in an amount to be determined in the sole discretion of our general partner, but which shall not exceed 1.0% of the gross offering proceeds.

(3)	We currently estimate that approximately $350,000 of organization and offering expenses will be incurred if only the minimum offering of 50,000 units ($1.0 million) is sold. However, we will pay only $15,000 of those expenses and the balance will be paid by UMTHLD, our general partner. Our general partner will pay any amount exceeding 1.5% of the gross offering proceeds, excluding proceeds from sales under our distribution reinvestment plan. Organization and offering expenses will necessarily increase as the volume of units sold in the offering increases, in order to pay the increased expenses of marketing and distributing the additional units and qualifying the additional investors.

(4)	Includes amounts we expect to invest in loans net of fees and expenses. We estimate that at least 85.44% of the gross proceeds received from the sale of units will be used to acquire mortgage loans and other investments. The percentage of gross offering proceeds available to be invested may increase to 88.50% if our distribution reinvestment plan is fully subscribed.
      Until required in connection with the funding of loans and loan participations, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

INVESTMENT OBJECTIVES AND CRITERIA
General
      UDF III is a Delaware limited partnership formed on June 13, 2005. We have had no operations to date. Our investment objectives are:

•	to make, originate or acquire a participation interest in mortgage loans (first priority and junior priority) typically in the range of $500,000 to $10,000,000, and to provide credit enhancements to real estate developers and regional and national homebuilders who acquire real property, subdivide such real property into single-family residential lots and sell such lots to homebuilders or build homes on such lots;

•	to produce net interest income from the interest on mortgage loans that we originate or purchase or in which we acquire a participation interest;

•	to produce a profitable fee from our credit enhancement transactions;

•	to produce income through origination fees charged to borrowers;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.
      We expect to derive a substantial portion of our income by originating, purchasing, participating in and holding for investment mortgage loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots that will be marketed and sold to home builders. We may also offer credit enhancements to developers in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. In the typical credit enhancement transaction, we expect to charge 3% to 7% of the projected maximum amount of our outstanding credit enhancement obligation for each 12-month period such obligation is outstanding as a credit enhancement fee in addition to any costs that we may incur in providing the credit enhancement. We cannot assure you that we will obtain a 3% to 7% credit enhancement fee. The actual amount of such charges will be based on the risk perceived by our general partner to be associated with the transaction, the value of the collateral associated with the transaction, our security priority as to the collateral associated with the transaction, the form and term of the credit enhancement, and our overall costs associated with providing the credit enhancement.
      Our investment objective will be to make mortgage loans. Whenever possible, we generally intend to structure our loans so that we are able to earn a return on our investments through interest payments to us in respect of such loans. We have not originated or purchased any mortgage loans and we have not identified specific loans or credit enhancements that we intend to make. The purpose of this offering is to raise funds to enable us to originate and purchase loans and provide credit enhancements to developers.
      We intend to distribute, on a monthly basis, net interest income, after payment of our operating fees and expenses, to our unit holders in accordance with the terms of our partnership agreement. We intend to reinvest the principal repayments we receive on loans to create or invest in new loans during the term of the partnership. However, following the seventh anniversary of the effectiveness of this offering, a limited partner may elect to receive his or her pro rata share of any loan principal repayments. Any capital not reinvested will be used first to return unit holders’ capital contributions and then to pay distributions to unit holders. Within 20 years after termination of this offering, we will either (1) make an orderly disposition of investments and distribute the cash to investors or (2) upon approval of limited partners holding more than 50% of the outstanding units, continue the operation of the Partnership for the term approved by the limited partners.
      Our founders, Todd F. Etter, Hollis M. Greenlaw, Craig A. Pettit, Christine A. Griffin, Timothy J. Kopacka, William E. Lowe and Melvin E. Horton, formed UDF I in March 2003 and UDF II in June 2004. Both UDF I and UDF II are real estate finance companies that engage in the business in which we intend to engage. UDF I completed a private placement offering of limited partnership interests in November 2004 in which it raised gross proceeds of $10.0 million. UDF II is currently offering up to $25.0 million of limited partnership interests through a private placement. UDF II has raised gross proceeds of approximately $9.63 million through December 31, 2005. Our general partner is an affiliate of the general partners of UDF I and UDF II. Our general partner also serves as the asset manager for UDF I and UDF II.
      Once we commence operations, we may invest in the same loans in which UDF I and UDF II invest. We believe that we will be able to invest in a more diversified portfolio of loans if we are able to hold loans jointly with our affiliates. We intend to enter into an agreement with UDF I and UDF II that provides that we will make such investments on a pro rata basis based on the amount of capital held by each entity that is available for investment to the extent practicable. UDF I and UDF II may also make equity investments in which we will not participate. We may make loans or participate in loans to borrowers in which UDF I and/or UDF II and/or our general partner or its affiliates have an equity investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for UDF I, UDF II and us to each make an investment on such pro rata basis. We cannot assure you that we will be able to invest in all investment opportunities of which the general partner becomes aware that are suitable for us on a pro rata basis with UDF I and UDF II or otherwise. The structure of our participation in investments may vary and will be determined on a case-by-case basis. We may, but are not obligated to, purchase participations in loans and investments made by UDF I or UDF II before we commence operations.
      Our founders are also principals, employees, officers and equity holders of other entities that are engaged in real estate related activities and these entities may also participate in the loans and investments we make. Our founders are also affiliated with businesses that advise and operate United Mortgage Trust and UMT Holdings, which has made an offer to acquire United Mortgage Trust. UMT Holdings is the sole limited partner and 99.9% owner of our general partner. UMT Holdings is a real estate finance company focusing primarily on collateralized interim mortgages for the purchase and/or renovation of single-family homes and real estate loans for the acquisition and development of residential housing lots. UMT Holdings has made loans to UDF I and UDF II that have been used for funding loans and equity investments. UMT Holdings may continue to provide funds to UDF I and UDF II. We cannot assure you that any financing or other resources that UMT Holdings provides to UDF I or UDF II will also be provided to us on substantially similar terms or at all.
Industry Background
      Sales of new single-family homes through December 2005 reached an annual rate of 1,285,000 and set a new record for housing sales for the sixth consecutive year, according to U.S. Commerce Department and National Association of Home Builders figures. Total new single-family home sales for 2004 were 1,203,000.
      New single-family housing starts for 2005 reached 1,604,000. New single-family housing starts are projected at 1,716,000 for the year 2006, which represents a 6.5% increase over 2005. Total single-family housing starts for 2005 represented a 6.9% increase over 2004.
      In addition to the increase in sales of single-family homes, the prices for these homes, and their underlying mortgage loans, are also increasing. The median sales price for a new single-family home increased 7.2% to $238,000 in 2005, up from $221,000 in 2004. The 2004 median price represented a 12.24% increase over the 2003 median housing price.
      The record-breaking pace of new-home sales has been attributed to strong demographic demand, low mortgage rates and rising employment and household income.

Annual Single Family Housing Starts
      According to the Seiders’ Report, forecasts for 2006 suggest a “cooling” process in the single family housing market. The supply of new homes for sale, relative to the pace of sales, has been rising for over a year. Increased new home inventory may result in decreased demand for residential lots and residential lot development loans.
      The National Association of Home Builders’ (NAHB) baseline forecast shows modest growth in home sales and housing production during the 2006-2007 period, accompanied by a slowdown in housing price appreciation. The NAHB’s long term forecast suggests sustainable levels of housing market activity slightly below recent levels.
      We intend to seek to make or acquire loans primarily with respect to projects where the completed subdivision will consist of homes at or below the median price of the U.S. housing market. According to U.S. Commerce Department figures, the median sales price of new single-family homes was $228,000 in 2005. Median-priced housing represents approximately 50% of new home production.

Source: The Seiders’ Report: December 8, 2005 — HousingEconomics.com
Source: The Seiders’ Report: December 8, 2005 — HousingEconomics.com

      The ability to efficiently locate and develop property is crucial to the home building industry. The single-family residential lot development business is a fragmented industry comprised of many individuals and companies. Lot developers include builders, contractors, brokers and other entities that are engaged in real estate development activities. Housing and real estate development trends, specific knowledge of a market, economic development and numerous other factors contribute to lot developers’ planning process. The availability of adequate unimproved acreage, access to jobs, housing costs and other general economic factors all impact the demand for single-family lots and the locations suitable for housing expansion in a particular area.
      Subject to their individual or company financial condition, lot developers finance their development projects through a combination of personal equity, loans and third-party investments from banks, thrifts, institutional and private lenders and investors. Factors for determining the mix of financing include the amount, availability and cost of funds. Lot developers are able to choose from a variety of financing instruments. Financing instruments include seller financing, such as purchase money mortgages; institutional land acquisition and development loans provided by institutions such as banks and insurance companies; and equity or debt financing from private investors, real estate investment trusts and pension funds.
      National home builders generally are affiliated with a land development company. Typically, the captive land development affiliate will supply one-half to two-thirds of the builder’s lot inventory requirement. National home builders are thus dependent on unrelated third-party developers to meet their remaining lot inventory requirement. In addition, national home builders, while well-capitalized, are sensitive to carrying land and lot inventories and the associated debt on the parent company balance sheet. Prior to the enactment of the Financial Accounting Standards Board financial regulation 46 (FIN 46), land development activities were housed in special purpose entities that were not reported on the parent company’s balance sheet. Subsequent to the enactment of FIN 46, ownership of a controlling interest in a special purpose entity requires consolidation of the entity with the parent company. Consequently, most national home builders are receptive to equity participation by unaffiliated third parties in their development projects. Our general partner and its affiliates currently participate in, and intend to continue participating in, FIN 46 compliant structures.
      In a typical development transaction, a developer purchases or obtains an option to purchase a specific parcel of land. Developers must secure financing in order to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. Typically, lenders limit their liability when lending to development projects by refusing to lend in excess of a particular percentage of the value of the property. Developers may obtain additional financing by entering into participation agreements with investors, and national home builders will enter into joint venture agreements to limit their ownership percentage in a development. Participation agreements structured as joint ventures typically establish a joint venture organized as a limited liability company or partnership that will own the parcel of land. In return for cash or a loan to the developer, the investor receives equity in the joint venture entitling the investor to a percentage of the profits upon the sale of developed lots. Participation agreements may also be structured as a contractual right to receive a percentage of the developer’s profits on the sale of the developed lots. By combining bank loans and participation agreements, developers are able to meet lenders’ requirements that the developers retain a specific amount of equity in the project, as well as earn significantly higher returns in part due to lower loan principal amounts and, therefore, lower interest payments.
      Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas and electricity to service the property. Finally, lot developers market and sell the individual lots directly or through real estate professionals to home builders.
      A typical development timeline includes three to six months for the design and approval process, six to nine months for installation of all site improvements, and 24 to 36 months for the sales process. Larger developments (over 100 lots) are usually developed in phases.

Business of the Partnership
      We expect our loans and credit enhancement offerings will:

•	produce net interest income from interest on loans;

•	produce a profitable fee from our credit enhancement transactions;

•	produce income through origination fees charged to borrowers;

•	provide cash for distributions to our limited partners; and

•	permit reinvestment of payments of principal, participations, equity investments and interest net of expenses.
      We intend to concentrate on making development loans to single-family lot developers who sell their lots to national and large regional home builders loans and loans to national home builders and entities created by home builders in conjunction with our general partner or affiliates of our general partner for the acquisition of property and development of residential lots. We intend to seek to make or acquire loans primarily with respect to projects where the completed subdivision will consist of homes at or below the median price of the U.S. housing market. As a rule of thumb, real estate lots generally represent 25% of the final cost of residential properties. Based on this general rule, we estimate that the lot price for a median price home would be approximately $55,250.
      We have identified and intend to target as a primary development market lots that have been pre-sold to national or large regional affordable housing builders. We will seek to make or acquire loans primarily in connection with projects where the completed subdivision will consist of homes at or below the median price of the U.S. housing market. We expect these homes to be priced generally between $90,000 and $190,000 and targeted for the first time home buyer or, for the higher priced homes, the so-called “move-up” home buyers. These projects may also include large-scale planned communities, commonly referred to as “master planned communities,” that provide a variety of housing choices, including choices suitable for first time home buyers and move-up home buyers, as well as homes with purchase prices exceeding $200,000.
      We anticipate that the developments that secure substantially all of our loans will consist of both single phase and, where larger parcels of land are involved, multi-phase projects and will be subject to third party land acquisition and development loans representing approximately 70% to 80% of total project costs. These loans will have priority over the loans that we originate or buy which we expect will represent approximately 10% to 20% of total project costs. In each instance, we will require the borrower to cover at least 10% of the total project costs with its own equity investment. We will subordinate our loans if required to comply with the terms of debt from the developer to third-party lenders, thus allowing developers to avail themselves of additional development funding at a lower cost to the developer than our loan. The use of third-party leverage, typically bank debt, at favorable rates allows developers to reduce their overall cost of funds for a project by combining our funds with lower-cost debt. Projects that fail to meet timing projections will increase the developer’s overall cost of funds because the developer will be carrying debt and incurring interest for a longer period than anticipated. Conversely, a developer whose projects sell out ahead of schedule may benefit from a lower overall cost of funds.
      In addition to the risk that a developer’s activities to develop the subject parcels will not be successful or will exceed the developer’s budget, we believe that we will be subject to market-timing risk, or the risk that market conditions will adversely impact the developer’s ability to sell the developed lots at a profit. Economic issues affecting the new home sales market, such as interest rates and employment rates, will affect the demand for lots and therefore also impact the likelihood that a developer will be successful.
      Some of the risks inherent with development financing under this model include: (1) the need to contribute additional capital in the event the market softens and the developer requires additional funding; (2) the reduction of the developer’s incentive if the developer’s profits decrease, which could result as both capital advanced and marketing time increase; and (3) the possibility, in those situations that our returns will be less than our projected returns. For a discussion of additional risks, see the section of this prospectus captioned “Risk Factors — Risks Related to an Investment in United Development Funding III, L.P.” beginning on page 21.
      We may also offer to developers credit enhancements in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. In the typical credit enhancement transaction, we expect to charge 3% to 7% of the projected maximum amount of our outstanding credit enhancement obligations for each twelve-month period such obligation is outstanding as a credit enhancement fee in addition to any costs that we may incur in providing such enhancement. The actual amount of such charges will be based on the risk perceived by our general partner to be associated with the transaction, the value of the collateral associated with the transaction, our security priority as to the collateral associated with the transaction, the form and term of the credit enhancement, and our overall costs associated with providing the credit enhancement. In the event that any third-party lender requires us to perform under our guarantee, draws down on a letter of credit that we have provided, or otherwise utilizes a credit enhancement that we have provided, the amount we provide to the third-party lender will be added to the outstanding balance under the terms of the loan or investment with the developer and subject to the returns, preferences and security set forth in those documents.
      Our loan and participation transactions will be made with respect to real estate located throughout the United States although we believe that, initially, the majority of our transactions will be made with respect to real estate located in Texas, Arizona and Florida.
Security
      We expect that our real estate loans will generally be secured by:

•	the parcels of land to be developed;

•	in certain cases, a pledge of some or all of the equity interests in the developer entity; and

•	in certain cases, additional assets of the developer, including parcels of undeveloped and developed real property.
      If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the developer under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt.
      We also expect that most of our real estate loans, including loans made to entities affiliated with our general partner, will have the benefit of unconditional guarantees of the developer and/or its parent companies and pledges of additional assets of the developer. We generally do not intend to allow a developer to incur debt that would be junior in right of payment to our debt.
Underwriting Criteria
      We have developed the following underwriting criteria for the loans and investments that we intend to originate and purchase:

•	Liens. All loans and investments made by us must be evidenced by a note and must be secured (1) by a first or second lien that is insured by a title insurance company or (2) by a commitment as to the priority of the loan or the condition of title; in addition, our loans and investments may be secured by a pledge of all ownership interests of the developer. We expect most of our loans and investments will be secured by a lien and a pledge of all ownership interests in the developer.

•	Interest Rate. We will seek to originate loans bearing interest at rates ranging from 10% to 15% per annum.

•	Term and Amortization. We do not expect to establish a minimum or maximum term for our loans. Loans will generally be structured as interest-only notes with balloon payments or reductions to principal tied to net cash from the sale of developed lots and the release formula created by the senior lender, i.e., the conditions under which principal is repaid to the senior lender, if any. We do not expect our loans to amortize.

•	Geographical Boundaries. We may buy or originate loans in any of the 48 contiguous United States. However, we expect that, initially, the majority of our loans will originate from Texas, Arizona and Florida.
      The principal amounts of our loans and the number of loans we make will be affected by market availability and will depend upon the amount of net offering proceeds available to us from the sale of units. If we realize less than the maximum net offering proceeds, we will reduce the number of loans in which we intend to invest. At this time, we cannot predict the minimum size of our portfolio because this will depend in large part on the number of units we sell in this offering.
Loans to Our General Partner and Its Affiliates
      Many large national homebuilders develop lots for their own consumption through land development affiliate companies. Due to accounting and reporting requirements for the development entities, most national homebuilders are receptive to equity participation by unaffiliated third parties. The equity participations generally take the form of a joint venture or partnership wherein each party contributes equity and guarantees some or all of the acquisition and development loan. Our general partner and its affiliates, UDF I and UDF II, currently participate and intend to continue participating in equity participations with national home builders. Because these equity participations generally involve leverage, we do not intend to participate in them. However, we are not prohibited from engaging in equity participations, nor are we prohibited from using leverage if our general partner determines that it would be in our best interests to do so. The use of leverage would create UBTI for our tax-exempt investors. See “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities — Unrelated Business Taxable Income.” If we did choose to participate in a joint venture as opposed to making a loan to such joint venture, we would do so because the equity participation that we are offered provides a greater projected return than what we would be able to obtain if we simply loaned our funds to the joint venture. This would be applicable if a projected return from an offered equity participation would be usurious if we instead loaned our funds to the joint venture. Moreover, it is possible that part of the consideration for our loan to a joint venture may be an equity participation in such joint venture.
      Loans or credit enhancements will be made or provided to affiliates of our general partner in circumstances that our general partner or its affiliate is participating in a joint venture with a developer or homebuilder to facilitate a FIN 46 compliant structure. Generally, a party who controls a majority of the voting interests of another entity is required to consolidate the assets and liabilities of such other entity with such party’s assets and liabilities on such party’s financial statements. FIN 46 provides an exception to this general rule if either (a) the entity, in order to conduct its business, requires additional funds above its contributed equity capital and such additional funds are subordinate to the equity capital contributed to the entity or (b) the equity owners in such entity do not have significant control of the entity. If either of those two factors is present, then the person that is the primary beneficiary of the interests in the entity will be required to consolidate the assets and liabilities of such entities with such owner’s assets and liabilities. A “primary beneficiary” is generally the person who is ultimately entitled to the economic benefits and losses from the entity and is not necessarily an equity owner of the entity. Affiliates of the general partner intend to form joint ventures with developers or homebuilders and to structure such joint ventures so that either of the two factors referenced above that result in the applicability of FIN 46 is not present or so that such homebuilders or developers are not the primary beneficiaries of such entities, and therefore, not required to consolidate the assets and liabilities of the joint venture (including any loan made by us to such joint venture) with such developers’ or homebuilders’ assets and liabilities. Loans or credit enhancements will be made or provided to affiliates of our general partner (or entities which affiliates of our general partner holds an interest) only if:

•	the loan or credit enhancement includes each of the following terms:

—	the loan or credit enhancement is secured by a first or junior lien on residential real estate;

—	the loan or credit enhancement amount, inclusive of first and junior indebtedness provided by us, shall not exceed 80% of the appraised value of the property securing the indebtedness;

—	the affiliate may not own more than 50% of the borrowing entity;

—	the borrowing entity must provide a minimum equity contribution of not less than 20% of the property acquisition price or acquisition price and development costs;

—	the loan or credit enhancement rate of interest shall not be less than the highest rate charged by us to unaffiliated borrowers; and

—	the loan or credit enhancement provides recourse to the borrower not less than 100% of the loan or credit enhancement amount; or

•	an independent advisor issues an opinion to the effect that the proposed loan or credit enhancement to an affiliate of our general partner is fair and at least as favorable to us as a loan or credit enhancement to an unaffiliated borrower in similar circumstances. In addition, our general partner will be required to obtain a letter of opinion from the independent advisor in connection with any disposition, renegotiation, or other subsequent transaction involving loans or credit enhancements made to our general partner or an affiliate of our general partner. The independent advisors from whom we expect to request fairness opinions are Henry S. Miller Investment Banking Group, Value, Inc. and Jackson, Claborn, Inc. The independent advisor’s compensation must be paid by our general partner and not be reimbursable by us.
Underwriting Procedures
      In determining whether to make or purchase loans, or to enter into joint ventures, we will generally engage in a four-part evaluation and oversight process consisting of:

•	Economic Feasibility Study, or “EFS”;

•	Engineering Due Diligence, or “EDD”;

•	Exit Strategies Analysis, or “ESA”; and

•	Construction Supervision Oversight, or “CSO.”
      In order to meet the EFS criteria in a loan transaction, the development project generally must support the cost of our loan, by using the developer’s financial projections, and the cost of supporting our loan must represent less than 25% of the developer’s projected total profit from the project. When the preceding criteria are met, we will meet with the developer to review the project. This review is structured to determine if the developer can justify all of the assumptions and estimates of the project. The EDD is conducted by an independent land planning and civil engineering firm and includes review of appropriate planning and public works approvals; proper permitting for flood plain, highways and streets; payment of construction, impact and inspection fees; any optional approvals affecting aquifers, endangered species, wetlands, forests and historical or archeological sites; determination of engineering readiness including construction plans, geotechnical reports and erosion control; utility access review for gas, electric, telephone and cable television; determination of construction readiness including contractor and sub-contractor selections, bonding, legal agreements, scheduling, site preparation and approvals for construction or drainage easements; and a complete review of all project construction costs with comparisons to similar projects.

      Following the EDD process, the ESA is conducted. This process includes review of lot purchase contracts, evaluation of all market absorption data, current economic conditions, trends and projections in housing starts and risk analysis. Alternative buyers and uses for the lots are identified and various pricing models to facilitate sales in a soft market are evaluated. Before we will extend a loan, we must be satisfied that the project can be completed per the developer’s projections and that there is sufficient equity and collateral to minimize the capital risk to us.
      Once final approval has been granted, we retain an affiliated construction manager or a third-party construction management firm to conduct CSO. Such affiliated construction manager or third-party firm will be responsible for overseeing site improvements, senior debt draws and application of funds and administration of development contracts. Once site improvements are complete and the developer has begun to market lots, we monitor sales and corresponding debt repayment rates.
Borrowing Policies
      We may borrow money to fund loans when our general partner determines that it is advantageous to us. Although we do not have any current intention to use leverage to fund loans, if our general partner determines to do so in the future, we expect that at any time the total amount of indebtedness we will incur will not exceed 50% of our total invested capital. If we operate on a leveraged basis, we expect that we will have more funds available to fund loans and other investments. This would allow us to make or acquire more loans and investments than would otherwise be possible, resulting in a more diversified portfolio. However, our use of leverage would increase our risk of loss because defaults on indebtedness secured by our assets may result in lenders initiating foreclosure of our assets. See “Risk Factors — Risks Related to the Mortgage Lending Business — If we borrow money to make loans or for other permitted purposes, your risks will increase if defaults occur.”
      Section 11.2(a) of our partnership agreement authorizes us to borrow funds up to an amount equal to 70% of the aggregate fair market value of all of our mortgage assets. We may borrow funds from our general partner or its affiliates only if the following qualifications are met:

•	any such borrowing cannot constitute a “financing” as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;

•	interest and other financing charges or fees must not exceed the amounts that would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as our principal place of business; and

•	no prepayment charge or penalty shall be required. See Section 18.2 of our partnership agreement, which is included as Exhibit B of this prospectus.
Sale and Securitization of Assets
      We anticipate that from time to time we may be able to increase our yield through the sale or securitization and sale of portions of our loan assets. Possible reasons for the sale of our loan assets include:

•	enabling us to realize a gain from the sale of the assets;

•	increasing our yield on securitized asset pools;

•	redeploying our capital in higher yield loans;

•	accelerating the return from a loan;

•	limiting risk in a slowing economic climate;

•	increasing liquidity for our limited partners; and

•	reducing our borrowings.
      Our general partner will exercise its discretion as to whether or not to sell or securitize and sell any of our loans.
Investment Limitations
      We will not invest as a general or limited partner in other limited partnerships except under limited circumstances permitted under our partnership agreement and the NASAA Guidelines.
      We will not underwrite securities of other issuers or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships and in corporations in which real estate is the principal asset, provided that such acquisition can best be effected by the acquisition of the securities of such corporation, subject to the limitations set forth below.
      We will not engage in any of the following activities:

•	acquire assets in exchange for limited partnerships interests;

•	issue units of limited partnership interest after the termination of this offering; or

•	make loans to our general partner or its affiliates, except as permitted by our partnership agreement and the NASAA Guidelines. See “Conflicts of Interest — Loans to Affiliates of our General Partner.”
      Our general partner will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940, as amended. Among other things, our general partner will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
      Our development loans will ordinarily be secured by a first or second priority lien on the real estate being developed. This lien will take the form of a mortgage, deed of trust or other security instrument. The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which vary substantially from state to state), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all of the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. It is instead intended to be a general discussion of the significant legal principles and regulations that could affect us as a mortgage lender. The summaries are qualified in their entirety by reference to the applicable federal, state and local laws governing mortgage loans and their enforcement.
Mortgages and Deeds of Trust Generally
      Mortgage loans are secured by either mortgages or deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the mortgaged property is located. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid to the trustee in trust for the benefit of the beneficiary to secure payment of the obligation. A deed of trust generally provides the trustee with a power of sale if the borrower defaults in the payment of the obligation. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.
      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.
      The priority of liens on real estate created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee’s or beneficiary’s knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.
      Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating all necessary parties to the lawsuit. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. These sales are made in accordance with procedures that vary from state to state. The purchaser at this sale acquires the estate or interest in real property covered by the mortgage.
      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements that authorize the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted at the property and sent to all parties having an interest in the real property.
      In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Statutory Rights of Redemption” below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued, and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure, forfeiture and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold, and a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “— Environmental Laws” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.
      In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of the borrower’s defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to adequately maintain the property or the borrower’s executing a second mortgage or deed of trust affecting the property in violation of the provisions of the first mortgage or deed of trust. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust or a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.
Applicability of Usury Laws
      State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” Where possible, we intend to elect to have our loans be governed by Nevada law, which does not limit the amount of interest that parties may agree to in writing. The election to be governed by Nevada law, therefore, will allow us to extend loans that will earn our targeted return. However, we may not always be able to elect to have Nevada law govern our loans. In addition, even if we believe Nevada law should govern a particular loan, a court may find that the law of another state, which imposes limits on interest, applies, and that our loan violates that law. If the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial to the determination that the loan is usurious. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment (thus prohibiting the lender from foreclosing). See “Risk Factors — Risks Related to the Mortgage Lending Business — If we were found to have violated applicable usury laws, we would be subject to penalties and other possible risks.”
Environmental Laws
      Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.
      Under the laws of certain states, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states such lien law gives priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.
      Under limited circumstances, secured lenders may be liable for the costs of investigation and cleanup of contaminated property. Pursuant to CERCLA and similar state laws, current or previous owners or operators of real property are liable for the cost of investigation, removal or remediation of hazardous substances at their properties. CERCLA contains a secured creditor exemption that eliminates owner and operator liability for lenders who hold indicia of ownership in a contaminated property primarily to protect their security interest in that property, provided the lender does not participate in the management of the property. Although a lender may not exercise day-to-day control over environmental compliance issues at the facility, a lender may require a borrower to inspect or clean up the property without triggering CERCLA liability. A lender may also foreclose on the property without triggering CERCLA liability, provided the lender seeks to divest itself of the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms. However, even if a lender does not incur CERCLA liability, the diminished value of a contaminated property may significantly impact and in some cases negate the value of the lien. The secured lender liability protection under CERCLA varies somewhat under individual state laws.
      We intend to generally require that a Phase I environmental assessment be conducted on all property before we originate or purchase a development loan with respect to such property. We also expect to receive an endorsement letter from the firm that conducts the environmental assessment allowing us to rely on such assessment as a condition to funding the loan. Phase I environmental site assessments are intended to evaluate information regarding the environmental condition of the surveyed property and surrounding properties based generally on visual observations, interviews and certain publicly available databases. These assessments do not typically take into account all environmental issues including, but not limited to, testing of soil or groundwater or the possible presence of asbestos, lead-based paint, radon, wetlands or mold.
      “Hazardous substances” are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those identified pursuant to CERCLA or any other environmental laws, and specifically include, without limitation, gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, and urea formaldehyde foam insulation.
      If a secured lender becomes liable for cleanup costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard. Such persons or entities may be bankrupt or otherwise judgment-proof, however, and recovery cannot be guaranteed. A contribution action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower may curtail the lender’s ability to recover environmental cleanup and other related costs and liabilities incurred by the lender. For more discussion of some of the risks associated with environmentally impacted properties, see “Risk Factors — General Risks Related to Investments in Real Estate — The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.”
Junior Mortgages and Deeds of Trust; Rights of Senior Mortgages or Beneficiaries
      Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although priority may in some states be altered by the mortgagee’s or beneficiary’s knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. In addition, the Internal Revenue Code provides priority to certain tax liens over the lien of a mortgage. State law also may provide priority to certain mechanic’s, materialmen’s and workmen’s liens over a mortgage lien.
      We expect that we will be the junior lender with respect to many of our loans. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee or beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s or beneficiary’s lien, unless we assert our subordinate interest in foreclosure litigation or cure the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may cure a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is generally required to be given to the junior mortgagee or beneficiary. In situations where our loan will be a junior loan, we will seek to enter into agreements with the senior lender that give us the right to receive notice of default by the borrower on the senior loan and the right to retire or assume the senior loan upon such default. For a discussion of some of the risks associated with being the junior lender, see “Risk Factors — Risks Related to the Mortgage Lending Business — Investments in second and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust.”
      The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of the senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired. Where our loan is subordinate to a senior lender, we will not receive any proceeds from insurance payouts or awards of damages that are available to be paid to secured lenders until the debt to the senior lender has been satisfied in full.
      The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advances” clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trust or by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the future advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the additional advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage or deed of trust.
      Another provision typically found in the forms of mortgages and deeds of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.
Statutory Rights of Redemption
      In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lien holders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Under the laws of some states, mortgages under contracts for deed may also have a post-foreclosure right of redemption, and a mortgagor with a sufficient equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is paid or may otherwise be entitled to a prohibition of the enforcement and the forfeiture clause.
Bankruptcy Laws
      Statutory provisions, including the Federal Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such an automatic stay can be significant. However, the automatic stay can be lifted unless the debtor can provide adequate security to the creditor, usually in the form of post-petition payments on the debt. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holder, including, without limitation, any junior mortgagee, may stay the senior lender from taking action to foreclose that junior lien.
      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender in the position of a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include a reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be accomplished even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.
      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor to the lender under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Acceleration on Default
      We may extend loans that contain a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default by the borrower. In the event that we decide to exercise the debt acceleration clause, our right to receive payment or foreclose our interest in, and take possession of, the collateral will be subordinate to the rights of the senior lender. Typically, we will be required to assume the senior debt or ensure that the senior debt is repaid before we may fully exercise the debt acceleration provisions in our loans.
      The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.
      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Secondary Financing: Due-on-Encumbrance Provisions
      Some mortgage loans have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing. However, such provisions may be unenforceable in certain jurisdictions under certain circumstances.
      Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

MANAGEMENT
General
      We operate under the direction of our general partner, UMTHLD, which is responsible for the management and control of our affairs. Our general partner will be assisted by the employees of UMTH General Services, L.P., an affiliate of our general partner. The general partner of UMTH General Services, L.P. is UMT Services, Inc. We do not employ our own management personnel. Instead, we pay fees to our general partner for its services to us.
      Our general partner will be responsible for our direction and management, including identifying prospective loans, evaluating, underwriting and negotiating the acquisition and disposal of loans and overseeing the performance of our loans. The powers and duties of the general partner are described in Article XI of our partnership agreement. The compensation payable to the general partner for performance of its duties is set forth in “Compensation of our General Partner and Its Affiliates” and Article XII of our partnership agreement. A complete copy of our partnership agreement is included as Exhibit B to this prospectus.
      A change in our management may be accomplished by removal of our general partner or the designation of a successor or additional general partner, in each case in accordance with the provisions of our partnership agreement. Our partnership agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50% of the limited partnership interests. Our partnership agreement further provides that a general partner may designate a successor or additional general partner with the consent of the general partner and limited partners holding more than 50% of the limited partnership interests. Generally, except in connection with such a designation, the general partner shall not have the right to retire or withdraw voluntarily from us or to sell, transfer or assign its interest without the consent of the limited partners holding more than 50% of the limited partnership interests. See “Summary of Partnership Agreement.”
Our General Partner
      Our general partner, UMTHLD, is a Delaware limited partnership formed in March 2003. The executive offices of our general partner are located at 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080. UMT Holdings holds 99.9% of the limited partnership interests in our general partner. UMT Services serves as the general partner of our general partner. Todd F. Etter and Hollis M. Greenlaw together own 100% of UMT Services.
      Our general partner serves as the asset manager for UDF I and UDF II and will act as our sole general partner. Financial statements of our general partner are included in this prospectus beginning on page F-8. As of December 31, 2005, the net worth of our general partner was approximately $3.71 million on a generally accepted accounting principles basis; however, the net worth of our general partner consists primarily of its interest in UDF I and UDF II and, therefore, does not represent liquid assets. See “Risk Factors — Risks Related to an Investment in United Development Funding III, L.P. — Our general partner has a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partner to fulfill its financial obligations to us.”
      Todd F. Etter and Hollis M. Greenlaw are our promoters and the directors of our general partner.
Key Personnel
      We are managed by the key personnel of our general partner, UMTHLD. Our general partner provides certain services to us, including identifying prospective loans and investments, evaluating, underwriting and negotiating the acquisition and disposal of loans and investments and overseeing the performance of our loans. The following key personnel hold the positions noted below with our general partner and its affiliates:

Name	Age	Position with Our General Partner

Todd F. Etter	56	Director of UMT Services, its general partner
Hollis M. Greenlaw	41	Director of UMT Services, its general partner
Michael K. Wilson	43	Director of UMT Services, its general partner
Jeff W. Shirley	47	President and Chief Executive Officer
Cara D. Obert	36	Chief Financial Officer of UMT Holdings, its limited partner
Christine A. Griffin	53	Secretary
      Mr. Etter and Mr. Greenlaw are directors, officers and shareholders of UMT Services and UMT Holdings. Mr. Etter, Mr. Greenlaw and Ms. Griffin are partners of UMT Holdings. Mr. Etter, Mr. Greenlaw and Ms. Griffin are shareholders of the general partner of UDF I. Mr. Etter, Mr. Greenlaw and Ms. Griffin are also officers of the general partner of UDF II.
      Theodore “Todd” F. Etter, Jr. Mr. Etter serves as a director of our general partner. Mr. Etter has served as a partner and Chairman of UMT Holdings, the parent company of our general partner and as Vice President and a Director of UMT Services, the general partner of UMT Holdings and our general partner, since March 2003. Also since March 2003, Mr. Etter has served as Chairman and Vice President of UMT Services, the general partner of UMT Holdings and our general partner, and as Chairman of UMT Funding. UMT Holdings, through its subsidiaries, UMTH Lending, UMTHLD and UMTH Funding, originates, purchases, sells and services interim loans for the purchase and renovation of single-family homes, land development loans and real estate related corporate finance services. Mr. Etter serves as President of the general partner of UDF I and as Chairman of the general partner of UDF II, each of which are limited partnerships formed to originate, purchase, sell and service land development loans and equity participations. See “Prior Performance Summary.” Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., advisor to United Mortgage Trust, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Mr. Etter has overseen the growth of United Mortgage Trust from its inception in 1997 to over $150 million in capital. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell and service mortgage loans for the purchase, renovation and construction of single-family homes. In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. (SCMI), a Dallas, Texas-based mortgage banking firm. In July 2003, Mr. Etter consolidated his business interests in Capital Reserve Corp., Ready America Funding Corp. and SCMI into UMT Holdings. From 1980 through 1987, Mr. Etter served as a Principal of South Central Securities, an NASD member firm. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. Mr. Etter is a registered representative of IMS Securities, an NASD member and one of our selling group members. Mr. Etter received a Bachelor of Arts degree from Michigan State University in 1972.
      Hollis M. Greenlaw. Mr. Greenlaw has served as a Director of our general partner, a partner and the President and Chief Executive Officer of UMT Holdings and as President, Chief Executive Officer and a Director of UMT Services since March 2003. Mr. Greenlaw also served as President of our general partner from March 2003 until June 2005. Since March 2003, Mr. Greenlaw has directed the funding of over $176.6 million in loans and investments for UDF I and UDF II. Since May 1997, Mr. Greenlaw has been a partner of The Hartnett Group, Ltd., a closely-held private investment company managing over $40 million in assets. The Hartnett Group, Ltd. and its affiliated companies engage in securities and futures trading; acquire, develop, and sell real estate, including single-family housing developments, commercial office buildings, retail buildings and apartment homes; own several restaurant concepts throughout the United States; and make venture capital investments. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President and CEO of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd. and developed seven multi-family communities in Arizona, Texas and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Ltd., from 1992 until 1997, Mr. Greenlaw was an attorney with the Washington, D.C. law firm of Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw received a Bachelor of Arts degree from Bowdoin College in 1986, where he was a James Bowdoin Scholar and elected to Phi Beta Kappa, and received a Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia and Texas bars.
      Michael K. Wilson. Mr. Wilson has served as a director of UMT Services, Inc. since August 2005 and as Senior Vice President of Marketing of our general partner since January 2004. He has also served as President of UMTH Funding since August 2005. From January 2003 through January 2004, Mr. Wilson served as senior vice president of operations of Interelate, Inc., a marketing services business process outsourcing firm. From June 2002 to September 2002, Mr. Wilson was vice president of marketing for Moto One, a software development company. From September 2001 to May 2002, Mr. Wilson was the sole principal of Applied Focus, LLC, an independent management consulting company that provided management consulting services to executives of private technology companies. Mr. Wilson continues to serve as a consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as senior director and vice president of Matchlogic, the online database marketing division of Excite@Home, where he directed outsourced ad management, CRM and relationship marketing services for Global 500 clients. From July 1985 to April 1998, Mr. Wilson was employed with Electronic Data Systems (EDS) in Detroit, Michigan where he directed several multi-million dollar IT services engagements in the automotive industry. Mr. Wilson graduated from Oakland University in 1985 with a Bachelor of Science degree in Management Information Systems and earned a Master of Business Administration degree from Wayne State University in 1992.
      Jeff W. Shirley. Mr. Shirley, a Certified Public Accountant, joined our general partner as its President in July 2005. From August 2002 through June 2005, Mr. Shirley served as a Texas Regional Vice President for the national homebuilding company Lennar Corporation. While at Lennar, Mr. Shirley’s primary focus was the formation, execution, financing and management of FIN 46 compliant transactions for the Texas region. Mr. Shirley directed in excess of $300 million in land development financing activities, including the formation of two land acquisition and development funds between Lennar and UDF I and UDF II. From June 1996 through July 2002, Mr. Shirley was employed by the Fortress Group, a publicly traded homebuilder headquartered in Vienna, Virginia. During his tenure with Fortress, Mr. Shirley served as the Vice President of Finance and subsequently as Chief Financial Officer. The Fortress Group grew to become one of the nation’s 30 largest homebuilders before its sale to Lennar. From September 1981 through June 1996, Mr. Shirley was employed in public accounting practice in Chicago and Southern California in the Audit and Consulting segments of Coopers & Lybrand, Kenneth Leventhal & Company and Price Waterhouse. While in public accounting, Mr. Shirley’s industry focus was homebuilders and his experience included mergers, acquisitions, accounting system implementations, initial public offerings, structured debt workouts and traditional audits. Mr. Shirley graduated from Augustana College in Rock Island, Illinois with a Bachelor of Arts degree, cum laude, in accounting and business.
      Cara D. Obert. Ms. Obert, a Certified Public Accountant, has served as the Chief Financial Officer for UMT Holdings since March 2004, and served as Controller for UMT Holdings from October 2003 through March 2004. From 1996 to 2003, she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. She served as Controller for Value-Added Communications, Inc., a Nasdaq listed telecommunications company that provided communications systems for the hotel and prison industries. From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm. She graduated from Texas Tech University in 1990 with a Bachelor of Arts degree, cum laude, in accounting.

      Christine A. Griffin. Ms. Griffin, the Secretary of our general partner, is partner of UMT Holdings and also serves as the President of UMTH General Services, L.P. Ms. Griffin has served as the President, Chief Executive Officer and Chief Financial Officer of United Mortgage Trust since July 1996. Since January 2000, she has been the President of UMT Advisors, Inc., advisor to United Mortgage Trust. In her capacity at United Mortgage Trust, Ms. Griffin directed all public reporting, shareholder relations, loan servicing and investment portfolio management. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for ten years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin graduated from George Mason University in Virginia in 1978 with a Bachelor of Arts degree, summa cum laude, in politics and government.

COMPENSATION OF OUR GENERAL PARTNER AND ITS AFFILIATES
      We will be managed by our general partner. The following table summarizes all of the compensation and fees, including reimbursement of expenses, we will pay to our general partner and its affiliates, and to unaffiliated selling group members, during the various phases of our organization and operation.

Type of Compensation –		Estimated Maximum
To Whom Paid	Form of Compensation	Dollar Amount(1)

Organizational and Offering Stage

Selling Commissions (paid to unaffiliated Selling Group Members)	7.0% of gross offering proceeds (except that commissions for sales under our distribution reinvestment plan are reduced to 1.0% of gross offering proceeds)	$18,500,000 ($70,000 in the event we sell only the minimum of 50,000 units)

Bona Fide Due Diligence Fee (paid to unaffiliated Selling Group Members)	0.5% of gross offering proceeds (except that no due diligence fee shall be paid for sales under our distribution reinvestment plan)	$1,250,000 ($5,000 in the event we sell only the minimum of 50,000 units)

Wholesaling Fee (paid to IMS Securities, an unaffiliated selling group member)(2)	Up to 1.2% of gross offering proceeds (except that no wholesaling fee shall be paid for sales under our distribution reinvestment plan)	$3,000,000 ($12,000 in the event we sell only the minimum of 50,000 units)

Marketing Support Fee (paid to UMTH Funding, an affiliate of our general partner)	0.8% of gross offering proceeds (except that no marketing support fee shall be paid for sales under our distribution reinvestment plan)	$2,000,000 ($8,000 in the event we sell only the minimum of 50,000 units)

Marketing Support Fee (paid to unaffiliated selling group members)	Up to 1.0% of gross offering proceeds (except that no marketing support fee shall be paid for sales under our distribution reinvestment plan)	$2,500,000 ($10,000 in the event we only sell the minimum 50,000 units

Organization and Offering Expenses (paid to our general partner)	1.5% of gross offering proceeds excluding proceeds from our distribution reinvestment plan	$3,750,000 ($15,000 in the event we sell only the minimum of 50,000 units)

Operational Stage

Acquisition and Origination Expenses and Fees (paid to our general partner)	3.0% of net amount available for investment in mortgages for fees and expenses associated with the selection, acquisition and origination of mortgages, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and title insurance funded by us	$9,262,427 ($25,631 in the event we sell only the minimum of 50,000 units)

Mortgage Servicing Fee (paid to our general partner)	0.25% of the aggregate outstanding loan balances held by us. The fee will be payable monthly in an amount equal to one-twelfth of 0.25% of our aggregate outstanding loan balances as of the last day of the immediately preceding month	$774,344 ($2,136 in the event we sell only the minimum of 50,000 units)(3)

Type of Compensation –		Estimated Maximum
To Whom Paid	Form of Compensation	Dollar Amount(1)

Carried Interest (paid to our general partner)(4)	1.0% of cash available for distribution and net proceeds from a capital transaction (or pro rata portion thereof) if we commit to invest more than 82% but no more than 84.5% of the gross offering proceeds in mortgage loans; an additional 1.0% of cash available for distribution and net proceeds from a capital transaction (or pro rata portion thereof) if we commit to invest more than 84.5% but no more than 86.5% of the gross offering proceeds in mortgage loans; and an additional 1.0% of cash available for distribution and net proceeds from a capital transaction (or pro rata portion thereof) for each additional 1.0% of additional commitments to investments in mortgages above 86.5% of the gross offering proceeds (5)(6)	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Unsubordinated Promotional Interest (paid to our general partner)(4)	10.0% of cash available for distribution (6)	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Promotional Interest (paid to our general partner)(4)	15.0% of cash available for distribution (including net proceeds from a capital transaction, or pro rata portion thereof) after limited partners have received a return of their net capital contributions and an 8.0% annual cumulative (non-compounded) return on their net capital contributions (6)	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Operating Expenses (paid to our general partner and UMTH General Services, L.P., an affiliate of our general partner (7))	Reimbursement of actual amounts incurred, subject to certain limitations	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale of a maximum of 12,500,000 units to the public at $20 per unit and 5,000,000 units under our distribution plan at $20 per unit. The estimated minimum dollar amounts assume no purchases are made under our distribution reinvestment plan.

(2)	Although IMS Securities is not affiliated with our general partner, certain members of the advisory board to UMT Holdings are principals of IMS, Inc., which is an affiliate of IMS Securities. In addition, certain registered representatives of IMS Securities, from time to time, may also be employees of UMTH Funding. Such persons are expected to perform wholesaling services in connection with this offering. For all sales that are made through such persons or other wholesalers associated with IMS Securities, IMS Securities will be paid a wholesaling fee equal to 1.2% of the gross proceeds from such sales.

(3)	Assumes 88.50% of the gross offering proceeds are invested in mortgages after the maximum offering amount is raised (and 85.44% of the gross offering proceeds are invested in mortgages after the minimum offering amount is raised). Actual amounts are dependent upon outstanding loan balances held by us and therefore cannot be determined at the present time. Such amount will be payable annually, will be less than the amount indicated until such time that all of the offering proceeds are disbursed as loans and not held by us, and will decrease to the extent that capital proceeds that constitute a return of capital are distributed to the limited partners and are not used to make new loans.

(4)	Provided we have cash available for our operations (other than from repayment of the principal amounts of outstanding loans), we intend to pay distributions to our general partner and limited partners on a monthly basis.

(5)	In order for proceeds to be considered “committed” for purposes of calculation and payment of a carried interest, we must be obligated by contract or other binding agreement to invest such proceeds in mortgages, to the exclusion of any other use for such proceeds or no use at all. We expect to pay our general partner 1.47% of cash available for distribution as its carried interest. Such percentage may change from time to time and will be calculated immediately prior to any distribution of cash available for distribution or net proceeds from a capital transaction to the partners under our partnership agreement. Carried interest will be distributable to our general partner when cash available for distribution or net proceeds from a capital transaction are distributed to the limited partners.

(6)	“Cash available for distribution” is the cash funds received by us from operations (other than net proceeds from a capital transaction that produces proceeds from (a) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (b) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (c) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves.

(7)	Employees of UMTH General Services, L.P. will assist our general partner in our management, and we will reimburse UMTH General Services, L.P. for its actual expenses in providing unitholder relations and reporting services for us.

CONFLICTS OF INTEREST
      We do not have any officers, employees or directors, and we depend entirely on our general partner and its affiliates to manage our operations. As a result, we are subject to various conflicts of interest arising out of our relationship with our general partner and its affiliates, including conflicts related to the arrangements pursuant to which our general partner and its affiliates will be compensated by us. In addition, as described below, we are subject to various conflicts of interest arising out of our general partners’ affiliation with other United Development Funding programs.
      All of our agreements and arrangements with our general partner and its affiliates, including those relating to compensation, are not the result of arm’s-length negotiations. See “Compensation of Our General Partner and Its Affiliates.” The currently anticipated conflicts of interest in our transactions with our general partner and its affiliates that are material to our offering of limited partnership units are described below.
      UMTHLD is our general partner and will make all our investment decisions. Our general partner also will be responsible for managing our affairs on a day-to-day basis and for identifying and making loans on our behalf. UMT Holdings holds 99.9% of the limited partnership interests in our general partner. UMT Services owns the remaining 0.1% of the limited partnership interests in our general partner and serves as its general partner. Todd F. Etter and Hollis M. Greenlaw, who are directors of UMT Services, own approximately 66.7% of the equity interests in UMT Services. See the flow chart showing the relationship between our general partner and its affiliates in the “Prospectus Summary” section of this prospectus.
      Our general partner was organized in March 2003 and serves as the asset manager for UDF I and UDF II. Financial statements of our general partner are included in this prospectus beginning on page F-8. As of December 31, 2005, the net worth of our general partner was approximately $3.71 million. However, the net worth of our general partner consists primarily of its interest in UDF I and UDF II and, therefore, does not represent liquid assets. See “Risk Factors — Risks Related to an Investment in United Development Funding III, L.P. — Our general partner has a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partner to fulfill its financial obligations to us.”
      Because we were organized and will be operated by our general partner, conflicts of interest will not be resolved through arm’s-length negotiations but through the exercise of our general partner’s judgment consistent with its fiduciary responsibility to the limited partners and our investment objectives and policies. For a description of some of the risks related to these conflicts of interest, see “Risk Factors — Risks Related to Conflicts of Interest,” “Fiduciary Duty of the General Partner” and “Investment Objectives and Criteria.”
Loans to Affiliates of Our General Partner
      We intend to make mortgage loans and to provide credit enhancement transactions to affiliates of our general partner. A typical mortgage loan or credit enhancement transaction to one of our general partner’s affiliates will involve a loan or credit enhancement to the entity that owns the property that will secure such mortgage loan or credit enhancement and in which an affiliate of our general partner holds a direct or indirect equity or participation interest. It may be necessary or advisable due to state or local regulatory or tax reasons to not make such loan or credit enhancement directly to the entity that owns the property that secures the loan or credit enhancement but to another entity. In all events, however, the underlying property for which a mortgage loan or credit enhancement is made will secure the mortgage loan or credit enhancement. We expect to charge 3% to 7% of the projected maximum amount of our outstanding credit enhancement obligation for each 12-month period such obligation is outstanding as a credit enhancement fee in addition to reimbursement of any costs that we may incur in providing the credit enhancement. The actual amount of such charges will be based on the risk perceived by our general partner to be associated with the transaction, the value of the collateral associated with the transaction, our security priority as to the collateral associated with the transaction, the form and term of the credit enhancement, and our overall costs associated with providing the credit enhancement.

      We will not make any mortgage loan or provide any credit enhancement to any affiliate of our general partner unless the loan meets the requirements and terms disclosed in the section of this prospectus under the heading “Investment Objectives and Criteria — Loans to Our General Partner and Its Affiliates” or, prior to making such loan or provision of such credit enhancement, we have received a fairness opinion from an independent advisor as to the fairness of such mortgage loan or credit enhancement. The fees we will charge affiliates of our general partner in connection with any loans or credit enhancements made to such affiliates, and the other terms of such loans, will be no less favorable to us than fees charged to non-affiliates.
      An “independent advisor” is someone who meets all of the following criteria:

•	The advisor must be a long-established, nationally recognized investment banking firm, accounting firm, mortgage banking firm, real estate financial consulting firm or advisory firm;

•	The advisor must have a staff of real estate professionals;

•	The compensation of the advisor must be determined and embodied in a written contract before an opinion from such advisor is rendered;

•	If the advisor is not the advisor previously engaged by us to render a fairness opinion for the same transaction or a preceding transaction involving us, our general partner must inform our limited partners (by no later than our next annual report) of the date when such advisor was engaged, and whether there were any disagreements with the former advisor on any matters of valuation, assumptions, methodology, accounting principles and practice, or disclosure, which disagreements, if not resolved to the satisfaction of the former advisor would have caused him to make reference, in connection with the fairness opinion, to the subject matter of the disagreement or decline to give an opinion; and

•	The advisor, directly or indirectly, may not have an interest in, nor any material business or professional relationship with, us, our general partner, the borrower, or any affiliates of us, our general partner or the borrower. Independence will be considered to be impaired if, for example, during the period of the advisor’s engagement, or at any time of expressing its opinion, the advisor or the advisor’s firm: (1) has, or was committed to acquire any direct or indirect ownership interest in us, our general partner, borrower, or affiliates of us, our general partner or the borrower; (2) had any joint closely-held business investment with us, our general partner, the borrower, or affiliates of us, our general partner or the borrower, which was material in relation to the advisor’s net worth; or (3) had any loan to or from us, our general partner, the borrower, or affiliates of us, our general partner or the borrower. For purposes of determining whether a business or professional relationship or joint investment is material, the gross revenue derived by the advisor from us, our general partner, the borrower, or affiliates of us, our general partner or the borrower shall be deemed material if it exceeds 5% of the annual gross revenue derived by the advisor from all sources, or exceeds 5% of the individual’s or advisory firm’s net worth (on an estimated fair market value basis).
      The independent advisors from whom we expect to request fairness opinions are Henry S. Miller Investment Banking Group, Value, Inc. and Jackson, Claborn, Inc.
Purchases, Sales and Leases with Our General Partner
      We will not sell any mortgage loan or foreclosed property to our general partner or its affiliates. In addition, we will not purchase any mortgage loan in which our general partner or its affiliates have an interest or from any entity in which our general partner or its affiliates have an interest except (1) pursuant to a joint venture agreement meeting certain conditions as described in our partnership agreement or (2) pursuant to a right of first refusal for such property in accordance with the terms of our partnership agreement, provided that the purchase price for such property pursuant to the right of first refusal is not greater than the fair market value as determined by an independent appraisal. Notwithstanding the foregoing, our general partner or its affiliates may temporarily enter into contracts relating to investment properties to be assigned to us prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for us or the borrowing of money or obtaining of financing for us or completion of construction of the property or any other purpose related to our business, provided that (1) such property is purchased by us for a price no greater than the cost of such property to our general partner or its affiliates (including closing and carrying costs), (2) our general partner or its affiliates has not held title to such property for more than 12 months prior to the commencement of this offering, (3) the cost of the property does not exceed the funds reasonably anticipated to be available to us to purchase such property, (4) there is no other benefit to our general partner or its affiliate other than from compensation otherwise permitted, and (5) all income generated and expenses associated with the property are treated as belonging to us. Neither our general partner nor any of its affiliates will be granted an exclusive right to sell or exclusive employment to sell any property on our behalf.
Interests in Other Mortgage Programs
      Our general partner and its affiliates are affiliated with other mortgage programs similar to ours, and we expect that they will organize other such programs in the future. Our general partner also provides asset management services to affiliated programs and receives compensation from such programs for such services. Our general partner and such affiliates have legal and financial obligations with respect to these other programs that are similar to their obligations to us.
      We rely on our general partner and its affiliates for the day-to-day operation of our business. As a result of their interests in other mortgage programs and the fact that they have also engaged, and will continue to engage, in other business activities, our general partner and its affiliates will have conflicts of interest in allocating their time between us and other mortgage programs and other activities in which they are involved. In addition, our partnership agreement does not specify any minimum amount of time or level of attention that our general partner must devote to us. However, our general partner believes that it and its affiliates have sufficient personnel to discharge fully its responsibilities to us and the other ventures in which it is involved.
Lack of Separate Representation
      Morris, Manning & Martin, LLP acts as counsel to us, our general partner and our affiliates in connection with this offering and may in the future act as counsel to us, our general partner and our affiliates. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute was to arise between us, our general partner or any of our affiliates, separate counsel for such matters will be retained as and when appropriate.
Co-investments and Joint Ventures with Affiliates of the General Partner
      We are likely to participate as co-investors in certain loans along with UDF I, UDF II or other affiliates of our general partner (as well as other parties) for the funding or acquisition of mortgage loans or entities that make or invest in mortgage loans. Our general partner and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular co-investment agreement. We intend to enter into a participation agreement with UDF I and UDF II pursuant to which we will invest in the same loans and transactions as UDF I and UDF II on a pro rata basis based on the amount of capital held by each entity that is available for investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for us to make an investment on such pro rata basis. In the event that we do co-invest in a loan with an affiliate, we expect to also enter into an inter-creditor agreement that will define our rights and priority with respect to the underlying collateral. Our general partner will face conflicts of interests with respect to such agreement among creditors. Moveover, any co-venturer may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. Furthermore, we may enter into joint venture arrangements with certain other affiliates. Should any such joint venture be consummated, our general partner may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our general partner and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.
Receipt of Fees and Other Compensation by Our General Partner and Its Affiliates
      A transaction involving the purchase and sale of mortgage loans will result in the receipt of compensation by our general partner and its affiliates, including placement fees and origination fees. Subject to its fiduciary duties and specific restrictions set forth in our partnership agreement, our general partner has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our general partner may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our general partner and its affiliates regardless of the quality of our investments or the services provided to us. See “Compensation of Our General Partner and Its Affiliates.”
Tax Audit Proceeding
      In the event of an audit of our federal income tax returns by the Internal Revenue Service, it is possible that the interests of our general partner in such tax audit could become inconsistent with or adverse to the interests of our limited partners. In this regard, our general partner, who is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service, may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the Internal Revenue Service in a federal income tax audit. For example, as the tax matters partner and preparer of our tax returns, our general partner may desire to settle an audit in order to avoid the possibility of the imposition of a penalty against it, even though we may have a sustainable defense to the position asserted by the Internal Revenue Service or may be not be responsible for the full amount asserted by the Internal Revenue Service. See “Federal Income Tax Considerations.”
Relationship with an Affiliate of a Selling Group Member
      Certain members of the advisory board to UMT Holdings are principals of IMS, Inc., which is an affiliate of IMS Securities, one of our proposed selling group members. UMT Holdings compensates IMS, Inc. $2,500 per month for the service of these persons on the UMT Holdings advisory board. Some employees, consultants and others providing services to or on behalf of us, UMT Holdings, and affiliates of us or UMT Holdings, in some cases in return for compensation from these entities, are also registered representatives with IMS Securities, and may receive compensation from IMS Securities unrelated to this offering. In addition, certain registered representatives of IMS Securities, from time to time, may also be employees of UMTH Funding, an affiliate of our general partner. Such persons are expected to perform wholesaling services in connection with this offering. In the ordinary course of their businesses, the participating dealers and their respective affiliates may have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with our affiliates, for which the participating dealers may have received and may receive in the future customary compensation for their services. These arrangements may create conflicts of interest between our general partner and its general partner, UMT Holdings.
Guidelines and Limits Imposed by Our Partnership Agreement
      The agreements and arrangements among us, our general partner and its affiliates have been established by our general partner, and our general partner believes the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, our general partner has agreed to the guidelines and limitations set forth in Section 11.3 of our partnership agreement entitled “Limitations on Powers of the General

Partner” and in Article XIII of our partnership agreement entitled “Transactions Between General Partners and the Partnership.” Among other things, these provisions:

•	set forth the specific conditions under which we may own mortgages jointly or in a partnership with an affiliate of the general partners;

•	prohibit us from purchasing mortgages or leasing investment properties from our general partners or their affiliates except under certain limited circumstances;

•	prohibit the commingling of partnership funds (except in the case of making capital contributions to joint ventures and to the limited extent permissible under the NASAA Guidelines); and

•	require us to obtain an independent appraisal of the property securing each mortgage loan that we purchase.

FIDUCIARY DUTY OF THE GENERAL PARTNER
      Our general partner will be accountable to us as a fiduciary and, consequently, will be required to exercise good faith and integrity in all its dealings with respect to partnership affairs. Our general partner must exercise its fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in its immediate possession or control, and must not use or employ, or permit another to use or employ, such funds or assets in any manner except for our exclusive benefit. In addition, our general partner is not permitted to contract away the fiduciary duty owed to the limited partners by our general partner under common law.
      Where the question has arisen, courts have held that a limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a “class action,” to recover damages for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a “partnership derivative action,” to recover damages from third parties. Delaware law specifically permits a limited partner of a Delaware limited partnership to bring a derivative action on behalf of the partnership if:

•	the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or if an effort to cause such general partner or partners to bring the action is not likely to succeed; and

•	the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement from a person who was a partner or an assignee of a partnership interest at the time of such transaction.
      Under Delaware law, a general partner of a Delaware limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners, except as provided in the partnership agreement or Delaware law. As a result, subject to the terms of our partnership agreement, our general partner is liable for the debts and obligations that we incur. However, our partnership agreement provides that our general partner and its affiliates shall not be liable, responsible or accountable in damages or otherwise to us or to any of our limited partners for any act or omission performed or omitted by our general partner or its affiliates in good faith and reasonably believed to be in our best interest, except for conduct involving the receipt of an improper personal benefit, negligence, misconduct or breach of fiduciary duty.
      Our partnership agreement provides that we will indemnify our general partner and its affiliates from and against liabilities and related expenses incurred in dealing with third parties while acting on behalf of or performing services for us arising out of any act or failure to act that our general partner reasonably believed was in our best interest, provided that our general partner shall not be indemnified by us for any liabilities resulting from its own negligence or misconduct. Our partnership agreement provides that our general partner will not be indemnified for liabilities with respect to a proceeding in which (1) the general partner is found liable on the basis that it improperly received personal benefit, whether or not the benefit resulted from an action taken in its official capacity, or (2) the general partner is found liable to us or our limited partners. In addition, our general partner will not be indemnified for any liabilities or expenses in relation to a proceeding in which its action or failure to act constituted negligence or misconduct in the performance of its duty to us or our limited partners. Any indemnification of our general partner is recoverable only out of our assets and not from the limited partners.
      Notwithstanding the foregoing, we will not indemnify our general partner or any person acting as a broker-dealer with respect to our units of limited partnership interest from any liabilities incurred by them arising under federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.
      In addition, prior to seeking a court approval for indemnification, our general partner is required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted for our general partner or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

PRIOR PERFORMANCE SUMMARY
Prior Investment Programs
      The information presented in this section represents the historical experience of certain real estate programs managed by our general partner and its affiliates. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our units will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.
      UMTHLD serves as our general partner, UMT Holdings is the sole limited partner of our general partner and UMT Services serves as UMTHLD’s general partner. Six of the seven partners of UMT Holdings and all of the owners of UMT Services have served as sponsors, officers, directors or advisors to three prior real estate programs over the last ten years. Based on an analysis of the operating results of the prior real estate programs, the sponsors believe that each of such programs has met or is meeting its principal investment objectives in a timely manner. The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); and (4) results of sales or disposals of assets (Table V). Because no real estate program sponsored by our affiliates has completed operations in the most recent five years, Table IV has not been included in the Prior Performance Tables. Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, provides certain additional information relating to assets acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.
Public Programs
      Currently, UMT Advisors, Inc., an affiliate of our general partner, is administering United Mortgage Trust, a Maryland real estate investment trust with investment objectives similar to ours. United Mortgage Trust invests in loans secured by residential real estate. The last public offering with respect to United Mortgage Trust terminated on October 15, 2003. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the public offerings initiated over the last ten years and compensation paid to the sponsors of these programs.

United Mortgage Trust
      United Mortgage Trust, a Maryland real estate investment trust, was formed in March 1997 to acquire residential real estate secured loans. UMT Advisors, Inc., an affiliate of our general partner, serves as the advisor to United Mortgage Trust. The first public offering of United Mortgage Trust’s shares of beneficial interest commenced in March 1997 and was succeeded by a secondary offering in June 2001. At the close of the secondary public offering on October 15, 2003, United Mortgage Trust had raised gross offering proceeds of approximately $148.9 million from the issuance of 7,501,037 shares of beneficial interest to 3,431 investors. Approximately 88% of the net offering proceeds from the sale of United Mortgage Trust’s shares of beneficial interest, or approximately $131.0 million, was available for the purchase of residential real estate secured loans. As of December 31, 2005, United Mortgage Trust had issued an aggregate of 7,852,701 shares, with 797,582 shares repurchased and retired to treasury, leaving 7,055,119 shares outstanding. Total capital raised from share issuances was approximately $156.8 million.

Shares sold subsequent to October 2003 have been offered under our dividend reinvestment plan. No commissions are paid with respect to shares sold under this plan subsequent to October 2003.
      United Mortgage Trust primarily purchases interim real estate loans for the acquisition and renovation of residential real estate secured by first lien mortgages and residential lot development loans for the acquisition and development of single-family lots secured by first and second lien mortgages and equity participations in residential real estate lot developments. In addition, United Mortgage Trust’s portfolio includes long-term residential real estate loans. Proceeds from the repayment of loans are reinvested in new interim and residential lot development loans. In addition, United Mortgage Trust previously purchased long-term residential real estate loans. United Mortgage Trust purchased 6,414 loans during the period of March 1997 through December 31, 2005. Of the loans acquired, approximately 77%, or 4,945, have been repaid or satisfied through foreclosure on the underlying assets. Loans paid in full represent 71%, or 4,527 loans, and 7%, or 418 loans, were foreclosed upon and the underlying assets sold. With respect to the loans that were satisfied through foreclosure on the underlying assets, United Mortgage Trust’s aggregate provision for loan losses through December 31, 2005 was $8,703,463; however, actual loan losses after sales of foreclosed assets were $6,763,969. The remaining amount was carried forward as a reserve provision for future losses. All of the loans purchased were residential real estate loans secured by single-family homes, residential lots or land designated for development into single-family or residential lots. The aggregate dollar amount of the loans acquired by United Mortgage Trust, as of December 31, 2005, was approximately $504.0 million. Approximately 74% of the aggregate portfolio loans were secured by renovation properties or new home construction properties, approximately 11% were secured by owner occupied residences, and approximately 15% were secured by residential lot developments. As of December 31, 2005, approximately 68% of the properties securing United Mortgage Trust’s loans were located in Texas, 10% in California, 3% each in Georgia, Missouri, North Carolina and Tennessee, 1% each in Colorado, Illinois, Indiana, Michigan, Ohio and South Carolina and Virginia, and less than 1% each in Alabama, Florida, Iowa, Kansas, Kentucky, Louisiana, Maryland, Minnesota, Mississippi, Oklahoma and Pennsylvania. At year end 2004, approximately 80% of the properties securing United Mortgage Trust’s loans were located in Texas, 5% were in Florida, 3% in Georgia, 2% each in California, Illinois and North Carolina, 1% each in Tennessee, Indiana, Colorado and Missouri, and less than 1% each in Pennsylvania, Kentucky, Louisiana, Oklahoma, South Carolina, Ohio, Kansas, Mississippi, Alabama, Minnesota and Michigan. At years end 2003 and 2002, the vast majority of the properties securing United Mortgage Trust’s mortgage investments were located in Texas.
      The following table breaks down the aggregate value of loans held by United Mortgage Trust as of December 31, 2005. References in the following table and in this “Prior Performance Summary” section to “long-term” loans shall be to loans with terms ranging from 180 to 360 months in length, which have historically been referred to by the company as residential mortgages or contracts for deed. References in the following table and in this “Prior Performance Summary” section to “interim” loans shall be to loans with terms of 12 months or less, historically referred to by the company as interim mortgage loans.
United Mortgage Trust Portfolio, December 31, 2005

	Percent of Total	Portfolio as of
Type of Loan	Loans	December 31, 2005

Interim real estate loans	67%	$72,956,000
Residential lot development loans	28%	$30,317,000
Long-term residential real estate loans	5%	$5,816,000
      Upon request, prospective investors may obtain from us, without charge, copies of offering materials and any reports prepared in connection with United Mortgage Trust, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to Shareholder Relations, UMT Holdings, L.P., 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080. Many of the offering materials and reports prepared in connection with the

United Mortgage Trust public program are also available on the United Mortgage Trust web site, www.unitedmortgagetrust.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.
Acquisition of Loans for United Mortgage Trust (January 1, 2002 through December 31, 2005)
      As of December 31, 2005, United Mortgage Trust owned outright 36 long-term residential real estate loans and two rental properties. The balance of United Mortgage Trust’s interest in long-term loans (387 long-term loans) were securitized and held in trust on behalf of Bayview Financial, L.P. (Bayview), an unaffiliated third-party investor in the senior position, and UMT LT Trust, a wholly owned subsidiary of United Mortgage Trust, in the subordinate position. The total unpaid principal balance for long-term residential loans on United Mortgage Trust’s books at December 31, 2005 was approximately $5.8 million, and the annualized yield was 10.86%. Such yield is stated on an accrual basis and represents the blended yield, as of December 31, 2005, of United Mortgage Trust’s interest in the aforementioned 36 long-term residential loans and in the aforementioned securitized loans. All annualized yields take into account downward adjustments for non-performing loans. United Mortgage Trust used the proceeds from the sale of the securitizations to pay down its line of credit, fund a line of credit for UDF I, and invest in interim mortgage loans. The unpaid principal balance on the UDF I line of credit was approximately $30.0 million, and the annualized yield for the year ended December 31, 2005 was 14.14%. Interim mortgages totaled approximately $73.0 million (1,013 loans at December 31, 2005) and the annualized yield for the loans was 12.98%.
Mortgage Portfolio Table

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2002	2003	2004	2005

Long-term mortgages	827	545	311	36
Rental properties	—	5	3	2
Loans remaining in first securitization	—	—	219	201
Loans remaining in second securitization	—	—	—	186
Vacant properties	78	72	24	33
Interim mortgages	827	1,136	945	1,013
Unpaid principal balance	$88,112,000	$105,936,898	$94,390,188	$82,692,038
Annual yield	13.04%	13.18%	12.79%	13.15%
Investment-to-value ratio	69.66%	70.34%	71.17%	67.98%
Average loan unpaid principal balance	$53,000	$60,000	$63,000	$52,000
      As of December 31, 2005, approximately 68% of the properties securing United Mortgage Trust’s loans were located in Texas, 10% in California, 3% each in Georgia, Missouri, North Carolina and Tennessee, 1% each in Colorado, Illinois, Indiana, Michigan, Ohio and South Carolina and Virginia, and less than 1% each in Alabama, Florida, Iowa, Kansas, Kentucky, Louisiana, Maryland, Minnesota, Mississippi, Oklahoma and Pennsylvania. At year end 2004, approximately 80% of the properties securing United Mortgage Trust’s loans were located in Texas, 5% were in Florida, 3% in Georgia, 2% each in California, Illinois and North Carolina, 1% each in Tennessee, Indiana, Colorado and Missouri, and less than 1% each in Pennsylvania, Kentucky, Louisiana, Oklahoma, South Carolina, Ohio, Kansas, Mississippi, Alabama, Minnesota and Michigan. At years end 2003 and 2002, the vast majority of the properties securing United Mortgage Trust’s mortgage investments were located in Texas.

      During 2003, United Mortgage Trust extended a $7.0 million line of credit to UDF I, a partnership that is affiliated with United Mortgage Trust’s advisor. In 2004, the line of credit was increased to $30.3 million. The line of credit was used to finance UDF I’s loans and investments in residential real estate developments. The UDF I loans are first lien loans or subordinate loans. The long term loan component securing the line of credit bears interest at an annualized percentage rate of 15% with interest payable monthly. The bridge loan component securing the line of credit bears interest at an annualized percentage rate of 13.5% with interest payable monthly, and is secured by the assignment of first lien loans made by UDF I to developers for the acquisition of pre-development residential real estate. As of December 31, 2005, 2004 and 2003, outstanding balances were approximately $30.3 million, $28.7 million and $6.1 million, respectively. See “— Acquisition of Investments and Loans for UDF I and UDF II (June 2003 (Inception) through December 31, 2005)” below.
      The tables below illustrate United Mortgage Trust’s default history for the years ended December 31, 2002, 2003, 2004 and 2005:
Long-term Residential Real Estate Loans Defaulted, Foreclosed Loans

	2002	2003	2004	2005

Number of loans defaulted at beginning of year	54	78	72	24
Aggregate value	$2,615,000	$3,676,000	$3,346,000	$868,000
Additional defaults during year	67	83	50	59
Aggregate value	$3,082,000	$3,818,000	$2,300,000	$2,830,000
Defaulted properties disposed of during year	43	89	98	49
Aggregate value	$2,021,000	$4,148,000	$4,778,000	$2,204,000
Number of loans defaulted at end of year	78	72	24	34
Aggregate value	$3,676,000	$3,346,000	$868,000	$1,494,000
Interim Mortgages Defaulted, Foreclosed Loans

	2002	2003	2004	2005

Number of loans defaulted at beginning of year	—	—	25	23
Aggregate value	—	—	$1,263,000	$2,026,000
Additional defaults during year	—	25	19	23
Aggregate value	—	$1,263,000	$1,343,000	$1,659,000
Defaulted properties disposed of during year	—	—	21	14
Aggregate value	—	—	$580,000	$1,258,000
Number of loans defaulted at end of year	—	25	23	32
Aggregate value	—	$1,263,000	$2,026,000	$2,427,000
Loan Losses Including Provision for Loan Losses

	2002	2003	2004	2005

Losses	$8,300	$2,172,000	$2,789,000	$3,742,000

      The following tables compare United Mortgage Trust’s three loan categories in dollars and as a percentage of United Mortgage Trust’s portfolio as of December 31, 2002, 2003, 2004 and 2005.

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2002	2003	2004	2005

Long-term residential real estate loans(1)	$39,840,000	$29,780,000	$17,749,000	$5,816,000
Percentage increase over prior period	(0.4)%	(1)%	(40)%	(67)%
Interim mortgages	$49,136,000	$71,547,000	$73,748,000	$72,956,000
Percentage increase over prior period	180%	48%	3%	(1)%
UDF I line of credit	—	$6,093,000	$28,722,000	$30,317,000
Percentage increase over prior period	—	100%	371%	6%

(1)	Includes UMT LT Trust’s subordinate interest in the Bayview securitizations.

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2002	2003	2004	2005

Long-term residential real estate loans	45%	28%	15%	5%
Interim mortgages	55%	66%	61%	67%
UDF I line of credit	—	6%	24%	28%
      As reflected in the above charts, United Mortgage Trust’s investments in long-term residential real estate loans (including mortgage loans and contracts for deed) have decreased over time. In 2000, United Mortgage Trust’s trustees directed its advisor to decrease the percentage of capital invested by United Mortgage Trust in long-term loans and to increase the capital invested in interim loans. This decision by United Mortgage Trust’s trustees was driven by the higher yield, lower default rates and lower loan-to- value ratio that had been realized by United Mortgage Trust in its previous interim loans. The long-term loan portfolio was reduced by United Mortgage Trust through prepayment by borrowers, sales of loans to third-party investors and sales of loans through securitization.
      As of December 31, 2005 United Mortgage Trust had purchased, in the aggregate, approximately $53.0 million of long-term real estate loans, invested approximately $374.0 million in interim mortgages and had invested approximately $77.0 million with UDF I. Approximately $18.0 million of the long-term loans were acquired from South Central Mortgage, Inc., an affiliate of United Mortgage Trust.
      Outstanding balances as of December 31, 2002, 2003, 2004 and 2005 pledged by or purchased from affiliates of United Mortgage Trust’s advisor were:

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
Affiliated Company	2002	2003	2004	2005

Line of Credit (UDF I)	—	$6,093,000	$28,722,000	$30,317,000
Ready America Funding	$9,424,000	$14,565,000	$25,011,000	$21,087,000
UMTH Lending	—	$13,713,000	$11,399,000	$24,164,000
Capital Reserve Corp.	$19,209,000	$9,194,000	$4,793,000	$2,030,000
Ready Mortgage Corp.	$6,091,000	$6,346,000	$2,338,000	$192,000
REO Property Company	—	$1,735,000	$1,910,000	$788,000
South Central Mortgage, Inc.	$923,000	$306,000	$150,000	$150,000
      United Mortgage Trust’s average daily outstanding balance on its line of credit, or leverage used in the acquisition of mortgage investments, during the years ended December 31, 2005, 2004, 2003 and 2002 was approximately $7.2 million, $4.9 million, $2.4 million, $3.0 million and $1.4 million, respectively. The outstanding balance on the line of credit was approximately $13.8 million as of December 31, 2005.
Private Programs
      The prior privately offered programs sponsored by our affiliates include two real estate limited partnerships, UDF I and UDF II. UDF I and UDF II invest in first lien and subordinate loans secured by residential real estate designated for single-family lot development, joint ventures and equity investments in single-family lot developments and provide credit enhancements for residential real estate acquisition and development loans. UDF II participates pro-rata in the investments purchased, originated or made by UDF I. Therefore, the loan and investment data summarized below includes investments by UDF I and UDF II collectively. Earnings for UDF I vary from UDF II primarily due to timing and amount of the investment. See Table III beginning on page A-4 for the individual performances of UDF I and UDF II. Through December 31, 2005, UDF I and UDF II have purchased or participated in 65 loans totaling approximately $154.1 million and made thirteen equity investments totaling approximately $22.5 million. Out of those purchases or participations, 48 of the loans totaling approximately $89.7 million and six of the equity investments totaling approximately $5.3 million have been partially or fully repaid. As of December 31, 2005, none of the prior private programs sponsored by affiliates of our general partner have foreclosed upon a property due to a default by a borrower. In one instance, however, a loan was declared in default and the lender, UDF I, accepted a negotiated sum as payment in full under the loan. There was no principal lost on that loan, only a reduction in the amount of interest paid, and the property was not foreclosed upon. All of the loans purchased or originated and investments made were residential development loans or investments, and 54% of the loans and investments were in the greater Dallas/ Fort Worth metropolitan area. Approximately 30% of the loans and investments were in the greater Houston metropolitan area, and approximately 16% of the loans and investments were in other markets. As of December 31, 2005, the total amount of funds raised from investors in UDF I was $10.05 million, and there were 43 investors in the program. UDF II is currently offering units of limited partnership interests to investors. As of December 31, 2005, the total amount of funds raised from investors in UDF II was $9.63 million and there were 128 investors in the program. UDF I and UDF II have investment objectives substantially similar to ours. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings initiated over the last ten years and compensation paid to the sponsors of these programs.
      The aggregate dollar amount of the loans and investments made by UDF I and UDF II from their inception in June 2003 through December 31, 2005 was approximately $176.6 million, including borrowed funds, reinvested distributions and loan principal repayments. As of December 31, 2005, all of the properties underlying the loans and investments made by UDF I and UDF II were new property developments. Through December 31, 2005, approximately $95 million in loan payoffs and return of equity investments has been received by UDF I or UDF II. Loan principal payoffs and equity returned are reinvested in new loans and equity investments as soon as practical. UDF I and UDF II distribute or reinvest partnership income as directed by their individual limited partners. Of the aggregate amount loaned or invested, approximately 92% was used to fund first lien and subordinate loans and approximately 8% was invested as equity in land development projects. The following table shows a breakdown by percentage of the aggregate amount of the loans and equity investments funded by UDF I and UDF II as of December 31, 2005:

			Number of Loans
Type of Investment	Percent of Total	Amount	or Investments

Land Development Loans	92%	$154,100,000	65
Land Development Equity Investments	8%	$13,900,000	13
      As of December 31, 2005, approximately $95 million of the loans and investments have been repaid or returned to UDF I and UDF II. From June 2003 through December 31, 2005, UDF I and UDF II have received approximately $3.2 million in net income from their investments. See Tables III and V of the Prior Performance Tables for more detailed information as to the operating results of such programs.

      As of December 31, 2005, the percentage of these programs, by investment, with investment objectives similar to ours was 100%.
      Table VI details the number and dollar amount of long-term residential loans, interim loans and land development loans purchased by United Mortgage Trust and amount of leverage used historically by United Mortgage Trust. Table VI also includes the number of loans and investments purchased and made by UDF I and UDF II, the location of the development and the historical amount of leverage used by UDF I and UDF II. For more detailed information regarding acquisitions of assets by such programs since December 31, 2005, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.
Acquisition of Investments and Loans for UDF I and UDF II (June 2003 (Inception) through December 31, 2005)
      On July 16, 2004, UDF I and UDF II entered into a master participation agreement pursuant to which UDF II agreed to invest the monies received by UDF II from investors in the existing assets of UDF I, including, without limitation, investments in loans, profit participations and equity (the UDF Investments). Under the terms of the agreement, UDF II will invest pari passu and pro rata in the UDF Investments in proportion to the amount of investment capital received by UDF II as compared to the amount of investment capital received by UDF I. In consideration for UDF II’s participation in the UDF Investments, the master participation agreement requires UDF I to share its returns with UDF II pari passu and pro rata based on the relative participation of UDF I and UDF II in the UDF Investments, in terms of the amount of capital used to purchase UDF Investments, with all allocable liabilities, income and expenses determined by UDF I in its reasonable discretion.
      In accordance with the master participation agreement and effective as of July 17, 2004, UDF II purchased a participation interest in all of the then-existing UDF Investments. UDF II has participated in all UDF Investments entered into by UDF I since such time. With respect to the following summaries of UDF I’s equity investments and loans, any investments or loans outstanding as of, or entered into subsequent to, July 16, 2004 include a participation interest by UDF II.
      In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.
      The prior programs sponsored by our affiliates have occasionally been adversely affected by the limited supply of suitable loans available for purchase. When sufficient numbers of suitable loans historically were not available for purchase, United Mortgage Trust experienced excess uninvested cash. Uninvested cash resulted in lower earnings per share as evidenced for the years 1998 and 1999 on Table III beginning on page A-4. Increased loan default rates resulted in decreased net income for United Mortgage Trust, as evidenced for the years 2003 and 2004 illustrated on Table III. Decreases in the available amount and use of leverage, along with increases in the amount of equity in relation to debt result in lower returns on equity, as experienced by UDF I and UDF II for the years 2004 and 2005, as illustrated on Table III. The continuing operations of prior programs sponsored by our affiliates can be expected in the future to experience decreases in net income when economic conditions decline, specifically the availability of suitable loans, loan default increases and decreases in the amount and availability of leverage. Some of these programs may be unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. In addition, prior programs may be required to assume or pay off senior debt in order to protect their investments. Our business will be affected by similar conditions.
      No assurance can be made that our program or other programs sponsored by our general partner and its affiliates will ultimately be successful in meeting their investment objectives.

DISTRIBUTIONS AND ALLOCATIONS
Carried Interest
      If our general partner enters into commitments to investments in mortgages in excess of 82% of the gross offering proceeds, our general partner will be entitled to a carried interest equal to (a) 1% for the first 2.5% of commitments to investments in mortgages above 82% of the gross offering proceeds (or if commitments to investments in mortgages are above 82% but no more than 84.5%, 1% multiplied by the fractional amount of commitments to investments in mortgages above 82%), (b) 1% for the next 2% of additional commitments to investments in mortgages above 84.5% of the gross offering proceeds (or if commitments to investments in mortgages are above 84.5% but no more than 86.5%, 1% multiplied by the fractional amount of commitments to investments in mortgages above 84.5%) and (c) 1% for each additional 1% of additional commitments to investments in mortgages above 86.5% of the gross offering proceeds (or a fractional percentage equal to the fractional amount of any 1% of additional commitments to investments in mortgages). By way of illustration, if 85.5% of UDF III’s gross offering proceeds are committed to investments in mortgages, then our general partner would be entitled to a carried interest of 1.5% (1% for the first 2.5% of commitments to investments in mortgages above 82% of the gross offering proceeds and 0.5% for the next 1% of additional commitments to investments in mortgages above 84.5% of the gross offering proceeds) of any amount otherwise distributable to the limited partners after deduction of any promotional interest payable to our general partner.
      A “carried interest” is an equity interest in UDF III to participate in all distributions, other than distributions attributable to our general partner’s promotional interest, of cash available for distribution and net proceeds from a capital transaction that are distributable under subsection (c) of the distribution priority for net proceeds from a capital transaction described below.
      In order for proceeds to be considered “committed” for purposes of calculation and payment of a carried interest, we must be obligated by contract or other binding agreement to invest such proceeds in mortgages, to the exclusion of any other use for such proceeds or no use at all.
      “Investments in mortgages” are the aggregate amount of capital contributions from investors used by us to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves (but excluding working capital reserves in excess of 3% of the aggregate capital contributions) and other cash payments such as interest and taxes but excluding our organization and offering expenses, selling commissions, wholesaling fees, marketing support fees, due diligence fees, acquisition and origination fees, and any other front-end fees.
      Our general partner’s “promotional interest” is our general partner’s right to receive:

•	prior to the return to the limited partners of all of their capital contributions plus an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions, 10% of all cash available for distribution;

•	following the return to the limited partners of all of their capital contributions plus an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions, 15% of all cash available for distribution; and

•	following the return to the limited partners of all of their capital contributions plus an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions, 15% of all net proceeds from a capital transaction. See “— Net Proceeds from a Capital Transaction” below.
Distributions of Cash Available for Distribution
      “Cash available for distribution” is the cash funds received by us from operations (other than net proceeds from a capital transaction described below), including, without limitation, interest, points or dividends from interim investments and proceeds from borrowings, if any, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves. Our partnership agreement provides that any cash available for distribution that is distributed to a limited partner will be first applied as a return of capital until such limited partner has been distributed aggregate cash available for distribution and capital proceeds equal to such limited partner’s capital contributions. Next, distributions will be applied in satisfaction of the limited partner’s unreturned 8% per annum, non-compounding, cumulative return on his unreturned capital contributions until such limited partner has been distributed aggregate cash available for distribution and capital proceeds equal to his capital contributions and 8% per annum, non-compounding, cumulative return on his unreturned capital contributions. Thereafter, any cash available for distribution that is distributed to a limited partner will be deemed a distribution of profit (above the 8% per annum, non-compounding, cumulative return on his unreturned capital contributions) with respect to the limited partner’s units.
      Prior to the return to the limited partners of all of their capital contributions and an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions, cash available for distribution shall be distributed as follows: (a) a percentage of such cash available for distribution equal to the difference between 90% less our general partner’s carried interest shall be distributed to the limited partners in accordance with the limited partners’ relative unit ownership, and (b) a percentage of such cash available for distribution equal to the sum of 10% (our general partner’s promotional interest) plus our general partner’s carried interest shall be distributed to our general partner. For example, if our general partner’s carried interest equaled 1.47% on the date of a distribution of cash available for distribution and the limited partners had not been distributed all of their capital contributions and an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions immediately prior to such distribution or as a result of such distribution, then 88.53% of the cash available for distribution on the date of such distribution would be distributed to the limited partners and 11.47% of the cash available for distribution on the date of such distribution would be distributed to our general partner.
      Following the return to the limited partners of all of their capital contributions and an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions, cash available for distribution shall be distributed as follows: (a) a percentage of such cash available for distribution equal to the difference between 85% less our general partner’s carried interest shall be distributed to the limited partners in accordance with the limited partners’ relative unit ownership, and (b) a percentage of such cash available for distribution equal to the sum of 15% (our general partner’s promotional interest) plus our general partner’s carried interest shall be distributed to our general partner. For example, if our general partner’s carried interest equaled 1.47% on the date of a distribution of cash available for distribution and the limited partners had been distributed all of their capital contributions and an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions immediately prior to such distribution, then 83.53% of the cash available for distribution on the date of such distribution would be distributed to the limited partners and 16.47% of the cash available for distribution on the date of such distribution would be distributed to our general partner.
      We intend to create a reserve from our net interest income and net proceeds from capital transactions, in addition to our working capital reserves and reserves for our unit redemption program, to recover some of the organization and offering expenses, including selling commissions and marketing support fees, we will incur in connection with this offering. By recovering some of such organization and offering expenses, such reserve is intended to cause the net asset value of the partnership to be on parity with or greater than the amount that we may pay for units under our unit redemption program, so that investors that do not elect or are unable to have some or all of their units redeemed under our unit redemption program hold units that have a value approximately equal to or greater than the price payable or paid for units that are redeemed. We initially intend to deposit in such reserve 9.5% of any cash that is otherwise available for distribution (from operations or capital proceeds). Provided that we do not suffer a sustained decline in our net asset value, we expect such amount will recover approximately 10% of the organization and offering expenses per year, taking into account amortization of such expenses, and that all organization and offering expenses will be fully recovered after ten years, or sooner. However, it is likely that non-redeeming unit holders will experience dilution as a result of redemptions which occur at a time when the net asset value has decreased, regardless of the reserve. The reserve will reduce the amount of cash available for distribution.
Net Proceeds from a Capital Transaction
      A “capital transaction” means a transaction that produces proceeds from (a) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (b) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (c) insurance or a guarantee with respect to a mortgage.
      Except as provided below with respect to the distribution of certain capital proceeds received by us after the seventh anniversary of the date that this offering is declared effective by the Securities and Exchange Commission, net proceeds from capital transactions shall be distributed as follows:

•	first, to the limited partners until the limited partners have been returned all of their capital contributions, such distributions to be made to the limited partners in proportion to their respective unreturned capital contributions;

•	next, to the limited partners until the limited partners have been distributed an 8% per annum, non-compounding, cumulative return on their unreturned capital contributions, such distributions to be made to the limited partners in proportion to their respective accrued but unpaid preferred returns; and

•	thereafter, (a) a percentage of such remaining net proceeds from a capital transaction equal to the difference between 85% less our general partner’s carried interest shall be distributed to the limited partners in accordance with the limited partners’ relative unit ownership, and (b) a percentage of such net proceeds from a capital transaction equal to the sum of 15% (our general partner’s promotional interest) plus our general partner’s carried interest shall be distributed to our general partner.
      If we desire to reinvest capital proceeds after the seventh anniversary of the date that this offering is declared effective by the Securities and Exchange Commission, then a limited partner may elect to receive his share of any capital proceeds that we desire to reinvest by providing written notice to us of such election. If a limited partner elects to receive his share of any capital proceeds we desire to reinvest, then such limited partner shall be entitled to receive a portion of all capital proceeds received by us after the date we receive such notice or the seventh anniversary of the date that the offering is declared effective by the Securities and Exchange Commission, whichever is later. The portion of capital proceeds distributable to a limited partner in this circumstance will correspond to the limited partner’s proportionate share of the unreturned capital contributions of all limited partners immediately prior to such distribution.
      The reserve we intend to create to recover some of the organization and offering expenses we will incur in connection with this offering will reduce the amount of cash available for distribution. See “— Distributions of Cash Available for Distribution,” above.
Liquidating Distributions
      Liquidating distributions, defined in our partnership agreement to mean generally the distribution of the net proceeds from our dissolution and termination or from the sale of substantially all of our remaining assets, will be distributed among the general partner and the limited partners in accordance with each such partner’s positive capital account balances, after the allocation of gain on sale and other appropriate capital account adjustments. The effect of this provision is that liquidating distributions will be made in a manner essentially the same as we make other distributions of net proceeds from a capital transaction (and not in the manner capital proceeds are distributed to any limited partner that elects to receive capital proceeds we desire to reinvest after the seventh anniversary of the date that this offering is declared effective by the Securities and Exchange Commission).

Partnership Allocations
      All of our profits and losses will be allocated to cause each partner’s capital account to equal the amount that would be distributed to each partner if we were liquidated as of the end of each fiscal year. However, excluding amounts allocable to our general partner’s carried interest, in no event will our general partner be allocated (a) more than 10% of profits from normal operations prior to the return to the limited partners of all of their capital contributions and an 8% per annum preferred return on their capital contribution, (b) more than 15% of profits from normal operations following the return to the limited partners of all of their capital contributions and an 8% per annum preferred return on their capital or (c) gains from capital transactions that would result in distributions to our general partner of more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus an 8% annual, non-compounded return on their net capital contributions. It is the intent of the foregoing limitations that our general partner receives no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any amount that must be reallocated will be reallocated to our limited partners on a per unit basis.
      Our partnership agreement contains a “qualified income offset” provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items that causes a deficit or negative balance in such partner’s capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner that would cause the limited partner’s capital account to become negative. A limited partner’s capital account would become negative in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. See “Federal Income Tax Considerations — Allocations of Profit and Loss.”
      The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when we have a net loss from operations or from the sale of foreclosed property.
      Income, losses and distributions of cash relating to units that are acquired directly from us during this offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.
      Under our partnership agreement, if our general partner determines that it will be advantageous to us, it is authorized, in its discretion, to amend the allocations provisions of our partnership agreement in order to satisfy certain tax rules, which may permit us to avoid generating UBTI for limited partners that are tax-exempt entities. However, even if our general partner is advised by our regular accountants or counsel that the amendments will achieve such a result, our general partner is not obligated to amend the allocations provisions.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN
      The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Exhibit D.
Investment of Distributions
      We have adopted a distribution reinvestment plan pursuant to which investors may elect to have a portion of the full amount of their distributions from us reinvested in additional units. We are offering 5,000,000 units for sale pursuant to our distribution reinvestment plan at $20 per unit, which will be available only until the termination of this offering, which is anticipated to be May 15, 2008, unless extended by our general partner. Our general partner has the discretion to extend the offering period for the units being offered pursuant to this prospectus under our distribution reinvestment plan.
      Selling commissions not to exceed 1.0% may be paid with respect to units purchased pursuant to the distribution reinvestment plan. Each limited partner is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with us, no selling commission will be paid with respect to distributions that are then being reinvested. Amounts that would otherwise have been paid as selling commissions will be retained and used for additional investments. Accordingly, the economic benefits resulting from an investor’s decision not to identify an account executive will be shared with all investors. No marketing support fee will be paid with respect to units purchased pursuant to the distribution reinvestment plan.
      Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Phoenix American Financial Services, Inc.) will act on behalf of participants to reinvest the distributions they receive from us. Investors participating in the distribution reinvestment plan may purchase fractional units. If sufficient units are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash to the participants. Investors purchasing units pursuant to our distribution reinvestment plan will have the same rights as other limited partners as to those units and will be treated in the same manner as if such units were issued pursuant to our offering.
      After the expiration of the offering of our units under the distribution reinvestment plan, our general partner may determine to allow participants to reinvest their distributions from us in units issued by a subsequent United Development Funding program only if all of the following conditions are satisfied:

•	a registration statement covering the interests in the subsequent United Development Funding program has been declared effective under the Securities Act of 1933;

•	the offer and sale of such interests is qualified for sale under applicable state securities laws;

•	prior to the time of such reinvestment, the investor has received the final prospectus and any supplements thereto offering interests in the subsequent United Development Funding program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	the participant executes the subscription agreement included with the prospectus for the subsequent United Development Funding program;

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent United Development Funding program; and

•	the subsequent United Development Funding program has substantially identical investment objectives as we have.

      Investors who invest in subsequent United Development Funding programs pursuant to a distribution reinvestment plan will become investors in such subsequent United Development Funding program and, as such, will receive the same reports as other investors in the subsequent United Development Funding program.
Election to Participate or Terminate Participation
      An investor may become a participant in our distribution reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for units. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates.
      Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his broker as to the broker’s position regarding participation in the distribution reinvestment plan.
      Our general partner reserves the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “Investment by Tax-Exempt Entities and ERISA Considerations.”
      Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, subscription agreement or partnership agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.
      Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective beginning with the first distribution that relates to the month ended ten or more days after notice of termination is received. In addition, a transfer of units will terminate participation in the distribution reinvestment plan with respect to such transferred units as of the first day of the month in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.
      Offers and sales of units pursuant to the distribution reinvestment plan must be registered in every state in which offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units pursuant to the distribution reinvestment plan in any states in which registration is not renewed annually.
Reports to Participants
      Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of units or other interests purchased during the quarter, the purchase price for such units or interests, and the total units or interests purchased on behalf of the participant pursuant to our distribution reinvestment plan.

Federal Income Tax Considerations
      Taxable participants will incur tax liability for interest income allocated to them even though they have elected not to receive their distributions in cash but rather to have such distributions reinvested under our distribution reinvestment plan. See “Risk Factors — Federal Income Tax Risks.”
Amendment and Termination
      We reserve the right to amend any aspect of our distribution reinvestment plan with 30 days notice to participants. We also reserve the right to terminate our distribution reinvestment plan in the sole discretion of the general partner at any time by sending written notice of termination to all participants.

REAL PROPERTY LOANS AND INVESTMENTS
      As of the date of this prospectus, we have not funded, acquired nor contracted to acquire any specific loans. Our general partner is continually evaluating various potential loans and engaging in discussions and negotiations with developers and home builders regarding the financing of development properties. We intend to participate in loans made by affiliated partnerships, specifically UDF I and UDF II. Our general partner intends to supplement this prospectus approximately once each quarter to disclose the transactions entered into in the preceding quarter and any probable transactions we are considering. YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE OF ANY PROPOSED TRANSACTION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND THE CONSUMMATION OF THE TRANSACTION.
      We intend for the proceeds of this offering to be invested in accordance with our investment policies and to return to investors any funds available for investment that are not expended or committed to the funding or acquisition of mortgage loans on or before the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering and not reserved for working capital purposes. For information regarding when funds shall be deemed committed for this purpose, see “Distributions and Allocations.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
      As of the date of this prospectus, we have not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in mortgage loans and equity investments in entities that make mortgage loans and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for units are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the funding and acquisition of mortgage loans.
      The net proceeds of this offering will provide funds to enable us to fund or acquire loans. We may fund the loans in cash or a combination of cash and senior debt, if favorable borrowing terms are available. The proceeds from such senior debt borrowings will be used to fund and acquire loans. We have not entered into any arrangements to fund or acquire any mortgage loans. The number of loans we fund or acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in loans. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.
      Until required for the funding or acquisition of loans, net offering proceeds will be kept in short-term, liquid investments. Our general partner may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by loans or out of net proceeds from loan repayments.
Material Trends Affecting Our Business
      We are a real estate finance company and derive a substantial portion of our income by originating, purchasing, participating in and holding for investment mortgage loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of real property as single-family residential lots that will be marketed and sold to home builders. We intend to concentrate our lending activities in the southeast and southwest sections of the United States, particularly in Texas, Florida and Arizona. These areas continue to experience a strong demand for new construction single family homes. Additionally, we intend to concentrate our lending activities with national homebuilders and large regional homebuilders and developers who sell single family residential home lots to such national and regional homebuilders.
      The residential homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions, such as levels of employment, consumer confidence and income, availability of financing for acquisition, construction and permanent mortgages, interest rate levels and demand for housing. Sales of new homes are also affected by the condition of the resale market for used homes, including foreclosed homes. Housing demand is, in general, adversely affected by increases in interest rates, housing costs and unemployment and by decreases in the availability of mortgage financing.
      Our primary market risk exposure is the risk of loss resulting from adverse changes in interest rates. Changes in interest rates may impact both demand for our real estate finance products and the rate of interest on the loans we make. In most instances, the loans we will make will be junior in the right of repayment to senior lenders who will provide loans representing 70% to 80% of total project costs. As senior lender interest rates available to our borrowers increase, demand for our mortgage loans may decrease, and vice versa.
      Our general partner is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate and interest rates generally, that they reasonably anticipate to have a material impact on either the income to be derived from our investments in mortgage loans and entities that make mortgage loans, other than those referred to in this prospectus.

Liquidity
      Our liquidity requirements will be affected by (1) outstanding loan funding obligations, (2) our administrative expenses, and (3) debt service on senior indebtedness required to preserve our collateral position. We expect that our liquidity will be provided by (1) loan interest payments, (2) loan principal payments, (3) proceeds form sale of units of our limited partnership interests, (4) sale of loan pools through securitization and direct sale of loans, (5) proceeds from our distribution reinvestment plan, and (6) credit lines available to us.
      In most cases, loan interest payments will be funded by an interest reserve. Interest reserve accounts are funded as loan proceeds and are intended to provide cash for monthly interest payments until such time that revenue from sale of land or developed lots are sufficient to meet the debt service obligations. In the event that interest reserves are exhausted prior to realization of sufficient cash from land or lot sales, a loan default may occur. Payment defaults and decreasing land and lot sales may result in less liquidity and affect our ability to meet our obligations and make distributions. The inability to sell additional partnership interests may result in our inability to fund loans, and the inability to sell loan pools may result in longer periods to return principal to our investors. Limited credit facilities may impact our ability to meet our obligations or expand our loan portfolio when other sources of cash are not sufficient.
      Increased liquidity needs could result in the liquidation of loans to raise cash, thereby reducing the number and amount of loans outstanding and the resultant earnings realized. We do not intend to incur indebtedness; however, we may secure lines of credit to bridge any cash needs when other sources of cash are insufficient to meet our obligations.

SUMMARY OF PARTNERSHIP AGREEMENT
      The rights and obligations of our investors will be governed by our partnership agreement. The form of our partnership agreement is included in its entirety as Exhibit B to this prospectus. Our partnership agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study our partnership agreement carefully before making any investment decision to purchase our units.
      The following statements are intended to summarize the material provisions of our partnership agreement, with the exception of certain information that is summarized under separate sections of this prospectus. See “Distributions and Allocations.”
Powers of the General Partner
      Our general partner has complete authority and discretion in the management and control of our business. Our limited partners have no right or power to take part in our management. See Articles XI and XVI of the partnership agreement.
Liabilities of Our Limited Partners; Nonassessability of Units
      We are organized as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. Investors whose subscriptions are accepted by the general partner will be admitted as our limited partners. Under Delaware law, limited partners generally have no personal liability for our debts or obligations in excess of their capital contributions.
      Units acquired by investors will be fully paid and nonassessable. (Section 8.5(d).) Limited partners will not have a right to withdraw any of their capital contributions until a complete winding up of the partnership and liquidation of our business, except as provided in our unit redemption program. (Section 8.10(b).)
Other Activities of the General Partner
      Our general partner may participate in various other business ventures, some of which may compete with us, including the syndication, ownership or management of other mortgage loan program. The general partner will not be liable to us or to our limited partners as a result of engaging in other business ventures.
      Our general partner is prohibited from reinvesting our cash flow (excluding any proceeds from the sale, disposition or refinancing of a mortgage or foreclosed property or from principal repayment of a mortgage). Our general partner shall have the authority to reinvest proceeds from the return of loan principal from our loans or the sale, disposition or refinancing of our properties; provided, that a portion of such proceeds sufficient to cover any increase in our limited partners’ federal and state income taxes attributable to the sale, disposition or refinancing (assuming a 30% combined federal and state tax bracket) shall be distributed in time to pay such increase. (Section 11.3(f).)
      The aggregate real estate commission paid to all parties involved in the sale of a foreclosed property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 6.0% of the gross sales price of such property. Notwithstanding the foregoing, neither our general partner nor any of its affiliates will be granted an exclusive right to sell or exclusive employment to sell any property on our behalf. (Section 12.4.)
      Our general partner or any of its affiliates may provide insurance brokerage services in connection with obtaining insurance on our properties so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by our general partner or any of its affiliates unless they are independently engaged in the business of providing such services and at least 75% of their insurance brokerage service gross revenue is derived from persons other than our affiliates. (Section 12.2.)
      Other than as specifically provided in our partnership agreement or in this prospectus, neither our general partner nor its affiliates will be compensated for services rendered to us. Our general partner and its affiliates cannot receive any fees or other compensation from us except as specifically provided for in our partnership agreement or as described in this prospectus.
      Our general partner and its affiliates are prohibited from receiving any rebates or participating in any reciprocal business arrangements that would circumvent the provisions of our partnership agreement. (Section 12.5(a).)
      Nothing in our partnership agreement or the subscription agreement shall be deemed to require the mandatory arbitration of disputes between a limited partner and us or our general partner. (Section 22.9.)
Rights of Limited Partners to Participate in Management
      Our limited partners generally are not permitted to participate in the management or control of our business.
Voting Rights of the Limited Partners
      Our limited partners may, with the affirmative vote of limited partners holding more than 50.0% of the units, take action on the following matters without the concurrence of our general partner:

•	the approval or disapproval of any sale of all or substantially all of our investments;

•	our dissolution;

•	the removal of a general partner or any successor general partner;

•	the election of a new general partner upon the retirement, withdrawal or removal of a general partner or the occurrence of another event of withdrawal of a general partner; and

•	any amendment to our partnership agreement, except as to certain matters specified in our partnership agreement, including amendments (a) to avoid the characterization of partnership income as UBTI, (b) to reflect the addition or substitution of limited partners, (c) to add to the duties of the general partner or surrender any rights of the general partner to the limited partners, (d) to cure any ambiguity or inconsistency in the partnership agreement, (e) to make changes required by the Securities and Exchange Commission or any state securities commission, or (f) to facilitate our operation in order to qualify as a REIT, corporation or other tax status, which the general partner alone may amend without a vote of the limited partners. (Section 16.1.)
      In addition, the approval of limited partners holding more than 50.0% of the units (or a higher percentage if required by our general partner) is required to authorize a proposed merger or plan of conversion or exchange of our units under certain circumstances. (Section 11.5(d).) Units held by our general partner or its affiliates will not be voted or included in the calculation of the percentage vote required to approve any such transaction.
      Our partnership agreement may not be amended to change the limited liability of the limited partners without the consent of all limited partners. In addition, limited partners holding a majority of any class of units that would be adversely affected by a proposed amendment to the partnership agreement must consent to any such amendment. (Section 16.2.) Amendments to our partnership agreement receiving the requisite vote will be executed by our general partner on behalf of all limited partners acting pursuant to the power of attorney contained in our partnership agreement. (Section 19.1.)

Mergers, Consolidations and Conversions
      Our partnership agreement contains a provision prohibiting our general partner from entering into a transaction in which we are merged or consolidated with another partnership or corporation in which our units would be exchanged for securities of another partnership, real estate investment trust, or other entity, which type of transaction is commonly referred to as a “partnership roll-up” unless (1) we obtain a current appraisal of all of our assets by an independent appraiser, and (2) limited partners who vote against or dissent from any such proposal are given the choice of either accepting the securities offered in the proposed roll-up or any one of the following: (a) remaining as limited partners and preserving their interests in us on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets. (Section 11.3(t).)
      Our partnership agreement further provides that, in order to adopt a plan of merger pursuant to which we are merged with or into any other entity, a plan of exchange pursuant to which all of our units are exchanged for cash or securities of another entity, or a plan of conversion whereby we are converted into another entity, the transaction generally must be approved by limited partners owning at least 50.0% of our units (or a higher percentage if required by our general partner), not including units held by our general partner or its affiliates. Limited partners who dissent from any merger, conversion or exchange which is submitted to limited partners for their approval will be given the right to dissent from the transaction and to receive payment for their units based on the appraised value of our net assets. Limited partner approval is not required for any of the following transactions: (1) in the case of a plan of exchange, if we are the acquiring entity, (2) if the surviving entity in a merger or conversion is a limited partnership that has a substantially identical partnership agreement and limited partners holding units immediately before the date of the merger or conversion will hold the same interests in the same proportions immediately after the effective date of the merger or conversion, or (3) if the transaction involves our conversion to corporate, trust or association form and, as a consequence of the transaction, there will be no significant adverse change in investors’ voting rights, the term of existence of the surviving or resulting entity, sponsor compensation, or our investment objectives. In the event that federal tax legislation is enacted that results in another form of organization having superior tax advantages to our limited partnership structure, our general partner has the ability under these provisions to cause us to convert to a corporation or other organizational form without limited partner approval, if it determines that such a conversion is in our best interest. (Sections 11.5 and 11.6.)
Removal or Withdrawal of General Partner
      Our general partner may be removed generally by a vote of limited partners holding more than 50.0% of the units. (Section 17.1(d).) If our general partner withdraws with the consent of the limited partners or is removed, the fair market value of the general partner’s interest will be paid to it or as provided in Section 20.4 of our partnership agreement. If we and the former general partner cannot agree on the value of the general partner’s interest, the value will be determined by independent appraisers. (Section 20.4.) We may pay this amount by issuing a promissory note to the former general partner. If the former general partner retired or withdrew voluntarily, the promissory note will bear no interest, but if the former general partner was removed by the limited partners, the promissory note will provide for annual installments over a period of five years or more and provide for interest at the greater of 9.0% per annum or the prime rate of interest plus 1.0% per annum.
      We may, with the consent of limited partners holding more than 50.0% of the units, sell the former general partner’s interest to an affiliate of the general partner and admit such person or entity to us as a substitute general partner. The purchase price to be paid to us for the partnership interest of the former general partner must be at least equal to the fair market value determined by the appraisal described above and may be paid in installments in the manner described above.

Assignability of General Partner’s Interests
      A general partner may designate a successor or additional general partner with the consent of any general partners and limited partners holding more than 50.0% of the units, provided that the interests of limited partners are not adversely affected. Except in connection with such a designation, our general partner generally does not have a right to withdraw voluntarily from us or to sell, transfer or assign these interests without the consent of the limited partners holding more than 50.0% of our units. (Section 17.2.)
Books and Records; Rights to Information; Annual Audits
      Our general partner is required to maintain full and accurate books and records at our principal office. Limited partners have the right to inspect, examine and obtain copies of our books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by our limited partners or their designated representatives, and shall be mailed to any limited partner requesting such list within ten days of the request. (Section 15.1.) Annual audits of our affairs will be conducted by our independent registered public accounting firm. (Section 15.2(b).)
Meetings of Limited Partners
      There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partner is, however, required to call a meeting of the limited partners upon the written request of limited partners holding at least 10% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our partnership agreement is required to be included with the notice of the meeting. (Section 16.4.)
Transferability of Units
      There are a number of restrictions on the transferability of our units, including the following:

•	except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

•	investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor; provided, there is no such requirement for transfers made on behalf of a retirement plan or by gift, inheritance or divorce, or to an affiliate;

•	investors who desire to transfer their units must pay a reasonable transfer fee in an amount sufficient to cover transfer costs (pursuant to our partnership agreement, a fee of $50 per transfer shall be deemed reasonable);

•	all transfers of units must be made pursuant to documentation satisfactory in form and substance to our general partner, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units; and

•	no unit may be sold or assigned if the sale of such unit, when added to the total of all other sales of units within the period of 12 consecutive months prior to the proposed date of sale, would, in the opinion of our counsel, result in our termination as a partnership under Section 708 of the Internal Revenue Code, unless we receive a ruling from the Internal Revenue Service that the proposed sale would not cause such a termination.
      Additional restrictions on transfers of units may be imposed on the residents of various states under the securities laws of such states. In addition, our partnership agreement contains restrictions on the transfer or assignment of units in order to prevent us from being deemed a “publicly traded partnership.” These provisions are based on restrictions contained in the Section 7704 Regulations described in the “Federal Income Tax Considerations” section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 10% of the total interests in our capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. Our partnership agreement also provides that any transfer or assignment of units that the general partner believes will cause us to be treated as a publicly traded partnership will be void and not recognized. See “Federal Income Tax Considerations — Publicly Traded Partnership Status” and Section 17.4(g) of our partnership agreement.
      An assignee of units will not become a substituted limited partner unless the assignee expressly agrees to adopt and become a party to our partnership agreement. (Sections 17.4 and 17.5.) An assignee of units who does not become a substituted limited partner will be entitled to receive distributions attributable to the units properly transferred to him, effective no later than the first day of the month in which the assignment is recognized. (Sections 17.5 and 17.6.) Any such assignee will not have any of the other rights of a limited partner, such as the right to vote as a limited partner or the right to inspect and copy our books. Assignments of units are restricted in the same manner as transfers of units.
      Limited partners who wish to transfer units will be required to pay us a transfer fee of $50 or more, as deemed reasonable by our general partner, to cover costs to us associated with the transfer. The payment of such fee will be a condition to any proposed transfer.
Unit Redemption Program
      The Securities and Exchange Commission has granted us exemptive relief from rules restricting issuer purchases during distributions with respect to our unit redemption program. As a result, our general partner has adopted a unit redemption program that enables our limited partners to sell their units in us in limited circumstances. This program permits you to sell your units back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.
      Our limited partners who have held their units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or portion of their units to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the units presented for redemption for cash to the extent that we have sufficient funds from operations available to us to fund such redemption.
      Except as described below for redemptions upon the death of a limited partner, (wherein the minimum holding period may be waived by our general partner), the purchase price for the redeemed units, for the period beginning after a limited partner has held the units for a period of one year, will be (1) 92% of the purchase price actually paid for any units held less than two years, (2) 94% of the purchase price actually paid for any units held for at least two years but less than three years, (3) 96% of the purchase price actually paid for any units held at least three years but less than four years, (4) 98% of the purchase price actually paid for any units held at least four years but less than five years and (5) the lesser of the purchase price actually paid for any units held at least five years or the then-current fair market value of your units as determined by the most recent annual valuation of our units. The price we will pay for redeemed units will be offset by any net proceeds from capital transactions previously distributed to the redeeming limited partner in respect of such units as a return of his or her capital contributions. In no event will the total amount paid for redeemed units, including any net proceeds from capital transactions previously distributed to the redeeming limited partner in respect of the redeemed units as a return of capital, exceed the then-current offering price. Distributions of cash available for distribution from our operations will not effect the price we will pay in respect of our redeemed units. Although we do not intend to make distributions in excess of available cash, we are not precluded from doing so. Any such distributions would be a return of capital to limited partners and would offset the price we will pay for redeemed units. Our general partner reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a limited partner or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend and/or reestablish our unit redemption program.
      In addition, and subject to the conditions and limitations described below, we will redeem units, upon the death of a limited partner who is a natural person, including units held by such limited partner through an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the limited partner or the recipient of the units through request or inheritance. We must receive such written notice within 180 days after the death of the limited partner. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. If the limited partner is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.
      The purchase price for units redeemed upon the death of a limited partner will be the lesser of (1) the price the limited partner actually paid for the units or (2) the then-current fair market value of the units as determined by the most recent annual valuation of our units. The price we will pay for units redeemed upon the death of a limited partner will be offset by any net proceeds from capital transactions previously distributed to the deceased limited partner, or his or her estate, in respect of such units as a return of capital contributions. In no event will the total amount paid for redeemed units, including any net proceeds from capital transactions previously distributed to the deceased limited partner, or his or her estate, in respect of the redeemed units as a return of capital, exceed the then-current offering price. Distributions of cash available for distribution from our operations will not effect the price we will pay in respect of our redeemed units. Although we do not intend to make distributions in excess of available cash, we are not precluded from doing so. Any such distributions would be a return of capital to limited partners and would offset the price we will pay for redeemed units.
      We will redeem units upon the death or bankruptcy of a limited partner only to the extent that we decide to waive any applicable holding period requirements and have sufficient funds available to us to fund such redemption.
      Our unit redemption program, including the redemption upon the death of a limited partner, is available only for limited partners who purchase their units directly from us or certain transferees, and is not intended to provide liquidity to any limited partner who acquired his or her units by purchase from another limited partner. In connection with a request for redemption, the limited partner or his or her estate, heir or beneficiary will be required to certify to us that the limited partner either (1) acquired the units to be repurchased directly from us or (2) acquired such units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.
      We intend to redeem units monthly under the program. We will not redeem in excess of 5.0% of the weighted average number of units outstanding during the prior twelve-month period immediately prior to the date of redemption. Our general partner will determine from time to time whether we have sufficient excess cash from operations to repurchase units. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year, plus any net proceeds from our distribution reinvestment plan. Our general partner, in its sole discretion, may choose to terminate or suspend our unit redemption program at any time it determines that such termination or suspension is in our best interest or to reduce the number of units purchased under the unit redemption program if it determines the funds otherwise available to fund our unit redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death of a limited partner. See “Risk Factors — Risks Related to Our Business in General.”
      We cannot guarantee that the funds set aside for the unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, the limited partner or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored among all requesting limited partners in any given redemption period, as follows: first, pro rata as to redemptions upon the death of a limited partner; next, pro rata as to redemptions to limited partners who demonstrate, in the discretion of our general partner, another involuntary exigent circumstance, such as bankruptcy; and, finally, pro rata as to other redemption requests, if any, until all other requests for redemption have been met.
      A limited partner or his or her estate, heir or beneficiary may present to us fewer than all of its units then-owned for redemption, provided, however, that the minimum number of units that must be presented for redemption shall be at least 25% of the holder’s units. A limited partner who wishes to have units redeemed must mail or deliver to us a written request on a form provided by us and executed by the limited partner, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have units redeemed following the death of a limited partner must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our general partner of the death of the limited partner, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the units are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.
      Our unit redemption program is only intended to provide limited interim liquidity for our limited partners until our liquidation, since there is no public trading market for your units and we do not expect that any market for your units will ever develop. Units owned by our general partner or its affiliates will not be redeemed pursuant to our unit redemption program. Neither our general partner nor any of its affiliates will receive any fee on the repurchase of units by us pursuant to the unit redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Sales of Limited Partnership Units.”
      We will cancel the units we purchase under the unit redemption program and will not reissue the units unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws and our partnership agreement.
      The foregoing provisions regarding the unit redemption program in no way limit our ability to repurchase units from limited partners by any other legally available means for any reason that our general partner, in its discretion, deem to be in our best interest.
Distribution Reinvestment Plan
      We currently have a distribution reinvestment plan that is designed to enable investors to have their cash distributions from us invested in additional units of our limited partnership interest during the offering period or in equity interests issued by subsequent United Development Funding programs that have substantially identical investment objectives as ours. (Section 8.15.) See “Summary of Distribution Reinvestment Plan” and the form of distribution reinvestment plan included in this prospectus as Exhibit D.
Dissolution and Termination
      Unless otherwise extended by our general partners and the majority vote of our limited partners, we will be dissolved upon the earlier of December 31, 2028, or the first to occur of the following:

•	the decision by holders of more than 50% of the units to dissolve and terminate us;

•	the retirement, withdrawal or removal of the general partner unless within 90 days from the date of such event:

(1) the remaining general partner, if any, elects to continue our business; or

(2) if there is no remaining general partner, a majority-in-interest of the limited partners elect to continue our business;

•	the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, limited partners owning more than 50% of our units elect to continue our business;

•	the sale or disposition of all our interests in real property unless our general partner determines to reinvest the sale proceeds consistent with the provisions of our partnership agreement; or

•	the happening of any other event causing our dissolution under the laws of the State of Delaware. (Section 20.1.)
      In addition to the above events, our general partner may also compel our termination and dissolution, or restructure our affairs, upon notice to all limited partners and without the consent of any limited partner, if either (1) our assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in our partnership agreement constitute “prohibited transactions” under ERISA. (Section 20.1(h).) See “Investment by Tax-Exempt Entities and ERISA Considerations.”
      In the event we are dissolved, our assets will be liquidated and converted to cash. Our general partner will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts. Partnership cash will be distributed first to creditors to satisfy our debts and liabilities, other than loans or advances made by partners. Our general partner may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partner or its affiliates. The balance will then be distributed to the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, we will be terminated. (Section 9.3.)

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
      The following is a summary of some non-tax considerations associated with an investment in our units of limited partnership interest by tax-qualified pension, stock bonus or profit sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Section 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
      We are structured in such a manner so as to be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our units of limited partnership interest, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.
      In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.
      Additionally, individuals making investment decisions with respect to Plans must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.
Minimum Distribution and Other Distribution Requirements — Plan Liquidity
      Potential Plan or IRA investors who intend to purchase units should consider the limited liquidity of an investment in our units as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the units are held in an IRA or Plan and, before we sell our properties, mandatory distributions or other distributions are required to be made to the participant or beneficiary of such IRA or Plan pursuant to the Internal Revenue Code, then this would require that a distribution of the units be made in kind to such participant or beneficiary or that a rollover of such units be made to an IRA or other Plan, which may not be permissible under the terms and conditions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of units in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the units are received at the then current fair market value of the units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of units. See “Risk Factors  — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per unit because no public market for our units exists or is likely to develop. See “— Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a limited partner because estimates do not necessarily indicate the price at which units could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations, although there might be no market for such units. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual Valuation Requirement
      Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.
      For the first two full fiscal years following the termination of the offering, the value of our units will be deemed to be $20, and no valuation or appraisal work will be undertaken. Thereafter, we will prepare annual valuations of our units based upon the average weighted units outstanding divided into the sum of: (1) the unpaid principal balance of our performing loans, plus (2) cash balances, plus (3) appraised value of real estate owned as of the close of our fiscal year. Such estimated property values will be based upon annual valuations performed by the general partner, and no independent property appraisals will be obtained. While our general partner is required under the partnership agreement to obtain the opinion of an independent third-party stating that its estimates of value are reasonable, the unit valuations provided by our general partner may not satisfy the technical requirements imposed on Plan fiduciaries under ERISA. Similarly, the unit valuations provided by our general partner may be subject to challenge by the Internal Revenue Service if used for any tax (income, estate and gift, or otherwise) valuation purpose as an indicator of the fair market value of the units.
      We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
      There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per unit would actually be realized by limited partners upon liquidation, because these estimates do not necessarily indicate that all loans will be paid in full;

•	our limited partners would be able to realize estimated net asset values if they were to attempt to sell their units, because no public market for our units exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.
Fiduciary Obligations — Prohibited Transactions
      Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, any transactions between a Plan or IRA and a “parties-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
      In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our general partner then would be deemed a fiduciary of any Plans or IRAs investing as limited partners. If this were to occur, certain contemplated transactions between our general partner and us could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our general partner as a Plan fiduciary with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Assets — Definition
      A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in which equity participation by “benefit plan investors” is not significant;

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission; or

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”
      The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose.
Publicly Offered Securities Exemption
      As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our units are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.
      Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. Our general partner anticipates that this requirement will be easily met; however, even if our units are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption.
      The Plan Asset Regulation provides that “whether a security is ’freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in public real estate limited partnerships that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulation with respect to our units although there are no assurances that our units meet such requirement. For example, because certain adverse tax considerations can result if we are characterized as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code (see “Federal Income Tax Considerations — Publicly Traded Partnership Status”), additional restrictions on the transferability of our units have been incorporated into the partnership agreement that are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). The Plan Asset Regulation provides specifically, in this regard, that any “restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes” will ordinarily not affect a finding that the securities are “freely transferable.” Furthermore, the Department of Labor has expressed the written opinion that “a restriction against a transfer which is drafted to avoid reclassification of a partnership as a publicly traded partnership under sections 469(k)(2) and 7704(b) of the Code would qualify as the type of restriction contemplated by [such] regulation. . . .” Therefore, we should qualify for the freely transferable requirement and, thus, the “publicly offered securities” exemption.
Consequences of Holding Plan Assets
      In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our general partner would be treated as a fiduciary with respect to each Plan or IRA limited partner, and an investment in our units might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our units might be deemed to result in an impermissible commingling of Plan Assets with other property.
      If our general partner or its affiliates were treated as fiduciaries with respect to Plan or IRA limited partners, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA participants with the opportunity to sell their units to us or we might dissolve or terminate.
Prohibited Transactions
      Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.
      A person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our units, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our units.
Prohibited Transactions — Consequences
      ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.
Unrelated Business Taxable Income
      Any investor which is an IRA or a Plan should be aware that there is a risk that income allocable to units owned by such IRAs and Plans may be subject to federal income tax in the event that any portion of our income is deemed to be UBTI. Fiduciaries of such IRAs and Plans should carefully consider whether an investment in our units is appropriate and responsible given the likelihood that UBTI will be incurred. See the discussion of UBTI under the section entitled “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities” for a more detailed discussion.

FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion is a summary of the federal income tax considerations material to an investment in our units of limited partnership interest. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.
      Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our limited partners. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner’s particular circumstances. Further, no representations are made in this prospectus as to state and local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen are cautioned to consult their own personal tax advisors before investing in our units of limited partnership interest.
      Investors should note that we do not intend to request a ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.
      Each prospective investor is urged to consult with the investor’s personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our units. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.
      Pursuant to our partnership agreement, our general partner has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to cause us to be taxed as a corporation or to qualify as a REIT for federal income tax purposes. Our general partner has the authority under our partnership agreement to make these elections without the necessity of obtaining the approval of our limited partners. In addition, our general partner has the authority to amend our partnership agreement without the consent of limited partners in order to facilitate our operations so as to be able to qualify us as a REIT, corporation or other tax status that they elect for us. Although we currently intend to operate so as to be taxed as a partnership, it is possible that as a result of future legislative changes, taxation as a partnership would no longer be an advantageous tax structure for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed as a corporation or a REIT for federal income tax purposes.
      Prospective investors who are fiduciaries of retirement plans should carefully read the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and the section entitled “— Investment by Qualified Plans and Other Tax-Exempt Entities.”
      We will furnish to each limited partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to partnerships. (See “— Audits” below.)

Tax Opinion

General
      We retained Morris, Manning & Martin, LLP to render an opinion concerning the material federal income tax issues relating to an investment in our units of limited partnership interest. Potential investors should be aware that the opinions of our counsel are based upon the accuracy of the facts described in this prospectus and facts represented to our counsel by our general partner. The opinions of our counsel assume further that we will be operated strictly in accordance with our partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the tax opinion of our counsel, and any alteration of the facts may adversely affect the opinions rendered.
      Furthermore, the opinions of our counsel are based upon existing law, applicable Treasury Regulations and current published administrative positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change, either prospectively or retroactively. Changes in the Internal Revenue Code and the Treasury Regulations subsequent to the date of the tax opinion of our counsel are not addressed in the tax opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in our units of limited partnership interest.
      Neither the tax opinion of our counsel nor this description of the tax considerations of an investment in our units of limited partnership interest will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the tax opinion will be sustained by a court if such conclusions are contested by the Internal Revenue Service. Accordingly, the tax opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is “substantial authority” for the positions we take with respect to any income tax issue.

Specific Opinions
      In reliance on certain representations and assumptions described in this prospectus and in the tax opinion of our counsel, and subject to the qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that, for federal income tax purposes:

•	we will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation; and

•	we will not be classified as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code. See “Risk Factors — Federal Income Tax Risks.”

•	a limited partner’s interest in us will be treated as a passive activity;

•	partnership items of income, gain, loss, deduction and credit will be allocated among our general partner and the limited partners substantially in accordance with the allocation provisions of the partnership agreement; and

•	the activities contemplated by us will be considered activities entered into for profit.
      In addition, in reliance on the same representations and assumptions and subject to the same qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will be realized by an investor in our units of limited partnership interest.

No Opinion on Some Issues
      You should further note that our counsel is unable to form an opinion as to the probable outcome of certain material federal income tax aspects of the transactions described in this prospectus if challenged by the Internal Revenue Service, litigated and judicially decided. The material federal income tax aspects of the transactions described in the prospectus to which our counsel is unable to opine are whether we will be considered to hold any or all of our loans primarily for sale to customers in the ordinary course of business, whether we hold any “tax-exempt use property” that results in the disallowance of a portion of deductions for any year, and the application of certain provisions of the Internal Revenue Code at the individual level or partner level rather than at the partnership level as discussed below. These matters are either fact specific and may only be determined on a transaction-by-transaction basis or based upon the individual circumstances of each limited partner, or are matters to which the application of the law is not settled to conclusively determine the application of such law to us or such partner.
      Potential investors should note also that the Internal Revenue Service may attempt to disallow or limit some of the tax benefits derived from an investment in us by applying certain provisions of the Internal Revenue Code at the individual or partner level rather than at the partnership level. In this connection, our counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue that impacts at the individual or partner level and is dependent upon an individual limited partner’s tax circumstances. These issues include, but are not limited to, (1) the potential imposition of the alternative minimum tax, (2) investment interest deductibility limitations and (3) the potential limitation on deductions attributable to activities not entered into for profit at the partner level.
      As of the date of our counsel’s tax opinion, we have not acquired, nor have we entered into, any contracts to acquire any loans. Therefore, it is impossible at this time for our counsel to opine on the application of the federal income tax law to the specific facts that will exist when we acquire loans.
Partnership Status Generally
      The income tax results anticipated from an investment in units will depend upon our classification as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, we are treated for federal income tax purposes as an association taxable as a corporation, our partners would be treated as stockholders of a corporation with the following results, among others: (1) we would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by us on our federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to our partners, to the extent of our current or accumulated earnings and profits, and would not be deductible by us in computing our income tax. The effect of application of the corporate system of double taxation on us would result in a large increase in the effective rate of tax on such income because of the application of both corporate and individual tax rates to income and conversion of otherwise non-taxable distributions into taxable dividends.
      Regulations regarding entity classification have been issued under the Internal Revenue Code that, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., an “eligible entity,” to elect its classification for federal income tax purposes. Under the Treasury Regulations, an “eligible entity” that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our general partner does not intend to request a ruling from the Internal Revenue Service as to our classification for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, we will qualify as an “eligible entity” and need not make any election to be treated as a partnership for federal income tax purposes.
      Based upon the entity classification Treasury Regulations, and Internal Revenue Service rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partner and other assumptions, our counsel has concluded that we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, our counsel has also relied upon the fact that we are duly organized as a limited partnership under the laws of the State of Delaware and upon the representation by our general partner that we will be organized and operated strictly in accordance with the provisions of our partnership agreement. The principal uncertainty as to our taxation as a partnership for federal income tax purposes is uncertainty arising from the potential application of the “publicly traded partnership” rules. Although we intend to operate in such a fashion so as to avoid the application of these rules, the application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed by these rules, thus subjecting us to such classification.
      The remaining summary of federal income tax considerations in this section assumes that we will be classified as a partnership for federal income tax purposes.
Publicly Traded Partnership Status
      If we were to be classified as a “publicly traded partnership,” then (1) we would be taxable as a corporation (see “— Partnership Status Generally” above), and (2) our net income would be treated as portfolio income rather than passive income (see “— Deductibility of Losses — Limitations — Passive Loss Limitation” below).
      A publicly traded partnership is generally defined under the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations have been issued, which are referred to herein as “Section 7704 Regulations,” that provide guidance with respect to such classification standards, however, and they include certain safe harbor standards that, if satisfied, would preclude our being classified as a publicly traded partnership.
      The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partner does not believe that our units are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our general partner has also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future. Uncertainty as to our taxation as a partnership remains, however, arising from the potential application of the “publicly traded partnership” rules. The application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed, thus subjecting us to such classification.

Section 7704 Safe Harbors
      As noted above, the Section 7704 Regulations provide safe harbors, referred to herein as the “secondary market safe harbors,” that, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 10% of the total interest in our capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 10% of the total interest in a partnership’s capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.
      The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Treasury Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

      Our partnership agreement limits unit transfers of all types to transfers of units that satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from “publicly traded partnership” status which may be adopted by the Internal Revenue Service. Our general partner has represented that we will be operated strictly in accordance with the partnership agreement, and it has also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause us to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the Internal Revenue Service in the future.
      Based upon the representations of our general partner, and assuming we will be operated strictly in accordance with the terms of the partnership agreement, our counsel has concluded that we will not be classified as a publicly traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a publicly traded partnership.

Qualifying Income Exemption
      Even if we were deemed to be a publicly traded partnership, however, there is an exception under the Internal Revenue Code that provides that if 90.0% or more of our gross income for each taxable year consists of “qualifying income,” then we will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.
      Our general partner intends to operate us in a manner that should generate income that will satisfy the 90.0% qualifying income exception. See “Investment Objectives and Criteria.” Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. See “— Deductibility of Losses  — Limitations — Passive Loss Limitation” below.
General Principles of Partnership Taxation
      Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may exceed the amount of any cash distributed to such partner.
Anti-Abuse Rules
      As noted under “— General Principles of Partnership Taxation” above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Treasury Regulations set forth broad “anti-abuse” rules applicable to partnerships, however, which rules authorize the Commissioner of the Internal Revenue Service to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our general partner is not aware of any fact or circumstance that could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be recharacterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of our partners would occur as otherwise described in this prospectus.

Deductibility of Losses — Limitations
      The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.

Basis Limitation
      A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses that are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner’s adjusted basis in his units has increased above zero. A limited partner’s adjusted basis in his units will include his cash investment in us along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner’s basis will be increased by his distributive share of our taxable income and decreased, but not below zero, by his distributive share of our losses. Cash distributions that are made to a limited partner, if any, will also decrease the basis in his units, and in the event a limited partner has no remaining basis in his units, cash distributions will generally be taxable to him as gain from the sale of his units. See “— Sales of Limited Partnership Units” below.

Passive Loss Limitation
      The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called “passive activities.” Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the opinion of our counsel, a limited partner’s interest in us will be treated as a passive activity. Accordingly, our income and loss, other than interest income that will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.
      Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Some of the interest we collect from our loans will be treated as generating portfolio income under special rules that characterize income, but not loss, from certain passive activities as portfolio income. In our case, these special rules apply to “equity-financed lending activities” as such term is defined in the Treasury Regulations. An equity-financed lending activity is one that involves a trade or business of lending money financed with equity rather than liabilities incurred in the activity. Generally, if our liabilities attributable to our lending activities are less than 80% of our loan assets, then we will have an “equity-financed lending activity,” and a portion of our interest income from our lending activities will be characterized as portfolio income. The portion to be characterized as portfolio income generally is the percentage of our interest income determined by dividing (a) the excess of the average daily balance of our loan assets during a calendar year over the average daily balance of our liabilities attributable to our lending activity during such calendar year, by (b) the average daily balance of our loan assets during such calendar year, but the amount to be characterized as portfolio income during any calendar year may not exceed our net income from our lending activities during such calendar year. Notwithstanding the characterization of our interest income as portfolio income, any net loss from our lending activities will still be treated as a passive loss and any net loss from our lending activities may be carried over and deducted against any future income from our activities despite its characterization as portfolio income. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

      Upon a taxable disposition of a taxpayer’s entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

•	first, income or gain from that activity, including gain recognized on such disposition;

•	then, income or gain for the taxable year from other passive activities; and

•	finally, non-passive income or gain.
      Treasury Regulations provide, however, that similar undertakings that are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of our properties. The determination of whether losses are subject to the passive loss limitation rules depends upon facts unique to each investor, including the investor’s level of activity in our business and affairs and the investor’s other investment activities with respect to activities subject to classification as passive activities. Therefore, each investor should evaluate the degree to which the passive activity limitations will limit the ability of the investor to utilize losses to offset other income.
      The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, partnership losses would be available only to offset our future non-portfolio income. In addition, if we were deemed to be a publicly traded partnership that is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. See “— Publicly Traded Partnership Status” above.

At Risk Limitation
      The deductibility of partnership losses is limited further by the “at risk” limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely held corporations are not allowed to deduct partnership losses in excess of the amounts that such limited partners are determined to have “at risk” at the close of our fiscal year. Generally, a limited partner’s “amount at risk” will include only the amount of his cash capital contribution to us. A limited partner’s “amount at risk” will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions that are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner’s “amount at risk” is increased in those years.

Impact of the American Jobs Creation Act of 2004 and tax-exempt use property.
      On October 22, 2004, President Bush signed into law The American Jobs Creation Act of 2004 (the “Act”). Among the items included in the Act is a new rule that disallows a portion of deductions for any “tax-exempt use loss for any taxable year.” Under a literal interpretation of this new rule, it would be applicable to any partnership with one or more partners that are tax-exempt entities (e.g., foreign investors that are not otherwise subject to U.S. taxation; a federal, state or local governmental unit or instrumentality; pension funds and other tax-exempt entities). The Internal Revenue Service, however, has issued transitional relief, which provides that this new rule will not apply for tax years ending before January 1, 2005 to any partnership, like us, that holds “tax-exempt use property” solely as a result of the application of Section 168(h)(6) of the Internal Revenue Code. So long as the Internal Revenue Service continues to take this position, this new rule will not be applicable to us. If, however, the Internal Revenue Service interprets this new rule to be applicable to partnerships like us for the 2005 or any subsequent taxable year and we have one or more tax-exempt entities who are partners, then some or all of the partners may be unable to claim losses generated from our operations that they otherwise would be able to claim if no tax-exempt entities were partners.

Allocations of Profit and Loss
      Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled “Distributions and Allocations.” The terms “net income” and “net loss” are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.
      Our general partner does not intend to request a ruling from the Internal Revenue Service with respect to whether the allocations of profits and losses in our partnership agreement will be recognized for federal income tax purposes. The Internal Revenue Service may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect our limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the Internal Revenue Service will not also challenge one or more of the special allocation provisions contained in our partnership agreement.

General Rules
      Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner’s interest in us determined by taking into account all facts and circumstances.
      Treasury Regulations issued under Section 704(b) of the Internal Revenue Code, referred to herein as “Section 704(b) Regulations,” provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner’s interest in us.

Economic Effect — General Allocations
      The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

•	partners’ capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

•	upon our liquidation, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

•	the partnership agreement contains a “qualified income offset” provision and the allocation in question does not cause or increase a deficit balance in a partner’s capital account at the end of our taxable year.
      Our partnership agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and (2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. See “Distributions and Allocations.” With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations provides that a partnership agreement contains a “qualified income offset” if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items that causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to us and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our partnership agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for “economic effect” under the Section 704(b) Regulations. It should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction that would cause his capital account to be reduced below zero.

Substantiality
      Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is “substantial.” In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner’s capital account for any taxable year will not differ substantially from the net adjustments that would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.
      The economic effect of partnership allocations will also be presumed not to be substantial where:

•	the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

•	the net adjustments to the partners’ capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments that would have been recorded in such partners’ respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

•	the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.
      With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property’s fair market value.

Partners’ Interest
      If the allocations of profits and losses set forth in our partnership agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners’ interests in us. The Section 704(b) Regulations provide in this regard that a partner’s interest in us will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

•	the partners’ relative contributions to us;

•	the interests of the partners in economic profits and losses (if different from those in taxable income or loss);

•	the interests of the partners in cash flow and other nonliquidating distributions; and

•	the rights of the partners to distributions of capital upon liquidation.
      Since our partnership agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, and (3) contains a qualified income offset provision, our counsel has concluded that partnership items of income, gain, loss, deduction and credit will be allocated among our general partner and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, our counsel has made a number of assumptions, including the accuracy of various representations of our general partner and the assumption that we will be operated strictly in accordance with the terms of our partnership agreement. The tax rules applicable to whether allocations of items of taxable income and loss will be recognized are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we use are not accepted, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.
Taxable Income Without Cash Distributions
      A limited partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether he has received any cash distributions from us.
      In the event of foreclosure on a partnership asset by a lender, the partnership would be treated as having sold the property to the lender for the amount of the loan secured by the property. This could also give rise to taxable income to limited partners but no cash distribution with which to pay the tax.
      Our partnership agreement also provides for a “qualified income offset,” as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. We can offer no assurances that a limited partner will not be allocated items of partnership income or gain in an amount that gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.
Investment by Qualified Plans and Other Tax-Exempt Entities

Unrelated Business Taxable Income
      Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity, which are collectively referred to as Exempt Organizations, considering an investment in units should be aware that it is likely that certain income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event that any portion of our income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust’s ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income, only. See “— Investment by Charitable Remainder Trusts” below.
      If we are deemed to hold partnership loans primarily for sale to customers in the ordinary course of business, or we were deemed to own “debt-financed property,” i.e., property that is subject to “acquisition indebtedness,” as defined below, then a portion of such income or gain would constitute UBTI to investing Exempt Organizations.
      “Acquisition indebtedness” includes:

•	indebtedness incurred in acquiring or improving property, including indebtedness incurred to fund a mortgage loan;

•	indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

•	indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.
      We anticipate we will likely incur acquisition indebtedness and will, therefore, give rise to UBTI. Exempt organizations should carefully consider the impact of the presence of UBTI on their investment performance relative to other investments that do not generate UBTI.

Minimum Distribution Requirements
      Any person who is a fiduciary of an Exempt Organization considering an investment in our units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than April 1 of the year following the calendar year during which the recipient attains age 70 1/2 . Accordingly, if units are held by retirement plans and, before we sell our properties, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant, it is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.
      In certain circumstances, a distribution-in-kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our loans will be repaid, sold or otherwise disposed of in a fashion that would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution-in-kind of units.
Investment by Charitable Remainder Trusts
      A charitable remainder trust, or CRT, is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest that will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT’s income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. Our general partner anticipates our activities will give rise to income characterized as UBTI. See “— Investment by Qualified Plans and Other Tax-Exempt Entities” above.
Depreciation
      From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real property may be recovered through depreciation deductions over a period of 40 years.

Original Issue Discount Rules
      The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any. This may result in us recognizing more income than the amount of cash that we receive and have available for distribution.
Market Discount
      We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment that we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan. We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.
Syndication and Organizational Expenses
      Generally a current deduction is not allowed for expenses incurred in connection with either (1) organizing UDF III or (2) syndicating interests in UDF III. Amounts that qualify as organizational expenses, as well as other start-up expenditures, may be amortized ratably over 180 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units such as selling commissions, professional fees and printing costs. The Internal Revenue Service may attempt to recharacterize certain costs and expenses that our general partner intends to amortize over 180 months as nondeductible syndication expenses.
Activities Not Engaged in For Profit
      Section 183 of the Internal Revenue Code limits deductions attributable to activities “not engaged in for profit.” The term “not engaged in for profit” describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.
      Based upon the following factors, our counsel has concluded that the activities contemplated by us will be considered activities entered into for profit:

•	our investment objectives;

•	the representations of our general partner that we will be operated in a business-like manner in all material respects and strictly in accordance with our partnership agreement and this prospectus; and

•	the assumption that the determination as to whether our activities are activities entered into for profit under Section 183 of the Internal Revenue Code will be made at the partnership level.
      Notwithstanding any determination made with respect to us in this regard, however, the Internal Revenue Service may apply Section 183 of the Internal Revenue Code to our limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. The possible application of the Section 183 limitations at the limited partner level is unclear. Although unlikely and inconsistent with our investment objectives, we could, in certain circumstances, be forced into positions of liquidating our investments at a loss. Although this will not occur if we are able to achieve our investment objectives, in the event this were to occur, the application of the Section 183 not-for-profit limitation could become an issue. Our counsel gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 of the Internal Revenue Code on their individual situations.
Sales of Limited Partnership Units
      A limited partner investing in us may be unable to sell any of his units by reason of the nonexistence of any active trading market for the units. In the event that units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor’s adjusted tax basis in his units. Assuming the investor is not a “dealer” with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor’s share of our “unrealized receivables” and “inventory items,” as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as “unrealized receivables” for this purpose. Investors should note in this regard that the Internal Revenue Code requires us to report any sale of units to the Internal Revenue Service if any portion of the gain realized upon such sale is attributable to the transferor’s share of our “Section 751 property.”
Dissolution and Liquidation
      Our dissolution and liquidation will involve the distribution to the partners of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and “inventory” as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Internal Revenue Code.
Capital Gains and Losses
      Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 35%. Capital gains, however, are taxed at a maximum marginal rate of 15% for individuals, i.e., for gains realized with respect to capital assets held for more than 12 months. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property that constitutes depreciation recapture will be taxed at a maximum marginal rate of 25% rather than 15%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).
Election for Basis Adjustments
      Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in us so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our general partner does not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of units will be limited to the transferor’s share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by us may result in investors having greater difficulty in selling their units.
Taxation of Mortgage Loan Interest
      Mortgage loans that we invest in or purchase may sometimes permit us to participate in the appreciation in the value of the properties or in the cash flow generated by the operation of the borrowers mortgaged properties.
      The Internal Revenue Service might then seek to recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, we would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. If you are a tax-exempt member, recharacterization of a loan as an equity interest also could result in your receipt of UBTI.
Alternative Minimum Tax
      Alternative minimum tax is payable to the extent that a taxpayer’s alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of “alternative minimum taxable income,” or AMTI, in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26.0%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28.0%. AMTI is generally computed by adding what are called “tax preference items” to the taxpayer’s regular taxable income, with certain adjustments. While we do not anticipate that an investment in us will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.
Penalties
      Under Section 6662 of the Internal Revenue Code, a 20% penalty is imposed on any “substantial understatement of income tax.” In general, a “substantial understatement of income tax” will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on the taxpayer’s return by the greater of 10% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement that is attributable to (1) the income tax treatment of any item shown on the return if there is “substantial authority” for the taxpayer’s treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item’s income tax treatment, and (b) there is a reasonable basis for the item’s tax treatment by the taxpayer, unless the transaction is a “reportable transaction”. The Treasury Department is authorized to define a “reportable transaction” under Section 6011 of the Internal Revenue Code and has provided guidance as to certain transactions that are “reportable transactions.” Based on our good faith projections and assumptions concerning our performance, we do not believe that we constitute a “reportable transaction.”
      In general if we were to constitute a “reportable transaction,” the 20% substantial understatement penalty would be imposed on any understatement attributable to an investment in us, even if adequately disclosed, unless the investor taxpayer were able to show that there was reasonable cause for such understatement and the taxpayer acted in good faith. In order to show good faith, the taxpayer must (1) adequately disclose the facts affecting the transaction, in accordance with regulations promulgated under Internal Revenue Code Section 6111; (2) there must be substantial authority for such treatment;

and (3) the taxpayer must have reasonably believed that such treatment was, more likely than not, the proper treatment. A taxpayer will be treated as having a reasonable belief with respect to the tax treatment of an item only if such belief (1) is based on the facts existing at the time of the tax return that includes the items filed, and (2) relates solely to the taxpayer’s chance of success on the merits and does not take into account the possibility that the return will not be audited, the treatment will not be raised on audit, or the treatment will resolve through settlement.
      A taxpayer may, but is not required to, rely on the opinion of a tax advisor in establishing reasonable belief with respect to the tax treatment of the item. However, a taxpayer may not rely on the opinion of the tax advisor if the opinion is provided by a “disqualified tax advisor” or is a “disqualified opinion.” In general, a “disqualified tax advisor” is any advisor who (1) participates in the organization, management, promotion or sale of the transaction; (2) is compensated directly or indirectly by a material advisor with respect to the transaction; (3) has a fee arrangement with respect to transactions contingent on all or part of the intended tax benefits; or (4) is determined as disqualified under regulations to be promulgated. A “disqualified opinion” is one that is (1) based on unreasonable or legal or factual assumptions, (2) unreasonably relies on representations, statements, findings or agreements made by the taxpayer or other persons, (3) does not identify or consider all relevant facts or (4) fails to meet any other requirement prescribed by the Secretary of the Treasury.
      As noted above, we do not believe we constitute a “reportable transaction.” However, if we were found to be a “reportable transaction,” then because our counsel, Morris, Manning & Martin, LLP, has participated in our organization and is compensated by a material advisor in certain circumstances, Morris, Manning & Martin, LLP would be a “disqualified advisor” for these purposes and reliance on the opinions of Morris, Manning & Martin, LLP would not protect investors from potential liability for the 20% substantial understatement penalty.
      In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (2) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.
Disclosure of Reportable Transactions
      Under recent amendments to Sections 6111, 6112, 6707 and 6708 of the Internal Revenue Code, each material advisor with respect to any reportable transaction is required to file an information return with the Secretary of the Treasury in a manner and form to be prescribed by regulations that are to be issued. The penalties for failure to file are severe and include penalties of $50,000, which may be increased significantly if the reportable transaction is a “listed transaction.”
      We do not believe that we constitute or will constitute a reportable transaction, nor do we believe we constitute a listed transaction. Accordingly, we do not believe that these increased penalty provisions will apply. However, were they to do so, they could have severe adverse effect on the ability of our general partner and its affiliates to continue to operate successfully and continue to work with us.
Partnership Tax Information; Partner Tax Returns
      We will furnish to our limited partners sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the Internal Revenue Service may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

Audits
      The Internal Revenue Service often audits partnership tax returns. Deductions that are claimed by us may be challenged and disallowed by the Internal Revenue Service. Any such disallowance may deprive investors holding units of some or all of the tax benefits incidental to an investment in us.
      An audit of UDF III could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns that would require adjustments to each limited partner’s personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner’s return could result in adjustments of other items of income and deductions not related to our operations.
      In the event of an audit of our tax return, our general partner will take primary responsibility for contesting federal income tax adjustments proposed by the Internal Revenue Service. Our general partner may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our general partner will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.
      You should note that in the event our general partner causes us to elect to be treated as an “Electing Large Partnership” under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our general partner will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.
Foreign Investors as Limited Partners
      Foreign investors may purchase our units of limited partnership interest. A foreign investor who purchases units and becomes a limited partner will generally be required to file a U.S. tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay U.S. federal income tax at regular U.S. tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor’s units may be reduced by U.S. tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.
      Foreign investors should consult their own personal tax advisors with regard to the effect of both the U.S. tax laws and foreign laws on an investment in us and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.
Tax Legislation and Regulatory Proposals
      Significant tax legislation has been enacted in recent years containing provisions that altered the federal income tax laws relating to an investment in partnerships such as UDF III. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in us. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in our units, or other potential changes in applicable tax laws.
State and Local Taxes
      In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which we may own properties acquired through foreclosure or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

•	whether the state in which he resides will impose a tax upon his share of our taxable income;

•	whether an income tax or other return must also be filed in those states where we will own properties; and

•	whether he will be subject to state income tax withholding in states where we will own properties.
      Because we will conduct activities and own properties in different taxing jurisdictions, an investment in us may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax that may be payable, should be considered by prospective investors in deciding whether to make an investment in us.
      Further, many states have implemented or are in the process of implementing programs to require partnerships to file tax returns and withhold and pay state income taxes owed by non-resident partners with respect to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such withholding and return filing requirements at the state level may result in increases in our administrative expenses, which would likely have the effect of reducing returns to the limited partners.
      Each prospective purchaser of units is urged to consult with his own personal tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in UDF III.

REPORTS TO INVESTORS
      Within 75 days after the end of each of our fiscal years, our general partner will deliver to each limited partner such information as is necessary for the preparation of their federal income tax return. Within 120 days after the end of our fiscal year, our general partner will deliver to each limited partner an annual report that includes our financial statements, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet, a cash flow statement and a statement of changes in partners’ capital. The notes to the annual financial statements will contain a detailed reconciliation of our net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on our activities for that year, identify the source of our distributions, set forth the compensation paid to our general partner and its affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to our general partner and its affiliates in accordance with Section 11.4(b) of our partnership agreement, and contain such other information as is deemed reasonably necessary by our general partner to advise the investors of our affairs.
      For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report will be sent to limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each limited partner will be furnished, within 60 days after the end of each of the first three quarters of our fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to our general partner or its affiliates for services will set forth the fees paid and the services rendered. In addition, until all of the net proceeds from this offering are expended or committed, or in the discretion of our general partner used to establish a working capital reserve or returned to the limited partners, each limited partner will be furnished, within 60 days after the end of each quarter during which there are mortgage loans or placement or evaluation fees, a report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property.
      We will report the estimated value of our units annually to the limited partners in the next annual or quarterly report sent to limited partners following the valuation process. Such estimated value will be based upon the unpaid principal balances of our loans, our cash and annual appraisals performed by our general partner and not by an independent appraiser. Our general partner is, however, required under our partnership agreement to obtain the opinion of an independent third party that its estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate investments. For the first two full fiscal years following the year in which this offering terminates, the value of the units will be deemed to be their initial purchase price of $20 per unit, and no valuation of our properties will be performed. See “Investment by Tax-Exempt Entities and ERISA Considerations — Annual Valuation Requirement.”
      Our general partner will cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then-currently applicable laws, rules and regulations. Such reports will be prepared on the accounting or reporting basis required by such regulatory bodies. We will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, we will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.

PLAN OF DISTRIBUTION
The Offering
      We are offering a maximum of 12,500,000 units of limited partnership interest to the public through select members of the NASD. The units are being offered at a price of $20 per unit on a “best efforts” basis, which means generally that our selling group members will be required to use only their best efforts to sell the units, and they have no firm commitment or obligation to purchase any of the units. We are also offering 5,000,000 units for sale pursuant to our distribution reinvestment plan at a price of $20 per unit. Therefore, a total of 17,500,000 units are being registered in this offering. The offering of our units will terminate on or before May 15, 2008. However, we reserve the right to terminate this offering at any time prior to such termination date. At the discretion of our general partner, we may elect to extend the termination date of our offering of units reserved for issuance pursuant to our distribution reinvestment plan up to May 15, 2010, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed prior to its expiration.
Compensation We Will Pay for the Sale of Our Units
      Except as provided below, our selling group members will receive selling commissions of 7.0% of the gross offering proceeds (1.0% for sales under our distribution reinvestment plan). The selling group members will also receive up to 0.5% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan, for bona fide expenses incurred in connection with due diligence review of this offering. One of our selling group members, IMS Securities, also will receive a wholesaling fee of up to 1.2% of the gross offering proceeds. UMTH Funding, an affiliate of our general partner, will receive an amount equal to 0.8% of the gross offering proceeds for expenses incurred in connection with marketing and professional services for our selling group members. An additional marketing support fee will be paid directly to unaffiliated participating selected dealers in an amount to be determined in the sole discretion of our general partner, but which shall not exceed 1.0% of our gross offering proceeds. The amount of such additional marketing support fee will be commensurate with the participating broker-dealer’s level of marketing support and the success of its sales efforts in connection with sales under our primary offering, each as compared to those of the other participating broker-dealers. The marketing support fees paid in connection with this offering may be deemed to be compensation for services directly or indirectly performed on behalf of our selling group members and, therefore, would be considered underwriting compensation. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Limited partners participating in our distribution reinvestment plan may designate the amount of the selling commission, up to 1.0%, and to whom it will be paid. To the extent that all or a portion of the 1.0% selling commission for sales under our distribution reinvestment plan is not designated for payment to a limited partner’s broker, the 1.0% selling commission, or balance thereof, will be retained and used by us for additional investments. See “Summary of Distribution Reinvestment Plan — Investment of Distributions.”

			Wholesaling
			Fee and
		Selling Commissions	Marketing	Net Proceeds
	Price to Public	and Due Diligence Fee	Support Fee	(Before Expenses)

Primary Offering
Per Unit	$20.00	$1.50	$0.60	$17.90
Total Minimum	$1,000,000	$75,000	$30,000	$895,000
Total Maximum	$250,000,000	$18,750,000	$7,500,000	$223,750,000
Distribution Reinvestment Plan
Per Unit	$20.00	$0.20	$—	$19.80
Total Minimum	$—	$—	$—	$—
Total Maximum	$100,000,000	$1,000,000	$—	$99,000,000
      We will not pay any selling commissions in connection with the following special sales: (1) the sale of the units to one or more select dealers and their officers and employees and some of their affiliates who so request; and (2) the sale of the units to investors whose contracts for investment advisory and related brokerage services include a fixed, assets under management or “wrap” fee feature. In addition, we may agree to reduce or eliminate selling commissions, wholesaling fees and/or marketing support fees generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer. Further, we may also negotiate a reduction in our obligation to reimburse our general partner for any component of organization and offering expenses applicable to such sales. The net proceeds to us will not be affected by any such reductions in selling commissions, wholesaling fees, marketing support fees and/or expense reimbursements.
      We or our affiliates may also provide non-cash incentives for registered representatives of our selling group members and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual. Pursuant to such rule, non-cash incentives may include: a de minimus amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event, and payment or reimbursement of costs of attending training or educational meetings, provided, that all such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.
      The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules, which governs the amount of compensation that direct participation programs may pay for the services provided by NASD members. In no event will the total underwriting compensation to be paid to NASD members in connection with the offering, including selling commissions, wholesaling fees, marketing support fees, expenses relating to educational and training meetings, legal expenses relating to the NASD’s review of this offering, bona fide due diligence expenses and any non-cash sales incentives, exceed 10% of our gross offering proceeds plus 0.5% of our gross offering proceeds for bona fide due diligence expenses. In addition, no sales to discretionary accounts will be made without the specific written approval of the investor.
      Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither our selling group members nor their affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our units.

      Some employees, consultants and others providing paid services to or on behalf of UMT Holdings, UMTH Funding or other affiliates of our general partner, including Mr. Etter, are also registered representatives affiliated with certain of our selling group members. Mr. Etter is affiliated with IMS Securities, an NASD member. Beth Wilson, an employee of UMTH Funding, is expected to become a registered representative of IMS Securities. Such persons may receive compensation from IMS Securities for services rendered to them that are unrelated to us or this offering.
      Our general partner has agreed to indemnify the participating broker-dealers, including our selling group members and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.
      The broker-dealers participating in the offering of our units are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any units will be sold.
Units Purchased by Affiliates
      Our general partner and its affiliates, including their family members (including spouses, parents, grandparents, children and siblings), may purchase units offered in this offering at a discount. The purchase price for such units will be $17.90 per unit, reflecting that selling commissions and due diligence fees in the amount of $1.50 per unit, and wholesaling and marketing support fees in the amount of $0.60 per unit will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of units at a discount. Our general partner and its affiliates will be expected to hold their units purchased at a discount for investment and not with a view towards distribution. Any units purchased by our general partner or its affiliates will not be counted in calculating the minimum offering. In addition, units purchased by our general partner or its affiliates will not be entitled to vote on any matter presented to the limited partners for a vote.
Subscription Process
      If you meet our suitability standards, you may subscribe for units by completing and signing a subscription agreement, like the one included in this prospectus as Exhibit C, according to its instructions for a specific number of units and delivering a check for the full purchase price of the units. Until we sell the minimum offering of 50,000 units, checks should be made payable to “United Development Funding III, L.P. Escrow Account.” Coppermark Bank will serve as our escrow agent, but it has not approved, endorsed or passed upon the merits of an investment in our units or reviewed or endorsed any disclosures made by us in this prospectus. Following sale of the minimum offering and the admission of limited partners, checks should be made payable to us. You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

•	have received this prospectus;

•	agree to be bound by the terms of our partnership agreement;

•	meet the suitability standards described in this prospectus;

•	understand that, if you are a California resident or ever propose to transfer your units to a California resident, the State of California imposes transfer restrictions on our units in addition to the restrictions included in our partnership agreement;

•	are purchasing the units for your own account;

•	acknowledge that there is no public market for our units;

•	understand that, if you are investing on behalf of any entity that is tax-exempt under the Internal Revenue Code, an investment in our units may to give rise to UBTI, which is likely to result in the entity being subject to federal income tax; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.
      We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our units. See “How to Subscribe.”
      Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Following the date that you receive this prospectus, we may not accept a subscription for units for at least five business days. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (Exchange Act), broker-dealers participating in the offering will be required to ensure that a subscriber’s check will be delivered to the escrow agent by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, subscriber checks will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. Until we have received and accepted subscriptions aggregating at least $1.0 million, the proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.
      We intend to accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds, plus interest if such funds have been held for more than 35 days, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold $1.0 million of our units and released the subscription proceeds from escrow, we expect to admit new investors at least monthly. We may, in our discretion, delay the release of funds from escrow beyond the date we receive subscriptions for the minimum offering. The escrow agent will not release your funds to us until we admit you as a limited partner. After release of the initial proceeds to us, funds received from prospective investors will be paid directly to us to hold in escrow pending our acceptance of you as an investor.
      The proceeds of this offering will be received and held in trust for the benefit of purchasers of units to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.
Minimum Offering
      Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least $1.0 million have been received and accepted by us, which we refer to as the minimum offering. Any units purchased by our general partner or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before May 15, 2007 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.
      If the minimum offering has not been received and accepted by May 15, 2007 (one year after the date of this prospectus), our escrow agent will promptly notify us, this offering will be terminated and your funds (including interest if such funds have been held for at least 35 days) will be returned to you within ten days after the date of such termination. In the event that a subscriber has failed to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers entitled thereto on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.
Special Notice to California Investors
      Subscription proceeds raised from residents of California will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $1.2 million have been received and accepted by us. We will not admit any investors from California until we have raised a minimum of $1.2 million in gross offering proceeds (including proceeds from sales made to residents of other jurisdictions).
Units Held by Assignment
      Where a bank, broker, custodian or other fiduciary holds units as assignor or nominee for persons who invest in us, such fiduciary will be granted the same rights as if they were limited partners, except as prohibited by law. The NASAA Guidelines require the assignment agreement between the assignor and the assignees to provide that the assignor’s management has fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the possession or control of the assignor’s management. Further, the assignor’s management must not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the assignees. In addition, the assignment agreement must not permit the assignees to contract away the fiduciary duty owed to the assignees by the assignor’s management under the common law of agency.
Investments by IRAs and Qualified Plans
      If an investor elects to invest in our units through an IRA, such investor may designate an IRA custodian. Further information as to custodial services is available through your broker.
      We may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any of their registered representatives in their individual capacities without commission resulting in a purchase price of 93.0% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of units. See “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities.”
Volume Discounts
      In connection with sales of certain minimum numbers of units to a “purchaser,” as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available. Any such reduction will be credited by reducing the purchase price per unit payable by the investor. The following table illustrates the various discount levels available:

		Commissions on Sales
		per Incremental Unit
	Purchase Price per
Number of Units Purchased	Incremental Unit	Percentage	Amount

1 to 50,000	$20.00	7.0%	$1.40
50,001 to 100,000	19.60	5.0	1.00
100,001 and over	19.20	3.0	0.60
      For example, if an investor purchases 600,000 units, he or she would pay (1) $1.0 million for the first 50,000 units ($20.00 per unit), (2) $980,000 for the next 50,000 units ($19.60 per unit), and (3) $9.6 million for the remaining 500,000 units ($19.20 per unit). Accordingly, he or she could pay as little as $11,580,000 (approximately $19.30 per unit) rather than $12.0 million for the units, in which event the commission on the sale of such units would be $420,000 (approximately $0.70 per unit) and, after payment of the wholesaling fee and the marketing support fee totaling $360,000 ($0.60 per unit), we would receive net proceeds of $11,220,000 ($18.70 per unit). The net proceeds to us will not be affected by volume discounts.

      Because all investors will be deemed to have contributed the same amount per unit to us for purposes of tax allocations and distributions of net cash from operations and sale proceeds, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.
      Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $20 per unit. The sales price for all such units will also be deemed to be $20 per unit for the purposes of determining whether we have sold units equal to the minimum offering.
      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for units, and must set forth the basis for such request. Any such request will be subject to verification by our general partner that all of such subscriptions were made by a single “purchaser.”
      For the purposes of volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.
      Notwithstanding the above, in connection with volume sales made to investors in our units, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our general partner or its affiliates, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for units. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.
      California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the units to different purchasers of the same offering;

•	all purchasers of the units must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of units that are part of the offering;

•	the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
      Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.

HOW TO SUBSCRIBE
      Investors who meet the applicable suitability standards and minimum purchase requirements as described in the section of this prospectus captioned “Suitability Standards” may purchase units of our limited partnership interests. See “Suitability Standards” for a description of the minimum purchase requirements. If you want to purchase our units, you must proceed as follows:

(1)	Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit C.

(3)	Deliver the completed subscription agreement with a check for the full purchase price of the units being subscribed for, payable to “United Development Funding III, L.P. Escrow Account” to United Development Funding III, L.P. Investor Services, 1702 N. Collins Blvd., Suite 100, Richardson, Texas, 75080.

(4)	After we sell the initial 50,000 units, your check should be made payable to “United Development Funding III, L.P.” Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent or us, as applicable, for the purchase price of your subscription.

(5)	By executing the subscription agreement and paying the full purchase price for the units subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

SUPPLEMENTAL SALES MATERIAL
      In addition to this prospectus, we may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	reprints of articles about us or the real estate industry generally;

•	fact sheets describing the general nature of our business and our investment objectives;

•	slide presentations and studies of the prior performance of entities managed by our general partner and its affiliates;

•	broker updates;

•	computer presentations;

•	web site material;

•	electronic media presentations;

•	audio cassette presentations;

•	video presentations;

•	cd-rom presentations;

•	seminars and seminar advertisements and invitations; and

•	scripts for telephonic marketing.
      All of the foregoing material will be prepared by our general partner or its affiliates with the exception of third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
      The offering of units is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the units.
LEGAL MATTERS
      The legality of the units being offered hereby has been passed upon for us by Morris, Manning & Martin, LLP, Atlanta, Georgia. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in us. Morris, Manning & Martin, LLP has represented our general partner, as well as affiliates of our general partner, in other matters and may continue to do so in the future.

EXPERTS
      The financial statements of UDF III, as of December 31, 2005 and for the period from June 13, 2005 (inception) through December 31, 2005, our general partner, as of December 31, 2005 and 2004 and for the years then ended, and the consolidated balance sheets of United Development Funding, L.P. and UMT Holdings, L.P. as of December 31, 2005 and 2004, and, United Development Funding II, L.P. as of December 31, 2005 included in this prospectus have been so included in reliance on the audit reports of Whitley Penn LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ADDITIONAL INFORMATION
      We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees required by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
United Development Funding III, L.P.
      We have audited the accompanying balance sheet of United Development Funding III, L.P., as of December 31, 2005, and the related statement of changes in partners’ capital for the period from June 13, 2005 (Inception) through December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Development Funding III, L.P. as of December 31, 2005, and the changes in partners’ capital for the period from June 13, 2005 (Inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
March 9, 2006

F-2

UNITED DEVELOPMENT FUNDING III, L.P.
BALANCE SHEET
December 31, 2005

ASSETS
Partnership interests subscription receivable	$1,000
Offering costs	447,765

Total assets	$448,765

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Accounts payable — related party	$447,765

Total liabilities	447,765
Partners’ capital:
General partner’s capital	100
Limited partner’s capital	900

Total partners’ capital	1,000

Total liabilities and partners’ capital	$448,765

See accompanying notes to financial statements.

F-3

UNITED DEVELOPMENT FUNDING III, L.P.
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
June 13, 2005 (Inception) through December 31, 2005

	General	Limited	Total
	Partner’s	Partner’s	Partners’
	Capital	Capital	Capital

Balance at June 13, 2005 (Inception)	$—	$—	$—
Partnership interests subscription at Inception	100	900	1,000

Balance at December 31, 2005	$100	$900	$1,000

See accompanying notes to financial statements.

F-4

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

A.	Nature of Business
      United Development Funding III, L.P. (the “Partnership”) was organized on June 13, 2005, as a Delaware limited partnership. The principal purpose of the Partnership is to originate, acquire, service, and otherwise manage, either alone or in association with others, a diversified portfolio of mortgage loans on real property (including mortgage loans that are not first in priority and participation interests in mortgage loans) and to issue or acquire an interest in credit enhancement to borrowers, i.e., guarantees or letters of credit. The Partnership’s offices are located in Richardson, Texas.
      The general partner of the Partnership is UMTH Land Development, L.P. (“Land Development”) and is responsible for overall management, conduct, and operation of the Partnership. The general partner has authority to act on behalf of the Partnership in all matters respecting the Partnership, its business, and its property. The limited partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign or bind the Partnership; provided, however, that the limited partners, by a majority vote, have the right to: (a) amend the partnership agreement, (b) dissolve the Partnership, (c) remove the general partner or any successor general partner, (d) elect a new general partner, and (e) approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership.

B.	Summary of Significant Accounting Policies
      A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting
      The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Organization Costs and Offering Costs
      In accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities, the Partnership expenses organization costs as incurred. Offering costs related to raising capital from debt will be capitalized and amortized over the term of such debt. Offering costs related to raising capital from equity will be offset as a reduction of capital raised in partners’ capital. Certain offering costs are currently being paid by the general partner. As noted in Footnote D, these costs will be reimbursed to the general partner by the Partnership.

Income Taxes
      The Partnership is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

Fair Value of Financial Instruments
      In accordance with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the

F-5

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

B.	Summary of Significant Accounting Policies — continued
fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of partnership interests subscription receivables and accounts payable — related party approximate their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

Impact of Recently Issued Accounting Standards
      In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“VIEs”), which was issued in January 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R was to be applied beginning January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Partnership owns no interests in variable interest entities; therefore, FIN 46R will not affect the Partnership’s financial statements. While the Partnership will provide credit enhancement arrangements, none of these will require consolidation because (i) the entities will have sufficient financial support outside of the credit enhancement and (ii) the equity investors will not lack controlling characteristics.
      In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and supersedes Accounting Principles Board (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result, the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of the Partnership will be dependent on the number of options granted and the fair value of those options. The Partnership had no options outstanding at December 31, 2005. For the Partnership, FASB 123R will be effective in 2006.

C.	Partners’ Capital
      Land Development is the general partner of the Partnership and has subscribed for a partnership interest of $100. The initial limited partner has subscribed for a partnership interest of $900.

D.	Offering Compensation
      Various parties will receive compensation from the Partnership’s limited partnership interest public offering, including the general partner, affiliates of the general partner and unaffiliated selling group members. Payments to the general partner and an affiliate of the general partner will include marketing support fees (0.8% of gross offering proceeds) and organization and offering expenses (1.5% of gross offering proceeds), of which approximately $448,000 is included as accounts payable — related party for the offering costs on the accompanying balance sheet. Payments to unaffiliated selling group members will include selling commissions (7.0% of gross offering proceeds), wholesaling fees (1.2% of gross offering proceeds), marketing support fees (1.0% of gross offering proceeds) and bona fide due diligence fees (0.5% of gross offering proceeds).

F-6

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

E.	Operational Compensation
      Various parties will also receive compensation during the operational stage of the Partnership, including the general partner and affiliate of the general partner. The general partner will receive acquisition and origination expenses and fees (3.0% of the net amount available for investment in mortgages), mortgage servicing fees (0.25% of the aggregate outstanding loan balance held by the Partnership), carried interest fees (1.0% of Cash Available for Distribution, as defined below, and net proceeds from a capital transaction (or pro rata portion thereof) if the Partnership invests more than 82% but no more than 84.5% of the gross offering proceeds in mortgage loans; an additional 1.0% of Cash Available for Distribution and net proceeds form a capital transaction (or pro rata portion thereof) if the Partnership invests more than 84.5% but not more than 86.5% of the gross offering proceeds in mortgage loans; and an additional 1.0% of Cash Available for Distribution and net proceeds from a capital transaction (or pro rata portion thereof) for each additional 1.0% of additional investments in mortgages above 86.5% of the gross offering proceeds), unsubordinated promotional interest (10.0% of Cash Available for Distribution), and subordinated promotional interest (15.0% of remaining Cash Available for Distribution after the limited partner distributions, including net proceeds from a capital transaction or pro rata portion thereof, after limited partners have received a return of their net capital contributions and an 8.0% annual cumulative (non-compounded) return on their net capital contributions).
      Payments to affiliates of the general partner will primarily consist of reimbursements for amounts incurred by UMTH General Services, L.P., who will assist the general partner in the Partnership’s management.
      Cash Available for Distribution is the cash funds received by the Partnership from operations (other than net proceeds from a capital transaction that produces proceeds from (i) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (iii) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves.

F.	Unit Redemption Program
      After one year following the termination of the offering of units, the Partnership has the right, at the discretion of the general partner, to use funds to purchase units upon written request of a limited partner. A limited partner wishing to have units repurchased must mail or deliver in writing a request to the Partnership indicating such desire. The purchase price of repurchased units will be equal to (i) 92% of the purchase price of any units held less than two years, (ii) 94% of the purchase price of any units held for at least two years but less than three years, (iii) 96% of the purchase price of any units held for at least three years but less than four years, (iv) 98% of the purchase price of any units held for at least four years, and (v) the purchase price of any units held not less than five years.

G.	Related Party Transactions
      The Partnership has a related party payable to Land Development of approximately $448,000 for costs paid by Land Development related to the Partnership’s public offering.

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
UMTH Land Development, L.P.
      We have audited the accompanying balance sheets of UMTH Land Development, L.P. as of December 31, 2005 and 2004, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of UMTH Land Development, L.P. as of December 31, 2005 and 2004, and the results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
February 17, 2006

F-8

UMTH LAND DEVELOPMENT, L.P.
BALANCE SHEETS
Purchasers of units of limited partnership interest in United Development Funding III,
L.P. will not receive any interest in UMTH Land Development, L.P.

	December 31,

	2005	2004

ASSETS
Cash and cash equivalents	$27,324	$120,194
Accounts receivable	—	185,694
Accounts receivable — related parties	1,106,125	2,243,689
Profit interest receivable — related parties	2,806,735	1,131,202
Property and equipment, net of accumulated depreciation of $9,307 and $2,574, respectively	46,252	12,493

Total assets	$3,986,436	$3,693,272

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued liabilities	$276,696	$10,331
Partners’ capital	3,709,740	3,682,941

Total liabilities and partners’ capital	$3,986,436	$3,693,272

See accompanying notes to financial statements.

F-9

UMTH LAND DEVELOPMENT, L.P.
STATEMENTS OF OPERATIONS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.

	Year Ended December 31,

	2005	2004

Revenues:
Transaction service fees	$2,073,108	$1,321,065
Asset management fees from related parties	1,310,045	637,153
Profit interest in related parties	3,124,193	1,635,546

Total revenues	6,507,346	3,593,764
General and administrative expenses	1,103,234	302,548

Net income	$5,404,112	$3,291,216

See accompanying notes to financial statements.

F-10

UMTH LAND DEVELOPMENT, L.P.
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
Years Ended December 31, 2005 and 2004
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.

	General	Limited	Total
	Partner’s	Partner’s	Partners’
	Capital	Capital	Capital

Balance at December 31, 2003	$392	$391,333	$391,725
Net income	3,291	3,287,925	3,291,216

Balance at December 31, 2004	3,683	3,679,258	3,682,941
Distribution to Parent Company	—	(5,377,313)	(5,377,313)
Net income	5,404	5,398,708	5,404,112

Balance at December 31, 2005	$9,087	$3,700,653	$3,709,740

See accompanying notes to financial statements.

F-11

UMTH LAND DEVELOPMENT, L.P.
STATEMENTS OF CASH FLOWS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.

	Year Ended December 31,

	2005	2004

Operating Activities
Net income	$5,404,112	$3,291,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,330	2,574
Loss on disposition of assets	4,688	—
Changes in assets and liabilities:
Accounts receivable	185,694	(115,471)
Accounts receivable — related parties	1,137,564	(1,922,633)
Profits interest receivable — related parties	(1,675,533)	(1,131,202)
Accounts payable and accrued liabilities	266,365	10,331

Net cash provided by operating activities	5,330,220	134,815
Investing Activities
Purchases of property and equipment	(45,777)	(15,067)

Net cash used in investing activities	(45,777)	(15,067)

Financing Activities
Distribution to parent company	(5,377,313)	—

	(5,377,313)	—

Net increase (decrease) in cash and cash equivalents	(92,870)	119,748
Cash and cash equivalents at beginning of year	120,194	446

Cash and cash equivalents at end of year	$27,324	$120,194

See accompanying notes to financial statements.

F-12

UMTH LAND DEVELOPMENT, L.P.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2004
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.

A.	Nature of Business
      UMTH Land Development, L.P. (the “Partnership”) is a Delaware limited partnership formed March 14, 2003 (Inception) and began operations July 1, 2003. The Partnership is a 99.9% limited partnership interests owned subsidiary of UMT Holdings, L.P (“UMTH”). The Partnership provides asset management services for two investment partnerships, United Development Funding, L.P. (“UDF I”) and United Development Funding II, L.P. (“UDF II”). As asset manager, the Partnership identifies single-family residential development loans, credit enhancements, and equity investments, underwrites and negotiates the acquisition and disposal of such loans and investments, and oversees the performance of such loans and investments. The Partnership derives substantial revenues for asset management fees from UDF I and UDF II. The Partnership also has a 50.0% profits interest in UDF I and UDF II. However, the Partnership has no financial obligations related to funding UDF I’s or UDF II’s operations. The Partnership’s corporate offices are located in Richardson, Texas.

B.	Summary of Significant Accounting Policies
      A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting
      The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents
      The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2005 and 2004, the Partnership had no such investments included in cash and cash equivalents.

Profits Interest in Related Parties
      The Partnership has a 50.0% profits interest in UDF I and UDF II, both Nevada limited partnerships. United Development Funding, Inc. is the general partner of UDF I and United Development Funding II, Inc. is the general partner of UDF II. The operations of UDF I and UDF II principally include the making of loans and partnership investments and providing credit enhancements for the acquisition and development of real estate for residential for-sale developers and homebuilders. Distributions from UDF I

F-13

UMTH LAND DEVELOPMENT, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

B.	Summary of Significant Accounting Policies — continued
and UDF II are to be made quarterly based on the prior quarter’s earnings. The limited partnership agreements of UDF and UDF II each provide that earnings shall be distributed as follows:
      First, one hundred percent of earnings are distributed to the limited partners other than the Partnership, until they have received a 12% per annum cumulative return. Second, if available, an equal amount will be distributed to the Partnership and then any remaining earnings will be split proportionately between all limited partners.

United Development Funding III, L.P.
      UMTH is the general partner of United Development Funding III, L.P. (“UDF III”). As general partner UMTH will receive acquisition and origination expenses and fees (3.0% of the net amount available for investment in mortgages by UDF III), mortgage servicing fees (0.25% of the aggregate outstanding loan balance held by UDF III), carried interest fees (1.0% of Cash Available for Distribution, as defined below, and net proceeds from a capital transaction (or pro rata portion thereof) if UDF III invests more than 82% but no more than 84.5% of the gross offering proceeds in mortgage loans; an additional 1.0% of Cash Available for Distribution and net proceeds form a capital transaction (or pro rata portion thereof) if UDF III invests more than 84.5% but not more than 86.5% of the gross offering proceeds in mortgage loans; and an additional 1.0% of Cash Available for Distribution and net proceeds from a capital transaction (or pro rata portion thereof) for each additional 1.0% of additional investments in mortgages above 86.5% of the gross offering proceeds), unsubordinated promotional interest (10.0% of Cash Available for Distribution), and subordinated promotional interest (15.0% of remaining Cash Available for Distribution after the UDF III limited partner distributions, including net proceeds from a capital transaction or pro rata portion thereof, after UDF III limited partners have received a return of their net capital contributions and a 8.0% annual cumulative (non-compounded) return on their net capital contributions).
      Cash Available for Distribution is the cash funds received by UDF III from operations (other than net proceeds from a capital transaction that produces proceeds from (i) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (iii) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves.
      To date, operations of UDF III have not started as they are currently raising capital.

Property and Equipment
      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. The expected useful lives are dependent on the type of asset being capitalized and range from three to ten years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited in the accompanying statement of operations of the respective period.

F-14

UMTH LAND DEVELOPMENT, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

B.	Summary of Significant Accounting Policies — continued

Revenue Recognition
      Transaction service fees and asset management fees are recognized as services are completed and collectibility is deemed probable. The partnership recognizes its portion of UDF I’s and UDF II’s earnings for its profits interest under the equity method of accounting.

Income Taxes
      The Partnership is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

Fair Value of Financial Instruments
      In accordance with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash equivalents, accounts receivable, accounts receivable — related parties, accounts payable and accrued liabilities approximate their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

Impact of Recently Issued Accounting Standards
      In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Partnership will be required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Partnership owns no interests in variable interest entities; therefore, FIN 46R did not impact the Partnership’s financial statements.
      In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and supersedes Accounting Principles Board (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result, the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of the Partnership will be dependent on the number of options granted and the fair value of those options. The Partnership had no options outstanding at December 31, 2005. For the Partnership, FASB 123R will be effective in 2006.

F-15

UMTH LAND DEVELOPMENT, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

C.	Concentrations of Credit Risk
      The Partnership maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2004, the Partnership had approximately $20,000 in uninsured deposits. The Partnership had no such uninsured deposits as of December 31, 2005. The Partnership has not experienced any losses related to amounts in excess of FDIC limits.

D.	Related Parties
      As of December 31, 2005 and 2004, the Partnership had accounts receivable from UDF I totaling approximately $501,000 and $234,000, respectively, related to asset management fees. As of December 31, 2004, the Partnership also had accounts receivable from UMTH totaling approximately $2,010,000.
      As of December 31, 2005, the Partnership had accounts receivable from United Development Funding III, L.P. (“UDF III”), a related party, totaling approximately $448,000, for amounts paid to service providers on UDF III’s behalf. The Partnership will provide services to UDF III similar to UDF I and UDF II in the future.
      As of December 31, 2005, the Partnership had a profits interest receivable from UDF I and UDF II, both related parties, totaling approximately $1,924,000 and $854,000, respectively. As of December 31, 2004, the Partnership had a profits interest receivable from UDF I and UDF II totaling approximately $1,031,000 and $50,000, respectively.
      During 2005 the Partnership had revenues of approximately $1,310,000 and $3,124,000 for asset management and profits interest, respectively, from UDF I and UDF II, both related parties. During 2004 the Partnership had revenues of approximately $637,000 and $1,636,000 for asset management and profits interest, respectively, from UDF I and UDF II.
      During 2005 the Partnership paid approximately $5,377,000 in dividends to UMTH.
      The Partnership had a receivable from various limited partners for approximately $150,000 and $200,000 as of December 31, 2005 and 2004, respectively.

E.	Partners’ Capital
      UMTH holds a 99.9% interest in the Partnership as a limited partner. The general partner, UMT Services, Inc., holds the remaining 0.1% interest.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
United Development Funding, L.P.
      We have audited the accompanying consolidated balance sheets of United Development Funding, L.P., a Nevada limited partnership, as of December 31, 2005 and 2004. These consolidated balance sheets are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated balance sheets based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion the consolidated balance sheets referred to above present fairly, in all material respects, the consolidated financial position of United Development Funding, L.P. as of December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
March 15, 2006

F-17

UNITED DEVELOPMENT FUNDING, L.P.
CONSOLIDATED BALANCE SHEETS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in United Development Funding, L.P.

	December 31,

	2005	2004

ASSETS
Cash and cash equivalents	$1,751,584	$1,400,427
Accrued interest receivable	2,981,876	1,720,841
Development mortgage notes receivable, net of reserve for loan losses of $191,465 and $518,341, respectively	50,605,946	44,533,448
Investments in partnerships	17,461,439	5,067,810
Real estate owned	1,704,000	—
Other assets	221,958	172,700

Total assets	$74,726,803	$52,895,226

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable	$7,078	$73,882
Accounts payable — related parties	500,349	—
Accrued expenses	227,193	108,318
Accrued interest — related parties	580,389	926,961
Line-of-credit payable	9,521,420	—
Notes payable	7,520,054	2,051,087
Notes payable — related parties	30,000,000	35,271,639

Total liabilities	48,356,483	38,431,887
Commitments and contingencies	—	—
Partners’ capital:
Participation interest	10,787,338	1,829,747
General partner	—	—
Limited partners	13,659,194	11,574,347
Profit participation interest	1,923,788	1,059,245

Total partners’ capital	26,370,320	14,463,339

Total liabilities and partners’ capital	$74,726,803	$52,895,226

See accompanying notes to consolidated balance sheets.

F-18

UNITED DEVELOPMENT FUNDING, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004
Purchasers of units of limited partnership interest in United Development Funding III, L.P. will not receive any interest in United Development Funding, L.P.

A.	Nature of Business
      United Development Funding, L.P. (“UDF” or the “Partnership”), a Nevada limited partnership, was formed on June 11, 2003 and began operations on July 1, 2003. United Development Funding, Inc., a Nevada corporation, is the general partner of the Partnership. UDF has a wholly owned subsidiary, UDF TX One, LP (“Texas One”). UDF generates income by (1) originating, purchasing, and holding for investment, for their own account, loans made to real estate developers for the acquisition and development of parcels of real property as single-family residential lots; (2) making real estate related equity investments for the acquisition and development of parcels of real property as single-family residential lots or for sale to others to develop as single-family residential lots; (3) entering into participation agreements with real estate developers engaged in the development of single-family residential lots; and (4) providing credit enhancements with respect to loans made to real estate developers for the acquisition and development of parcels of real property as single-family residential lots. The Partnership’s corporate offices are located in Richardson, Texas.

B.	Summary of Significant Accounting Policies
      A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying consolidated balance sheets follows:

Basis of Accounting
      The accounts are maintained and the consolidated balance sheets have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation
      The consolidated balance sheets include the accounts of Texas One, which is wholly owned through a limited partnership interest. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
      The preparation of the consolidated balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the consolidated balance sheets and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents
      The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2005, there were no such amounts included in cash and cash equivalents. At December 31, 2004, the Company had approximately $200,000 of such investments included in cash and cash equivalents.

F-19

UNITED DEVELOPMENT FUNDING, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

B.	Summary of Significant Accounting Policies — continued

Development Mortgage Notes Receivable
      Development mortgage notes receivable are recorded at the lower of cost or estimated net realizable value. The mortgage investments are collateralized by the development property owned by the borrowers. Development mortgage notes receivable generally have terms ranging from 6 to 48 months, and are often paid off prior to expiration. None of such mortgages are insured or guaranteed by a federally owned or guaranteed mortgage agency. UDF originates all development mortgage notes receivable and intends to hold the development mortgage notes receivable for the life of the notes. UMTH Land Development, L.P. (“Land Development”), a related party of UDF, is the asset manager of all UDF’s investments.
      UDF has established a loan loss reserve for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Loan losses are estimated to be the difference between the outstanding mortgage balances and related accrued interest, if any, at the time of foreclosure less any value expected to be realized from the disposition of the underlying collateral.

Income Taxes
      UDF is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements.

Fair Value of Financial Instruments
      In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of cash equivalents, accrued interest receivable, line-of-credit, accounts payable, and accrued expenses approximate their carrying amounts due to the relatively short maturity of these instruments. The estimated fair value of development mortgage notes receivable, notes payable, and notes payable — related parties approximates the carrying amounts since they bear market rates of interest. None of these instruments are held for trading purposes.

Impact of Recently Issued Accounting Standards
      In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Partnership is required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure

F-20

UNITED DEVELOPMENT FUNDING, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

B.	Summary of Significant Accounting Policies — continued
the assets, liabilities, and noncontrolling interest of the VIE. The Partnership owns no interests in variable interest entities; therefore, FIN 46R did not affect the Partnership’s consolidated financial statements.
      In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and superseded Accounting Principles Bulletin (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of the Partnership will be dependent on the number of options granted and the fair value of those options. For the Partnership, FASB 123R will be effective in 2006.

Reclassifications
      Certain prior year amounts have been reclassified to conform to the current year presentation.

C.	Investment in Partnerships

170 Dowdell, Ltd.
      In March 2004, UDF invested in 170 Dowdell, Ltd., a joint venture limited partnership. Modern Modular Home Rental Corporation (“MMHRC”), a limited partner of this joint venture, and the principal of MMHRC, have guaranteed the repayment of UDF’s investment and preferred return. 170 Dowdell, Ltd. acquired 170 acres of land in Houston, Texas for the purpose of developing 608 single-family lots. The UDF equity investment bears interest at an annual rate of return of 40%, 15% of which accrues and compounds monthly until paid and 25% of which accrues monthly and compounds annually until paid. The total investment balance, including all accrued interest, was approximately $3,008,000 and $3,744,000 at December 31, 2005 and 2004, respectively.

CVGP
      In March 2004, UDF invested in CVGP, a joint venture general partnership. One Creekside, L.P. (“Creekside”), a joint venture that CVGP invested in, has purchased 403 acres for development in the city of Crowley, Texas. UDF records income or loss from such investment using the equity method of accounting. UDF’s investment in CVGP at December 31, 2005 and 2004, was approximately $1,267,000 and $1,306,000, respectively. In addition, as of December 31, 2005 and 2004 UDF has approximately $411,000 and $1,247,000, respectively, in notes receivable with Creekside, which is included in development mortgage notes receivable in the accompanying consolidated balance sheets.

HLL Land Acquisitions of Texas, L.P.
      In October 2004, Texas One entered into a 50/50 partnership with Lennar Homes of Texas, Land & Construction, LTD (“Lennar”), named HLL Land Acquisitions of Texas, LP (“HLL”). HLL was formed for the purpose of acquiring multiple tracts of land in approved markets of Texas that will be developed into finished home sites to be sold subject to approved purchase option agreements to Lennar and other third party homebuilders. In connection with the formation of HLL, Texas One has committed to a maximum equity contribution of $7.5 million that will be matched by Lennar (total equity commitment). This equity contribution is made on an “as needed” basis as HLL acquires and develops the underlying assets. In addition, in December 2004 HLL entered into a $35 million senior land acquisition and development loan that is also funded on an “as needed” basis as the underlying assets are

F-21

UNITED DEVELOPMENT FUNDING, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)
C.                       Investment in Partnerships — continued
acquired and developed. In consideration for the senior loan to be issued, UDF entered into a repayment guarantee of 25% of the outstanding balance of the senior loan.
      As of December 31, 2005, HLL owns or controls land that is planned for approximately 3,600 finished home sites in five distinct communities throughout Texas. As of December 31, 2005, the entire $35 million senior loan commitment has been extended. Texas One’s investment balance in HLL as of December 31, 2005, was approximately $5.9 million. There was no outstanding investment balance as of December 31, 2004. Texas One accounts for this investment using the equity method of accounting. As of December 31, 2005, all of the underlying assets are in various stages of development and there has been no material sales activity other than the sale of a 52-acre parcel that generated approximately $4 million in cash and $800,000 of profit to HLL.

HLL II Land Acquisitions of Texas, L.P.
      In May 2005, Texas One and Lennar entered into a second 50/50 partnership named HLL II Land Acquisitions of Texas, LP (“HLL II”). All material terms of the HLL II partnership agreement and a $35 million senior land acquisition and development loan agreement are the same as HLL. In addition, HLL II entered into a multiple asset $10 million land loan agreement with another lender. The senior loan and the land loan required a guarantee of 25% of the outstanding indebtedness by UDF. HLL II closed on the land loan in August 2005 and the senior loan in September 2005.
      As of December 31, 2005, HLL II owns or controls land that is planned for approximately 1,600 finished home sites in three distinct communities throughout Texas. As of December 31, 2005, there is availability that has not been borrowed or committed for future projects under the $35 million senior loan and land loan of approximately $14 million. Texas One’s investment balance in HLL II as of December 31, 2005, is approximately $2.1 million and Texas One accounts for this investment using the equity method of accounting. As of December 31, 2005, all of the underlying assets are in various stages of development and there has been no sales activity.

One KR Venture
      In December 2004, Texas One and Lennar entered into a partnership named One KR Venture, LP (“One KR”). Similar to HLL and HLL II, this is a 50/50 partnership, but the purpose of One KR is the acquisition of a 1,438-acre land parcel in the northwest market sector of San Antonio, to secure utility entitlements and to sell an approved portion of the acreage and develop the rest of the acreage into finished home sites for Lennar and other third party homebuilders. In August 2005, One KR purchased the entire site subject to a $13.8 million land loan that required a limited repayment guarantee of approximately $3.5 million from the Partnership.
      When fully developed, the land parcel is planned for more than 5,000 finished home sites. Texas One’s investment balance in One KR as of December 31, 2005, was approximately $2.1 million. There was no outstanding investment balance as of December 31, 2004. Texas One accounts for this investment using the equity method of accounting. As of December 31, 2005, there has been no sales activity. In addition to the Partnership’s investment, the Partnership has a secured promissory note at December 31, 2005 of approximately $2.7 million as a second lien on the 1,438 acres subordinate to the senior lender.

Downtown Vistas Development Company II, L.P.
      In May 2005, UDF funded an initial investment in Downtown Vistas Development Company II, L.P. (“DVDC”) of $1,750,000 as a 25% limited partner. The purpose of DVDC is to acquire a 2.15-acre track zoned for high rise condominiums in downtown Dallas. In addition, DVDC executed a $5.2 million land

F-22

UNITED DEVELOPMENT FUNDING, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)
C.                       Investment in Partnerships — continued
loan to assist in the funding of the acquisition. UDF receives a 35% preferred return and a 25% profit participation (this is pro-rata with the other partners pursuant their respective ownership in DVDC) should the total return exceed the 35%. As of December 31, 2005, UDF’s investment balance is $1.8 million.

El Tesoro Development, Ltd.
      In June 2005, UDF was admitted as a 1% limited partner into El Tesoro Development, LTD. (an existing partnership) in order to facilitate a new $4.6 million senior acquisition and development loan from a third party bank. Prior to this transaction, UDF had $1.2 million outstanding pursuant to a $2.0 million secured mortgage note receivable that was transferred as its equity contribution. UDF receives a preferred return on its investment of 40% without any further profit participation. As of December 31, 2005, UDF’s investment balance is $1.2 million.

D.	Real Estate Owned
      During 2005, Texas One purchased 86 finished lots and holds these lots for resale. Simultaneous with the acquisition of the lots, Texas One entered into an agreement with an unrelated national public homebuilder, whereby the homebuilder has agreed to purchase the lots at an agreed upon price. The homebuilder provided a non-refundable deposit, which is included in accrued expenses in the accompanying consolidated balance sheet.

E.	Line-of-Credit
      On January 19, 2005, UDF entered into a $10,000,000 line-of-credit with a bank. The line-of-credit bears interest at the greater of (i) the prime rate minus 0.5% or (ii) 4.25%. The line-of-credit requires monthly interest payments, is payable in full in January 2007, and is collateralized by development mortgage notes receivable and investments in partnerships. The line-of-credit had an outstanding balance of approximately $9,521,000 at December 31, 2005. The available balance on the line-of-credit was approximately $9.8 million, due to a $284,000 letter of credit agreement.

F.	Notes Payable
      On July 6, 2004, UDF entered into a note payable agreement with an unrelated individual, with an original principal balance of $1,000,000 that was payable on October 4, 2004. As of December 31, 2004, the entire principal balance of $1,000,000 was outstanding and considered payable on demand. The note bore interest at 15% and was paid in full during 2005.
      On July 26, 2004, UDF entered into a note payable agreement with an unrelated individual, with an original principal balance of $1,000,000. The note is unsecured and bears interest at 15% and is payable on demand. As of December 31, 2005 and 2004, there was an outstanding balance on the note of approximately $1,220,000 and $1,051,000, respectively, which includes approximately $220,000 and $51,000 of accrued interest, respectively.
      In December 2005, UDF entered into nine notes payable agreements with unrelated third parties, with a total original principal balance of approximately $6,550,000. All of the notes are unsecured and bear interest at 15%. As of December 31, 2005, there was an outstanding balance on the notes of approximately $6,300,000 and all of the notes were either payable on demand or within one year.

F-23

UNITED DEVELOPMENT FUNDING, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

G.	Notes Payable — Related Parties
      As of December 31, 2005 and 2004, UDF had a subordinated revolving line of credit facility to United Mortgage Trust, a related party, totaling approximately $30,000,000 and $28,722,000, respectively. The revolving line of credit facility bears interest at 13.5% (up to $18 million of outstanding principal) and 15% (in excess of $18 million of outstanding principal) per annum, requires interest-only payments on a monthly basis, and is collateralized by virtually all assets of UDF. The revolving line-of-credit matures on December 31, 2009.
      On October 27, 2004, UDF entered into an unsecured note payable agreement with Ready Mortgage Corp., a related party, with an original principal balance of approximately $8,000,000. As of December 31, 2004, there was an outstanding balance on the note of approximately $6,600,000. The note bore interest at 15% per annum, required interest-only payments on a monthly basis, was uncollateralized, and was paid in full during 2005.

H.	Partners’ Capital
      In July 2004, UDF entered into a master participation agreement with United Development Funding II, L.P. (“UDF II”). Under the agreement, UDF II invests capital pari passu and pro rata with investments of UDF, including, without limitation, investments in loans, profit participations, and equity. Further, UDF and UDF II intend to share pari passu and pro rata based on the amount of capital used to purchase UDF investments, all allocated liabilities and allocated income and allocated expenses as determined by UDF in its reasonable discretion.
      Land Development has a 50% profit interest in UDF. Land Development has no contingent liability exposure related to UDF’s activities, as Land Development is only a limited partner and no guarantees have been provided by Land Development or any of its subsidiaries.
      On a calendar quarter basis, net losses of UDF are allocated first to the limited partners, pro rata, provided that net losses shall not be allocated to the extent that such allocation would cause any limited partner to have a deficit balance in its adjusted capital account at the end of such year. Second, the balance of the net loss, if any, is allocated 100% to the general partner.
      On a calendar year basis, net income of UDF is first allocated to the general partner in an amount equal to the aggregate net losses allocated for all previous years, if any; second, to the limited partners in an amount equal to the aggregate net losses allocated to such limited partners for all previous years, if any; third, the balance, if any, to the limited partners that have made capital contributions, until such limited partners have received a cumulative annualized return of twelve percent (12%) on their capital contributions (“Preferred Return”); fourth, the balance, if any, to the profit interest limited partners, until such profit interest limited partners have received amounts equal to the Preferred Return; and finally, the remaining balance, if any, is allocated pro rata to the general partner and limited partners.

I.	Concentrations of Credit Risk
      Financial instruments, which potentially expose UDF to concentrations of credit risk, are primarily cash deposits, development mortgage notes receivable, and investments in partnerships. UDF maintains deposits primarily in two financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2005 and 2004, UDF had approximately $1,782,000 and $1,690,000, respectively, in uninsured deposits. UDF has not experienced any losses related to amounts in excess of FDIC limits. The development mortgage notes receivable and investments in partnerships are generally secured by residential development property located throughout the United States of America in metropolitan areas, primarily in Texas.

F-24

UNITED DEVELOPMENT FUNDING, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

J.	Commitments and Contingencies
      UDF leases office space under an operating lease that expires in August 2007. Future minimum lease payments are as follows:

2006	$6,400
2007	3,700

$10,100

K.	Off-Balance Sheet Arrangements
      The Partnership from time to time enters into guarantees of debtor’s borrowings and provides credit enhancements for the benefit of senior lenders in connection with the Partnership’s debtors and investments in partnerships (collectively referred to as “guarantees”), and accounts for such guarantees in accordance with FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Guarantees generally have fixed expiration dates or other termination clauses and may require payment of a fee by the debtor. A guarantee involves, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. UDF’s exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the guarantee.
      As of December 31, 2005, the Partnership had 12 outstanding guarantees, including: (1) five limited repayment guarantees with total credit risk to the Partnership of approximately $24.3 million, of which approximately $9.3 million has been borrowed against by the debtors, which are related parties of UDF as a result of investments in partnerships, and approximately $8.8 million of such limited guaranteed amount and approximately $3.2 million borrowed against by the debtor is cross-guaranteed by UMT Holdings, L.P., a related party; (2) four standby letters-of-credit with total credit risk to the Partnership of approximately $2.8 million; and (3) three tri-party agreements with a put option to the Partnership upon default by the borrower with total credit risk to the Partnership of approximately $6.0 million, all of which has been borrowed against by the debtors.
      To date, UDF has not incurred losses from guarantees entered into, and the debt that is guaranteed is also collateralized by real estate. The value of such real estate may or may not be sufficient to settle such obligations if liquidated.

L.	Related Party Transactions
      UDF has an asset management agreement with Land Development, a related party. Under the agreement UDF is to pay Land Development an annual management fee equal to 2% of invested assets.
      As of December 31, 2005 and 2004, the Partnership had accounts payable and accrued interest expense due to related parties in the total amount of approximately $1,081,000 and $927,000, respectively.

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
United Development Funding II, L.P.
      We have audited the accompanying balance sheet of United Development Funding II, L.P., a Nevada limited partnership, as of December 31, 2005. This balance sheet is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on balance sheet based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion the balance sheet referred to above presents fairly, in all material respects, the financial position of United Development Funding II, L.P. as of December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
May 10, 2006

F-26

UNITED DEVELOPMENT FUNDING II, L.P.
BALANCE SHEET
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in United Development Funding II, L.P.

December 31,
2005

ASSETS
Cash and cash equivalents	$3,051
Investments in United Development Funding, L.P. — related party	10,787,337
Other assets	42,489

Total assets	$10,832,877

LIABILITIES AND PARTNERS’ CAPITAL
Commitments and contingencies	$—
Partners’ capital:
General partner	—
Limited partners	10,832,877

Total partners’ capital	10,832,877

Total liabilities and partners’ capital	$10,832,877

See accompanying notes to balance sheet.

F-27

UNITED DEVELOPMENT FUNDING II, L.P.
NOTES TO BALANCE SHEET
December 31, 2005
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in United Development Funding II, L.P.

A.	Nature of Business
      United Development Funding II, L.P. (“UDF II” or the “Partnership”), a Nevada limited partnership, was formed on July 16, 2004. United Development Funding II, Inc., a Nevada corporation, is the general partner of the Partnership. UDF II generates income through its investment in United Development Funding, L.P. (“UDF”), a related party. UDF generates income by (1) originating, purchasing, and holding for investment, for their own account, loans made to real estate developers for the acquisition and development of parcels of real property as single-family residential lots; (2) making real estate related equity investments for the acquisition and development of parcels of real property as single-family residential lots or for sale to others to develop as single-family residential lots; (3) entering into participation agreements with real estate developers engaged in the development of single-family residential lots; and (4) providing credit enhancements with respect to loans made to real estate developers for the acquisition and development of parcels of real property as single-family residential lots. The Partnership’s corporate offices are located in Richardson, Texas.

B.	Summary of Significant Accounting Policies
      A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying balance sheet follows:

Basis of Accounting
      The accounts are maintained and the balance sheet has been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
      The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the balance sheet and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents
      The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2005, there were no such amounts included in cash and cash equivalents.

Income Taxes
      UDF II is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying balance sheet.

Fair Value of Financial Instruments
      In accordance with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and

F-28

UNITED DEVELOPMENT FUNDING II, L.P.
NOTES TO BALANCE SHEET — (Continued)

B.	Summary of Significant Accounting Policies — continued
includes this additional information in the notes to the balance sheet when the fair value is different than the carrying value of these financial instruments. The estimated fair value of cash equivalents approximates its carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

Impact of Recently Issued Accounting Standards
      In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Partnership is required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Partnership owns no interests in variable interest entities; therefore, FIN 46R did not affect the Partnership’s balance sheet.
      In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and superseded Accounting Principles Bulletin (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of the Partnership will be dependent on the number of options granted and the fair value of those options. For the Partnership, FASB 123R will be effective in 2006.

C.	Investment in United Development Funding, L.P. — Related Party
      In July 2004, UDF II entered into a master participation agreement with UDF. Under the agreement, UDF II invests capital pari passu and pro rata with investments of UDF, including, without limitation, investments in loans, profit participations, and equity. Further, UDF and UDF II intend to share pari passu and pro rata based on the amount of capital used to purchase UDF Investments, all allocated liabilities, allocated income and allocated expenses as determined by UDF in its reasonable discretion.

D.	Partners Capital
      Land Development has a 50% profit interest in UDF II. Land Development has no contingent liability exposure related to UDF II’s activities, as Land Development is only a limited partner and no guarantees have been provided by Land Development or any of its subsidiaries.
      On a calendar quarter basis, net losses of UDF II are allocated first, 0.1% to the general partner, 49.95% to the Class A Unit holders, pro rata, and 49.95% to the Class B Unit holder, provided that the allocation would cause any partner to have a deficit balance in its capital account at the end of the year;

F-29

UNITED DEVELOPMENT FUNDING II, L.P.
NOTES TO BALANCE SHEET — (Continued)

D.	Partners Capital — continued
second to the partners with positive adjusted capital accounts; and third, the balance, if any, is allocated 100% to the general partner.
      On a calendar year basis, net income of UDF is first allocated to the general partner in an amount equal to the aggregate net losses allocated for all previous years, if any; second, to the limited partners in an amount equal to the aggregate net losses allocated to such limited partners for all previous years, if any; third, the balance, if any, to the limited partners that have made capital contributions, until such limited partners have received a cumulative annualized return of twelve percent (12%) on their capital contributions (“Preferred Return”); fourth, the balance, if any, to the profit interest limited partners, until such profit interest limited partners have received amounts equal to the Preferred Return; and finally, the remaining balance, if any, is allocated pro rata to the general partner and limited partners.

E.	Concentrations of Credit Risk
      Financial instruments, which potentially expose UDF II to concentrations of credit risk, are primarily cash deposits and investments in UDF. UDF II maintains deposits primarily in two financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2005 there were no in uninsured deposits. UDF II has not experienced any losses related to amounts in excess of FDIC limits. The investment in UDF is generally secured by development mortgages notes receivable and investments in partnerships held by UDF, which are collateralized by residential development properties located throughout the United States of America in metropolitan areas, primarily in Texas.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
UMT Holdings, L.P.
      We have audited the accompanying consolidated balance sheets of UMT Holdings, L.P. and subsidiaries as of December 31, 2005 and 2004. These consolidated balance sheets are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated balance sheets based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of UMT Holdings, L.P. and subsidiaries as of December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
February 17, 2006

F-31

UMT HOLDINGS, L.P.
CONSOLIDATED BALANCE SHEETS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMT Holdings, L.P.

	December 31,

	2005	2004

ASSETS
Cash and cash equivalents	$643,310	$1,745,508
Accrued interest receivable	449,877	565,284
Accounts receivable — related parties	1,321,009	361,302
Real estate owned	578,023	1,110,427
Interim mortgage notes receivable, net of reserve for loan losses of $327,585 and $210,374, respectively	29,340,376	15,871,299
Interim mortgage notes receivable with recourse	368,773	737,810
Profits interest receivable — related parties	2,806,735	1,131,202
Property and equipment, net of accumulated depreciation of $168,841 and $65,986, respectively	310,658	200,145
Other assets, net of accumulated amortization of $216,960 and $104,289, respectively	2,263,332	1,536,748

Total assets	$38,082,093	$23,259,725

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued liabilities	$1,436,292	$1,175,386
Accounts payable — related parties	688,140	286,909
Class B Debentures	2,298,880	1,780,880
Notes payable	1,332,000	778,000
Notes payable — related parties	33,395,662	19,723,779

Total liabilities	39,150,974	23,744,954
Commitments and contingencies	—	—
Partners’ capital:
General partner	(1,121,881)	(538,229)
Class C limited partners	53,000	53,000
Class D limited partners	—	—
Class EIA limited partners	—	—

Total partners’ capital	(1,068,881)	(485,229)

Total liabilities and partners’ capital	$38,082,093	$23,259,725

See accompanying notes to consolidated balance sheets.

F-32

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMT Holdings, L.P.

A.	Nature of Business
      UMT Holdings, L.P., a Delaware limited partnership, and its subsidiary limited partnerships (collectively “UMTH”), were formed on March 14, 2003 (Inception) and began operations July 1, 2003. UMTH primarily invests in first lien, fixed-rate mortgages, secured by single-family residential property throughout the United States. UMTH is a Texas based real estate finance partnership that generates income by: (1) originating, purchasing, and holding for investment, for its own account, loans of 12 months or less in term, to persons and entities for the construction, purchase, renovation, and sale of single-family homes; (2) providing asset management services and facilitating transactions for third parties and affiliates who provide real estate finance services; and (3) servicing residential mortgages and managing real estate owned by unrelated third parties and by affiliates. Such mortgages are either originated by UMTH or purchased by UMTH from third parties. None of these mortgages are insured or guaranteed by a federally owned or guaranteed mortgage agency. UMTH’s corporate offices are located in Richardson, Texas.

B.	Summary of Significant Accounting Policies
      A summary of UMTH’s significant accounting policies consistently applied in the preparation of the accompanying consolidated balance sheets follows:

Basis of Accounting
      The accounts are maintained and the consolidated balance sheets have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation
      The consolidated balance sheets include the accounts of UMT Holdings, L.P. and its subsidiary limited partnerships; UMTH owns 99.9% of the limited partnerships interests of each subsidiary, and the remaining general partnership interests are owned by UMT Services, Inc., the general partner of the Partnership and each subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
      The preparation of balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the consolidated balance sheets and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents
      UMTH considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2005 and 2004, UMTH had no such investments included in cash and cash equivalents.

F-33

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

B.	Summary of Significant Accounting Policies — continued

Real Estate Owned
      When UMTH takes possession of real estate through foreclosure, it attempts to resell the property to recover all amounts due on the defaulted mortgage, including legal fees and repair expenses. Certain mortgages purchased by UMTH have recourse for losses incurred, but losses recovered to date by recourse have not been significant. Upon sale of the property, a gain or loss is recorded.

Interim Mortgage Notes Receivable
      Interim mortgage notes receivable are recorded at the lower of cost or estimated net realizable value. The mortgage investments are collateralized by real property owned by the borrowers. Interim mortgages generally have a term of 12 months or less. UMTH originates substantially all interim mortgages, services the interim mortgages, and intends to hold the interim mortgages for the life of the interim mortgages. Interim mortgage notes receivable with recourse generally were originated by a related party of UMTH and purchased by UMTH with recourse. UMTH does not originate residential mortgages.

Reserve for Loan Losses
      The amount of the provision for loan losses charged to income is determined on the basis of several factors, including actual loss experience, identified loan impairment, current economic conditions, and periodic examinations of the loan portfolio. Such provisions, less net loan charge-offs, comprise the reserve for loan losses, which is deducted from interim mortgages notes receivable on the consolidated balance sheet, and is maintained at a level management considers to be adequate to absorb losses inherent in the portfolio. The loan loss reserve is evaluated quarterly and adjusted as necessary.
      UMTH generally charges off loans determined to be uncollectible by management, the Partnership’s loan review department, or federal and state supervisory authorities. Subsequent recoveries are credited to the allowance for loan losses.
      The following table reconciles the beginning and ending balances of UMTH’s reserve for loan losses for the years ended December 31, 2005 and 2004:

	2005	2004

Balance, beginning of year	$210,000	$101,000
Provision for loan losses	540,000	218,000
Loans charged off	(422,000)	(109,000)

Balance, end of year	$328,000	$210,000

Profits Interest in Related Parties
      UMTH has a 50.0% limited partnership profits interest in United Development Funding, L.P. (“UDF I”) and United Development Funding II, L.P. (“UDF II”), both Nevada limited partnerships. The operations of UDF I and UDF II principally include loaning funds for the acquisition and development of real estate. Distributions from UDF I and UDF II are expected to be made quarterly based on the prior quarter’s earnings. The limited partnership agreements of UDF I and UDF II each provide that earnings shall be distributed as follows:
      First, one hundred percent of earnings are distributed to the limited partners other than UMTH until they have received a 12% per annum cumulative return. Second, if available, an equal amount will be

F-34

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

B.	Summary of Significant Accounting Policies — continued
distributed to UMTH and then any remaining earnings will be split proportionately between all limited partners.

Property and Equipment
      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. The expected useful lives are dependent on the type of asset being capitalized and range from three to ten years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts.

United Development Funding III, L.P.
      UMTH is the general partner of United Development Funding III, L.P. (“UDF III”). As general partner UMTH will receive acquisition and origination expenses and fees (3.0% of the net amount available for investment in mortgages by UDF III), mortgage servicing fees (0.25% of the aggregate outstanding loan balance held by UDF III), carried interest fees (1.0% of Cash Available for Distribution, as defined below, and net proceeds from a capital transaction (or pro rata portion thereof) if UDF III invests more than 82% but no more than 84.5% of the gross offering proceeds in mortgage loans; an additional 1.0% of Cash Available for Distribution and net proceeds form a capital transaction (or pro rata portion thereof) if UDF III invests more than 84.5% but not more than 86.5% of the gross offering proceeds in mortgage loans; and an additional 1.0% of Cash Available for Distribution and net proceeds from a capital transaction (or pro rata portion thereof) for each additional 1.0% of additional investments in mortgages above 86.5% of the gross offering proceeds), unsubordinated promotional interest (10.0% of Cash Available for Distribution), and subordinated promotional interest (15.0% of remaining Cash Available for Distribution after the UDF III limited partner distributions, including net proceeds from a capital transaction or pro rata portion thereof, after UDF III limited partners have received a return of their net capital contributions and a 8.0% annual cumulative (non-compounded) return on their net capital contributions).
      Cash Available for Distribution is the cash funds received by UDF III from operations (other than net proceeds from a capital transaction that produces proceeds from (i) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (iii) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves.
      To date, operations of UDF III have not started as they are currently raising capital.
     Restricted Class D Unit Awards
      UMTH has restricted Class D unit awards (“RUAs”) outstanding, which are described more fully in Note H. UMTH accounts for its RUAs under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The pro forma effect on net income if UMTH had applied the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the year ended December 31, 2005 and 2004, respectively, was nominal and therefore is not disclosed.

F-35

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

B.	Summary of Significant Accounting Policies — continued

Income Taxes
      The entities of UMTH are organized as limited partnerships for federal income tax purposes. As a result, income or losses are taxable or deductible, as the case may be, to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying consolidated balance sheets.

Fair Value of Financial Instruments
      In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, UMTH calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash equivalents, accrued interest receivable, accounts receivable — related parties, accounts payable and accrued liabilities, and accounts payable — related parties approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of interim mortgage notes receivable, interim mortgage notes receivable with recourse, Class B debentures, notes payable, and notes payable — related parties also approximate fair value because they bear market rates of interest. None of these instruments are held for trading purposes.

Reclassifications
      Certain prior year amounts have been reclassified to conform to the current year presentation.

Impact of Recently Issued Accounting Standards
      In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Partnership will be required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. UMTH owns no interests in variable interest entities; therefore, FIN 46R did not affect UMTH’s financial statements.
      In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result, the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of UMTH will be dependent on the number of options granted and the fair value of those options. For UMTH, SFAS 123R will be effective in 2006.

F-36

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

C.	Class B Debentures
      During 2005 and 2004 UMTH issued approximately $518,000 and $1,781,000, respectively, in aggregate principal amount of 8% Class B debentures to various individuals and trusts, of which approximately $2,299,000 in aggregate principal amount is outstanding at December 31, 2005. The Class B debentures bear interest at 8% per annum, require interest only payments on a monthly basis, mature April 30, 2009, and are collateralized by substantially all assets of UMTH. The Class B debentures are pari passu to notes payable — related parties, but will be junior to the Class A debentures if issued in the future. UMTH has incurred approximately $331,000 in legal costs related to the issuance of Class B debentures, which was capitalized and included in other assets.

D.	Notes Payable
      As of December 31, 2005 and 2004, UMTH had five and two, respectively, unsecured notes payable to various unrelated parties totaling approximately $1,332,000 and $778,000, respectively. The notes bear interest at 10% per annum, require interest only payments on a monthly basis, and are not collateralized. As of December 31, 2005, the notes outstanding are payable in full, with any accrued interest, within one year.

E.	Notes Payable — Related Parties
      As of December 31, 2005 and 2004, UMTH had 13 and 11, respectively, unsecured notes payable to several related parties (other than United Mortgage Trust, Ready Mortgage Corporation, and Capital Reserve Corporation) totaling approximately $3,188,000 and $882,000, respectively. The notes bear interest ranging from 10% to 15% per annum, require interest only payments on a monthly basis, and are not collateralized. As of December 31, 2005, the notes outstanding are payable in full, with any accrued interest, within one year.
      As of December 31, 2005 and 2004, UMTH had various notes payable to United Mortgage Trust, Ready Mortgage Corporation, and Capital Reserve Corporation, all of which are related parties, totaling approximately $30,208,000 and $18,842,000, respectively. The notes bear interest ranging from 12.75% to 14.00% per annum, require interest only payments on a monthly basis, and are collateralized by interim mortgage notes receivable. As of December 31, 2005, the notes outstanding are payable in full, with any accrued interest, within one year.

F.	Class C Units
      On June 17, 2003, UMTH’s limited partners contributed certain intangible assets valued at $53,000 in exchange for 31,532 Class C Units. The contributed intangible assets have been capitalized as other assets and are being amortized over a three-year period.

G.	Class EIA Limited Partners
      UMTH entered into agreements with various limited partners requiring UMTH to pay special distributions to such limited partners in amounts approximating UMTH’s earnings attributable to the respective businesses of such limited partners. Each of these individuals is considered a Class EIA limited partner and is entitled to receive the specified distributions from the Partnership described above. The Class EIA limited partners do not hold any units; however, they are paid distributions at the discretion of the general partner, UMT Services, Inc. All Class EIA limited partnership interests will be considered redeemed and cancelled upon the earlier of (i) the first distribution to Class C unitholders or (ii) the filing by UMTH of a certificate of merger with respect to the proposed merger with United Mortgage

F-37

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

G.	Class EIA Limited Partners — continued
Trust (“United”), a Maryland real estate investment trust based in Dallas, Texas, and a related party of UMTH. For more information on the proposed merger with United see Note N.
      Notwithstanding such redemption and cancellation, any obligations of UMTH to distribute cash pursuant to the agreements with respect to the Class EIA limited partnership interests that have accrued through the date of such redemption and cancellation but that remain unpaid on such date shall continue to be payable to the Class EIA limited partners.

H.	Restricted Class D Unit Awards
      During the period from inception through December 31, 2003, UMTH issued 9,819 RUAs to individual limited partners who provide services to UMTH or its affiliates. These RUAs are subject to a vesting schedule and potential forfeiture prior to vesting. In the event a limited partner ceases providing services, the limited partner becomes a terminated partner. On the termination date, the terminated partner’s RUAs, whether vested or unvested, shall cease to have any voting rights. The terminated partner’s unvested RUAs will be forfeited back to UMTH and UMTH will cancel such RUAs. The terminated partner’s RUAs that are vested are deemed sold to UMTH for a value determined as of the termination date and the units shall be cancelled by UMTH. The terminated partner is entitled to receive deferred payments for each of the vested RUAs. UMTH has the option, any time after the second annual anniversary of the termination date, to convert the terminated partner’s right to receive deferred payments and instead receive the buyback price in effect for the year in which this option is exercised. These initial RUAs vest as follows: 50% vests at the end of second year after the initial RUAs are issued to a limited partner and the remainder vests at the end of the third year after the initial RUAs are issued to a limited partner. As of December 31, 2005, 427 RUAs have been forfeited and 9,392 have vested. As of December 31, 2004, 4,676 of these RUAs had vested and none had been forfeited.
      During 2004 and 2005, UMTH also issued RUAs to limited partners who provide services to UMTH or its affiliates. These RUAs vest, if certain goals are achieved during the first year, over a five-year period as long as the limited partner continues to provide services or remains employed by UMTH or its affiliates. A summary of these RUAs activity and related information is as follows:

Balance at December 31, 2003	11,601
Granted	12,995
Earned	(4,151)
Cancelled	(4,556)
Forfeited	—

Balance at December 31, 2004	15,889
Granted	2,160
Earned	(13,412)
Cancelled	(4,637)
Forfeited	—

Balance at December 31, 2005	—

      As of December 31, 2005 and 2004, 1,557 and 0, respectively, of the 2005 and 2004 RUAs earned were vested. These RUAs vest 25% each year, starting on the first anniversary of the grant date.

F-38

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

I.	Profit Participation Pool Units
      Certain employees have been granted Profit Participation Pool Units (“PPPs”) according to specific individuals’ compensation agreements. PPPs allocate a percentage of UMTH’s distributable profits to certain managers and other key employees of UMTH. Participation in distribution of profits under PPPs are paid at the sole discretion of the general partner and are subject to reduction in the event of failure to achieve individual goals. At December 31, 2005 and 2004, UMTH had 1,050 and 675 PPPs outstanding, respectively. During 2004 75 PPPs were canceled that were outstanding at December 31, 2003. There were no PPPs canceled during 2005. At December 31, 2005 and 2004, approximately $109,000 and $64,000, respectively, had been declared and accrued with respect to outstanding PPPs but not paid.
      On a calendar quarterly basis, net losses of UMTH are allocated first to partners holding Class D units, pro rata, provided that net losses shall not be allocated to the extent that such allocation would cause any partner to have a deficit balance in his or her adjusted capital account. After this allocation, net losses are allocated 100% to the general partner.

J.	Allocation of Net Income (Loss)
      On a calendar quarterly basis, net income of UMTH is first allocated to Class EIA limited partners in the amount of cash distributed to them, as determined by the general partner. Second, 100% of net income is allocated to the general partner in an amount equal to the aggregate net losses allocated previously to the general partner, if any. Third, net income is allocated to the limited partners in an amount equal to the aggregate net losses allocated to such limited partners, if any. Fourth, net income is allocated to the general partner until there has been allocated to the general partner an amount equal to one tenth of one percent of available cash. Fifth, net income is allocated to the unitholders of Class C units, pro rata, in an amount equal to the lesser of (i) fifty percent of available cash or (ii) $1,250,000. Finally, the remaining amount of available cash, if any, is allocated to the unitholders of Class D units, pro rata. Distributions are payable when due but will not be paid if the result is insolvency of UMTH.

K.	Concentrations of Credit Risk
      Financial instruments, which potentially expose UMTH to concentrations of credit risk, are primarily cash deposits, interim mortgage notes receivable and interim mortgage notes receivable with recourse. UMTH maintains deposits primarily in two financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2005 and 2004, UMTH had approximately $958,000 and $1,938,000, respectively, in uninsured deposits. UMTH has not experienced any losses related to amounts in excess of FDIC limits. The interim mortgage notes receivable and interim mortgage notes receivable with recourse are secured by single-family homes throughout the United States of America in metropolitan areas, primarily in Texas.

F-39

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

L.	Commitments and Contingencies

Leases
      UMTH leases office space and various computer and office equipment under several operating leases. Certain office space is leased from a stockholder of the general partner of UMTH, who owns the property, over five year terms expiring July 2009. Other office space leases and computer and office equipment leases expire through July 2009. Future minimum lease payments are as follows:

2006	$384,000
2007	280,000
2008	176,000
2009	85,000

$925,000

Off-Balance Sheet Arrangements
      The Partnership from time to time enters into guarantees of debtor’s borrowings, and accounts for such guarantees in accordance with FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Guarantees generally have fixed expiration dates or other termination clauses and may require payment of a fee by the debtor. A guarantee involves, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. UMTH’s exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the guarantee.
      As of December 31, 2005, UMTH had one outstanding limited repayment guarantee, which is cross guaranteed by UDF I, a related party. The total credit risk to UMTH under this guarantee is approximately $8.8 million, of which approximately $3.2 million has been borrowed against by the debtor. As of December 31, 2005, UMTH has also guaranteed three notes payable issued by related parties of UMTH to United Mortgage Trust, a related party. The total credit risk to UMTH under these three guarantees is approximately $12.0 million, of which approximately $9.3 million has been borrowed against by the debtors.
      To date, UMTH has not incurred losses from guarantees entered into, and the debt that is guaranteed is also collateralized.

M.	Related Party Transactions
      UMTH has entered into several related party transactions during 2005 and 2004, as follows:

In 2005 and 2004 UMTH paid approximately $1,314,000 and $1,065,000, respectively, in consulting fees to stockholders of the general partner and unitholders of UMTH, which are not employees of UMTH.

In 2005 and 2004 UMTH paid approximately $141,000 and $125,000, respectively, in rent and utility reimbursement for office space during the period to a stockholder of the general partner, who owns the office building in which UMTH leases office space.

In 2005 and 2004 UMTH recognized approximately $179,000 and $196,000, respectively, in mortgage service fee revenue through servicing agreements with related parties.

F-40

UMT HOLDINGS, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

M.	Related Party Transactions — continued

In 2005 UMTH recognized approximately $34,000, $1,570,000, and $253,000 in commitment, origination, and underwriting fees, respectively, for services provided to a related party. In 2004 UMTH recognized approximately $130,000, $964,000, and $190,000 in commitment, origination, and underwriting fees, respectively, for services provided to a related party. UMTH also receives a two percent asset management fee for management of this related party’s daily activities, which UMTH recognized in 2005 and 2004 in amounts of approximately $1,310,000 and $637,000, respectively, related to such management services.

In 2005 and 2004 UMTH paid approximately $126,000 and $78,000, respectively, to a related party, for management fees associated with real estate owned.

See Note E and Note L for other related party transactions.

N.	Proposed Merger
      In November 2003, UMTH extended a merger proposal to United Mortgage Trust under which would United Mortgage Trust would be merger with and in the Partnership. UMTH was organized by persons that include officers and owners of United Mortgage Trust and its advisor.
      UMTH, the general partner of UMTH and United Mortgage Trust entered into an Agreement and Plan of Merger, dated as of September 1, 2005. The merger is subject to the approval of holders of eighty percent of United Mortgage Trust’s outstanding shares of beneficial interest, as well as other customary closing conditions.
      The Agreement and Plan of Merger, as amended, provides that each holder of United Mortgage Trust’s shares of beneficial interest at the time of the closing of the merger would receive in exchange for each share of beneficial interest held, one 8.5% Class A Senior Subordinated Debenture issued by UMTH (a “Class A Debenture”). The Class A Debentures will have a ten year term, an original principal amount of $20 and an annual interest rate of 8.5%, which interest shall be payable monthly.
      There can be no assurance that the proposed merger transaction will be consummated. The proposed transaction may only be completed in accordance with the applicable state and federal laws, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

F-41

EXHIBIT A
PRIOR PERFORMANCE TABLES
     The following Prior Performance Tables (Tables) provide information relating to real estate programs sponsored by our general partner, UMTH Land Development, L.P. (UMTHLD), and its affiliates (Prior Real Estate Programs), all of which have investment objectives similar to ours. See the section of this prospectus captioned “Investment Objectives and Criteria.”
     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.
     Investors in this offering will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.
     Our general partner, UMTHLD, is responsible for the acquisition and maintenance of the mortgage loans. UMT Holdings, L.P. (UMT Holdings) is the sole limited partner of our general partner and UMT Services, Inc. (UMT Services) serves as its general partner. Six of the seven partners of UMT Holdings and all of the owners of UMT Services, have served as sponsors, officers, directors or advisors to three Prior Real Estate Programs over the last ten years.
     The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which our affiliates, officers and managers of our general partner were ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate and real estate finance industries and other factors contribute significantly to financial results.
     The following tables are included herein:

Table I	—	Experience in Raising and Investing Funds (as a percentage of investment)
Table II	—	Compensation to Sponsor (in dollars)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table V	—	Sales or Disposals of Property
     Table IV — Results of Completed Programs has been omitted because no real estate program sponsored by our affiliates has completed operations in the most recent five years.
     Additional information relating to the acquisition of mortgage loans and equity investments by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission and of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.
     Our determination as to which prior programs have investment objectives similar to ours was based primarily on the type of mortgage loans in which the programs invested. Generally, we consider programs that invest materially in mortgage loans for the acquisition and development of parcels of real property as single-family residential lots to have investment objectives similar to ours. We have also taken into account the differences between real estate investment trusts and real estate limited partnerships in determining whether other real estate programs have investment objectives similar to ours.
     The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its investment or purchase of a mortgage loan, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of a mortgage loan by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“UDF I” refers to United Development Funding, L.P.

“UDF II” refers to United Development Funding II, L.P.

“UMT” refers to United Mortgage Trust.

“Underwriting Fees” include selling commissions and marketing support fees paid to broker-dealers for services provided by the broker-dealers during the offering.
Prior performance is not necessarily indicative of future performance.

A-1

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS
     This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since March 5, 1997. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2005.

	UMT		UDF I		UDF II
	(Public Offering)		(Private Placement)		(Private Placement)

Dollar amount offered	$160,312,000	(1)	$10,000,000		$25,000,000
Dollar amount raised	156,766,990	(2)	10,051,321	(2)	9,627,162	(2)
Less offering expenses:
Selling commissions and discounts retained by affiliates	13,028,665	(3)	68,693		730,837
Organizational expenses	550,000		45,588		55,388
Marketing and offering expenses	1,904,130	(4)	—		—
Reserve for operations	—		—		—
Percent available for investment	90.12%		98.86%		91.83%
Acquisition costs:
Prepaid items and fees related to purchase of property	—		—		—
Cash down payment	—		—		—
Acquisition fees	3,863,945	(5)	—		—
Loan costs	—		—		—
Proceeds from mortgage financing	—		—		—
Total acquisition costs	3,863,945		—		—
Percent leveraged	9.8	%(6)	64.18	%(7)	64.18	%(7)
Date offering began	3/5/1997		3/6/2003		8/6/2004
Length of offering in months	102	(8)	22		17	(9)
Months to invest 90 percent of amount available for investment (measured from offering date)	1		1		1

(1)	UMT’s initial public offering was for $50.0 million commencing March 5, 1997. UMT’s second public offering was for $100.0 million commencing June 4, 2001. UMT continues to offer shares through its dividend reinvestment plan; the amount reflects the total amount of offered shares inclusive of the dividend reinvestment plan.

(2)	Amount raised through December 31, 2005.

(3)	Selling commissions and bona fide due diligence and marketing fees paid to broker dealers.

(4)	Wholesaling and marketing fees paid to UMT Advisors, Inc.

(5)	Loan Acquisition fees paid to Mortgage Trust Advisors, Inc. and its successor, UMT Advisors, Inc.

(6)	UMT has a $15.0 million line of credit that it uses to purchase loans. Amounts of leverage range from 0% to 9.8%. Percent leveraged assumes full deployment of UMT’s line of credit.

(7)	UDF has lines of credit totaling $40.0 million which it used to fund loans and equity investments. Amounts of leverage range from 0% to 64.18%. Percent leveraged assumes full deployment of all lines of credit.

(8)	UMT completed its second of two public offerings in October 2003; it continues to offer shares pursuant to its dividend reinvestment plan.

(9)	Reflects length of offering through December 31, 2005. UDF II securities remain open for sale to investors until the earlier of (a) the receipt of $25.0 million in subscriptions or (b) August 5, 2006.
Prior performance is not necessarily indicative of future performance.

A-2

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR
     The following sets forth the compensation received by our general partner and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since March 5, 1997. All of the Prior Real Estate Programs in this table are continuing operations. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours. All figures are as of December 31, 2005.

	UMT		UDF I		UDF II

Date offering commenced	3/5/1997		3/6/2003		8/6/2004
Dollar amount raised	$156,766,990		$10,051,321		$9,627,162
Amount paid to sponsor from proceeds of offering:
Wholesaling and marketing fees(1)	1,904,130		—		—
Acquisition fees:
Real estate commissions	—		—		—
Advisory fees	3,863,945		—		—
Total amount paid to sponsor	5,768,075		—		—
Dollar amount of cash generated (used in) operations before deducting payments to sponsor	49,038,634	(2)	5,104,133	(2)	13,086	(2)
Amount paid to sponsor from operations:
Loan servicing fees	935,931		—		—
Trust advisory or partnership management fees	3,676,211	(3)	1,405,724	(4)	587,635	(4)
Reimbursements	—		—		—
Leasing commissions	—		—		—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		—
Other	—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—
Financing fees	—		100,000		—

(1)	Wholesaling and marketing fees represent those fees paid in exchange for: (a) developing and implementing a marketing plan to effect the sale of securities, (b) designing and coordinating all marketing materials deemed necessary for the marketing of securities, (c) coordinating the review and filing of all marketing and advertising, (d) recruiting wholesalers to market the securities, (e) wholesaling commissions paid to licensed wholesalers, (f) provision of capital for travel and entertainment conducted by wholesalers, (g) reimbursement of marketing expenses, (h) negotiations of selling agreements with broker-dealers, (i) coordination of the due diligence process, and (j) participation in due diligence conferences.

(2)	Reflects cash generated from operations before deducting payment to sponsor from inception of program through December 31, 2005.

(3)	For the period from March 1997 through December 2000, the advisor contributed the amount in excess of fees earned to fund the trust administrative expenses. For the period from January 1, 2001 through December 31, 2005, the amount reflects the trust advisory fees paid net of the trust administrative expenses paid by the advisor. The total trust advisory fees paid were $3,514,115, less the trust administrative expenses paid by the advisor, totaling $1,186,281.

(4)	Reflects fees paid through December 31, 2005.
Prior performance is not necessarily indicative of future performance.

A-3

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
      The following sets forth the operating results of Prior Real Estate Programs, the offerings of which have been completed since January 1, 2002. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours.
UNITED MORTGAGE TRUST

	2002	2003	2004	2005

Gross revenue	$8,277,742	$12,076,341	$13,889,448	$15,013,735
Less:
Operating expenses	804,506	3,292,723	4,222,668	5,212,538
Interest expense	78,203	146,196	179,609	472,820
Depreciation and amortization	19,134	48,303	21,163	82,143

Net income — GAAP basis	$7,375,899	$8,589,119	$9,466,008	$9,246,234

Taxable income:
from operations	7,378,668	9,322,524	10,023,800	—
from gain on sale	—	—	—	—
Cash generated from operations	7,395,033	8,637,422	9,487,171	9,328,377
Cash generated from sales	—	—	—	—
Cash generated from financing/refinancing	28,574,571	44,266,530	4,212,636	3,305,990

Total cash generated from operations, sales and financing/refinancing	$35,969,604	$52,903,952	$13,699,807	$12,634,367

Less: Cash distributions to investors:
from operating cash flow	7,395,023	8,637,422	9,487,171	9,328,377
from sales and financing/refinancing	510,567	1,880,293	2,796,847	$1,212,182

Cash generated (deficiency) after cash distributions and special items	$28,064,014	$42,386,237	$1,415,789	$2,093,808

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—	—	—	—
Contributions from common stockholders	28,574,571	44,266,530	4,212,636	3,305,990
Contributions from note holders	—	—	—	—
Payment of interest on loan	78,203	146,196	179,609	472,820
Acquisition of land and buildings	—	—	—	—
Amortization of principal on loans	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(588,760)	$(2,026,489)	$(2,976,456)	$(1,685,002)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results: Ordinary income (loss):
from operations	90	80	71	—
from recapture	—	—	—	—
Capital gain (loss)
Cash Distributions to Investors:
Source (on GAAP basis):
from investment income	7,395,023	8,637,422	9,487,171	9,328,377
from return of capital	510,567	1,880,293	2,796,847	1,212,182

Total distributions on GAAP basis	$7,905,590	$10,517,715	$12,284,018	$10,540,559

Source (on cash basis):
from operations	7,395,023	8,637,422	9,487,171	9,328,377
from refinancing	510,567	1,880,293	2,796,841	1,212,182
from sales	—	—	—	—

Total distributions on cash basis	$7,905,590	$10,517,715	$12,284,018	$10,540,559

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table(1)	0%	0%	0%	0%

(1)	UMT distributed in excess of earnings for the period from September 30, 1997 through December 31, 2005.
Prior performance is not necessarily indicative of future performance.

A-4

TABLE III (CONTINUED)
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING, L.P.

	2004		2005

Gross Revenue	$7,537,311		$13,718,186
Less:
Operating expenses	(1,664,686)		(1,792,633)
Interest expense	(2,581,652)		(5,593,357)
Depreciation and amortization	(2,040)		(90,168)

Net Income — GAAP basis	$3,288,933		$6,242,028

Taxable Income:
from operations	3,897,873		6,151,299
Cash generated from operations	3,076,070		5,382,750
Cash used for investing activities	(41,542,937)		(20,415,294)
Cash generated from financing/refinancing:
Limited partner contribution and participation by United Development Funding II, L.P.	8,287,935		7,096,100
Third-party debt	31,229,233		9,718,748

Total cash generated from operations, sales and financing/refinancing	1,050,301		1,782,304
Less: Cash distributions to investors:
from operating cash flow	(719,971	)(1)	(1,431,147	)(1)

Cash generated (deficiency) after cash distributions and special items	330,330		351,157
Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—		—
Contributions from limited partners and participation by United Development Funding II, L.P.	8,287,935		7,096,100
Contributions from note holders	—		—
Payment of interest on loan	2,202,631		5,711,296
Acquisition of land and buildings	—		—
Amortization of principal on loans	—		—
Other	—		—

Cash generated (deficiency) after cash distributions and special items	(10,160,236)		(12,456,239)
Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	274		306
Capital gain (loss)	—		—
Cash Distributions to Investors:
Source (on GAAP basis):
from interest income	2		8
Total distributions on GAAP basis:
Source on cash basis:
from operations	—		—
Total distributions on cash basis	—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0%		0%

(1)	Includes profit participation distributions to UMTH Land Development, L.P.
Prior performance is not necessarily indicative of future performance.

A-5

TABLE III (CONTINUED)
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING II, L.P.

	2004	2005

Gross Revenue	$106,656	$2,220,968
Less:
Operating expenses	(5,607)	(9,681)
Interest expense	—	—
Depreciation and amortization	—	(12,769)

Net Income — GAAP basis	$101,049	$2,198,518

Taxable Income:
from operations	123,247	2,198,518 (2)
Cash generated from operations	(55,547)	(14,998)
Cash used for investing activities	(1,721,000)	(6,738,714)
Cash generated from financing/refinancing:
Limited partner contribution	2,066,289	6,781,795
Third-party debt	—	—

Total cash generated from operations, sales and financing/refinancing	289,743	28,083
Less: Cash distributions to investors:
from operating cash flow	—	—

Cash generated (deficiency) after cash distributions and special items	289,743	28,083
Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—	—
Contributions from limited partners	2,066,289	6,781,795
Contributions from note holders	—	—
Payment of interest on loan	—	—
Acquisition of land and buildings	—	—
Amortization of principal on loans	—	—
Other	—	—
Cash generated (deficiency) after cash distributions and special items	(1,776,547)	(6,753,712)
Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	42	306
Capital gain (loss)	—	—
Cash Distributions to Investors:
Source (on GAAP basis):
from interest income	—	—
Total distributions on GAAP basis Source on cash basis:
from operations	—	—
Total distributions on cash basis	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0%	0%

(1)	Includes profit participation distributions to UMTH Land Development, L.P.

(2)	At the time of preparation for this filing, the tax return had not been completed. Therefore, this represents an estimate.
Prior performance is not necessarily indicative of future performance.

A-6

TABLE V
(UNAUDITED)
SALES OR DISPOSALS OF PROPERTY
      The following table presents summary information on the results of the repayment of loans and equity investments since January 1, 2002 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2005.
United Mortgage Trust

	2002	2003	2004		2005	Total

Residential Mortgages and Contracts for Deed
Investment in notes	$3,849,140	$1,364,900	$2,769,918		$516,973	$8,500,931
Number of notes purchased during period indicated	78	27	11		13	129
Principal receipts	$4,563,908	$5,314,398	$4,563,908		$2,557,088	$16,999,302
Total number of notes paid off	105	232	92	(1)	98	527
Number of foreclosed properties liquidated	43	89	98		49	279
Amount outstanding at liquidation	$1,978,000	$4,094,000	$4,279,982		$2,204,000	$12,555,982
Proceeds from sale of foreclosed properties	$1,795,404	$2,638,004	$2,573,035		$3,990,928	$10,997,371
Losses realized	$182,596	$1,455,996	$1,706,947		$1,786,928	$5,132,467
Number of notes prepaid	62	143	72		49	326
Foreclosed properties at end of period	$3,676,070	$3,346,004	$867,591		$1,494,122	$9,383,787
Number of foreclosed properties at end of period	78	72	24		34	208
Interim Mortgages
Investment in notes	$63,724,041	$99,815,148	$77,448,687		$81,202,207	$322,190,083
Number of notes purchased during period	1,043	1,087	925		1,027	4,082
Interim mortgage receipts	$32,117,618	$76,240,927	$74,032,123		$74,687,831	$257,078,499
Total number of notes paid off	588	797	1,116		959	3,460
Number of foreclosed properties liquidated	—	—	21		14	35
Amount outstanding at liquidation	—	—	$1,327,486		$1,147,672	$2,475,158
Proceeds from sale of foreclosed properties	—	—	$873,755		$2,084,399	$2,958,154
Losses realized	—	—	$453,731		$936,727	$1,390,458
Number of notes paid off in full	588	797	1,095		945	3,425
Foreclosed properties at end of period	—	$1,263,350	$2,025,830		$2,426,532	$5,715,712
Number of foreclosed properties at end of period	—	25	23		32	80
Land Development Investment
Land development line-of-credit draws	—	$7,706,150	$55,666,652		$20,483,237	$83,856,039
Land development line-of-credit pay downs	—	$1,677,122	$33,038,507		$18,887,839	$53,603,468
Loan Losses Including Provision for Loan Losses	—	$2,172,197	$2,788,116		$3,741,579	$8,701,892

(1)	In 2003, a significant number of loans counted as paid off were contracts for deed that were paid off when they were refinanced, but were retained as new notes and deeds of trust.
Prior performance is not necessarily indicative of future performance.

A-7

TABLE V (CONTINUED)
(UNAUDITED)
SALES OR DISPOSALS OF PROPERTY
      The following presents summary information on the results of the repayment of loans and equity investments since June 2003 (the inception of UDF I) by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2005.
United Development Funding, L.P. and United Development Funding II, L.P.

						Amount of Loan
					Original Loan	Repaid and
		Date of			and Funds	Interest Earned			Interest Earned
	Date	Final		Payments	Advanced Net	or Equity and		Conversion	and/or Profit
Loans or Equity Investment	Funded	Repayment		Received	of Interest	Profit Returned		to Equity(1)	Participation

Wylie Lakes, Ltd	5/2/2003	9/2/2005		$2,641,471	$1,928,980	$2,641,471		—	$712,490
Centurion American Custom Homes, Inc.	7/31/2003	2/27/2004		289,672	263,711	289,672		—	25,961
Centurion American Custom Homes, Inc.	8/18/2003	2/27/2004		145,253	137,200	145,253		—	8.053	(3)
COR Investments, Inc.	9/3/2003	5/20/2004		126,480	113,843	126,480		—	12,637
Cottonwood Valley Partners, L.P.	9/30/2003	5/31/2004		285,547	205,959	285,547		—	79,588
Sendera Ranch, LTD	9/30/2003	5/31/2004		247,534	200,502	247,534		—	47,032
Ellis County TPR Development, LP	10/16/2003	3/30/2005	(2)	736,814	469,549	736,814		—	267,265
Arete Real Estate & Development Co.	10/28/2003	12/1/2003		1,677,122	1,677,122	1,677,122		—	—
EastChase Villas LTD	10/28/2003	3/22/2004		680,989	633,500	680,989		—	47,489
15th Street Village, LP	11/17/2003	12/28/2004	(2)	649,418	368,101	649,418		—	281,317
El Tesoro Development, Ltd.	11/24/2003	8/31/2005		—	945,516	—		$1,136,293	190,777
Llano Development Company	12/23/2003	1/23/2004		746,007	736,469	746,007		—	9,538
Llano Development Company	1/23/2004	10/29/2004	(2)	6,437,594	5,779,438	6,437,594		—	658,156
Twelve Oaks Partners Ltd	1/31/2004	10/31/2005		3,766,151	2,722,722	3,766,151		—	1,043,429
Centurion American Custom Homes, Inc.	3/15/2004	2/10/2005		6,670,543	6,258,005	6,670,543		—	412,538
Centurion Acquisitions, L.P.	4/1/2004	3/30/2005	(2)	844,306	664,763	844,306		—	179,544
Terrell Mesa Homes, LP	4/26/2004	3/30/2005	(2)	186,183	133,876	186,183		—	52,307
Cottonwood Valley Partners, L.P.	5/28/2004	3/31/2005		1,036,172	879,363	1,020,867	(4)	—	141,504
Shale-114, L.P.	6/25/2004	3/30/2005	(2)	1,823,716	1,481,057	1,823,716		—	342,659	(6)
501 Maple Ridge, LTD	9/30/2004	1/27/2005		8,148,511	7,021,515	7,903,931	(5)	—	882,416
Llano Development Company	10/22/2004	12/31/2005	(2)	8,944,817	6,803,820	8,944,817		—	2,140,997
HLL Land Acquisitions of Texas, LP	10/28/2004	5/31/2005		5,674,567	7,115,346	5,674,567		1,769,015	328,236
Arete Real Estate and Development Company	11/1/2004	10/31/2005	(2)	1,584,297	1,476,880	1,584,297		—	107,417
HLL Land Acquisitions of Texas, LP	11/9/2004	5/31/2005		3,125,336	3,911,667	3,125,336		975,780	189,450
Centurion Acquisitions, L.P.	11/30/2004	12/2/2004		2,280,000	2,280,000	2,280,000		—	—
HLL Land Acquisitions of Texas, LP	12/1/2004	5/31/2005		1,670,351	2,108,592	1,670,351		525,541	87,455
Lakewood Heights Development, Inc.	12/1/2004	11/2/2005		6,802	5,931	6,802		—	871
One KR Venture	12/1/2004	8/9/2005	(2)	5,871,235	5,321,973	5,871,235		—	549,263
HLL Land Acquisitions of Texas, LP	12/13/2004	5/31/2005		2,713,349	3,412,450	2,713,349		869,598	170,497
Downtown Vista Development Co., LP	2/22/2005	3/23/2005		391,970	387,500	391,970		—	4,470
Lakewood Heights Development, Inc.	2/28/2005	11/2/2005		13,458	11,887	13,458		—	1,571

A-8

TABLE V (CONTINUED)
(UNAUDITED)
SALES OR DISPOSALS OF PROPERTY
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

						Amount of Loan
					Original Loan	Repaid and
		Date of			and Funds	Interest Earned		Interest Earned
	Date	Final		Payments	Advanced Net	or Equity and	Conversion	and/or Profit
Loans or Equity Investment	Funded	Repayment		Received	of Interest	Profit Returned	to Equity(1)	Participation

HLL II Land Acquisitions of Texas, L.P.	3/17/2005	8/26/2005		3,099,252	3,092,726	3,099,252	216,200	222,726
HLL II Land Acquisitions of Texas, L.P.	4/8/2005	9/15/2005		824,374	1,203,165	824,374	458,977	80,186
HLL II Land Acquisitions of Texas, L.P.	4/15/2005	8/31/2005		—	460,000	—	485,889	25,889
HLL II Land Acquisitions of Texas, L.P.	5/26/2005	9/1/2005		970,447	1,221,950	970,447	276,544	25,041
Downtown Vista Development Company II, LP	5/31/2005	6/30/2005		—	—	—	—	—
HLL II Land Acquisitions of Texas, L.P.	6/6/2005	9/15/2005		579,552	560,000	579,552	—	19,552
Arete Real Estate and Development Company	6/30/2005	10/31/2005	(2)	910,072	768,399	910,072	—	141,674
HLL II Land Acquisitions of Texas, L.P.	8/1/2005	9/30/2005		1,581,291	1,900,013	1,581,291	340,508	21,785

TOTAL				$77,380,652	$74,663,334	$77,120,767	$7,054,345	$9,511,778

(1)	Represents notes that were paid and the balance was converted to equity investments.

(2)	Net funding.

(3)	Letter of Credit.

(4)	Differs from cash received as a result of a due diligence fee that was received at the time of renewal of the original loan.

(5)	Differs from cash received as a result of a $224,580 origination fee received by United Development Funding, L.P. and $20,000 cash received.

(6)	Loan repaid in four days.
Prior performance is not necessarily indicative of future performance.

A-9

EXHIBIT B
FORM OF SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
UNITED DEVELOPMENT FUNDING III, L.P.
      THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the 21st day of April, 2006, by and between, UMTH Land Development, L.P., a Delaware partnership, as the General Partner, and Todd Etter, a Texas resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.
      WHEREAS, on June 13, 2005, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware, pursuant to which the General Partner and the Initial Limited Partner formed a limited partnership named “United Development Funding III, L.P.” (the “Partnership”) under the Delaware Revised Uniform Limited Partnership Act;
      WHEREAS, the parties hereto previously entered into that certain Agreement of Limited Partnership dated February 1, 2006 (the “Original Partnership Agreement”);
      WHEREAS, the parties hereto previously entered into that certain Amended and Restated Agreement of Limited Partnership dated February 9, 2006 (the “First Amended and Restated Partnership Agreement”); and
      WHEREAS, the parties desire to amend and restate the Original Partnership Agreement and the First Amended and Restated Partnership Agreement in their entireties in accordance with the terms and provisions hereof.
      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, as follows:
ARTICLE I
FORMATION
      The General Partner has executed and filed a Certificate of Limited Partnership on June 13, 2005, with the Secretary of State of the State of Delaware, pursuant to which the parties hereto have formed the Partnership.
ARTICLE II
NAME
      The business of the Partnership shall be conducted under the name of “United Development Funding III, L.P.” or such other name as the General Partner shall hereafter designate in their discretion from time to time.
ARTICLE III
DEFINITIONS
      3.1     “Acquisition and Origination Expenses” shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Partnership and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not funded.
      3.2     “Acquisition and Origination Fees” shall mean the fees payable to the General Partner or its Affiliate for performing acquisition and origination services in connection with making or investing in Partnership mortgage loans (or the fractional portion of any such fees that are attributable to a loan in which the Partnership obtains a participation interest). Included in the computation of such fees shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers, or any fee of a similar nature, however designated.
      3.3     “Act” shall mean the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended.
      3.4     “Additional Limited Partners” shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.
      3.5     “Affiliate” shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.
      3.6     “Aggregate Assets Value” shall mean the aggregate book value of the assets of the Partnership (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets; provided, however, that during such periods in which the Partnership is obtaining independent estimated Unit valuations pursuant to Section 15.2(f), “Aggregate Assets Value” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the aggregate valuation of such assets established by or in connection with the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.
      3.7     “Agreement” shall mean this Second Amended and Restated Agreement of Limited Partnership as amended, modified or supplemented from time to time.
      3.8     “Assignee” shall mean a Person who has acquired a Limited Partner’s beneficial interest in one or more Units and has not become a substituted Limited Partner.
      3.9     “Capital Account” shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.
      3.10     “Capital Contribution” shall mean, in the case of the General Partner, the aggregate amount of cash contributed by the General Partner to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to twenty dollars ($20) multiplied by the number of Units purchased by such Limited Partner.
      3.11     “Capital Transaction” shall mean a transaction that produces proceeds from (a) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (b) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (c) insurance or a guarantee with respect to a mortgage. The dissolution (and resulting sale of assets in liquidation of the Partnership’s assets) shall not be a Capital Transaction.
      3.12     “Carried Interest” shall mean an equity interest of the General Partner in the Partnership to participate in all distributions of Cash Available for Distribution pursuant to Sections 9.1(a) and 9.2(a) and Net Proceeds from a Capital Transaction distributable under Section 9.3(c)(i). If the General Partner enters into Investment in Mortgages commitments in excess of 82% of the gross Offering proceeds (i.e., Capital Contributions before deduction of Front End Fees), the General Partner will be entitled to a Carried Interest equal to (a) 1% for the first 2.5% of Investment in Mortgages commitments above 82% of the gross Offering proceeds, (b) 1% for the next 2% of additional Investment in Mortgages commitments above 84.5% of the gross Offering proceeds and (c) 1% for each additional 1% of additional Investment in Mortgages commitments above 86.5% of the gross Offering proceeds. By way of illustration, if 85.5% of the Partnership’s gross Offering proceeds were made in Investment in Mortgages commitments, then the General Partner would be entitled to a Carried Interest of 1.5% (1% for the first 2.5% of Investment in

Mortgages commitments above 82% and 0.5% for the next 1% of additional Investment in Mortgages commitments above 84.5%).
      3.13     “Cash Available for Distribution” shall mean cash funds received by the Partnership from operations (other than proceeds from a Capital Transaction or Liquidating Distributions), including, without limitation, interest, points or dividends from interim investments and proceeds from borrowings, if any, less all cash used to pay Partnership expenses and debt payments and amounts set aside for reserves.
      3.14     “Cash Flow” shall mean interest received by the Partnership on its mortgage loans (including loans in which it has a participation interest) and fees from its credit enhancement transactions, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any.
      3.15     “Certificate” shall mean the Certificate of Limited Partnership filed with the Secretary of State of Delaware dated June 13, 2005, as amended from time to time.
      3.16     “Code” shall mean the Internal Revenue Code of 1986, as amended.
      3.17     “Competent Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.
      3.18     “Construction Fees” shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.
      3.19     “Development Fees” shall mean any fees or other remuneration for the development of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.
      3.20     “Dissenting Limited Partner” shall mean any Limited Partner who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.
      3.21     “Distribution Reinvestment Plan” shall mean the plan established pursuant to Section 8.15 hereof.
      3.22     “Event of Withdrawal” shall mean, as to the General Partner (a) the dissolution of the General Partner; (b) if the General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner of all or a substantial part of its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of the General Partner’s charter and lapse of ninety (90) days after notice to the General Partner of revocation without reinstatement of its charter; (ii) one hundred-twenty (120) days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of ninety (90) days after the appointment without the General Partner’s consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within ninety (90) days after the expiration of any stay. If there is at least one remaining General Partner, an Event of Withdrawal of the General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until one hundred-twenty (120) days after the event giving rise to the Event of Withdrawal has occurred.
      3.23     “Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Partnership’s organizational or acquisition phase including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Organization Fees and any other similar fees and expenses, however designated.
      3.24     “Gain on Sale” shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.
      3.25     “General Partner” shall refer to UMTH Land Development, L.P., or any other Person or Persons who succeeds it in that capacity.
      3.26     “Independent Advisor” shall refer to an advisor meeting the following conditions:

(a) The adviser must be a long-established, nationally recognized investment banking firm, accounting firm, mortgage banking firm, real estate financial consulting firm or advisory firm;

(b) The adviser must have a staff of real estate professionals;

(c) The compensation of the adviser must be determined and embodied in a written contract before an opinion from such advisor is rendered;

(d) If the adviser has been engaged to render a fairness opinion and such adviser is not the adviser previously engaged by the Partnership to render a fairness opinion for the same transaction or a preceding transaction involving the Partnership, the General Partner shall inform the Limited Partners (by no later than the next annual report) of the date when such adviser was engaged, and whether there were any disagreements with the former adviser on any matters of valuation, assumptions, methodology, accounting principles and practice, or disclosure, which disagreements, if not resolved to the satisfaction of the former adviser would have caused him to make reference, in connection with the fairness opinion, to the subject matter of the disagreement or decline to give an opinion;

(e) The adviser, directly or indirectly, may not have an interest in, nor any material business or professional relationship with, the Partnership, the General Partner, the borrower, or any Affiliates thereof. Independence will be considered to be impaired if, for example, during the period of the adviser’s engagement, or at any time of expressing its opinion, it, or its firm: (i) has, or was committed to acquire any direct or indirect ownership interest in the Partnership, General Partner, borrower, or Affiliates thereof, or (ii) had any joint closely held business investment with the Partnership, General Partner, borrower, or any Affiliate thereof, which was material in relation to the adviser’s net worth; or (iii) had any loan to or from the Partnership, General Partner, borrower, or any Affiliate thereof. For purposes of determining whether a business or professional relationship or joint investment is material, the gross revenue derived by the adviser from the Partnership, General Partner, borrower, and their Affiliates shall be deemed material if it exceeds 5% of the annual gross revenue derived by the adviser from all sources, or exceeds 5% of the individual’s or advisory firm’s net worth (on an estimated fair market value basis).
      3.27     “Initial Limited Partner” shall mean Todd Etter.
      3.28     “Intellectual Property Rights” shall mean all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.
      3.29     “Investment in Mortgages” shall mean the aggregate amount of Capital Contributions from Limited Partners used to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves (but excluding working capital reserves in excess of 3% of the aggregate Capital Contributions) and other cash payments such as interest and taxes but excluding the Partnership’s Organization and Offering Expenses, wholesale and marketing expenses and any other Front-End Fees.
      3.30     “IRS” means the Internal Revenue Service.
      3.31     “Limited Partners” shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.
      3.32     “Liquidating Distributions” shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership’s assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.
      3.33     “Majority Vote” shall mean the affirmative vote or written consent of Limited Partners then owning of record more than fifty percent (50%) of the outstanding Units of the Partnership; provided, however, that any Units owned or otherwise controlled by the General Partner or its Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination.
      3.34     “Minimum Investment Percentage” shall mean a percentage of the aggregate Capital Contributions which is equal to 82% of the Capital Contributions.
      3.35     “Minimum Offering” shall mean the receipt and acceptance by the General Partner of subscriptions for Units aggregating at least one million ($1,000,000) in offering proceeds.
      3.36     “Minimum Offering Expiration Date” shall mean the second anniversary of the commencement of the Offering
      3.37     “NASAA Guidelines” shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective January 1, 1993, as amended.
      3.38     “NASAA Mortgage Guidelines” shall mean the NASAA Mortgage Program Guidelines issued by the North American Securities Administrators Association, Inc., effective September 10, 1996, as amended.
      3.39     “Net Capital Contribution” shall mean, with respect to any Partner, the Partner’s Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of capital pursuant to Section 8.10 hereof or by distributions to such Partner pursuant to Sections 9.1, 9.3, 9.5 and 9.6 hereof. Any amount distributed to the Limited Partners pursuant to Section 9.1 shall be first treated as a return of capital and after all Capital Contributions of a Limited Partner are returned, against a Limited Partner’s unpaid Preferential Limited Partner Return.
      3.40     “Net Capital Proceeds” shall mean the gross proceeds received by the Partnership from a Capital Transaction, less (a) payment of all expenses of such Capital Transaction that are not paid by any entity other than the Partnership that owned the Partnership Property that produced the Capital Transaction, (b) the payment of any outstanding indebtedness and other liabilities of the Partnership that relate to such Capital Transaction and any other indebtedness and other liabilities that are determined advisable by the General Partner to be paid, (c) any amounts used to restore any assets of the Partnership, (d) any amounts reinvested by the Partnership in other Partnership Properties and (e) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.
      3.41     “Net Income” or “Net Loss” shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.
      3.42     “Net Worth” shall mean the excess of total assets over total liabilities, as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.
      3.43     “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
      3.44     “Offering” shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.
      3.45     “Organization and Offering Expenses” shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, selling commissions and fees paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.
      3.46     “Participating Percentage” shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person’s Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units and multiplying the quotient thereof by twenty (20).
      3.47     “Partner Minimum Gain” shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability.
      3.48     “Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.
      3.49     “Partners” shall refer collectively to the General Partner and to the Limited Partners, and reference to a “Partner” shall be to any one of the Partners.
      3.50     “Partnership” shall refer to the limited partnership created under the Act and this Agreement.
      3.51     “Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations. Subject to the foregoing, Partnership Minimum Gain shall equal the amount of gain, if any, which would be recognized by the Partnership with respect to each Nonrecourse Liability of the Partnership if the Partnership were to transfer the Partnership’s property which is subject to such Nonrecourse Liability in full satisfaction thereof.
      3.52     “Partnership Property” or “Partnership Properties” shall mean any and all mortgage loans (including participation interests in mortgage loans), credit enhancements and properties acquired by the Partnership upon the foreclosure or collection of any of its mortgage loans (including loans in which it holds a participation interest) or credit enhancements, as well as any properties acquired by the Partnership upon the foreclosure or collection of any loan or credit enhancement.
      3.53     “Person” shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.
      3.54     “Preferential Limited Partner Return” shall mean with respect to each Unit an eight percent (8%) per annum non-compounding, cumulative return on a Limited Partner’s Net Capital Contribution.

Each Limited Partner’s Preferential Limited Partner Return as to any Unit shall be calculated from the date on which such Limited Partner’s initial Capital Contribution was accepted by the Partnership in respect of such Unit.
      3.55     “Prior UDF Programs” shall mean real estate limited partnerships, real estate investment trusts or other programs or entities previously or currently sponsored by the General Partner or its Affiliates having substantially identical investment objectives as the Partnership.
      3.56     “Program” shall mean a limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property, including such entities formed to make or invest in mortgage loans.
      3.57     “Promotional Interest” shall mean (a) the 10% of all Cash Available for Distribution distributable to the General Partner under Section 9.1(b), the 15% of Cash Available for Distribution distributable to the General Partner under Section 9.2(b) and (c) the 15% of all Net Proceeds from a Capital Transaction that are distributable to the General Partner under Section 9.3(c)(ii).
      3.58     “Proprietary Property” shall mean all modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the service set forth in Article XII hereto and all modifications, enhancements and derivative works of the foregoing.
      3.59     “Prospectus” shall mean the prospectus used by the Partnership in connection with its initial offer and sale of Units to the public pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.
      3.60     “Registration Statement” shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.
      3.61     “Retirement Plans” shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.
      3.62     “Roll-Up” shall mean any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction: (i) voting rights of holders of the class of securities to be held by Limited Partners, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.
      3.63     “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.
      3.64     “Sale Date” shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners.
      3.65     “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm’s-length with the Partnership.
      3.66     “Treasury Regulations” or “Regulations” shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.
      3.67     “Unit” shall mean the limited partnership interest entitling the holder thereof to all applicable rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. All Units shall represent a Capital Contribution of twenty dollars ($20.00) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than twenty dollars ($20.00) per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.
ARTICLE IV
BUSINESS
      4.1     Purpose. The principal purpose of the Partnership is to originate, acquire, service and otherwise manage, either alone or in association with others, a diversified portfolio of mortgage loans on real property (including mortgage loans that are not first in priority and participation interests in mortgage loans) and to issue or acquire an interest in credit enhancement to borrowers (i.e., guarantees or letters of credit), and to engage in any or all general business activities related to or incidental to such principal purpose.
      4.2     Objectives. The business of the Partnership shall be conducted with the following objectives:

(a) To make, originate or acquire a participation interest in mortgage loans (first priority and junior priority) typically in the range of $500,000 to $10,000,000, and to provide credit enhancements to, real estate developers and regional and national homebuilders who acquire real property, subdivide such real property into single-family residential lots and sell such lots to homebuilders or build homes on such lots;

(b) To preserve, protect and return the Partners’ investment in the Partnership;

(c) To realize growth in the value of Partnership Properties upon the ultimate sale thereof; and

(d) To maximize Cash Available for Distribution and Net Capital Proceeds.
ARTICLE V
NAMES AND ADDRESSES OF PARTNERS
      The name of the General Partner is UMTH Land Development, L.P. The name of the Initial Limited Partner is Todd Etter. The business address of the General Partner and the Initial Limited Partner is 5740 Prospect Avenue, Suite 2000, Dallas, Texas 75206. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

ARTICLE VI
TERM
      The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2028, unless sooner terminated as hereinafter provided or unless such term is extended by the General Partner and the Majority Vote of the Limited Partners.
ARTICLE VII
PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT
      The principal office of the Partnership shall be 5740 Prospect Avenue, Suite 2000, Dallas, Texas 75206. The General Partner may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered office and agent for the Partnership shall be National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.
ARTICLE VIII
CAPITAL CONTRIBUTIONS
      8.1     Capital Accounts. A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.
      8.2     General Partner. The General Partner shall make a Capital Contribution to the Partnership in the amount of one hundred dollars ($100) in cash.
      8.3     General Partner Purchase of Units. The Capital Contribution of the General Partner, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partner to any Units. The General Partner may, in its discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. If the General Partner purchases Units, then it shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by it on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partner or its Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.
      8.4     Initial Limited Partner. The Initial Limited Partner shall contribute nine hundred dollars ($900) in cash to the Partnership.
      8.5     Limited Partner Contributions. The General Partner is authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of seventeen million five hundred thousand (17,500,000) Units to Limited Partners as follows:

(a) Each Unit shall be issued for a purchase price of twenty dollars ($20.00) less any discounts authorized in the Prospectus.

(b) Except as set forth below, the minimum purchase of Units shall be two hundred fifty (250) Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Notwithstanding the foregoing, the minimum purchase of Units by Retirement Plans shall be one hundred fifty (150) Units. Fractional Units may be sold at the discretion of the General Partner. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution

Reinvestment Plan authorized by the partnership agreement of one of the Prior UDF Programs or reinvestment plans of other public real estate programs.

(c) The General Partner may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(d) Each Unit sold to a subscriber shall be fully paid and nonassessable.

The General Partner is further authorized to cause the Partnership to issue additional Units to Limited Partners pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to the provisions of Section 11.5 hereof.

      8.6     Admission of Limited Partners. No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than seventeen million five hundred thousand (17,500,000) Units to Limited Partners pursuant to the Offering. Funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers in the initial escrow shall be admitted to the Partnership within fifteen (15) days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within thirty (30) days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within ten (10) business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.
      No Person who subscribes for Units in the Offering shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partner may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement. Any Person who shall receive Units pursuant to a plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to Section 11.5 hereof shall also be required to execute and deliver to the Partnership, as a condition to admission as a Limited Partner, such documents and instruments as the General Partner may deem necessary or desirable to affect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.
      8.7     Minimum Capitalization. The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.
      8.8     Escrow. Until subscriptions for the Minimum Offering are received and accepted by the General Partner, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partner. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The General Partner is, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Partnership in such form as is satisfactory to the General Partner reflecting the requirements of this Section and containing such additional terms as are not inconsistent with this Section.
      8.9     Public Offering. Subject to the provisions of Section 8.7 above and subject to compliance with applicable state securities laws and regulations, the Offering may extend for up to two years from the date of original effectiveness at the discretion of the General Partner; provided, however, that the General Partner may elect to extend the Offering solely for the Units reserved for issuance pursuant to the Distribution Reinvestment Plan for up to four years from the date of original effectiveness. Except as otherwise provided in this Agreement, the General Partner shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which it deems to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partner shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partner shall determine.
      8.10     Return and Withdrawal of Capital.

(a) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to originate or acquire an interest in a mortgage loan or engage in a credit enhancement transaction with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Partnership will not originate or acquire such loan or engage in such credit enhancement transaction, such funds will be distributed pro rata to Limited Partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed acquisition, development or improvement. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

(b) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner’s Capital Contribution (or the capital interest reflected in such Partner’s Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.
      8.11     Repurchase of Units. The Partnership shall have the right, in the sole discretion of the General Partner, to use funds to purchase Units upon written request of a Limited Partner who has held such Units for at least one year, subject to the terms and conditions of this Section 8.11.

(a) Partnership funds applied to repurchases shall not exceed the sum of (i) one percent (1%) of Cash Flow from the previous year plus (ii) the aggregate proceeds received from the Distribution Reinvestment Plan, subject to the General Partner’s discretion to increase such amount from time to time and provided that no such purchase shall be made if such purchase would impair the capital or operation of the Partnership. Moreover, the Partnership will not, in any calendar year, repurchase more than five percent (5%) of the weighted average number of Units outstanding during the twelve (12) month period immediately prior to the date of the repurchase.

(b) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased together with an assignment in substantially the form of Exhibit A attached hereto assigning to the Partnership the number of Units that such Limited Partner wishes to be repurchased and the certification required to be delivered by such Limited Partner pursuant to this Section 8.11(b). Such requests will be considered by the General Partner in the order in which they are received. A Limited Partner may request that fewer than all of such Limited Partner’s Units be repurchased, provided, however, that the minimum number of Units which a Limited Partner must request for repurchase shall be at least twenty-five percent (25%) of such Limited Partner’s Units and if a Limited Partner does not request all of its Units to be repurchased, then it may not request the Partnership to repurchase a number of Units that would cause it to own, following the requested repurchase by the Partnership, fewer than the minimum number of Units required to be purchased by it under Section 8.5(b) hereof. The requesting Limited Partner (or, if the Limited Partner is deceased, his or her estate, heir or beneficiary) will be required to certify to the Partnership that the Limited Partner either (i) acquired the Units to be repurchased directly from the Partnership or (ii) acquired such Units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law. An estate, heir or beneficiary that wishes to have Units repurchased following the death of a Limited Partner must mail or deliver to the Partnership a written request on a form provided by the Partnership, including evidence acceptable to the General Partner of the death of the Limited Partner, and executed by the executor or executrix of the estate, the heir or the beneficiary, or their trustee or authorized agent.

(c) In the event that the General Partner decides to honor a request, it will cause the Partnership to redeem all the Units (or portion thereof) requested to be redeemed by the Limited Partner. Such redemption will become effective upon the mailing by the General Partner to the requesting Limited Partner of notice of acceptance of the redemption (accompanied by the repurchase price) unless the General Partner reasonably requires additional documents to be executed by the requesting Limited Partner to effect such repurchase transaction, in which event, the Partnership will forward the documents necessary to affect the redemption, including any signature guaranty that may be required, and such repurchase transaction shall become effective (and the repurchase price will be paid) upon the General Partner’s receipt of the requesting Limited Partner’s executed counterparts to such additional documents.

(d) Except for repurchases of Units upon the death of a Limited Partner, the purchase price for repurchased Units will be equal to (i) 92% of the purchase price actually paid for any Units held less than two years, (ii) 94% of the purchase price actually paid for any Units held for at least two years but less than three years, (iii) 96% of the purchase price actually paid for any Units held for at least three years but less than four years, (iv) 98% of the purchase price actually paid for any Units held for at least four years but less than five years and (v) the lesser of the purchase price actually paid for any Units held not less than five years or the then-current fair market value of the repurchased Units as determined by the Partnership’s most recent annual valuation of its Units. The purchase price for Units redeemed upon the death of a limited partner will be the lesser of (1) the price the limited partner actually paid for the Units or (2) the then-current fair market value of the Units as determined by the most recent annual valuation of our Units. The price paid for repurchased Units will be offset by any Net Capital Proceeds previously distributed to the redeeming Limited Partner, the deceased Limited Partner, or his or her estate, as the case may be, or his or her estate, in respect of such Units as a return of its capital contributions. In no event will the total amount paid for repurchased Units, including any Net Capital Proceeds previously distributed to the redeeming Limited Partner, the deceased Limited Partner, or his or her estate, as the case may be, in respect of the redeemed Units as a return of capital, exceed the then-current offering price.

(e) If sufficient funds are not then available to repurchase all Units requested to be redeemed by a Limited Partner, then only a portion of such Units will be repurchased. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

(f) In the event that insufficient funds are available to repurchase all of such Units, the Limited Partner or his or her estate, heir or beneficiary can (1) withdraw the request for repurchase, or (2) ask that the Partnership honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored among all requesting Limited Partners in any given repurchase period, as follows: first, pro rata as to repurchases upon the death of a Limited Partner; next, pro rata as to repurchases to Limited Partners who demonstrate, in the discretion of the General Partner, another involuntary exigent circumstance, such as bankruptcy, and finally, pro rata as to other repurchase requests, if any, until all other requests for repurchase have been met.

(g) Repurchases of Units shall be subject to the restrictions set forth in Section 17.3(g) hereof.

(h) In no event shall Units owned by the General Partner or its Affiliates be repurchased by the Partnership.

(i) The General Partner shall have the right in its sole discretion at any time and from time to time to (i) waive any applicable one-year holding period in the event of the death or bankruptcy of a Limited Partner or other exigent circumstances, (ii) reject any request for repurchase, (iii) change the purchase price for repurchases, or (iv) terminate, suspend and/or reestablish the repurchase program at any time. Units will be repurchased upon the death or bankruptcy of a Limited Partner only to the extent that the General Partner decides to waive any holding period requirements and sufficient funds are available to fund such repurchase. In the event that a Limited Partner desires to have all of such Limited Partner’s Units repurchased, any Units that such Limited Partner acquired pursuant to the Distribution Reinvestment Plan may be excluded from the one-year holding period requirement, in the discretion of the General Partner.
      8.12     Interest on Capital Contributions. No interest shall be paid on any Capital Contributions.
      8.13     Ownership by Limited Partner of Interest in Affiliates of General Partners. No Limited Partner (other than the General Partner, in the event that he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.
      8.14     Deficit Capital Accounts. The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partner shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in its Capital Account.
      8.15     Distribution Reinvestment Plan.

(a) A Limited Partner who acquired its Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the “Distribution Reinvestment Plan”) and have its Cash Available for Distribution reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partner or its Affiliates which has substantially identical investment objectives as the Partnership, as all are more particularly described in the Distribution Reinvestment Plan as adopted by the General Partner and subject to the limitations and conditions specified therein.

(b) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership or real estate investment trust sponsored by the General Partner or its Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership or a shareholder of the real estate investment trust in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership or the articles of incorporation of such real estate investment trust, and if, at any time, such Limited Partner fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, partnership agreement or subscription agreement relating thereto, such Limited Partner will promptly notify the General Partner in writing.

(c) The General Partner may, at its option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

(d) The Partnership may only offer the Limited Partners the option to participate in the Distribution Reinvestment Plan if the following conditions are met: (i) the Partnership and any subsequent limited partnerships in which the Limited Partners reinvest are registered or exempted under any relevant state blue sky laws; (ii) the Partnership’s legal counsel has submitted an opinion that the pooling of the funds for reinvestment is not in itself a security; (iii) any subsequent limited partnership has substantially identical investment objectives as the original program; (iv) the Limited Partners are free to elect to revoke reinvestment within a reasonable time and such right is fully disclosed in the Offering documents; (v) prior to each reinvestment, the Limited Partners receive a current updated disclosure document that contains at minimum the minimum investment amount, the type or source of the proceeds that may be invested and the tax consequences of reinvestment to the Limited Partners; (vi) the Partnership’s legal counsel has submitted an opinion that different consideration paid on reinvestment (arising if one Limited Partner agrees to payment of commission to the broker-dealer and another Limited Partner does not agree to payment of commission) is not in violation of applicable state law; (vii) the broker-dealer or the Partnership assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Limited Partners to ascertain whether the Limited Partners continue to meet the applicable state suitability standards for participation in each reinvestment; and (viii) if a broker-dealer is involved, it has obtained a written agreement from the Limited Partners by which the Limited Partners agree to the payment of compensation to the broker-dealer in connection with the reinvestment.

ARTICLE IX
DISTRIBUTIONS
      9.1     Cash Available for Distribution Prior to Return of Net Capital Contributions and Preferred Return. Except as otherwise provided for in Section 9.2, Preferential Limited Partner Return and Net Capital Contributions, Cash Available for Distribution for each applicable accounting period shall be distributed (a) 90% to the Limited Partners and the General Partner, with an amount of cash equal to the product of (i) 90% of the amount of Cash Available for Distribution, multiplied by (ii) the quotient of the difference between 90% and the General Partner’s Carried Interest divided by 90% being distributable to the Limited Partners in proportion to their relative Unit ownership, and the amount attributable to the General Partner’s Carried Interest being distributable to the General Partner, and (b) 10% to the General Partner.
      9.2     Cash Available for Distribution After Return of Net Capital Contributions and Preferred Return. After the return to the Limited Partners of all of their Preferential Limited Partner Return and Net Capital Contributions, Cash Available for Distribution for each applicable accounting period shall be distributed (a) 85% to the Limited Partners and the General Partner, with an amount of cash equal to the product of (i) 85% of the amount of Cash Available for Distribution, multiplied by (ii) the quotient of the difference between 85% and the General Partner’s Carried Interest divided by 85% being distributable to the Limited Partners in proportion to their relative Unit ownership, and the amount attributable to the General Partner’s Carried Interest being distributable to the General Partner, and (b) 15% to the General Partner.

      9.3     Net Capital Proceeds. Except as provided in Section 9.6, Net Capital Proceeds shall be distributed to the Partners as follows:

(a) First to the Limited Partners in proportion to their Net Capital Contributions until each Limited Partner has received or has been deemed to have received one hundred percent (100%) of his Capital Contribution;

(b) Then to the Limited Partners in proportion to and to the extent of their respective accrued but unpaid Preferential Limited Partner Returns; and

(c) Thereafter, (i) 85% to the Limited Partners and the General Partner, with an amount of cash equal to the product of (A) 85% of the amount available for distribution under this Section 9.3(c), multiplied by (B) the quotient of the difference between 85% and the General Partner’s Carried Interest divided by 85% being distributable to the Limited Partners in proportion to their relative Unit ownership, and the amount attributable to the General Partner’s Carried Interest being distributable to the General Partner, and (ii) 15% to the General Partner.
      Notwithstanding the foregoing, in no event will the General Partner be allocated or receive distributions in excess of the amounts permitted by the NASAA Guidelines or the NASAA Mortgage Guidelines. It is the intent of the foregoing proviso that the General Partner receives no more of the Cash Available for Distribution, Net Capital Proceeds or Liquidating Distributions than is allowed pursuant to Article IV, Sections C.3 and D. of the NASAA Mortgage Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partner receiving any such excess distributions, such excess distributions otherwise distributable to the General Partner will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis, and if sufficient funds are not available for such reallocation to the Limited Partners, the General Partner will refund the amount of the excess distribution to the Partnership for reallocation in favor of and distribution to the Limited Partners on a per Unit basis.
      9.4     Dissolution. Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

(a) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

(i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partner in its sole discretion deems reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

(ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

(iii) Any fees due to the General Partner shall next be paid; and

(iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.5 below.

(b) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partner or any other Limited Partner.
      9.5     Liquidating Distributions. After the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partner in its sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Net Income or Net Loss, as applicable, as provided in Section 10.1 hereof).
      9.6     Distribution of Capital Proceeds to Otherwise be Reinvested. If a Partner (an “Electing Partner”), pursuant to Section 11.3(f) provides written notice to the Partnership that it would like a return of its share of Capital Proceeds received by the Partnership, then such Partner will be distributed a portion of such Capital Proceeds received by the Partnership after the later of the date of the Partnership’s receipt of such notice and the seven year anniversary of the date that the Registration Statement is declared effective by the Securities and Exchange Commission equal to the product of (a) the amount of such Capital Proceeds that the Partnership desires to reinvest, multiplied by (b) the quotient of the Net Capital Contribution of such Limited Partner immediately prior to such distribution divided by the Net Capital Contributions of all Limited Partners immediately prior to such distribution. For the avoidance of doubt, if the Partnership ultimately decides to not reinvest all or a portion of any Capital Proceeds (including amounts it is otherwise required to distribute to an Electing Partner), then all of such Capital Proceeds shall be distributed in accordance with Section 9.3.
      9.7     Distribution Dates. To the extent that the Partnership has sufficient cash flow to make distributions, in the discretion of the General Partner, distributions under this Article IX will be made monthly (the “Distribution Period”).
      9.8     Allocation Among Limited Partners. All allocations and distributions made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the “Allocation Date”) on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this Section 9.7 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.
ARTICLE X
ALLOCATIONS
      10.1     Net Income and Net Loss. The Partnership’s Net Income and Net Loss attributable to each fiscal year shall be determined as though the books of the Partnership were closed as of the end of such fiscal year.

(a) For each fiscal year, Net Income or Net Loss shall be allocated, insofar as possible, so that, following the allocation pursuant to this Section 10.1 which is here being described, each Partner’s Capital Account balance shall be equal to the result (be it positive, negative or zero) of subtracting (i) the sum of (x) such Partner’s share of Partnership Minimum Gain and (y) such Partner’s share of Partner Minimum Gain, from (ii) such Partner’s Target Amount (as defined below) at the end of such fiscal year.

(b) Except to the extent otherwise required by applicable law: (i) in applying subsection (a), to the extent possible each item of income, gain, loss and deduction shall be allocated among the Partners in the same proportions as each other such item, and, to the extent permitted by law, each item of credit shall be allocated in such proportions; and (ii) to the extent necessary to produce the result prescribed by subsection (a), items of income and gain shall be allocated separately from items of loss and deduction, in which event the proportions applicable to items of income and gain shall (to the extent permitted by law) be applicable to items of credit.

(c) If, for any fiscal year, (i) clause (b)(ii) does not apply and (ii) the aggregate of all items of income, gain, loss and deduction is zero, then, except to the extent otherwise required by applicable law, all such items, and (to the extent permitted by law) all items of credit, shall be allocated among all Partners in proportion to their respective Participating Percentages as in effect throughout such fiscal year.

(d) For these purposes, the “Target Amount” of a Partner at the end of any fiscal year means the amount which such Partner would then be entitled to receive if, immediately following such fiscal year: (i) all of the assets of the Partnership were sold for cash equal to their respective book values (or, in the case of assets subject to liabilities for which the creditor’s right is limited to assets of the Partnership, the amounts of such liabilities, if greater than the aggregate book values of such assets); and (ii) the proceeds of such sale were applied to pay all debts of the Partnership with the balance distributed as provided in Section 9.3, provided, however, that if the sale described in clause (i) would not generate proceeds sufficient to pay all debts of the Partnership, the Partners shall be considered entitled in the aggregate (and as among them in proportion to their respective Partnership Interests) to receive, pursuant to Section 9.3, a negative amount equal to the excess of such debts over such proceeds.
      10.2     Qualified Income Offset. Notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner’s Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a “Qualified Income Offset,” as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid “Qualified Income Offset.”)
      10.3     Item Prorations. Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.1 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 hereof as if such accounting period were a complete fiscal year of the Partnership.
      10.4     Allocations in Respect to Transferred Units. If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partner, in its sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partner may reasonably require within thirty (30) days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partner and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.4, whether or not the General Partner or the Partnership have knowledge of any transfer of ownership of any Units.

      10.5     Allocations in Respect to Repurchased Units. If any Units are repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partner (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partner in accordance with applicable provisions of the Code and Treasury Regulations.
      10.6     Alternative Allocations. If the General Partner determines that is advantageous to the business of the Partnership to amend the allocation provisions of this Agreement so as to permit the Partnership to avoid the characterization of Partnership income allocable to various qualified plans, IRAs and other entities which are exempt from federal income taxation (“Tax Exempt Partners”) as constituting Unrelated Business Taxable Income (“UBTI”) within the meaning of the Code, specifically including, but not limited to, amendments to satisfy the so-called “fractions rule” contained in Code Section 514(c)(9), the General Partner is authorized, in its discretion, to amend this Agreement so as to allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this Article if, and to the extent, that such amendments will achieve such result or otherwise permit the avoidance of characterization of Partnership income as UBTI to Tax Exempt Partners. Any allocation made pursuant to this Section 10.6 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Limited Partner shall be required to effectuate such allocation. In making any such allocations under this Section 10.6 (“New Allocations”), the General Partner is authorized to act in reliance upon advice of counsel to the Partnership or the Partnership’s regular certified public accountants that, in their opinion, after examining the relevant provisions of the Code and any current or future proposed or final Treasury Regulations thereunder, the New Allocation will achieve the intended result of this Section 10.6.
      New Allocations made by the General Partner in reliance upon the advice of counsel or accountants as described above shall be deemed to be made in the best interests of the Partnership and all of the Partners, and any such New Allocations shall not give rise to any claim or cause of action by any Partner against the Partnership or any General Partner. Nothing herein shall require or obligate the General Partner, by implication or otherwise, to make any such amendments or undertake any such action.
      10.7     Disputes. Except with respect to matters as to which the General Partner is granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).
ARTICLE XI
MANAGEMENT OF THE PARTNERSHIP
      11.1     Management. The General Partner shall conduct the business of the Partnership, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner.
      11.2     Powers of the General Partner. The General Partner shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

(a) To do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the Partnership’s business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership’s obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partner, in its sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in its discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partner considers either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership, including, without limitation, to cause the Partnership to be taxed as a corporation or to qualify as a real estate investment trust (REIT) for federal income tax purposes; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partner, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partner to be necessary to enable the Partnership properly and legally to do business in the State of Delaware or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determines if such interests are being traded on “an established securities market or a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partner reasonably believes such transfers will cause the Partnership to be treated as a “publicly traded partnership” under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partner, in its discretion, determines to be appropriate; provided, however, in no event shall the General Partner or its Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the “Compensation of the General Partner and Affiliates” section of the Prospectus.

(b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted herein to the General Partner or its Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder; and (vi) to facilitate the operation of the Partnership in order to qualify as a REIT, corporation or other tax status elected for the Partnership by the General Partner.

(c) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

(d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by the General Partner, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property (including mortgage loans and credit enhancements) shall require the signature, personally or by attorney-in-fact, of the General Partner.

      11.3     Limitations on Powers of the General Partner. The General Partner shall observe the following policies in connection with Partnership operations:

(a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than forty-five percent (45%) of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership’s total assets (exclusive of government securities and cash items) will consist of, and no more than forty-five percent (45%) of the Partnership’s net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

(b) The Partnership may not invest in or make mortgage loans on any one property that would exceed, in the aggregate, an amount equal to twenty percent (20%) of the Offering proceeds. The Partnership may not invest in or make mortgage loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 20% of the Offering proceeds. The Partnership shall not make a loan secured by unimproved real property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed the lesser of twenty-five percent (25%) of gross Offering proceeds available for Investment in Mortgages, calculated as of the end of the month immediately preceding such acquisition. Properties shall not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

(c) All mortgage loans must be supported by an appraisal of the property which secures the loan, which shall be prepared by a Competent Independent Expert. The appraisal shall be maintained in the Partnership’s records for at least five (5) years and shall be available for inspection and duplication by any Limited Partner. A mortgagee’s or owner’s title insurance policy or commitment as to the priority of a mortgage or the condition of title shall also be obtained with respect to each property that secures a loan made by the Partnership or in which the Partnership holds a participation interest; in addition, our mortgage loans may be supported by a pledge of all ownership interests of the developer.

(d) The General Partner shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

(e) The Partnership may not at any time incur any indebtedness in excess of 70% of the aggregate fair market value of all mortgages that it holds.

(f) The Partnership shall not reinvest Cash Flow (excluding any proceeds from the sale, disposition or refinancing of a Partnership Property). The General Partner shall have the authority to reinvest proceeds from the return of loan principal from Partnership loans or the sale, disposition or refinancing of Partnership Properties; provided, that a portion of such proceeds sufficient to cover any increase in Limited Partners’ federal and state income taxes attributable to the sale, disposition or refinancing (assuming a thirty percent (30%) combined federal and state tax bracket) shall be distributed in time to pay such increase. At any time, any Limited Partner may elect to receive its share of any Capital Proceeds received by the Partnership after the seven year anniversary of the date that the Registration Statement is declared effective by the Securities and Exchange Commission by providing written notice to the Partnership of such election, and a portion of any Capital Proceeds received by the Partnership after its receipt of such notice that are required to be distributed to such electing Partner pursuant to Section 9.6 shall be distributed to such electing Partner.

(g) The General Partner shall exercise its fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partner under common law.

(h) The Partnership shall maintain reasonable reserves for Partnership Properties, in such amounts as the General Partner in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership.

(i) The Partnership shall not own mortgage loans or other properties jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own one or more particular properties, unless (i) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partner could not do directly because of this Agreement; and (iv) the General Partner and its Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement.

(j) The Partnership may not own mortgage loans or other properties jointly or in a partnership or joint venture with an Affiliate of the General Partner unless such property is owned by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership with respect to such property; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partner and its Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions. The Prospectus shall disclose the potential risk of impasse on joint venture decisions since no joint venture participant controls such decisions and the potential risks that while a joint venture participant may have the right to buy the property from the Partnership or joint venture, it may not have the resources to do so.

(k) The Partnership will not invest in limited partnership interests of any other limited partnership of which the General Partner also serves as a general partner unless the Partnership will receive no duplicate fees or compensation beyond what is permissible under the NASAA Mortgage Guidelines. The Partnership may not invest in general partnership interests of any other limited partnership unless it, alone or with any of its publicly-registered affiliates, acquires a controlling interest (as defined below) in such other limited partnership and receives no duplicate fees or compensation beyond what is permissible under the NASAA Mortgage Guidelines. For purposes of this Agreement, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to (a) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets; (b) cause a sale of the mortgage or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (c) approve budgets and major capital expenditures subject to a stated minimum amount; (d) veto any sale of the mortgage, or, alternatively, to receive a specified preference on sale or proceeds; and (e) exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner. The Partnership may invest in limited partnership interests of other limited partnerships (the “Lower-Tier Partnerships”) only if all of the following conditions, if applicable, are met:

(i) If the general partner of the Lower-Tier Partnership is a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless:

(A) the partnership agreement of the Lower-Tier Partnership contains provisions complying with Section IX.F. of the NASAA Guidelines and the NASAA Mortgage Guidelines and provisions acknowledging privity between the Lower-Tier general partner and the Limited Partners; and

(B) the compensation payable in the aggregate from both levels shall not exceed the amounts permitted under Section IV. of the NASAA Guidelines and the NASAA Mortgage Guidelines.

(ii) If the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless (A) the partnership agreement of the Lower-Tier Partnership contains provisions complying with Sections II.E. and F., VII.A.-D., H. and J., and IX.C. of the NASAA Guidelines and the NASAA Mortgage Guidelines, and (B) the compensation payable at both tiers shall not exceed the amounts permitted in Section IV. of the NASAA Guidelines and the NASAA Mortgage Guidelines.

(iii) Each Lower-Tier Partnership shall have as its limited partners only publicly registered upper-tier partnerships; provided, however, that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken result in no diminution in the control exercisable by the other limited partners.

(iv) The Partnership is not structured with more than two tiers.

(v) The Partnership, as a result of an investment in the Lower-Tier Partnership, is not charged, directly or indirectly, more than once for the same services.

(vi) The Limited Partners can, upon the vote of a majority in interest and without the concurrence of the Sponsor, direct the General Partner to take any action permitted to a limited partner in the Lower-Tier Partnership.

(vii) If the Partnership invests in a Lower-Tier Partnership, then the Prospectus shall fully and prominently disclose the two-tiered arrangement and any risks related thereto.

(viii) Notwithstanding clauses (ii) through (vii) above, if the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may invest in a Lower-Tier Partnership that owns and operates a particular property to be qualified pursuant to Section 42(g) of the Code if limited partners at both tiers are provided all of the rights and obligations required by Section VII. of the NASAA Guidelines and the NASAA Mortgage Guidelines, and there are no payment of duplicate fees.

(l) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor’s principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

(m) The Partnership shall not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts of sale are in recordable form and are appropriately recorded in chain of title.

(n) The Partnership shall not acquire property in exchange for Units.

(o) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

(p) An “all-inclusive” or “wrap-around” note and deed of trust (referred to herein as the “all-inclusive note”) may be used to finance the purchase of a Partnership Property only if the following conditions are complied with: (i) the sponsor (as defined pursuant to the NASAA Guidelines) under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Partnership.

(q) Reserved.

(r) The General Partner shall not have the authority on behalf of the Partnership to:

(i) list, recognize or facilitate the trading of Units (or any interest therein) on any “established securities market (or the equivalent thereof)” within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership;” or

(ii) create for the Units (or any interest therein) a “secondary market (or the equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership.”

(s) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(j) above. Nothing in this Section 11.3 shall prohibit the Partnership or the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and their creditors.

(t) The General Partner shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

(i) An appraisal of all assets of the Partnership shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership’s assets over a twelve (12) month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

(ii) In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners’ pro rata share of the appraised value of the net assets of the Partnership.

(iii) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for below. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible and, in any event, shall not be less than those rights provided for under Sections VII.A. or B. of the NASAA Mortgage Guidelines.

(A) Meetings of the Roll-up Entity may be called by the general partner or the limited partners of the Roll-Up Entity holding more than 10% of the then outstanding limited partnership interests, for any matters for which the limited partners may vote as set forth in the limited partnership agreement for the Roll-Up Entity. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the sponsor of the Roll-Up Entity shall provide all limited partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after receipt of said request, at a time and place convenient to the limited partners.

(B) To the extent permitted by the law of the state of formation, the partnership agreement of the Roll-Up Entity shall provide that a majority of the outstanding limited partner interests may, without necessity for concurrence by the general partner, vote to: (1) amend the partnership agreement of the Roll-Up Entity, (2) remove the general partner(s), (3) elect a new general partner(s), (4) approve or disapprove the sale of all or substantially all of the assets of the Roll-Up Entity, except pursuant to a plan disclosed in the final prospectus relating to the Roll-Up, and (5) dissolve the Roll-Up Entity. Without concurrence of a majority of the outstanding limited partner interests, the general partner(s) may not (i) amend the partnership agreement except for amendments which do not adversely affect the rights of the limited partners, (ii) voluntarily withdraw as a general partner unless such withdrawal would not affect the tax status of the Roll-Up Entity and would not materially adversely affect the limited partners, (iii) appoint a new general partner(s), (iv) sell all or substantially all of the Roll-Up Entity’s assets other than in the ordinary course of business, (v) cause the merger or other reorganization of the Roll-Up Entity or (vi) dissolve the Roll-Up Entity. Notwithstanding clause (iii) of the preceding sentence, an additional general partner may be appointed without obtaining the consent of the limited partners if the addition of such person is necessary to preserve the tax status of the Roll-Up Entity, such person has no authority to manage or control the Roll-Up Entity under the partnership agreement, there is no change in the identity of the persons who have authority to manage or control the Roll-Up Entity, and the admission of such person as an additional general partner does not materially adversely affect the limited partners. Any amendment to the partnership agreement which modifies the compensation or distributions to which a general partner is entitled or which affects the duties of a general partner may be conditioned upon the consent of the general partner. With respect to any limited partner’s interest owned by the sponsor of the Roll-Up Entity, the sponsor may not vote or consent on matters submitted to the limited partners regarding the removal of the sponsor or regarding any transaction between the Roll-Up Entity and the sponsor. In determining the existence of the requisite percentage in limited partners interests necessary to approve a matter on which the sponsor may not vote or consent, any limited partner interest owned by the sponsor shall not be included. If the law of the state of formation provides that the Roll-Up Entity will dissolve upon termination of a general partner(s) unless the remaining general partner(s) continues the existence of the Roll-Up Entity, the partnership agreement shall obligate the remaining general partner(s) to continue the Roll-Up Entity’s existence; and if there will be no remaining general partner(s), the termination of the last general partner shall not be effective for a period of at least 120 days during which time a majority of the outstanding limited partners interest shall have the right to elect a general partner who shall agree to continue the existence of the Roll-Up Entity. The partnership agreement shall provide for a successor general partner where the only general partner of the Roll-Up Entity is an individual.

(iv) The Partnership may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

(v) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines and the NASAA Mortgage Guidelines, which are generally as provided in Section 15.1 of this Agreement.

(vi) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

(u) The General Partner shall commit a substantial portion of Capital Contributions toward Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees. The total amount of Front-End Fees, whenever paid and from whatever source, shall be limited to an amount equal to the initial amount of Capital Contributions not applied to Investment in Mortgages. At a minimum, the General Partner shall commit the Minimum Investment Percentage toward Investment in Mortgages.

(v) The Partnership normally shall not make or invest in mortgage loans on any one property if at the time of the acquisition of the mortgage the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Partnership would exceed an amount equal to 85% of the appraised value of the property as determined by a Competent Independent Expert, unless substantial justification exists because of the presence of other underwriting criteria.

(w) The Partnership is permitted to borrow money when it has taken over the operation of a property in order to prevent defaults under existing loans, or there otherwise is a need for additional capital with respect to such a property.

      11.4     Expenses of the Partnership.

(a) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partner and its Affiliates for (i) all Organization and Offering Expenses (other than commissions and fees paid to broker-dealers and other underwriting compensation) incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner.

(b) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership’s expenses shall be billed directly to and paid by the Partnership. The General Partner may be reimbursed for the administrative services necessary to the prudent operation of the Partnership; provided that the reimbursement shall be at the lower of the General Partner’s actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partner or its Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partner similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or (D) those holding a five percent (5%) or more equity interest in the General Partner or a Person having the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person.
      The annual report to investors shall include a breakdown of the costs reimbursed to the General Partner pursuant to this subsection. Within the scope of the annual audit of the General Partner’s financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

(i) A review of the time records of individual employees, the cost of whose services were reimbursed; and

(ii) A review of the specific nature of the work performed by each such employee.
      The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partner’s independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-

program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

(c) The General Partner or its Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partner and its Affiliates; (ii) expenses and salaries related to the Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partner or its Affiliates shall pay, at no additional cost to the Partnership, Organization and Offering Expenses (other than commissions and fees paid to broker-dealers and other underwriting compensation) to the extent they exceed one and one-half percent (1.5%) of the gross proceeds of the Offering of Units.

(d) Subject to the provisions of paragraphs (b) and (c) of this Section 11.4 and the prospectus, the Partnership shall pay the following expenses of the Partnership:

(i) Organization and Offering Expenses (other than commissions and fees paid to broker-dealers and other underwriting compensation) which do not exceed one and one-half percent (1.5%) of the gross proceeds of the Offering of Units;

(ii) Underwriting compensation, including broker-dealer selling commissions, payable in an amount not to exceed seven percent (7%) of the gross proceeds of the Offering of Units, plus a due diligence fee equal to one-half of one percent (0.5%) of the gross proceeds of the Offering of Units, plus a wholesaling fee of up to 1.2% of the gross proceeds of the Offering of the Units;

(iii) Marketing support fees payable in an amount not to exceed 1.8% of the gross proceeds of the Offering of the Units;

(iv) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partner or its Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and services, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers, engineers, land planners, third party loan underwriters, due diligence advisors, financial analysts and other agents; and (E) expenses in connection with the disposition, replacement, development, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

(v) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partner deems to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

      11.5     Merger, Exchange and Conversion.

(a) The Partnership may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities, resulting in there being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding partnership interests of the Partnership in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity or (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity. Any such plan of merger, plan of exchange or plan of conversion shall in all events comply with the applicable requirements of the Act and this Agreement, including, if such merger, exchange or conversion is a Roll-Up, the provisions of Section 11.3(t) hereof.

(b) Any such merger shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws. Any such plan of exchange shall be conditioned upon the issuance of shares or other interests of the acquiring foreign limited partnership or other entity being permitted by the laws under which such foreign limited partnership or other entity is incorporated or organized or is not inconsistent with such laws. Any such conversion shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized, and the incorporation, formation or organization of the converted entity is effected in compliance with such laws.

(c) The Partnership may adopt a plan of merger, plan of exchange or plan of conversion if the General Partner acts upon and the Limited Partners (if required by Section 11.5(d) below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 11.5(d) below.

(d) Except as provided by Sections 11.5(e) and 11.5(f), after acting on a plan of merger, plan of exchange or plan of conversion in the manner prescribed by in the following sentence, the General Partner shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Limited Partners, and in order for such plan of merger, plan of exchange or plan of conversion to be approved:

(i) the General Partner shall adopt a resolution recommending that the plan of merger, plan of exchange or plan of conversion, as the case may be, be approved by the Limited Partners,

unless the General Partner determines that for any reason it should not make that recommendation, in which case the General Partner shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion, as the case may be, be submitted to the Limited Partners for approval without recommendation and, in connection with the submission, communicate the basis for its determination that the plan of merger, plan of exchange or plan of conversion be submitted to the Limited Partners without any recommendation; and

(ii) the Limited Partners entitled to vote on the plan of merger, plan of exchange or plan of conversion must approve the plan.

The General Partner may condition its submission to the Limited Partners of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis, including without limitation that a specified percentage in excess of a Majority Vote be required for the approval of the plan of merger, plan of exchange or plan of conversion. Unless the General Partner requires a greater vote, a Majority Vote shall be required for approval of a plan of merger, plan of exchange or plan of conversion.

The General Partner shall notify each Limited Partner, whether or not entitled to vote, of the meeting of the Limited Partners at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 11.5(d) and applicable law. The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan of merger, plan of exchange or plan of conversion. Any such approval may be by written consent of the requisite Limited Partners as would be required to approve the plan of merger, plan of exchange or plan of conversion at any meeting where all the Limited Partners are present.

(e) Unless applicable law otherwise requires (in which case the approval of the Limited Partners shall continue to be required and the provisions of Section 11.5(d) shall continue to apply), (1) approval by the Limited Partners of a plan of exchange shall not be required, and the provisions of Section 11.5(d) do not apply, if the Partnership is the acquiring entity in the plan of exchange, and (2) approval by the Limited Partners on a plan of merger, plan of exchange or a plan of conversion shall not be required, and the provisions of Section 11.5(d) do not apply, if either:

(i) (A) a limited partnership is the sole surviving or resulting entity;

(B) the partnership agreement of the surviving or resulting limited partnership will not differ from this Agreement before the merger or conversion in any manner other than as to application of applicable law or other insignificant conforming differences;

(C) Limited Partners who held interests in the Partnership immediately before the effective date of the merger or conversion will hold the same interests in the same proportions, immediately after the effective date of the merger or conversion; and

(D) the General Partner adopts a resolution approving the plan of merger or plan of conversion; or

(ii) the transaction involves the conversion to corporate, trust or association form of only the Partnership and, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction:

(A) voting rights of holders of the class of securities to be held by Limited Partners;

(B) the term of existence of the surviving or resulting entity;

(C) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity; or

(D) the investment objectives of the surviving or resulting entity.

(f) After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Limited Partners, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in such plan, in the manner determined by the General Partner.
      11.6     Rights of Dissenting Limited Partners.

(a) In the absence of fraud in the transaction, the remedy provided by this Section 11.6 to a Dissenting Limited Partner is the exclusive remedy for the recovery from the Partnership of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new corporation or limited partnership (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Section 11.6 and, with respect to a Roll-Up, Section 11.3(t)(ii), any Dissenting Limited Partner who fails to comply with the requirements of this Section 11.6 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Notwithstanding any of the foregoing, this Section 11.6(a) shall not operate to limit the liability of the General Partner or its Affiliates in contravention of the provisions of NASAA Guidelines Section II.D.1.

(b) Units of Dissenting Limited Partners for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Limited Partners.

(c) Within sixty (60) days after a Dissenting Limited Partner votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Limited Partners of the receipt by the Partnership of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Limited Partner may demand in writing that payment for his Limited Partnership interests be made in accordance with this Section 11.6, and the General Partner shall (i) make a notation on the records of the Partnership that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Partnership to pay to the Dissenting Limited Partner the fair value of such Dissenting Limited Partner’s Units without interest. The fair value of a Dissenting Limited Partner’s Units shall be an amount equal to the Dissenting Limited Partner’s pro rata share of the appraised value of the net assets of the Partnership (determined in accordance with the provisions of Section 11.3(t)(i) hereof).

(d) If a Dissenting Limited Partner shall fail to make a payment demand within the period provided in Section 11.6(c) hereof, such Dissenting Limited Partner and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Limited Partner to be paid the alternative compensation for his Limited Partnership Interest in accordance with this Section 11.6 shall cease, and his status as a Limited Partner shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Limited Partner shall be entitled to receive any distributions made to Limited Partners in the interim.
      11.7     Limitation on Liability of the General Partner; Indemnification of the General Partner.

(a) Neither the General Partner nor any of its Affiliates (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each

Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) that may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party where the Liability did not result from the Indemnified Party’s negligence or misconduct and where the Indemnified Party (i) acted in good faith and on behalf of or for the Partnership, and (ii) reasonably believed that the action or inaction was in the Partnership’s best interest. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities with respect to a proceeding in which (i) the Indemnified Party is found liable on the basis that the Indemnified Party improperly received personal benefit, whether or not the benefit resulted from an action taken in the Indemnified Party’s official capacity, or (ii) the Indemnified Party is found liable to the Partnership or the Limited Partners. The Indemnified Party shall not be indemnified for any Liability in relation to a proceeding in which the Indemnified Party’s act or failure to act constituted negligence or misconduct in the performance of the Indemnified Party’s duty to the Partnership or the Limited Partners. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.7(b) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited except as provided below. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner, or the suit, action or proceeding is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.7(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.7(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

(c) Notwithstanding anything to the contrary contained in Section 11.7(a) above, neither the General Partner nor any of its Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the Units were offered or sold which requires such notification.

(d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e) For purposes of this Section 11.7, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

ARTICLE XII
SERVICES TO PARTNERSHIP BY GENERAL PARTNER
      12.1     Mortgage Servicing Fee. For services rendered in connection with the servicing of Partnership loans, the General Partner will be entitled to a yearly mortgage servicing fee equal to 0.25% of the aggregate outstanding loan balances held by the Partnership (including the fractional portion of any loan in which the Partnership holds a participation interest). The fee will be payable monthly in an amount equal to one-twelfth of 0.25% of the aggregate outstanding loan balances held by the Partnership (including the fractional portion of any loan in which the Partnership holds a participation interest) as of the last day of the immediately preceding month.
      12.2     Insurance Services. The General Partner or any of its Affiliates may provide insurance brokerage services in connection with obtaining insurance on the Partnership’s Properties so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the General Partner or any of its Affiliates unless they are independently engaged in the business of providing such services to Persons other than Affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from Persons other than Affiliates.
      12.3     Development and Construction Services Prohibited. Neither the General Partner nor any of its Affiliates (except any Persons affiliated with the General Partner only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties.
      12.4     Real Estate Commissions on Resale of Properties. The General Partner and its Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partner or its Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price of the property; and provided, further, that payments of said compensation shall be deferred and made only after the Partnership has distributed to each Limited Partner or his Assignee from Non-Liquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to one hundred percent (100%) of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to an eight percent (8%) per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partner and its Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, neither the General Partner nor any of its Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.
      12.5     Rebates and Reciprocal Arrangements.

(a) No rebates may be received by any of the General Partner or its Affiliates nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

(b) None of the General Partner nor any of its Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partner and its Affiliates) for selling Partnership Units.
      12.6     Other Services. The General Partner and its Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Agreement or as described in the Prospectus and except as permitted by the NASAA Mortgage Guidelines. Except as provided in this Agreement, other goods and services may be provided by the General Partner and its Affiliates for the Partnership only if all of the following criteria are met:

(a) The goods or services must be necessary to the prudent operation of the Partnership.

(b) The compensation, price, or fee must be equal to either:

(i) the lesser of 90% of the compensation, price, or fee of any nonaffiliated Person who is rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location or 90% of the compensation, price, or fee charged by the General Partner or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or

(ii) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from Persons other than Affiliates, the compensation, price, or fee charged by a nonaffiliated Person who is rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location.

(c) The goods or services shall be provided pursuant to a written contract which precisely describes such goods or services and all compensation to be paid. The contract may be modified in any material respect only by the vote of a majority in interest of the Partners and shall be terminable without penalty on 60 days’ notice.

(d) The goods and services provided and the written contract referred to in Section 12.6(c) above must be fully disclosed in the Prospectus.

(e) The General Partner and its Affiliates must have been previously engaged in the business of rendering services or selling or leasing such goods as an ordinary and ongoing business for a period of at least three years.

(f) The General Partner and its Affiliates must receive at least 33% of gross revenues for such goods or services from Persons other than Affiliates.

(g) Except as provided in this Agreement, and other than as provided in paragraphs (b), (c), (d) and (e) of this Section 12.6, the General Partner and its Affiliates may provide additional goods and services to the Partnership if all of the following criteria are met:

(i) the goods or services may only be provided by the General Partner and its Affiliates in extraordinary circumstances;

(ii) the compensation, price, or fee must be competitive with the compensation, price, or fee, of any nonaffiliated Person who is rendering comparable services or selling or leasing comparable goods on competitive terms which could reasonably be made available to the Partnership;

(iii) the fees and other terms of the contract shall be fully disclosed;

(iv) the General Partner and its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Partnership and as an ordinary and ongoing business;

(v) there must be compliance with paragraphs (a) and (c) of this Section 12.6.
      12.7     Acquisition and Origination Fees. The General Partner and its Affiliates shall provide a continuing and suitable investment program for the Partnership consistent with the investment objectives of the Partnership and shall perform acquisition and advisory services in connection with the review and evaluation of potential investments for the Partnership, which services shall include, but shall not be limited to: (a) serving as the Partnership’s investment and financial advisor and providing research and economic and statistical data in connection with mortgage loan and credit enhancement originations and investment policies; (b) analyzing with respect to each potential Partnership Property investment (i) the geographic market in which the property securing the potential mortgage loan or credit enhancement is located and (ii) other appropriate review and evaluation of potential investments; and (c) structuring and negotiating the terms and conditions under which investments in Partnership Properties (i.e., mortgage loans or credit enhancements) will be made. In consideration for such services, including services rendered with respect to loans or credit enhancements considered to be made by the Partnership but are not made, the General Partner and its Affiliates shall be paid Acquisition and Origination Fees in an amount of three percent (3%) of the maximum amount of each loan or credit enhancement made by the Partnership (or 3% of the maximum principal amount represented by any participation interest in any mortgage loan acquired by the Partnership), provided, however, that no Acquisition and Origination Fee will be paid on any proceeds from a Capital Transaction that are reinvested by the Partnership. Acquisition and Origination Fees in respect of each investment of the Partnership shall accrue and be payable at the time and in respect of funds expended for the acquisition of a Partnership Property (i.e., the making of a mortgage loan or issuance of a credit enhancement). In addition to such fees, the Partnership shall bear all other Acquisition and Origination Expenses of Persons not affiliated with the General Partner who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

ARTICLE XIII
TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP
      13.1     Sales and Leases to the Partnership. The Partnership shall not purchase or lease investment properties in which any of the General Partner or its Affiliates have an interest or from any entity in which the General Partner or its Affiliates have an interest except (a) as provided in Section 11.3(i) hereof or (b) pursuant to a right of first refusal for such property in accordance with the provisions of Section 11.3(j)(iv) hereof, provided that the purchase price for such property pursuant to the right of first refusal is not greater than the fair market value as determined by the appraisal of a Competent Independent Expert. The provisions of this Section 13.1 notwithstanding, the General Partner or its Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership or the borrowing of money or obtaining of financing for the Partnership or completion of construction of the property or any other purpose related to the business of the Partnership, provided that (a) such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partner or its Affiliates (including closing and carrying costs), (b) in no event shall the Partnership purchase property from the General Partner or its Affiliates if such entity has held title to such property for more than twelve (12) months prior to the commencement of the Offering, (c) the General Partner or its Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, (d) there is no other benefit to the General Partner or any Affiliate of the General Partner apart from compensation otherwise permitted by this Agreement and (e) all income generated and expenses associated with the property so acquired attributable to the temporary holding period shall be treated as belonging to the Partnership. Notwithstanding the foregoing, the Partnership may not acquire from the General Partner or its Affiliates any property which, on the effective date of the Prospectus, was owned by the General Partner or its Affiliate.
      13.2     Sales and Leases to the General Partner. The Partnership shall not sell or lease any Partnership Property to the General Partner or its Affiliates.
      13.3     Loans. No loans may be made by the Partnership to the General Partner or its Affiliates except in compliance with the terms of this Section 13.3.

(a) The Partnership may provide mortgage loans to Affiliates of the General Partner only if such mortgage loans meet the following conditions:

(i) Loans may be made to Affiliates of the General Partner in connection with transactions in which the General Partner or its Affiliate is participating in a joint venture with a developer or homebuilder to facilitate a FASB Interpretation No. 46 compliant structure. Any such loan must include all of the following terms: (a) the loan must be secured by a first of junior lien on residential real estate (or real estate to be developed into residential real estate), (b) the loan amount, inclusive of all indebtedness provided by the Partnership, shall not exceed 80% of the appraised value of the property securing the indebtedness, (c) the Affiliate of the General Partner may not own directly or indirectly more than 50% of the borrowing entity, (d) the borrowing entity provides a minimum equity contribution of not less than 20% of the property acquisition price, (e) the rate of interest shall not be less than the highest rate charged by the Partnership to unaffiliated borrowers, and (f) the loan shall provide recourse to the borrower of not less than 100% of the loan amount; or

(ii) An Independent Adviser issues an opinion to the effect that the proposed loan to an Affiliate of the General Partner is fair and at least as favorable to the Partnership as a loan to an unaffiliated borrower in similar circumstances. In addition, the General Partner will be required to obtain a letter of opinion from the Independent Adviser in connection with any disposition, renegotiation, or other subsequent transaction involving loans made to the General Partners or an

Affiliate of the General Partner. The Independent Adviser must be identified in the initial Prospectus. The Independent Adviser’s compensation must be paid by the General Partner and not be reimbursable by the Partnership.

(b) Loans made to third parties, the proceeds of which are used to purchase or refinance a property or other asset in which the General Partner or an Affiliate has an equity or security interest, must meet the requirements of subparagraph (a)(i) or (a)(ii) of this Section 13.3.
      13.4     Dealings with Related Programs. Except as permitted by Sections 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from any Program in which the General Partners or any of its Affiliates have an interest.
      13.5     Commissions on Reinvestment or Distribution. The Partnership shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties, provided, however, that any Units purchased pursuant to the Distribution Reinvestment Plan will be subject to a 1% sales commission.
      13.6     Sales of Foreclosed Properties. The Partnership shall not sell a foreclosed property to the General Partner or to any Program in which the General Partner has an interest.
ARTICLE XIV
INDEPENDENT ACTIVITIES OF PARTNERS
      Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partner shall in no way be relieved of their fiduciary duty owed to the Partnership.
ARTICLE XV
BOOKS, REPORTS, FISCAL AND TAX MATTERS
      15.1     Books. The General Partner shall maintain full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partner shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the “Participant List”) as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the principal office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners’ voting rights under this Agreement and the exercise of the Limited Partners’ rights under federal proxy laws. If the General Partner of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, it shall be liable to the Limited Partner requesting the list for the costs, including attorneys’ fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partner may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner’s interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.
      15.2     Reports. The General Partner shall prepare or cause to be prepared and, as required or requested, shall furnish to the appropriate federal or state regulatory and administrative bodies, the following reports:

(a) Acquisition Reports. At least quarterly within sixty (60) days after the end of each quarter during which the Partnership has made a mortgage loan (or acquired a mortgage loan or obtained a participation interest in a mortgage loan) or a credit enhancement, an “Acquisition Report” of any real property acquisitions within the prior quarter shall be sent to all Limited Partners, including a description of the general character of all loans or credit enhancements originated, acquired or made or presently intended to be originated, acquired or made during the quarter. Such report shall contain the following information (i) the borrower, a description of the property securing such loan, and the term, interest rate, amortization and other material terms of each such loan or credit enhancement, (ii) a statement of the date and amount of the appraised value of the property; (iii) an itemization of all monies paid to officers, directors or affiliates in connection with the purchase; and (iv) a statement regarding the amount of proceeds of the Offering (in both dollar amount and as a percentage of the net proceeds of the Offering available for investment) which remain unexpended or uncommitted.

(b) Annual Report. Within one hundred twenty (120) days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners’ capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor’s report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow and proceeds from Capital Transactions during such period, (B) Cash Flow and proceeds from Capital Transactions from prior periods, (C) proceeds from the disposition of Partnership Property and investments, and (D) reserves from the proceeds of the Offering of Units; (v) a report setting forth the compensation paid to the General Partner and its Affiliates during such year and a statement of the services performed in consideration therefor and (v) where forecasts have been provided to the Limited Partners and Assignees, a table comparing the forecasts previously provided with the actual results during the period covered by such report. Such annual report shall also include the breakdown of the costs reimbursed to the General Partner pursuant to the requirements of Section 11.4(b) hereof and such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the activities of the Partnership during the year covered by the report.

(c) Quarterly Reports. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within sixty (60) days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within sixty (60) days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the activities of the Partnership during the quarter covered by the report.

(d) Report of Fees. The Partnership’s annual and quarterly reports on Form 10-K and Form 10-Q for any period during which the General Partner or any of its Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

(e) Tax Information. Within seventy-five (75) days after the end of each fiscal year there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner’s federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

(f) Annual Statement of Estimated Unit Value. The General Partner shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partner’s estimate of the amount a Unit holder would receive if Partnership Properties were sold at their fair market values as of the close of the Partnership’s fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, during the Offering and with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be twenty dollars ($20.00)). In connection with its annual valuations (other than during Offering and the first three full fiscal years following the termination of the Offering), the General Partner shall obtain the opinion of an independent third party that its estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate (including interests in mortgages). The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

(g) Performance Reporting. The Partnership’s annual and quarterly reports on Form 10-K and Form 10-Q shall set forth the year-to-date amount of Net Cash from Operations and shall contain a detailed reconciliation of the Partnership’s net income for financial reporting purposes to the Partnership’s Cash Available for Distribution for the periods covered by the report. In addition, the notes to the Partnership’s financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership’s net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

(h) Expense Reporting. The notes to the Partnership’s financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

(i) Other Reports. The General Partner shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

(j) Cessation of Reports. In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partner determines such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law and the Partnership will comply with any additional reporting requirements imposed by rules adopted subsequent to the date hereof applicable to the Partnership by the Securities and Exchange Commission.

      15.3     Fiscal Year. The Partnership shall adopt a fiscal year ending on the last day of December of each year (except that the last fiscal year shall end at the termination of the Partnership); provided, however, that the General Partner in its sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership’s fiscal year to a period to be determined by the General Partner.
      15.4     Tax Elections.

(a) Unless the General Partner elects to convert the Partnership to be taxed as a “C” corporation under the Code or as a real estate investment trust under the Code, no election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

(b) Upon the transfer of all or part of a Partner’s or Assignee’s interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partner’s option and in its sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partner’s option, also be made.
      15.5     Bank Accounts. The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partner shall determine. Disbursements therefrom shall be made by the General Partner in conformity with this Agreement.
      15.6     Insurance. The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partner to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker’s compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.
      15.7     Taxation as Partnership. The General Partner, while serving as such, agrees to use its best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.
      15.8     Tax Matters.

(a) The General Partner may or may not, in its sole and absolute discretion, make any or all elections which it is entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership’s federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

(b) UMTH Land Development, L.P. is designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to

Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner’s return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies UMTH Land Development, L.P. from and against any damage or loss (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, UMTH Land Development, L.P. shall be the “designated organizer” of the Partnership and the “designated person” for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.

ARTICLE XVI
RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS
      16.1     Powers of the Limited Partners. The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partner, shall have the right to:

(a) Amend this Agreement, but not as to the matters specified in Section 10.6 or Section 11.2(b) hereof, which matters the General Partner alone may amend without vote of the Limited Partners;

(b) Dissolve the Partnership;

(c) Remove a General Partner or any successor General Partner;

(d) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner; and

(e) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties (including mortgage loans or credit enhancements) acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution.
      16.2     Restrictions on Power to Amend. Notwithstanding Section 16.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which the General Partner or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby (or the consent of the General Partner if it will be adversely affected thereby).
      16.3     Limited Liability. No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.

      16.4     Meetings of, or Actions by, the Limited Partners.

(a) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner and shall be called by the General Partner upon the written request of Limited Partners holding ten percent (10%) or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than fifteen (15) days nor more than sixty (60) days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partner agrees to use its best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

(b) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner. Prompt notice of the taking of any action by less than unanimous written consent of the Limited Partners without a meeting shall be given to the Limited Partners who have not consented in writing to the taking of the action.

(c) The General Partner shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.
ARTICLE XVII
WITHDRAWAL OR REMOVAL OF GENERAL PARTNER;
ASSIGNABILITY OF GENERAL PARTNER’S
AND LIMITED PARTNERS’ INTERESTS
      17.1     Requirements for General Partner.

(a) Any General Partner, or its chief operating officers, shall have at least two years of relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage a diversified portfolio of mortgage loans on real property, and any of the foregoing or any Affiliate providing services to the Partnership shall have had not less than five years of relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(b) The financial condition of any General Partner liable for the debts of the Partnership must be commensurate with any financial obligations assumed in any public offering of limited partnership interests in the Partnership and in the operation of the Partnership. As a minimum, any General

Partner shall have an aggregate financial Net Worth, exclusive of home, automobile, and home furnishings, of at least $1 million. In determining Net Worth for this purpose, evaluation will be made of contingent liabilities and the use of promissory notes, to determine the appropriateness of their inclusion in computation of Net Worth.

      17.2     Withdrawal or Removal of General Partner; Admission of Successor or Additional General Partners.

(a) Except as provided in this Article XVII or Article XX, until the dissolution of the Partnership, the General Partner shall not take any voluntary step to dissolve itself or to withdraw from the Partnership.

(b) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given ninety (90) days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in the General Partner’s interest as the General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

(c) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.2, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner’s interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of the General Partner’s assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes or as may be required by state securities laws or the rules thereunder; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

(d) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if the General Partner is the last remaining General Partner, such removal shall not be effective until one hundred twenty (120) days after the notice of removal has been sent to the General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

(e) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by the General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.2 of an additional General Partner.

(f) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of the General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until one hundred twenty (120) days after the occurrence of an Event of Withdrawal.
      17.3     Limited Partners’ Interest. Except as specifically provided in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

      17.4     Restrictions on Transfers.

(a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

(b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

(c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or “Blue Sky” laws (including investment suitability standards) applicable to the Partnership.

(d) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

(e) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee’s admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or (iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

(f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has (i) a net worth of at least two hundred twenty-five thousand dollars ($225,000) and an annual gross income of at least sixty thousand dollars ($60,000) and (ii) satisfied any higher suitability standards that may apply in the transferee’s state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

(g) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partner determines, in its sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership’s taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership’s being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partner deems necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

(h) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

(i) A Limited Partner requesting a transfer of Units shall be required, as a condition to effecting such transfer, to pay a reasonable transfer fee in an amount determined by the General Partner to be sufficient to cover the costs to the Partnership associated with such transfer. A fee of fifty dollars ($50) shall be deemed reasonable, but shall not preclude a conclusion by the General Partner that a higher fee is reasonable.

(j) Each Limited Partner that is a legal entity acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any Assignee to all or a portion of its interest as a Limited Partner, and that the management of each Limited Partner that is a legal entity shall not employ, or permit another to employ such funds or assets that are attributable to any Assignee of all or a portion of such Limited Partner’s interest as a Limited Partner in any manner except for the exclusive benefit of the Assignee. Each Limited Partner agrees that it will not contract away the foregoing fiduciary duty.

      17.5     Substituted Limited Partners. Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner’s interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partner; (b) the assignor and Assignee named therein shall have executed and acknowledged the Assignee’s agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (c) the assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents and authorizations of any governmental or other authorities which are necessary to demonstrate such effectiveness to the General Partner; and (d) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.
      17.6     Assignment of Limited Partnership Interest Without Substitution. Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner’s interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partner a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Such assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partner. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the month following the month in which the assignment of such interest takes place. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.
      17.7     Withdrawal of Limited Partner. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.
      17.8     Death, Legal Incompetency or Dissolution of Limited Partner. Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner’s interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partner, which may be withheld at its sole discretion, may be substituted for such Limited Partner.
      17.9     Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article XVII, the General Partners shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.
ARTICLE XVIII
LOANS TO PARTNERSHIP
      18.1     Authority to Borrow. The General Partner shall cause the Partnership to incur indebtedness to the extent and for the purposes which it deems, in its sole discretion, to be in the best interests of the Partnership, to the extent such loans are authorized pursuant to Section 11.3(e) hereof.
      18.2     Loans from Partners. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partner; provided, however, that the General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership.
ARTICLE XIX
POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS
      19.1     Power of Attorney. Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partner and any successor to the General Partner as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

(a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

(i) To reflect a change of the name or the location of the principal place of business of the Partnership;

(ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

(iii) To reflect a Person’s becoming a Limited Partner of the Partnership as permitted by this Agreement;

(iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

(v) To reflect the addition or substitution of Limited Partner or the reduction of Capital Accounts upon the return of capital to Partners;

(vi) To add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates herein for the benefit of the Limited Partners;

(vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

(viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

(ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Delaware as they may be amended from time to time;

(x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partner shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partner determines are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership’s activities to the extent the General Partner deems necessary (after consulting with counsel) to comply with any exemption in the “plan asset” regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (II) the transactions contemplated hereunder would constitute “prohibited transactions” under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partner from the United States Department of Labor; provided, the General Partner is empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partner shall be deemed to be made pursuant to the fiduciary obligations of the General Partner to the Partnership; and

(xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

(b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

(i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

(ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.
      Each of such agreements, certificates, instruments and documents shall be in such form as the General Partner and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partner to take any further action which the General Partner shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.
      19.2     Required Signatures. Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partner may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.
      19.3     Additional Documents. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

ARTICLE XX
DISSOLUTION AND TERMINATION OF THE PARTNERSHIP
      20.1     Dissolution. Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

(a) The expiration of the term of the Partnership as specified in Article VI hereof;

(b) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

(c) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

(d) The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(e) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(f) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(g) The sale or other disposition of all of the interests in real estate (including, without limitation, mortgage loans and interests in joint ventures or other entities owning interests in mortgage loans) of the Partnership (unless the General Partner has determined to reinvest the proceeds consistent with the provisions of this Agreement);

(h) The election by the General Partner to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership’s assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a “prohibited transaction” under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determines in its discretion not to seek such an exemption; or

(i) At any time following the date which is one (1) year after the termination of the Offering, the election by the General Partner to dissolve and terminate the Partnership.
      In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal.
      The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.
      20.2     Reserved.

      20.3     Limited Partners’ Right to Continue the Business of the Partnership. Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be one hundred twenty (120) days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within one hundred twenty (120) days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.
      20.4     Payment to Withdrawn or Removed General Partner. Upon the retirement, removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay the General Partner any amounts then accrued and owing to the General Partner under this Agreement. The method of payment to any the General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any the General Partner’s interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner’s economic interest in the Partnership under Articles IX and X hereof. In the event the General Partner (or his representative) and the Partnership cannot mutually agree upon such value within ninety (90) days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by the General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Dallas, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by the General Partner and the Partnership. Payment to the General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of the greater of nine percent (9%) per annum or the rate of interest most recently announced by Wells Fargo Bank, N.A. as its “prime rate” as of the date of the termination plus one percent (1%) per annum, with principal and interest payable annually in equal installments. In addition, within one hundred twenty (120) days after the determination of the fair market value of the former General Partner’s interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the procedure described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that the General Partner’s interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership’s income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any the General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.
      20.5     Termination of Executory Contracts. Upon the removal or occurrence of an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and the General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of any remaining or new General

Partner) may be terminated and canceled by the Partnership without prior notice or penalty. The General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon sixty (60) days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.
ARTICLE XXI
DISTRIBUTION ON TERMINATION OF PARTNERSHIP
      21.1     Liquidation Distribution. Upon a dissolution and final termination of the Partnership, the General Partner (or in the event of a General Partner’s removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.3 hereof.
      21.2     Time of Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize the losses upon a liquidation.
      21.3     Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.
      21.4     No Liability for Return of Capital. The General Partner shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.
      21.5     No Right of Partition. The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.
      21.6     Priority; Return of Capital. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.
      21.7     Escheat of Distributions. If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partner may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partner nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partner is not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state.

ARTICLE XXII
GENERAL PROVISIONS
      22.1     Notices. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective and deemed delivered (a) upon personal delivery thereof, including by overnight mail and courier service, or (b) three days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to the General Partner or the Partnership, at the principal office of the Partnership, or at such other address as the General Partner may hereafter specify in a notice duly given as provided herein.
      22.2     Survival of Rights. This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.
      22.3     Amendment. Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.
      22.4     Headings. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.
      22.5     Agreement in Counterparts. This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.
      22.6     Governing Law. This Agreement shall be governed and construed according to the laws of the State of Delaware governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.
      22.7     Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.
      22.8     Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.
      22.9     No Mandatory Arbitration of Disputes. Except as may be permitted or required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.9 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.
      22.10     Ownership of Proprietary Property. UMTH Land Development, L.P. retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that the Partnership has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Partnership may provide regarding the Proprietary Property, the Partnership hereby assigns and transfers exclusively to UMTH Land Development, L.P. all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Partnership or any other party, in and to the Proprietary Property. In addition, at UMTH Land Development, L.P.’s expense, the Partnership will perform any acts that may be deemed desirable by UMTH Land Development, L.P. to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to UMTH Land Development, L.P., including but not limited to the execution of any instruments or documents now or hereafter requested by UMTH Land Development, L.P. to perfect, defend or confirm the assignment described herein, in a form determined by UMTH Land Development, L.P.
      IN WITNESS WHEREOF, the undersigned hereby execute this second Amended and Restated Agreement of Limited Partnership of United Development Funding III, L.P. under seal as of the date and year first above written.

INITIAL LIMITED PARTNER:

TODD ETTER

GENERAL PARTNER:

UMTH LAND DEVELOPMENT, L.P.

By:

Its:

ATTEST:

By:

Name:

Title:

EXHIBIT C
United Development Funding III, L.P.
Subscription Agreement
See pages C-6 through C-8 for instructions.

Total Invested: $	Total Units:	State in Which Sale Is Made:

($20 per unit)

☐ Registered Investment Advisor (RIA) and Wrap Fee Representation. Please check the box if this investment is made through an RIA charging no commissions on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Investor listed below and as a result no commissions shall be paid to the participating RIA or broker. (If an owner or principal or any member of the RIA firm is an NASD licensed registered representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer for administrative purposes, not through the RIA. The elimination of commissions and reduced purchase price will still apply.)
      THIS SUBSCRIPTION AGREEMENT is made and entered into between United Development Funding III, L.P., a Delaware limited partnership (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).
1. Purchase Information and Payment Instructions.

☐	Initial Investment (Minimum $3,000 for purchases through IRA or other qualified account and $5,000 for other purchases)

☐	Additional Investment (Minimum $1,000)
Investor is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of units of limited partnership interest of the Fund (the “Units”) as set forth above upon payment for such Units. For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them as instructed below. For all other investments, and until the Fund has received and accepted subscriptions for at least 50,000 Units and released the proceeds from such subscriptions from escrow, checks should be made payable to “United Development Funding III, L.P. Escrow Account.” Thereafter, checks should be made payable to the Fund. For non-custodial accounts, send the completed Subscription Agreement and check to:
United Development Funding III, L.P. Investor Services
1702 N. Collins Blvd., Suite 100, Richardson, Texas 75080
(800) 859-9338
Checks made payable to the Fund (after the breaking of escrow as described above) will be deposited upon receipt. However, you will not be admitted as a limited partner of the Fund until this Subscription Agreement has been accepted and countersigned by the Fund. The Fund may reject any subscription, in whole or in part, in its sole discretion. Subscriptions will be accepted or rejected within 30 days of their receipt. The Fund will accept groups of subscriptions on an orderly basis no less frequently than monthly, and if your subscription is accepted, you will be admitted as a limited partner of the Fund not later than the last day of the calendar month following the date your subscription was accepted (unless the acceptance of your subscription occurs before the breaking of escrow described above, in which case, you will be admitted as a limited partner of the Fund not later than 15 days after the release of funds held in escrow). If the Fund rejects your subscription, the purchase price will be returned to you within 10 business days after the rejection of your subscription. If you provide payment that in the aggregate differs from the payment required to purchase the number of Units indicated above or if your calculations of the Units to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Units that may be purchased for such amount.

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2. Type of Ownership. (Note: Complete either column A or B below, but not both.)

A. Non-Custodial Ownership

☐	Individual Ownership — One signature required.
☐	Joint Tenants with Right of Survivorship — All parties must sign.
☐	Community Property — All parties must sign.
☐	Tenants in Common — All parties must sign.
☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.
☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.
☐	Uniform Gift to Minors Act — Owner and custodian signature required.
State of , Custodian for
☐	Estate — Personal representative signature required.
Name of Executor:

Include a copy of the court appointment.
☐	Qualified Pension Plan (Non-custodian)*
Include a copy of the first and last page of the plan.
Name of Trustee:

☐	Trust
Include a copy of the first and last page of the trust.
Name of Trustee:

☐	Other (Specify):

B. Custodial Ownership*

☐	Traditional IRA — Owner and custodian signature required.
☐	Roth IRA — Owner and custodian signature required.
☐	KEOGH Plan — Owner and custodian signature required.
☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit Sharing Plan — Owner and custodian signature required.
☐	Other (Specify)

Name of Custodian, Trustee or other Administrator

Mailing Address

	City	State	Zip

Custodian Tax ID #

Custodian Account #

Custodian Telephone #
* See “Investment by Tax-Exempt Entities and ERISA Considerations” in the Fund’s prospectus, as supplemented to date (the “Prospectus”) for a discussion of risks related to an investment in Units by certain tax-exempt or tax-deferred plans.
3. Registration Name and Address. Please print name(s) in which Units are to be registered.

Name of Owner	Taxpayer Identification/Social Security Number

Name of Joint Owner (if applicable)	Taxpayer Identification/Social Security Number

Street Address or P.O. Box

City		State		Zip Code

Home Telephone No.	( )	Business Telephone No	( )

Email Address (Optional)		Country of Citizenship

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4. Distributions. (Please check one of the following. Please note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.)

☐	I elect to participate in the distribution reinvestment plan of the Fund.

☐	I prefer distributions be paid to me at my address listed under Section 3.

☐	I prefer distributions to be deposited directly into the following account: Checking Savings.
Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, you authorize the Fund to make electronic deposits to the designated checking or savings account. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

☐	I prefer to direct distributions (for non-custodial accounts) to a party other than the registered owner per the following instructions:

Name of Institution			Account Number

ABA Routing Number	Name on Account

Street Address or P.O. Box

City		State		Zip Code

5. Subscriber Signatures. Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
     In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner

(a)	I have received the Prospectus for the Fund, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Fund.	Initials	Initials
(b)	I have a net worth (exclusive of home, furnishings and automobiles) of $225,000 or more and had during the last tax year or estimate that I will have during the current tax year a minimum of $60,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”	Initials	Initials
(c)	If I am a California, Iowa, Kansas, Missouri, Nebraska, New Jersey or Ohio resident, this investment does not exceed 10% of my liquid net worth, as set forth in the Prospectus.	Initials	Initials
(d)	I am purchasing the Units for my own account, and I acknowledge that there is no public market for this investment.	Initials	Initials
(e)	I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Suitability Standards — Restrictions Imposed by the USA PATRIOT Act and Related Acts.”	Initials	Initials

(f)	I am able to withstand a loss of my investment.	Initials	Initials
I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT. A SALE OF UNITS MAY NOT BE COMPLETED UNTIL YOU HAVE BEEN IN RECEIPT OF THE PROSPECTUS (AT LEAST FIVE BUSINESS DAYS).

Signature of Investor or Trustee	Signature of Joint Owner, Trustee or Custodian, if applicable	Date

C-3

6. Financial Advisor. (TO BE COMPLETED BY BROKER-DEALER OR AUTHORIZED REPRESENTATIVE)
The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Units in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules, (c) delivered the Prospectus to the Investor the requisite number of days prior to the date that the Investor will deliver this Subscription Agreement to the Fund as specified under the laws of the Investor’s state of residence, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer Name		Telephone No.	( )

Street Address or P.O. Box

City	State		Zip Code

Account Number

Representative Name		Telephone No.	( )

Street Address or P.O. Box

City	State		Zip Code

Email Address (please provide if you would like to receive confirmation of receipt via email)

Financial Advisor Signature	Date
If you need additional assistance in completing this Subscription Agreement, please call United
Development Funding III, L.P. Investor Services at (800) 859-9338
For Internal Use Only

Accepted by:	Date:	Amount:	Check No.:

C-4

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY:
CONDITIONS RESTRICTING TRANSFER OF UNITS
      260.141.11 Restrictions on Transfer.
      (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.
      (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1) to the issuer;

(2) pursuant to the order or process of any court;

(3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5) to holders of securities of the same class of the same issuer;

(6) by way of gift or donation inter vivos or on death;

(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

C-5

(15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.
      (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:
“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”
INSTRUCTIONS FOR
UNITED DEVELOPMENT FUNDING III, L.P.
SUBSCRIPTION AGREEMENT
      Please follow these instructions carefully for each section. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:
Registered Investment Advisor (RIA) and Wrap Fee Representation.

•	Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.
Purchase Information and Payment Instructions. (Section 1 of Subscription Agreement)

•	You must purchase at least 150 units (for $3,000) if you are purchasing through an individual retirement account or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 250 units (for $5,000). Please indicate the number of units to be purchased and the purchase price for those units.

•	Units may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled “Suitability Standards.”

•	Please indicate the state in which the sale is to be made at the top of the Subscription Agreement.
Type of Ownership. (Section 2 of Subscription Agreement)

•	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
Registration Name and Address. (Section 3 of Subscription Agreement)

•	Please enter the exact name in which the Units are to be held.

C-6

•	For joint tenants with right of survivorship or tenants in common, include the names of both investors.

•	In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

•	Trusts should include the name of the trustee (include a copy of the trust agreement).

•	All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes).

•	By signing the Subscription Agreement, the investor is certifying that this number is correct.

•	Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.
Distributions. (Section 4 of Subscription Agreement)

•	Each investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

•	If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check or deposit slip. For custodial accounts, distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.
Subscriber Signatures. (Section 5 of Subscription Agreement)

•	Please separately initial each representation where indicated.

•	If title is to be held jointly, all parties must date and sign this Section as follows:

•	Individual: One signature required.

•	Joint Tenants with Right of Survivorship: All parties must sign.

•	Tenants in Common: All parties must sign.

•	Community Property: Only one investor’s signature required.

•	Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

•	Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

•	Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

•	Corporation: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

C-7

•	IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

•	Keogh (HR 10): Same rules as those applicable to IRAs.

•	Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.
PLEASE NOTE THAT SIGNATURES DO NOT HAVE TO BE NOTARIZED.
Financial Advisor. (Section 6 of Subscription Agreement)

•	This Section is to be completed by the investor’s financial advisor. Please complete all financial advisor information contained in Section 6 of the Subscription Agreement, including suitability certification.

•	Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.
      Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Fund.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION
AGREEMENT, PLEASE CALL UNITED DEVELOPMENT FUNDING III, L.P.
INVESTOR SERVICES AT (800) 859-9338.
SA-001

C-8

EXHIBIT D
FORM OF DISTRIBUTION REINVESTMENT PLAN
      United Development Funding III, L.P., a Delaware limited partnership (the “Partnership”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Partnership or an unaffiliated third-party (the “Administrator”), as agent for limited partners who elect to participate in the Plan (“Participants”), on the terms and conditions set forth below.
      1. Election to Participate. Any purchaser of units of limited partnership interest of the Partnership (the “Units”) may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Units. Any limited partner who has not previously elected to participate in the Plan, and subject to Section 9 herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Partnership or its affiliates (“Affiliated Programs”), may elect to do so at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash distributions (including “Designated Special Distributions” as defined below) with respect to all Units or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.
      2. Distribution Reinvestment Plan. The Administrator will receive all cash distributions (including “Designated Special Distributions” as defined below) paid by the Partnership or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter. As used in this Plan, the term “Designated Special Distributions” means those cash or other distributions designated as Designated Special Distributions by the general partner of the Partnership or the board or general partner of an Affiliated Program, as applicable.
      3. General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a) Prior to the termination of the Partnership’s initial public offering of the Units reserved for issuance under the Plan pursuant to the Partnership’s prospectus dated May 15, 2006, as thereafter amended or supplemented (the “Initial Offering”), the Administrator will invest Distributions in Units at a price of $20.00 per Unit.

(b) After termination of the Initial Offering, the Administrator will invest Distributions in Units that may (but are not required to) be supplied from either (1) Units registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Units for use in the Plan (a “Future Registration”) or (2) Units purchased by the Administrator for the Plan in a secondary market (if available) and registered with the Commission for resale pursuant to the Plan. Units purchased in a secondary market as set forth in (2) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of determining the purchase price for Units purchased under the Plan on such investment date; however in no event will the purchase price for Units purchased under the Plan be less than 95% of the market price for Units on the investment date. Units acquired by the Administrator in a secondary market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Unit price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering.

If the Administrator acquires Units in a secondary market for use in the Plan, the Administrator shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Administrator does not guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Units in a secondary market or the Partnership’s ability to complete a Future Registration for Units to be used in the Plan, neither the Administrator nor the Partnership is in any way obligated to do either.

(c) If a Participant designates in writing that such Participant’s broker who made the initial sale of Securities to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 1% of the purchase price of the Units purchased under the Plan. No due diligence fees, wholesaling fees or marketing support fees will be paid for Units purchased pursuant to the Plan. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Units purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Partnership, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

(d) For each Participant, the Administrator will maintain an account that shall reflect for each month the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Units are made on behalf of such Participant.

(e) Distributions shall be invested in Units by the Administrator promptly following the payment date with respect to such Distributions to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

(f) Fractional Units, computed to four decimal places, shall be purchased for each Participant account, if applicable. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent.

(g) In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Securities owned by Participants and any additional payments received from Participants.

      4. Absence of Liability. Neither the Partnership nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Partnership nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant.
      5. Suitability.
      (a) Each Participant shall notify the Administrator in the event that, at any time during the Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Securities.

      (b) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Securities.
      6. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Units purchased during the quarter, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 5(a) hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Partnership or the Administrator at least annually.
      7. No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Partnership or the Administrator except as expressly provided herein.
      8. Taxes. Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.
      9. Reinvestment in Subsequent Programs. After the termination of the Initial Offering, the general partner of the Partnership, on behalf of the Partnership, may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Partnership or an Affiliated Program (a “Subsequent Program”). If the Partnership makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(a) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(b) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(c) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
      10. Termination.
      (a) A Participant may terminate or modify participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.
      (b) A Participant’s transfer of Units will terminate participation in the Plan with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

      (c) The Administrator may terminate a Participant’s individual participation in the Plan, and the Partnership may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.
      (d) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (1) a statement of account in accordance with Paragraph 6 hereof, and (2) a check for the amount of any Distributions in the Participant’s account that have not been invested in Units. Any future Distributions with respect to such former Participant’s Securities made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.
      11. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
      12. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1702 N. Collins Blvd., Suite 100, Richardson, Texas 75080, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.
      13. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including, but not limited to, an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.
      14. Governing Law. THIS PLAN AND THE PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

Prospectus
Up to 17,500,000 Units of Limited Partnership Interest
Offered to the Public

Alphabetical Index	Page

Additional Information	133
Certain Legal Aspects of Mortgage Loans	56
Compensation of our General Partner and Its Affiliates	67
Conflicts of Interest	70
Distributions and Allocations	84
Estimated Use of Proceeds	43
Experts	133
Federal Income Tax Considerations	107
Fiduciary Duty of the General Partner	75
Financial Information	F-1
How to Subscribe	131
Investment by Tax-Exempt Entities and ERISA Considerations	102
Investment Objectives and Criteria	45
Legal Matters	132
Management	63
Management’s Discussion and Analysis of Financial Condition and Results of Operations	92
Plan of Distribution	125
Prior Performance Summary	77
Prior Performance Tables	A-1
Prospectus Summary	4
Questions and Answers About This Offering	17
Real Property Loans and Investments	91
Reports to Investors	124
Risk Factors	21
Suitability Standards	1
Summary of Distribution Reinvestment Plan	88
Summary of Partnership Agreement	94
Supplemental Sales Material	132
      Until August 13, 2006 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.
      We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
May 15, 2006

Filed pursuant to Rule 424(b)(3)
Registration No. 333-127891
UNITED DEVELOPMENT FUNDING III, L.P.
SUPPLEMENT NO. 2 DATED APRIL 30, 2007
TO THE PROSPECTUS DATED MAY 15, 2006
     This supplement updates, modifies or supersedes certain information contained in the prospectus sections as described below. You should read this Supplement No. 2 together with our prospectus dated May 15, 2006. This Supplement No. 2 supersedes and replaces Supplement No. 1 dated January 5, 2007. Unless otherwise defined in this Supplement No. 2, capitalized terms used have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of units in United Development Funding III, L.P.;

(2)	revised suitability standards applicable to investors;

(3)	our general partner’s policy with respect to the total amount of mortgage loans outstanding on any one property;

(4)	the updated net worth of our general partner;

(5)	the provision of a revolving credit facility from Premier Bank;

(6)	revisions to the estimated use of proceeds raised in this offering;

(7)	the selected financial data of United Development Funding III, L.P.

(8)	our investment objectives;

(9)	an update to our distribution policy;

(10)	an updated discussion of the prior performance of programs managed by our general partner and its affiliates;

(11)	revisions to the prospectus to disclose that UMTH General Services, L.P., a subsidiary of UMT Holdings, L.P., the parent company of our general partner, has replaced UMT Advisors, Inc., an affiliate of us and our general partner, as advisor to United Mortgage Trust, a publicly offered real estate investment trust affiliated with us and our general partner;

(12)	revisions to the compensation of selling group members, our general partner and affiliates of our general partner;

(13)	the addition of a debt financing fee payable to an affiliate of our general partner;

(14)	risk factors regarding an investment in this offering and the operation of our business;

(15)	an updated and revised discussion of the background of the industry in which we operate;

(16)	the security of our real estate loans;

(17)	the underwriting criteria for the loans and investments that we originate and purchase;

(18)	the requirement that we obtain an opinion from an independent advisor in connection with any loans or credit enhancements made or provided to affiliates;

(19)	the origination of a loan to United Development Funding, L.P.

(20)	updated disclosure regarding our investment limitations;

(21)	updated biographical information regarding our key personnel;

(22)	the security ownership of certain beneficial owners and management;

(23)	our real property loans and investments;

(24)	an updated “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our prospectus;

(25)	updated financial information;

(26)	updated prior performance tables; and

(27)	a revised subscription agreement.
Status of the Offering
     We commenced the initial public offering of our units of limited partnership interest on May 15, 2006. Until subscriptions aggregating at least $1 million were received and accepted by us, all subscription proceeds were placed in escrow pursuant to the terms of an escrow agreement with Coppermark Bank. The conditions of the escrow agreement were satisfied on July 3, 2006. As of April 16, 2007, we had accepted subscriptions and issued 1,707,361.15 units of limited partnership interest to limited partners, with gross proceeds of approximately $34.1 million.
Suitability Standards
     The second paragraph of the “Suitability Standards – General” section beginning on page 1 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     In consideration of these factors, we have established suitability standards for initial limited partners and subsequent purchasers of units from our investors. These suitability standards require that an initial purchaser of units have, excluding the value of a purchaser’s home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000. These suitability standards also require that subsequent purchasers of units from our investors have, excluding the value of a purchaser’s home, furnishings and automobiles, a gross annual income of at least $60,000 and a net worth of at least $225,000.
     The fifth paragraph of the “Suitability Standards – General” section beginning on page 1 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Investors in Massachusetts, New Jersey and Ohio must have, excluding the value of such investor’s home, furnishings and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. Furthermore, in addition to our standard suitability requirements, investors in California, Iowa, Kentucky, Missouri, Nebraska, New Jersey and Ohio must have a liquid net worth of at least ten times their investment in our units. Net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles. It is also recommended by the Office of the Kansas Securities Commissioner that investors in Kansas not invest, in the aggregate, more than 10% of their liquid net worth in us and similar direct participation investments. For investors in Kansas, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

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     The following information should be read in conjunction with the discussion contained in the “Suitability Standards – General” section beginning on page 1 of the prospectus:
     Our general partner has adopted a policy which provides that we will not invest in any property in which the total amount of all mortgage loans outstanding on such property, including our loans with respect to the property, exceeds 80% of the value of the property, unless such loans are supported by the presence of other underwriting criteria.
General Partner
     The following information should be read in conjunction with the discussion contained in the “Prospectus Summary – General Partner” section on page 4 of the prospectus and all similar discussions appearing throughout the prospectus:
     As of December 31, 2006, the net worth of our general partner was approximately $1.3 million.
Borrowing Policies
     The following information should be read in conjunction with the discussion contained in the “Prospectus Summary – Possible Leverage” section on page 7 of the prospectus, the “Investment Objectives and Criteria – Borrowing Policies” section on page 54 of the prospectus and all similar discussions appearing throughout the prospectus:
  Premier Bank Revolving Credit Facility
     On December 29, 2006, we entered into a Loan and Security Agreement with Premier Bank, a Missouri banking association d/b/a Premier Bank of Texas (Premier Bank), pursuant to which Premier Bank has provided us with a revolving credit facility permitting us to borrow up to an aggregate outstanding principal amount of $10 million (Premier Bank Revolving Credit Facility). The Premier Bank Revolving Credit Facility is secured by a first priority lien upon all of our existing and future acquired assets. The Premier Bank Revolving Credit Facility maturity date is December 29, 2008. In consideration of Premier Bank originating the Premier Bank Revolving Credit Facility, we paid Premier Bank an origination fee of approximately $113,000, which is being amortized over the life of the Premier Bank Revolving Credit Facility.
     The annual interest rate on the Premier Bank Revolving Credit Facility is equal to the prime rate of interest as quoted in the Wall Street Journal (8.25% at December 31, 2006). The Premier Bank Revolving Credit Facility requires us to comply with various covenants, including maintaining at least $5 million in eligible first lien promissory notes and maintaining, as of December 31, 2006, at least $7 million in aggregate partners’ equity and, as of January 31, 2007, at least $10 million in aggregate partners’ equity. As of December 31, 2006, we had aggregate partners’ equity of approximately $11.9 million, and as of January 31, 2007, we had aggregate partners’ equity of approximately $14.6 million.
     If a default occurs under the Premier Bank Revolving Credit Facility, Premier Bank may declare the Premier Bank Revolving Credit Facility to be due and payable immediately. In such event, Premier Bank may exercise any rights or remedies it may have, including foreclosure of our assets. Any such event may materially impair our ability to conduct our business.
     We utilize the Premier Bank Revolving Credit Facility as transitory indebtedness to provide liquidity and to reduce and avoid the need for large idle cash reserves, such as utilizing borrowings under the Premier Bank Revolving Credit Facility to fund identified investments pending receipt of proceeds from the sale of our units. Proceeds from the sale of our units are being used to repay the Premier Bank Revolving Credit Facility. We use the Premier Bank Revolving Credit Facility as a portfolio administration tool and not to provide long-term or permanent leverage on our investments. As of December 31, 2006, approximately $6.4 million was outstanding under the Premier Bank Revolving Credit Facility and interest expense related to this was approximately $4,400.

3

Estimated Use of Proceeds
     The “Prospectus Summary – Estimated Use of Proceeds section on page 8 of the prospectus, the “Estimated Use of Proceeds” section beginning on page 43 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 50,000 units or the maximum offering of 17,500,000 units. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 85.44% of the money that limited partners invest will be available for use by us to make real estate loans and/or purchase participations in real estate development loans. In no event will less than 82% of the gross proceeds from this offering be available to us for investment. The remaining up to 14.15% of gross proceeds of this offering will be used to pay fees and expenses to our general partner and our selling group members. Our fees and expenses, as listed below, include the following:
•	Selling commissions equal to 7.0% of aggregate gross offering proceeds (1.0% of gross proceeds for sales pursuant to our distribution reinvestment plan, except that no selling commissions shall be paid with respect to sales pursuant to our distribution reinvestment plan to residents of Kentucky and Massachusetts), which commissions may be reduced under certain circumstances, payable to broker-dealers participating in the offering of our units. For a description of additional provisions relating to the selling commissions, see “Plan of Distribution.”

•	Bona fide due diligence fee of up to 0.5% of aggregate gross offering proceeds (except that no due diligence fee shall be paid for sales under our distribution reinvestment plan), paid by our general partner (who is reimbursed by us for the payment of such fee) to broker-dealers participating in the offering of our units. For a description of additional provisions relating to the bona fide due diligence fee, see “Plan of Distribution.”

•	Organization and offering expenses, which are defined generally as any and all costs and expenses incurred by us, our general partner or its affiliates in connection with our formation and qualification, and registration, marketing and distribution of our units, including, but not limited to, accounting and escrow fees, printing, initial advertising and marketing expenses and all other accountable offering expenses, other than selling commissions, wholesaling fees and marketing support fees. Our general partner will be responsible for the payment of organization and offering expenses, other than selling commissions and the bona fide due diligence fee, to the extent they exceed 1.5% of gross offering proceeds without recourse against or reimbursement by us.

•	Wholesaling fees and marketing support fees of up to an aggregate of 3.0% of our gross offering proceeds, except that no wholesaling fees or marketing support fees shall be paid in respect of sales pursuant to our distribution reinvestment plan. Wholesaling fees of up to 1.2% of our gross offering proceeds will be paid to IMS Securities, an unaffiliated selling group member, for wholesaling services; from such amount, IMS Securities will reallow 1.0% of our gross offering proceeds to wholesalers that are employed by an affiliate of our general partner. Marketing support fees of 0.8% of our gross offering proceeds will be paid to UMTH Funding, an affiliate of our general partner, for marketing and promotional services provided to our selling group members. An additional marketing support fee will be paid directly to unaffiliated participating selected dealers in an amount to be determined in the sole discretion of our general partner, but which shall not exceed 1.0% of our gross offering proceeds. Such services include, but are not limited to, producing materials used by our selling group members to market our units and coordinating the due diligence process. The marketing support fee may be deemed to be compensation for services directly or indirectly performed on behalf of our selling group members and, therefore, would be considered underwriting compensation.

•	We will pay acquisition and origination expenses and fees to our general partner equal to 3.0% of the amount available for investment in mortgages for fees and expenses associated with the selection, acquisition and origination of mortgages, including, but not limited to, legal fees and expenses, travel

4

and communication expenses, costs of appraisals, accounting fees and expenses and title insurance funded by us. Acquisition and origination fees and expenses will be paid by us with respect to each new loan we originate or acquire. Such fees and expenses will be paid at the time we enter into or acquire a new loan.
     In no event shall the total underwriting compensation, including selling commissions, bona fide due diligence fees, wholesaling fees and marketing support fees, exceed 10% of gross offering proceeds.

	Minimum Offering		Maximum Primary Offering		Maximum Total Offering
	(50,000 units) (1)		(12,500,000 units) (1)		(17,500,000 units) (1)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross offering proceeds	$1,000,000	100.00%	$250,000,000	100.00%	$350,000,000	100.00%
Selling commissions	70,000	7.00	17,500,000	7.00	18,500,000	5.29
Wholesaling fees	12,000	1.20	3,000,000	1.20	3,000,000	0.86
Marketing support fees (2)	18,000	1.80	4,500,000	1.80	4,500,000	1.29
Due diligence fees	5,000	0.50	1,250,000	0.50	1,250,000	0.36
Organization and offering expenses (3)	15,000	1.50	3,750,000	1.50	3,750,000	1.07
Acquisition and origination expenses and fees	25,631	2.56	6,407,767	2.56	9,291,262	2.65

Amount estimated to be invested (4)	$854,369	85.44%	$213,592,233	85.44%	$309,708,738	88.49%

(1)	For purposes of this table, the minimum offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 5,000,000 units being offered under our distribution reinvestment plan.

(2)	Includes a 0.8% marketing support fee to be paid to UMTH Funding (a portion of which may be reallowed to participating selected dealers for direct marketing support) and an additional marketing support fee to be paid directly to participating selected dealers in an amount to be determined in the sole discretion of our general partner, but which shall not exceed 1.0% of the gross offering proceeds.

(3)	Our general partner will pay any amount exceeding 1.5% of the gross offering proceeds, excluding proceeds from sales under our distribution reinvestment plan. Organization and offering expenses will necessarily increase as the volume of units sold in the offering increases, in order to pay the increased expenses of marketing and distributing the additional units and qualifying the additional investors.

(4)	Includes amounts we expect to invest in loans net of fees and expenses. We estimate that at least 85.44% of the gross proceeds received from the sale of units will be used to acquire mortgage loans and other investments. The percentage of gross offering proceeds available to be invested may increase to 88.49% if our distribution reinvestment plan is fully subscribed.
     Until required in connection with the funding of loans and loan participations, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
Selected Financial Data
     The following new section is added after the “Estimated Use of Proceeds” section of the prospectus:
     We present below selected financial information. We encourage you to read the financial statements and the notes accompanying the financial statements in the prospectus. This information is not intended to be a replacement for the financial statements.

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		Period from
		June 13, 2005 (Inception)
	Year Ended	Through
	December 31, 2006	December 31, 2005
OPERATING DATA
Revenues	$459,268	$—
Expenses	130,869	—

Net Income	$328,399	$—

Earnings per unit, basic and diluted	$2.53	$—

	As of	As of
	December 31, 2006	December 31, 2005
BALANCE SHEET DATA
Mortgage notes receivable	$11,422,063	$—
Mortgage notes receivable — related party	6,328,010	—
Deferred offering costs	2,047,133	447,765
Other assets	1,434,448	1,000

Total assets	$21,231,654	$448,765

Line of credit	$6,436,402	$—
Accrued liabilities — related party	2,238,805	447,765
Other liabilities	657,856	—

Total liabilities	9,333,063	447,765
Partners’ capital	11,898,591	1,000

Total liabilities and partners’ capital	$21,231,654	$448,765

Investment Objectives
     The “Prospectus Summary – Investment Objectives” section beginning on page 8 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     Our investment objectives are:
•	to make, originate or acquire a participation interest in mortgage loans (first priority, junior priority and mezzanine) typically in the range of $500,000 to $10 million, and to provide credit enhancements to real estate developers and regional and national homebuilders who acquire real property, subdivide such real property into single-family residential lots and sell such lots to homebuilders or build homes on such lots;

•	to produce net interest income from the interest on mortgage loans that we originate or purchase or in which we acquire a participation interest;

•	to produce a profitable fee from our credit enhancement transactions;

•	to produce income through origination fees charged to borrowers;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.
     See “Investment Objectives and Criteria” for a more complete description of our business and investment objectives.

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Distribution Policy
     The following information should be read in conjunction with the discussion contained in the “Prospectus Summary – Distribution Policy” section beginning on page 9 of the prospectus, the “Distributions and Allocations – Distributions of Cash Available for Distribution” section beginning on page 84 of the prospectus, and all similar discussions appearing throughout the prospectus:
     “Cash available for distribution” is the cash funds received by us from operations (other than proceeds from a capital transaction or a liquidating distribution), including, without limitation, interest, points or dividends from interim investments and proceeds from borrowings, if any, less cash used by us to pay our expenses, debt payments, and amounts set aside to create a retained earnings reserve (currently at 9.5% of our net income; the retained earnings reserve is intended to recover some of the organization and offering expenses incurred in connection with this offering). Our general partner receives a monthly distribution for promotional and carried interest from the cash available for distributions. Monthly distributions are currently paid to the limited partners as a 9.75% annualized return on a pro rata basis based on the number of days the limited partner has been invested. Retained earnings would contain a surplus if the cash available for distribution less the 9.5% reserve exceeded the monthly distributions to the general partner and limited partners. Retained earnings would contain a deficit if cash available for distributions less the 9.5% reserve is less than the monthly distributions to the general partner and limited partners. It is the intent of management to monitor and distribute such surplus on an annual basis. The chart below summarizes the approximate amount of distributions to our general partner and limited partners and the retained earnings surplus as of December 31, 2006:

General Partner	$15,500

Limited Partners	$99,700	(1)

Retained Earnings Surplus	$6,800

(1)	approximately $65,400 paid in cash and approximately $34,300 paid through the issuance of 1,715 units of limited partnership interest under our distribution reinvestment plan.
     There can be no assurance that future cash flow will support distributions at the current rate.
Prior Performance Summary
     The “Prospectus Summary – Prior Offering Summary” section on page 12 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows
     In addition to this offering, our general partner and its affiliates have served as sponsors, officers, directors and advisors to three prior real estate programs over the last ten years. As of December 31, 2006, approximately 3,500 investors invested an aggregate of approximately $194 million in these real estate programs. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by our general partner and its affiliates over the last ten years. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this supplement. The prior performance of the programs previously sponsored by our general partner and its affiliates is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

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     The “Prior Performance Summary” section beginning on page 77 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows.
Prior Investment Programs
     The information presented in this section represents the historical experience of certain real estate programs managed by our general partner and its affiliates. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our units will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.
     UMTHLD serves as our general partner, UMT Holdings is the sole limited partner of our general partner and UMT Services serves as UMTHLD’s general partner. Six of the eight partners of UMT Holdings and all of the owners of UMT Services have served as sponsors, officers, directors or advisors to three prior real estate programs over the last ten years. Based on an analysis of the operating results of the prior real estate programs, the sponsors believe that each of such programs has met or is meeting its principal investment objectives in a timely manner. The information in this section and in the Prior Performance Tables included in this supplement as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); and (4) results of sales or disposals of assets (Table V). Because no real estate program sponsored by our affiliates has completed operations in the most recent five years, Table IV has not been included in the Prior Performance Tables. Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to assets acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.
  Public Programs
     Currently, UMTH General Services, L.P., a subsidiary of UMT Holdings, the parent company of our general partner, serves as the advisor to United Mortgage Trust, a Maryland real estate investment trust with investment objectives similar to ours. United Mortgage Trust invests in loans secured by residential real estate. The last public offering, excluding its current dividend reinvestment plan, with respect to United Mortgage Trust terminated on October 15, 2003. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the public offerings initiated over the last ten years and compensation paid to the sponsors of these programs.
     United Mortgage Trust
     United Mortgage Trust, a Maryland real estate investment trust, was formed in March 1997 to acquire residential real estate secured loans. UMTH General Services, L.P., a subsidiary of UMT Holdings, the parent company of our general partner, has served as the advisor to United Mortgage Trust since August 1, 2006. UMT Advisors, Inc., an affiliate of our general partner, served as the advisor to United Mortgage Trust from 2000 through July 31, 2006. The first public offering of United Mortgage Trust’s shares of beneficial interest commenced in March 1997 and was succeeded by a secondary offering in June 2001. At the close of the secondary public offering on October 15, 2003, United Mortgage Trust had raised gross offering proceeds of approximately $148.9 million from the issuance of 7,501,037 shares of beneficial interest to 3,431 investors. Approximately 88% of the net offering proceeds from the sale of United Mortgage Trust’s shares of beneficial interest, or approximately $131 million, was available for the purchase of residential real estate secured loans. As of December 31, 2006, United Mortgage Trust had issued an aggregate of 7,985,423 shares, with 1,067,980 shares repurchased and retired to treasury, leaving 6,917,443 shares outstanding. Total capital raised from share issuances was approximately $159.5 million. Shares sold subsequent to October 2003 have been offered under a dividend reinvestment plan. No commissions are paid with respect to shares sold under this plan subsequent to October 2003.

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     United Mortgage Trust’s primary investment policy is to purchase the following types of mortgage investments throughout the United States: (i) first lien secured interim mortgage loans with initial terms of 12 months or less for the acquisition and renovation of single-family homes, which we refer to as interim loans; (ii) first lien secured construction loans for the acquisition of lots and construction of single-family homes, which we refer to as construction loans; (iii) lines of credit and secured loans for the acquisition and development of single-family home lots, referred to as land development loans; (iv) lines of credit and loans secured by developed single-family lots, referred to as finished lot loans; (v) lines of credit and loans secured by completed model homes, referred to as model home loans; and (vi) in first lien, fixed rate mortgages secured by single-family residential property, which we refer to as residential mortgages.
     Proceeds from the repayment of loans are reinvested in new loans. United Mortgage Trust purchased 7,645 loans during the period of March 1997 through December 31, 2006. Of the loans acquired, approximately 81%, or 6,171, have been repaid or satisfied through foreclosure on the underlying assets. Loans paid in full represent 74%, or 5,691 loans, and 7%, or 497 loans, were foreclosed upon and the underlying assets sold. With respect to the loans that were satisfied through foreclosure on the underlying assets, United Mortgage Trust’s aggregate provision for loan losses through December 31, 2006 was $11,295,042; however, actual loan losses after sales of foreclosed assets were $9,227,929. The remaining amount was carried forward as a reserve provision for future losses. All of the loans purchased were residential real estate loans secured by single-family homes, residential lots or land designated for development into single-family or residential lots. The aggregate dollar amount of the loans acquired by United Mortgage Trust, as of December 31, 2006, was approximately $632 million. Approximately 74% of the aggregate portfolio loans were secured by renovation properties or new home construction properties, approximately 9% were secured by owner occupied residences, and approximately 18% were secured by residential lot developments. As of December 31, 2006, approximately 59% of the properties securing United Mortgage Trust’s loans were located in Texas, 10% in Tennessee, 8% in California, 4% in Missouri, 3% each in Georgia and Colorado, 2% each in Illinois, Indiana, Michigan, Ohio, South Carolina and Virginia, and less than 1% each in Alabama, Florida, Iowa, Kansas, Kentucky, Louisiana, Maryland, Minnesota, Mississippi, Oklahoma and Pennsylvania. At year end 2005, 2004, 2003 and 2002, the majority of the properties securing United Mortgage Trust’s loans were located in Texas.
     The following table breaks down the aggregate value of loans held by United Mortgage Trust as of December 31, 2006. References in the following table and in this “Prior Performance Summary” section to “long-term” loans shall be to loans with terms ranging from 180 to 360 months in length, which have historically been referred to by the company as residential mortgages or contracts for deed. References in the following table and in this “Prior Performance Summary” section to “interim” loans shall be to loans with terms of 12 months or less, historically referred to by the company as interim mortgage loans.
United Mortgage Trust Portfolio, December 31, 2006

	Percent of Total	Portfolio as of
Type of Loan	Loans	December 31, 2006
Interim real estate loans	68%	$82,709,000
Residential lot development loans	27%	$33,056,000
Long-term residential real estate loans	5%	$5,474,000
     Upon request, prospective investors may obtain from us, without charge, copies of offering materials and any reports prepared in connection with United Mortgage Trust, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish, upon request, copies of the exhibits to any such Form 10-K. Any such request should be directed to Shareholder Relations, UMT Holdings, L.P., 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080. Many of the offering materials and reports prepared in connection with the United Mortgage Trust public program are also available on the United Mortgage Trust web site, www.unitedmortgagetrust.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.
   Acquisition of Loans for United Mortgage Trust (January 1, 2003 through December 31, 2006)
     As of December 31, 2006, United Mortgage Trust owned outright 57 long-term residential real estate loans and two rental properties. The balance of United Mortgage Trust’s interest in long-term loans (309 long-term loans)

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were securitized and held in trust on behalf of Bayview Financial, L.P. (Bayview), an unaffiliated third-party investor in the senior position, and UMT LT Trust, a wholly owned subsidiary of United Mortgage Trust, in the subordinate position. The total unpaid principal balance for long-term residential loans on United Mortgage Trust’s books at December 31, 2006 was approximately $5.5 million, and the annualized yield was 12.76%. Such yield is stated on an accrual basis and represents the blended yield, as of December 31, 2006, of United Mortgage Trust’s interest in the aforementioned 57 long-term residential loans and in the aforementioned securitized loans. All annualized yields take into account downward adjustments for non-performing loans. United Mortgage Trust used the proceeds from the sale of the securitizations to pay down its line of credit, fund a line of credit for UDF I, and invest in interim mortgage loans. The unpaid principal balance on the UDF I line of credit was approximately $33 million, and the annualized yield for the year ended December 31, 2006 was 14%. Interim mortgages totaled approximately $84.1 million (1,090 loans at December 31, 2006) and the annualized yield for the loans was 13.63%.
Mortgage Portfolio Table

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2003	2004	2005	2006
Long-term mortgages	545	311	36	57
Rental properties	5	3	2	1
Loans remaining in first securitization	—	219	201	169
Loans remaining in second securitization	—	—	186	140
Vacant properties	72	24	33	34
Interim mortgages	1,136	945	1,013	1,090
Unpaid principal balance	$105,936,898	$94,390,188	$82,692,038	$88,306,601
Annual yield	13.18%	12.79%	13.15%	13.57%
Investment-to-value ratio	70.34%	71.17%	67.98%	59.43%
Average loan unpaid principal balance	$60,000	$63,000	$52,000	$59,000
     As of December 31, 2006, approximately 59% of the properties securing United Mortgage Trust’s loans were located in Texas, 19% in Tennessee, 8% in California, 4% in Missouri, 3% each in Georgia and Colorado, 2% each in Illinois, Indiana and Ohio and less than 1% in 17 other states. At year end 2005, approximately 68% of the properties securing United Mortgage Trust’s loans were located in Texas, 10% were in California, 3% each in Georgia, Missouri, North Carolina and Tennessee, 1% each in Alabama, Florida, Iowa, Kansas, Kentucky, Louisiana, Maryland, Minnesota, Mississippi, Oklahoma and Pennsylvania. At year end 2004, approximately 80% of the properties securing United Mortgage Trust’s loans were located in Texas, 5% were in Florida, 3% in Georgia, 2% each in California, Illinois and North Carolina, 1% each in Tennessee, Indiana, Colorado and Missouri, and less than 1% each in Pennsylvania, Kentucky, Louisiana, Oklahoma, South Carolina, Ohio, Kansas, Mississippi, Alabama, Minnesota and Michigan. At year end 2003, the majority of the properties securing United Mortgage Trust’s mortgage investments were located in Texas.
     During 2003, United Mortgage Trust extended a $7 million line of credit to UDF I, a partnership that is affiliated with United Mortgage Trust’s advisor. In 2004, the line of credit was increased to $30 million and was increased again in 2006 to $45 million. The line of credit was used to finance UDF I’s loans and investments in residential real estate developments. The UDF I loans are first lien loans or subordinate loans. The long term loan component securing the line of credit bears interest at an annualized percentage rate of 14% with interest payable monthly and is guaranteed in part by us. (See “Real Property Loans and Investments – United Mortgage Trust Guaranty”). As of December 31, 2006, 2005, 2004 and 2003, outstanding balances were approximately $33 million, $28.7 million and $6.1 million, respectively. See “– Acquisition of Investments and Loans for UDF I and UDF II (June 2003 (Inception) through December 31, 2006)” below.
     The tables below illustrate United Mortgage Trust’s default history for the years ended December 31, 2003, 2004, 2005 and 2006:

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Long-term Residential Real Estate Loans Defaulted, Foreclosed Loans

	2003	2004	2005	2006
Number of loans defaulted at beginning of year	78	72	24	34
Aggregate value	$3,676,000	$3,346,000	$868,000	$1,494,000
Additional defaults during year	83	50	59	46
Aggregate value	$3,818,000	$2,300,000	$2,830,000	$2,125,000
Defaulted properties disposed of during year	89	98	49	65
Aggregate value	$4,148,000	$4,778,000	$2,204,000	$2,953,000
Number of loans defaulted at end of year	72	24	34	15
Aggregate value	$3,346,000	$868,000	$1,494,000	$666,000
Interim Mortgages Defaulted, Foreclosed Loans

	2003	2004	2005	2006
Number of loans defaulted at beginning of year	—	25	23	32
Aggregate value	—	$1,263,000	$2,026,000	$2,427,000
Additional defaults during year	25	19	23	3
Aggregate value	$1,263,000	$1,343,000	$1,659,000	$463,000
Defaulted properties disposed of during year	—	21	14	16
Aggregate value	—	$580,000	$1,258,000	$1,451,000
Number of loans defaulted at end of year	25	23	32	19
Aggregate value	$1,263,000	$2,026,000	$2,427,000	$1,438,000
Loan Losses Including Provision for Loan Losses

	2003	2004	2005	2006
Losses	$2,172,000	$2,789,000	$3,742,000	$2,592,000
     The following tables compare United Mortgage Trust’s three loan categories in dollars and as a percentage of United Mortgage Trust’s portfolio as of December 31, 2003, 2004, 2005 and 2006.

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2003	2004	2005	2006
Long-term residential real estate loans (1)	$29,780,000	$17,749,000	$5,816,000	$5,474,000
Percentage increase over prior period	(1)%	(40)%	(67)%	(6)%
Interim mortgages	$71,547,000	$73,748,000	$72,956,000	$82,709,000
Percentage increase over prior period	48%	3%	(1)%	13%
UDF I line of credit	$6,093,000	$28,722,000	$30,317,000	$33,056,000
Percentage increase over prior period	100%	371%	6%	0.9%

(1)	Includes UMT LT Trust’s subordinate interest in the Bayview securitizations.

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	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
	2003	2004	2005	2006
Long-term residential real estate loans	28%	15%	5%	5%
Interim mortgages	66%	61%	67%	68%
UDF I line of credit	6%	24%	28%	27%
     As reflected in the above charts, United Mortgage Trust’s investments in long-term residential real estate loans (including mortgage loans and contracts for deed) have decreased over time. In 2000, United Mortgage Trust’s trustees directed its advisor to decrease the percentage of capital invested by United Mortgage Trust in long-term loans and to increase the capital invested in interim loans. This decision by United Mortgage Trust’s trustees was driven by the higher yield, lower default rates and lower loan-to-value ratio that had been realized by United Mortgage Trust in its previous interim loans. The long-term loan portfolio was reduced by United Mortgage Trust through prepayment by borrowers, sales of loans to third-party investors and sales of loans through securitization.
     As of December 31, 2006, United Mortgage Trust had purchased, in the aggregate, approximately $54 million of long-term real estate loans, invested approximately $469 million in interim mortgages and had invested approximately $111 million with UDF I. Approximately $18 million of the long-term loans were acquired from South Central Mortgage, Inc., an affiliate of United Mortgage Trust.
     Outstanding balances as of December 31, 2003, 2004, 2005 and 2006 pledged by or purchased from affiliates of United Mortgage Trust’s advisor were:

	As of	As of	As of	As of
	December 31,	December 31,	December 31,	December 31,
Affiliated Company	2003	2004	2005	2006
Line of Credit (UDF I)	$6,093,000	$28,722,000	$30,317,000	$33,056,000
Ready America Funding	$14,565,000	$25,011,000	$21,087,000	$23,844,000
UMTH Lending	$13,713,000	$11,399,000	$24,164,000	$39,468,000
Capital Reserve Corp.	$9,194,000	$4,793,000	$2,030,000	$1,299,000
Ready Mortgage Corp.	$6,346,000	$2,338,000	$192,000	—
REO Property Company	$1,735,000	$1,910,000	$788,000	—
South Central Mortgage, Inc.	$306,000	$150,000	$150,000	—
     United Mortgage Trust’s average daily outstanding balance on its line of credit, or leverage used in the acquisition of mortgage investments, during the years ended December 31, 2006, 2005, 2004 and 2003, was approximately $18.9 million, $7.3 million, $4.9 million, $2.4 million and $3 million, respectively. The outstanding balance on the line of credit was approximately $28 million as of December 31, 2006.
  Private Programs
     The prior privately offered programs sponsored by our affiliates include two real estate limited partnerships, UDF I and UDF II. UDF I and UDF II invest in first lien and subordinate loans secured by residential real estate designated for single-family lot development, joint ventures and equity investments in single-family lot developments and provide credit enhancements for residential real estate acquisition and development loans. UDF II participates pro rata in the investments purchased, originated or made by UDF I. Therefore, the loan and investment data summarized below includes investments by UDF I and UDF II collectively. Earnings for UDF I vary from UDF II primarily due to timing and amount of the investment. See Table III beginning on page A-4 for the individual performances of UDF I and UDF II. Through December 31, 2006, UDF I and UDF II have purchased or participated in 84 loans totaling approximately $228.9 million and made eighteen equity investments totaling approximately $29 million. Out of those purchases or participations, 67 of the loans totaling approximately $152.5 million and ten of the equity investments totaling approximately $13.9 million have been partially or fully repaid. As of December 31, 2006, none of the prior private programs sponsored by affiliates of our general partner have foreclosed upon a property due to a default by a borrower. In one instance, however, a loan was declared in default and the lender, UDF I, accepted a negotiated sum as payment in full under the loan. There was no principal

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lost on that loan, only a reduction in the amount of interest paid, and the property was not foreclosed upon. All of the loans purchased or originated and investments made were residential development loans or investments, and 47% of the loans and investments were in the greater Dallas/Fort Worth metropolitan area. Approximately 25% of the loans and investments were in the greater Houston metropolitan area, and approximately 28% of the loans and investments were in other markets. As of December 31, 2006, the total amount of funds raised from investors in UDF I was $10 million, and there were 39 investors in the program. UDF II is currently offering units of limited partnership interest to investors. As of December 31, 2006, the total amount of funds raised from investors in UDF II was $15.4 million and there were 178 investors in the program. UDF I and UDF II have investment objectives substantially similar to ours. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings initiated over the last ten years and compensation paid to the sponsors of these programs.
     The aggregate dollar amount of the loans and investments made by UDF I and UDF II from their inception in June 2003 through December 31, 2006 was approximately $257.9 million, including borrowed funds, reinvested distributions and loan principal repayments. As of December 31, 2006, all of the properties underlying the loans and investments made by UDF I and UDF II were new property developments. Through December 31, 2006, approximately $166 million in loan payoffs and return of equity investments has been received by UDF I or UDF II. Loan principal payoffs and equity returned are reinvested in new loans and equity investments as soon as practical. UDF I and UDF II distribute or reinvest partnership income as directed by their individual limited partners. Of the aggregate amount loaned or invested, approximately 89% was used to fund first lien and subordinate loans and approximately 11% was invested as equity in land development projects. The following table shows a breakdown by percentage of the aggregate amount of the loans and equity investments funded by UDF I and UDF II as of December 31, 2006:

			Number of Loans
Type of Investment	Percent of Total	Amount	or Investments
Land Development Loans	89%	$228,900,000	84
Land Development Equity Investments	11%	$29,000,000	18
     As of December 31, 2006, approximately $166 million of the loans and investments have been repaid or returned to UDF I and UDF II. From June 2003 through December 31, 2006, UDF I and UDF II have received approximately $6.8 million in net income from their investments. See Tables III and V of the Prior Performance Tables for more detailed information as to the operating results of such programs.
     As of December 31, 2006, the percentage of these programs, by investment, with investment objectives similar to ours was 100%. Table VI details the number and dollar amount of long-term residential loans, interim loans and land development loans purchased by United Mortgage Trust and amount of leverage used historically by United Mortgage Trust. Table VI also includes the number of loans and investments purchased and made by UDF I and UDF II, the location of the development and the historical amount of leverage used by UDF I and UDF II. For more detailed information regarding acquisitions of assets by such programs since December 31, 2006, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.
Acquisition of Investments and Loans for UDF I and UDF II (June 2003 (Inception) through December 31, 2006)
     On July 16, 2004, UDF I and UDF II entered into a master participation agreement pursuant to which UDF II agreed to invest the monies received by UDF II from investors in the existing assets of UDF I, including, without limitation, investments in loans, profit participations and equity (the UDF Investments). Under the terms of the agreement, UDF II will invest pari passu and pro rata in the UDF Investments in proportion to the amount of investment capital received by UDF II as compared to the amount of investment capital received by UDF I. In consideration for UDF II’s participation in the UDF Investments, the master participation agreement requires UDF I to share its returns with UDF II pari passu and pro rata based on the relative participation of UDF I and UDF II in the UDF Investments in terms of the amount of capital used to purchase UDF Investments, with all allocable liabilities, income and expenses determined by UDF I in its reasonable discretion.

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     In accordance with the master participation agreement and effective as of July 17, 2004, UDF II purchased a participation interest in all of the then-existing UDF Investments. UDF II has participated in all UDF Investments entered into by UDF I since such time. With respect to the following summaries of UDF I’s equity investments and loans, any investments or loans outstanding as of, or entered into subsequent to, July 16, 2004 include a participation interest by UDF II.
     In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.
     The prior programs sponsored by our affiliates have occasionally been adversely affected by the limited supply of suitable loans available for purchase. When sufficient numbers of suitable loans historically were not available for purchase, United Mortgage Trust experienced excess uninvested cash. Uninvested cash resulted in lower earnings per share as evidenced for the years 1998 and 1999 on Table III beginning on page A-4. Increased loan default rates resulted in decreased net income for United Mortgage Trust, as evidenced for the years 2003 and 2004 illustrated on Table III. Decreases in the available amount and use of leverage, along with increases in the amount of equity in relation to debt result in lower returns on equity, as experienced by UDF I and UDF II for the years 2004, 2005 and 2006, as illustrated on Table III. The continuing operations of prior programs sponsored by our affiliates can be expected in the future to experience decreases in net income when economic conditions decline, specifically the availability of suitable loans, loan default increases and decreases in the amount and availability of leverage. Some of these programs may be unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. In addition, prior programs may be required to assume or pay off senior debt in order to protect their investments. Our business will be affected by similar conditions.
     No assurance can be made that our program or other programs sponsored by our general partner and its affiliates will ultimately be successful in meeting their investment objectives.
Compensation to Selling Group Members, General Partner and Affiliates of Our General Partner
     The “Prospectus Summary – Compensation to Selling Group Members, General Partner and Affiliates of Our General Partner” section beginning on page 12 of our prospectus, the “Compensation of Our General Partner and Its Affiliates” section beginning on page 67 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     Selling group members, our general partner and affiliates of our general partner will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:

		$ Amount for	$ Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 units) (1)	(17,500,000 units) (1)
	Organizational and Offering Stage
Selling Commissions (paid to unaffiliated selling group members)	7.0% of gross offering proceeds (except that commissions for sales under our distribution reinvestment plan are reduced to 1.0% of gross offering proceeds) (2)	$70,000	$18,500,000

Bona Fide Due Diligence Fee (paid by our general to unaffiliated selling group members; we reimburse our general partner for such payments)	0.5% of gross offering proceeds (except that no due diligence fee shall be paid for sales under our distribution reinvestment plan)	$5,000	$1,250,000

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		$ Amount for	$ Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 units) (1)	(17,500,000 units) (1)
Wholesaling Fee (paid by our general partner to IMS Securities, Inc., an unaffiliated selling group member; we reimburse our general partner for such payments) (3)	Up to 1.2% of gross offering proceeds (except that no wholesaling fee shall be paid for sales under our distribution reinvestment plan); from such amount, IMS Securities, Inc. reallows up to 1% of gross offering proceeds (excluding proceeds from our distribution reinvestment plan) to wholesalers that are employed by an affiliate of our general partner	$12,000	$3,000,000

Marketing Support Fee (paid to UMTH Funding Services, L.P., an affiliate of our general partner	0.8% of gross offering proceeds (except that no marketing support fee shall be paid for sales under our distribution reinvestment plan)	$8,000	$2,000,000

Marketing Support Fee (paid to unaffiliated selling group members)	Up to 1.0% of gross offering proceeds (except that no marketing support fee shall be paid for sales under our distribution reinvestment plan)	$10,000	$2,500,000

Organization and Offering Expenses (paid to our general partner)	1.5% of gross offering proceeds (except that no organization and offering expenses shall be paid in connection with sales under our distribution reinvestment plan)	$15,000	$3,750,000

	Operational Stage

Acquisition and Origination Expenses and Fees (paid to our general partner)	3.0% of net amount available for investment in mortgages	$25,631	$9,291,262

Mortgage Servicing Fee (paid to our general partner)	0.25% of our aggregate outstanding development mortgage notes receivable balance. The fee will be payable monthly in an amount equal to one-twelfth of 0.25% of our aggregate outstanding development mortgage notes receivable balance as of the last day of the immediately preceding month	$2,136 (4)	$774,272 (4)

Debt financing fee (paid to UMTH Funding Services, L.P., an affiliate of our general partner)	1.0% of the amount made available to us pursuant to the origination, extension or amendment of any line of credit or other debt financing. The debt financing fee is subject to a debt replacement agreement, and in no event will the debt financing fee be paid more than once in respect of the same debt financing	Actual amounts are dependent upon amounts available under lines of credit and therefore cannot be determined at the present time.	Actual amounts are dependent upon amounts available under lines of credit and therefore cannot be determined at the present time.

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		$ Amount for	$ Amount for
		Minimum Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 units) (1)	(17,500,000 units) (1)
Carried Interest (paid to our general partner) (5)	(a) 1.0% for the first 2.5% of commitments to investments in mortgages above 82% of gross offering proceeds (or if commitments to investments in mortgages are above 82% but no more than 84.5%, 1.0% multiplied by the fractional amount of commitments to investments in mortgages above 82%), (b) 1.0% for the next 2.0% of additional commitments to investments in mortgages above 84.5% of the gross offering proceeds (or if commitments to investments in mortgages are above 84.5% but no more than 86.5%, 1.0% multiplied by the fractional amount of commitments to investments in mortgages above 84.5%) and (c) 1.0% for each additional 1.0% of additional commitments to investments in mortgages above 86.5% of the gross offering proceeds (or a fractional percentage equal to the fractional amount of any 1.0% of additional commitments to investments in mortgages). (6)	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Unsubordinated Promotional Interest (paid to our general partner) (5)	10.0% of cash available for distribution (7)	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Promotional Interest (paid to our general partner) (5)	15.0% of remaining cash available for distribution (including net proceeds from a capital transaction, or pro rata portion thereof) after limited partners have received a return of their net capital contributions and an 8.0% annual cumulative (non-compounded) return on their net capital contributions (7)	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Operating Expenses (paid to our general partner and UMTH Funding Services, L.P., an affiliate of our general partner) (8)	Reimbursement of actual amounts incurred, subject to certain limitations	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale to the public of a maximum of 12,500,000 units at $20 per unit and 5,000,000 units under our distribution plan at $20 per unit. The estimated minimum dollar amounts assume that no purchases are made under our distribution reinvestment plan.

(2)	No selling commissions shall be paid with respect to sales pursuant to our distribution reinvestment plan to residents of Kentucky and Massachusetts.

(3)	Although IMS Securities, Inc., (IMS Securities) is not affiliated with our general partner, certain members of the advisory board to UMT Holdings are principals of IMS, Inc., which is an affiliate of IMS Securities. In addition, certain registered representatives of IMS Securities, from time to time, may also be employees of UMTH Funding. Such persons are expected to perform wholesaling services in connection with this offering. For all sales that are made through such persons or other wholesalers associated with IMS Securities, IMS Securities will be paid a wholesaling fee equal to 1.2% of the gross proceeds from such sales and, from such amount, will reallow 1.0% of the gross offering proceeds to the registered representatives who are also employees of UMTH Funding.

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(4)	Assumes 85.44% of the gross offering proceeds are invested in mortgages after the minimum offering amount is raised and 88.49% of the gross offering proceeds are invested in mortgages after the maximum offering is raised. Actual amounts are dependent upon outstanding loan balances held by us and therefore cannot be determined at the present time. Such amount will be payable annually, will be less than the amount indicated until such time that all of the offering proceeds are disbursed as loans and not held by us, and will decrease to the extent that capital proceeds that constitute a return of capital are distributed to the limited partners and are not used to make new loans.

(5)	Provided we have cash available from our operations (other than from repayment of the principal amounts of outstanding loans), we intend to pay distributions to our general partner and limited partners on a monthly basis.

(6)	In order for proceeds to be considered “committed” for purposes of calculation and payment of a carried interest, we must be obligated by contract or other binding agreement to invest such proceeds in mortgages, to the exclusion of any other use for such proceeds or no use at all. We expect to pay our general partner 1.47% of cash available for distribution as its carried interest. Such percentage may change from time to time and will be calculated immediately prior to any distribution of cash available for distribution or net proceeds from a capital transaction to the partners under our partnership agreement. Carried interest will be distributable to our general partner when cash available for distribution or net proceeds from a capital transaction are distributed to the limited partners.

(7)	“Cash available for distribution” is the cash funds received by us from operations (other than net proceeds from a capital transaction that produces proceeds from (a) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (b) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (c) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves.

(8)	Employees of UMTH Funding Services, L.P. will assist our general partner in our management, and we will reimburse UMTH Funding Services, L.P. for its actual expenses in providing unitholder relations and reporting services for us.
     There are many additional conditions and restrictions on the amount of compensation our general partner and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our general partner may receive. For a more detailed explanation of the fees and expenses payable to our general partner and its affiliates, see “Estimated Use of Proceeds” and “Compensation of Our General Partner and Its Affiliates.” Our general partner may not receive compensation in excess of the maximum amount permitted under the Statement of Policy Regarding Mortgage Programs published by the North American Securities Administrators Association, referred to in this prospectus as the NASAA Guidelines.
Other United Development Funding Programs
     The “Prospectus Summary – Other United Development Funding Programs” section on page 16 of the prospectus is superseded in its entirety as follows:
     Six of the eight partners of UMT Holdings and all of the owners of UMT Services have served as sponsors, officers, directors and advisors to three prior real estate programs over the last ten years. The programs include United Mortgage Trust, a publicly offered real estate investment trust, and UDF I and UDF II, both private offerings of limited partnership interests. UMT Holdings currently serves as the advisor to United Mortgage Trust. The programs raised approximately $194 million in capital from approximately 3,500 investors. As of December 31, 2006, based on an analysis of the operating results of the prior real estate programs, the sponsors believe that each of such programs has met or is meeting its principal investment objectives in a timely manner. The “Prior Performance Summary” section of this supplement contains a discussion of the programs sponsored by affiliates of our general partner from March 1997 through December 31, 2006. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the “Prior Performance Tables” included as Exhibit A to this supplement. The prior performance of the programs previously sponsored by affiliates of our general partner is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

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Risk Factors
     The following information should be read in conjunction with the discussion contained in the “Risk Factors – Risks Related to an Investment in United Development Funding III, L.P.” section which begins on page 21 of the prospectus:
You will not have the opportunity to evaluate our loans prior to their origination or purchase.
     We invest substantially all of the offering proceeds available for investments, after the payment of fees and expenses, in the financing of raw or partially developed land for residential use, although we are not limited to such investments. Loans that we originate and/or purchase must meet our underwriting criteria. We rely entirely on our general partner with respect to the acquisition of our investments, and limited partners are not able to evaluate such investments. We cannot be sure that we will be successful in obtaining suitable investments. If we are unable to identify loans that satisfy our underwriting criteria or we are unable to invest in loans that satisfy our underwriting criteria in a timely fashion, our business strategy and operations may be adversely affected.
     The “Risk Factors – Risks Related to an Investment in United Development Funding III, L.P. – Competition with third parties in financing properties may reduce our profitability and the return on your investment” section on page 22 of the prospectus is superseded in its entirety as follows:
Competition with third parties in financing properties may reduce our profitability and the return on your investment.
     Real estate financing is a very competitive industry. Our principal competitors are mortgage banks and other lenders. We also compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, other real estate limited partnerships and other entities engaged in real estate investment activities, many of which have greater resources than we do. Banks and larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the proliferation of the Internet as a tool for loan origination has made it very inexpensive for new competitors to participate in the real estate finance industry. Our ability to make or purchase a sufficient number of loans and investments to meet our objectives will depend on the extent to which we can compete successfully against these other lenders, including lenders that may have greater financial or marketing resources, greater name recognition or larger customer bases than we have. Our competitors may be able to undertake more effective marketing campaigns or adopt more aggressive pricing policies than we can, which may make it more difficult for us to attract customers. Increased competition could result in lower revenues and higher expenses, which would reduce our profitability.
     The “Risk Factors – Risks Related to Our Business in General – Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940” section on page 29 of the prospectus is superseded in its entirety as follows:
Your investment return will be reduced if we are required to register as an investment company under the Investment Company Act of 1940.
     We are not registered as an investment company under the Investment Company Act of 1940 (the Investment Company Act). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:
•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

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•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
     Our investment policy provides that we may invest in securities of other real estate investment entities or similar entities. Although we believe the loans we originate and may acquire, together with any investments in securities we may make, will not cause us to be an “investment company” under the Investment Company Act, and although we intend to monitor our investments so that any proposed investment would not cause us to be an “investment company” under the Investment Company Act, the Securities and Exchange Commission could disagree with our assessment that we are not subject to the Investment Company Act and we could become regulated as an investment company for purposes of that act, which would substantially alter our operations and would adversely affect our business, financial condition, liquidity and results of operations.
     The “Risk Factors – Risks Related to Our Business in General – We are under no obligation to pay distributions. Distributions may be paid from capital and there can be no assurance that we will be able to pay or maintain cash distributions, or that distributions will increase over time” section on page 31 of the prospectus is superseded in its entirety as follows:
We are under no obligation to pay cash distributions. Distributions may be paid from capital and there can be no assurance that we will be able to pay or maintain cash distributions, or that distributions will increase over time.
     There are many factors, including factors beyond our control, that can affect the availability and timing of cash distributions to limited partners. Distributions will be based principally on cash available from our loans, real estate securities and other investments. The amount of cash available for distributions will be affected by our ability to invest in mortgage loans, mezzanine loans or participations in loans as offering proceeds become available, the yields on the mortgage loans in which we invest, amounts set aside to create a retained earnings reserve (currently at 9.5% of our net income) and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We are under no obligation to pay cash distributions and we can provide no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that income from the loans we make or acquire, or in which we participate, will increase or that future investments will increase our cash available for distributions to limited partners. Our actual results may differ significantly from the assumptions used by our general partner in establishing the distribution rate to limited partners.
     There are no limitations on our general partner’s ability to declare distributions in excess of available cash. We may fund our distributions from borrowings or the net proceeds of this offering. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our investments. To the extent distributions are paid from the proceeds of this offering or from borrowings, we will have less capital available to invest in mortgage loans, which may negatively impact our ability to make investments and substantially reduce current returns to our limited partners. In that event, we may not be able to invest the anticipated minimum of 85.44% of the proceeds of this offering until such time as we have sufficient cash flows from operations to fund our distributions. In addition, our general partner, in its discretion, may reinvest or retain for working capital any portion of our cash on hand. We cannot assure you that sufficient cash will be available to pay distributions to you.
     The “Risk Factors – Risks Related to the Mortgage Lending Business – Investments in second and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust” section on page 32 of the prospectus is superseded in its entirety as follows:
Investments in second, mezzanine and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust.
     We expect that we will be the junior lender with respect to many of our loans. We will invest in second mortgage loans and, in some instances, mezzanine and wraparound mortgage loans. A wraparound, or all-inclusive, mortgage loan is a loan in which the lender combines the remainder of an old loan with a new loan at an interest rate that blends the rate charged on the old loan with the current market rate. In a second mortgage loan and in a

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mezzanine loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the prior mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of any prior mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the prior mortgage loans in addition to the new funds we invest. Under a wraparound mortgage loan, we would receive all payments from the borrower and forward to any senior lender its portion of the payments we receive. Because all of these types of loans are subject to the prior mortgage lender’s right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.
     The “Risk Factors – Risks Related to the Mortgage Lending Business – If we borrow money to make loans or for other permitted purposes, your risks will increase if defaults occur” section on page 35 of the prospectus is superseded in its entirety as follows:
We have borrowed money to provide transitory indebtedness, which may increase our limited partners’ risks if default occurs.
     We are permitted by our partnership agreement to borrow money to:
•	acquire or make mortgage loans;

•	prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect our interests; or

•	assist in the development or sale of any real property, which we have taken over as a result of default.
     In December 2006, we entered into the Premier Bank Revolving Credit Facility, pursuant to which Premier Bank has provided us with a revolving credit facility permitting us to borrow up to an aggregate outstanding principal amount of $10 million. The Premier Bank Revolving Credit Facility is secured by a first priority lien upon all of our existing and future acquired assets. The Premier Bank Revolving Credit Facility maturity date is December 29, 2008.
     We utilize the Premier Bank Revolving Credit Facility as transitory indebtedness to provide liquidity and to reduce and avoid the need for large idle cash reserves, such as utilizing borrowings under the Premier Bank Revolving Credit Facility to fund identified investments pending receipt of proceeds from the sale of our units. Proceeds from the sale of our units are being used to repay the Premier Bank Revolving Credit Facility. We use the Premier Bank Revolving Credit Facility as a portfolio administration tool and not to provide long-term or permanent leverage on our investments. As of December 31, 2006, approximately $6.4 million was outstanding under the Premier Bank Revolving Credit Facility, and interest expense related to this was approximately $4,400.
     We, and our limited partners, face increased risk as a result of these and any future borrowings. If the interest rates we are able to charge on our mortgage loans decrease below the interest rates we must pay on our borrowings, payments of interest due on our borrowings will decrease our income otherwise available for distribution to limited partners. In addition, if one of our mortgage loans goes into default and we are unable to obtain repayment of the principal amount of the loan through foreclosure or otherwise, payments of principal required on our borrowings will decrease the amount of cash we have available and could reduce the amounts we otherwise would have available for repurchases of units from limited partners.
     The “Risk Factors – General Risks Related to Investments in Real Estate – We will be subject to the geographic concentration of the properties securing the loans and equity investments we make” section on page 37 of the prospectus is superseded in its entirety as follows:
We will be subject to risks related to the geographic concentration of the properties securing the loans and equity investments we make.
     While we intend to enter into loans and agreements with respect to properties throughout the United States, we have thus far funded loans relating to properties located in Texas and Colorado. We also expect to enter into

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transactions with respect to properties located in Arizona and Florida, because we are most familiar with the real estate markets in these areas. If the residential real estate market or general economic conditions in these geographic areas declines, the developers’ ability to sell completed project parcels located in these areas may be impaired, we may experience a greater rate of default on the loans we make with respect to properties in these areas and the value of the parcels that secure our loans in these areas could decline. Any of these events could materially adversely affect our business, financial condition or results of operations more so than if our investments were more geographically diversified.
Industry Background
     The “Investment Objectives and Criteria — Industry Background” section beginning on page 46 of the prospectus is superseded in its entirety as follows:
     Total new single-family home sales for 2006 were approximately 1,051,000, a 19% decrease from the 2005 high of 1,283,000, above the 2002 total of 973,000, and at par with 2003 sales of 1,086,000.1
     New single-family home sales are projected to drop to 938,000 in 2007, representing an 11.1% decline on a year-to-date basis. The median length of time that completed new homes for sale were on the market was 4.3 months in 2006, compared with 4.0 months for 2005.
     To place the cooling of the housing market in perspective, projected 2007 new single-family home sales remain significantly above or slightly below par with each of the years 2000, 2001 and 2002 — each a successive new historical housing sales record of 877,000, 908,000 and 973,000, respectively.
     Even with the slowing in housing activity, the United States is on pace to have the fifth best year on record for the housing industry, surpassed only by 2003, 2004, 2005 and 2006, and comparing the present state of the housing market with the home sales during the period from 2000 to 2006 confirms the recent observation of Richard Fisher, Federal Reserve Bank of Dallas President. Mr. Fisher recently observed that “the declines [in new single-family home sales] are moving housing markets from very high and unsustainable levels toward more normal levels, unwinding some speculative activity.”
     The median sales price for a new single-family home in 2006 increased to $246,500 from $240,900 in 2005, and the average sales price increased to $305,900 in 2006 from $297,000 in 2005.2 At the end of December 2006, the U.S. Census Bureau estimated that there were 537,000 new homes for sale, which at current rates, represented a 5.9 month supply.3
     According to a news release issued by the Office of Federal Housing Enterprise Oversight (the OFHEO) on March 1, 2007, “the rate of home price appreciation in the U.S. remained steady in the fourth quarter of 2006, extending a general trend of deceleration begun earlier in the year,” and home prices “were 1.1 percent higher in the fourth quarter than they were in the third quarter of 2006.” 4 OFHEO Director James Lockhart pointed out that this slower appreciation rate is “more in line with historical norms.”5 We believe that the fastest appreciation rates since 1978 have fueled investor/speculator buying in markets primarily located along the west and east coasts of the United States, which in turn contributed to the frothy spike in new single-family home sales, particularly in the period of 2004 through 2005.

[1]	U.S. Census Bureau, U.S. Department of Commerce.

[2]	Ibid.

[3]	U.S. Census Bureau, U.S. Department of Commerce, Joint Release, January 26, 2007.

[4]	Office of Federal Housing Enterprise Oversight, News Release, March 1, 2007.

[5]	Ibid.

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     The slow down in housing demand and the increase of new home supply — which we believe has been brought about in large part by the unwinding of speculator activity in markets that have experienced rapid price appreciation — has resulted in a drop in new single-family housing starts. Although new single-family housing starts for 2005 had reached a record high of 1,719,000, new single-family housing starts in 2006 significantly dropped to 1,577,000, and are projected by the National Association of Home Builders to be approximately 1,480,000 for 2007. The 2006 and 2007 levels are above the housing starts of 1,272,000 for 2001 and 1,363,000 for 2002.6 This is the first time since 2000 that year-over-year housing starts have dropped, and the first time since 1995 that new single-family housing starts will drop by as much as 10%.
     According to the U.S. Census Bureau, new single-family homes sales have dropped nationally nearly 23.5% between March 2006 and March 2007, with a 19.3% drop in the Mid-West, a 29.6% drop in the West and a 25.7% drop in the South. In March, there was an 18% increase in sales in the Northeast.
     In stark contrast to the national averages and declining activity in other states and regions, according to the Dallas Federal Reserve Beige Book, an anecdotal report on Texas economic conditions, new home demand is still relatively strong in the major metropolitan areas in Texas, although activity is slower than a year ago. Of all major Texas metropolitan areas, new home demand is the weakest in Dallas/Fort Worth. Metrostudy, a housing market research firm that provides new single-family home sales data for large urban areas, shows that annual closings in Houston, Austin and San Antonio in 2006 reached all-time highs of 48,630 units, 13,771 units and 16,941 units, respectively.
     The slowdown in the housing demand has been on the radar screens of home builders since the middle of last year and we believe that these events represent an inevitable mid-cycle correction of the housing market activity from the record levels posted in 2005. The National Association of Homebuilders projected in their report on March 19, 2007 that “as 2007 unfolds, we anticipate housing markets will reconnect to local economic conditions and move back toward pre-boom levels of production at a pace commensurate with their levels of excess during the boom years. The markets that were the most over-heated during the boom will have the largest corrections before returning to steady growth. The markets that were the most restrained will have the quickest returns to steady growth.”7
     We believe that the longer-term outlook for housing remains excellent. A combination of strong household formation, large replacement needs and a vital second home market is expected to generate demand for 2,100,000 new housing units per year from 2005 through 2014, the highest 10 year period on record.
     We lend primarily in Texas and Colorado, with intentions to invest in Arizona and Florida. Our projects are generally located in markets with strong demographics, economies and housing affordability ratios and generally have an exit strategy of a sale of finished home lots between $20,000 and $60,000 for the construction of an entry-level home, move-up buyer home, or active adult community home.
     We lend a significant amount to Texas projects, as the Texas housing market has been and continues to be driven by strong economic fundamentals — affordability, new residents and economic growth. According to Metrostudy’s 1st Quarter 2007 report, Texas is ranked, in February 2007, as second in job growth, behind only California, with the Dallas/Fort Worth metropolitan statistical area (MSA) and Houston MSA are ranked first and second, respectively, in annual job growth, and the Austin MSA and San Antonio MSA are ranked thirteenth and twenty-first, respectively, in annual job growth. Texas is ranked first in the nation for single-family housing permits issued. Metrostudy released data for February 2007 indicating that Texas ranks first in the nation for single-family housing starts, at 153,000. Of the top MSAs ranked in the country by permits issued, Houston MSA ranked first and Dallas-Fort Worth MSA ranked third.

[6]	National Association of Home Builders, State Starts Forecast Overview, March 19, 2007.

[7]	State Starts Forecast Overview, March 2007, National Association of Home Builders, March 19, 2007.

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     While the median home price nationally is $228,000, the median home price in Texas is $139,300. Our current Texas markets include Houston, Dallas/Fort Worth, San Antonio, and Austin.
     According to the Real Estate Center at Texas A&M University, the national ratio of median family income required to qualify for an 80%, fixed-rate mortgage to purchase the median-priced home is 1.13. The Texas ratio is 1.63, some 44% higher, and the San Antonio ratio is 1.64, the Houston ratio is 1.80, the Austin ratio is 1.73, the Dallas ratio is 1.74 and the Fort Worth ratio is 2.30. This means that in the state of Texas and in each of the four major metropolitan markets in Texas where we have invested in or intend to invest, the median family income is at least 1.63 times (or 63% more than) the amount that is necessary to qualify for a conventional mortgage to purchase the median priced home. For first-time home purchasers, the national ratio of median family income required to qualify for a conventional mortgage is 0.63, compared with Texas which is 1.11, some 76% higher, and the San Antonio ratio is 1.15, the Houston ratio is 1.12, the Austin ratio is 1.13, the Dallas ratio is 1.17 and the Fort Worth ratio is 1.63.
     We intend to lend primarily in projects where the completed subdivision will consist of entry-level homes and move-up buyer homes. The homes built on lots financed by us generally will be sold at or below the median price of the U.S. housing market. We expect these homes to be priced generally between $90,000 and $190,000. According to U.S. Commerce Department figures, the median sales price of new single-family homes was $228,000 in 2005. Median-priced housing represents approximately 50% of new home production. These projects may also include large-scale planned communities, commonly referred to as “master planned communities,” that provide a variety of housing choices, including choices suitable for first time home buyers and move-up home buyers, as well as homes with purchase prices exceeding $200,000.
     The active adult community home, a growing segment of the new home market, is generally sold at prices at or above the median sales price of new single-family homes. These homes are part of communities targeted to the age-qualified adult and feature a mix of social, leisure and recreational opportunities, usually in a gated and private community. These communities also generally include a combination of golf courses, swimming pools, tennis courts, fitness centers, community centers, libraries, and dining facilities.
     The ability to efficiently locate and develop property is crucial to the home building industry. The single-family residential lot development business is a fragmented industry comprised of many individuals and companies. Lot developers include builders, contractors, brokers and other entities that are engaged in real estate development activities. Housing and real estate development trends, specific knowledge of a market, economic development and numerous other factors contribute to lot developer’s planning process. The availability of adequate unimproved acreage, access to jobs, housing costs and other general economic factors all impact the demand for single-family lots and the locations suitable for housing expansion in a particular area.
     Subject to their individual or company financial condition, lot developers finance their development projects through a combination of personal equity, loans and third-party investments from banks, thrifts, institutional and private lenders and investors. Factors for determining the mix of financing include the amount, availability and cost of funds. Lot developers are able to choose from a variety of financing instruments. Financing instruments include seller financing, such as purchase money mortgages; institutional land acquisition and development loans provided by institutions such as banks and insurance companies; and equity or debt financing from private investors, real estate investment trusts and pension funds.
     National home builders generally are affiliated with a land development company. Typically, the captive land development affiliate will supply one-half to two-thirds of the builder’s lot inventory requirement. National home builders are thus dependent on unrelated third-party developers to meet their remaining lot inventory requirement. In addition, national home builders, while well-capitalized, are sensitive to carrying land and lot inventories and the associated debt on the parent company balance sheet. Prior to the enactment of the Financial Accounting Standards Board financial regulation 46 (FIN 46), land development activities were housed in special purpose entities that were not reported on the parent company’s balance sheet. Subsequent to the enactment of FIN 46, ownership of a controlling interest in a special purpose entity requires consolidation of the entity with the parent company. Consequently, most national home builders are receptive to equity participation by unaffiliated third parties in their development projects. Our general partner and its affiliates currently participate in, and intend to continue participating in, FIN 46 compliant structures.

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     In a typical development transaction, a developer purchases or obtains an option to purchase a specific parcel of land. Developers must secure financing in order to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. Typically, lenders limit their liability when lending to development projects by refusing to lend in excess of a particular percentage of the value of the property. Developers may obtain additional financing by entering into participation agreements with investors, and national home builders will enter into joint venture agreements to limit their ownership percentage in a development. Participation agreements structured as joint ventures typically establish a joint venture organized as a limited liability company or partnership that will own the parcel of land. In return for cash or a loan to the developer, the investor receives equity in the joint venture entitling the investor to a percentage of the profits upon the sale of developed lots. Participation agreements may also be structured as a contractual right to receive a percentage of the developer’s profits on the sale of the developed lots. By combining bank loans and participation agreements, developers are able to meet lenders’ requirements that the developers retain a specific amount of equity in the project, as well as earn significantly higher returns in part due to lower loan principal amounts and, therefore, lower interest payments.
     Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas and electricity to service the property. Finally, lot developers market and sell the individual lots directly or through real estate professionals to home builders.
     A typical development timeline includes three to six months for the design and approval process, six to nine months for installation of all site improvements, and 24 to 36 months for the sales process. Larger developments (over 100 lots) are usually developed in phases.
     We provide land acquisition, land development and finished lot inventory loans. Our clients are national and regional home builders and regional land developers with relationships with national and regional home builders. We believe that finished lot production fuels the production of new homes. National and regional home builders secure their finished lots necessary for the production of new homes either by: (1) affiliating with a land development company in the market for the production of finished home lots; (2) internally developing land in the market for the production of finished home lots; or (3) purchasing finished home lots in the market. Our projects are brought to us by our clients for us to provide financing. We finance projects which provide the finished lots which are part of the business plan for the production of finished homes of the national and regional home builders. Our projects do not represent speculative projects.
Security
     The “Investment Objectives and Criteria – Security” section on page 51 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     We expect that our real estate loans will generally be secured by:
•	the parcels of land to be developed;

•	in certain cases, a pledge of some or all of the equity interests in the developer entity;

•	in certain cases, additional assets of the developer, including parcels of undeveloped and developed real property; and

•	in certain cases, personal guarantees of the principals of the developer entity.
     If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the developer under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt. As of December 31, 2006, 28.3% of the aggregate principal amount of mortgage notes we

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have originated were in a first lien position, 3.2% of the aggregate principal amount of mortgage notes we have originated were in a subordinate lien position, and 71.7% the aggregate principal amount of mortgage notes we have originated were secured by a pledge of partnership interests in the special purpose entity holding the property or by both a subordinate lien position and a pledge of the partnership interests in the special purpose entity.
     We also expect that most of our real estate loans, including loans made to entities affiliated with our general partner, will have the benefit of unconditional guarantees of the developer and/or its parent company and pledges of additional assets of the developer. We currently do not intend to allow a developer to incur debt that would be junior in right of payment to our debt.
Underwriting Criteria
     The “Investment Objectives and Criteria – Underwriting Criteria” section beginning on page 51 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     We have developed the following underwriting criteria for the loans and investments that we intend to originate and purchase:
•	Liens. All loans and investments made by us must be evidenced by a note and must be secured (1) by a first or second lien that is insured by a title insurance company, (2) by a pledge of the partnership interests in the special purpose entity holding the property or by both a subordinate lien position and a pledge of the partnership interests in the special purpose entity, or (3) by a commitment as to the priority of the loan or the condition of title; in addition, our loans and investments may be secured by a pledge of additional ownership interests of the developer and its affiliates in other development projects.

•	Interest Rate. We seek to originate loans bearing interest at rates ranging from 10% to 15% per annum.

•	Term and Amortization. We currently do not have a policy that establishes a minimum or maximum term for the loans we may make, nor do we intend to establish one. Loans typically are structured as interest-only notes with balloon payments or reductions to principal tied to net cash from the sale of developed lots and the release formula created by the senior lender, i.e., the conditions under which principal is repaid to the senior lender, if any.

•	Geographical Boundaries. We may buy or originate loans in any of the 48 contiguous United States. As of December 31, 2006, we have originated loans in Texas and Colorado.
     The principal amounts of our loans and the number of loans we make will be affected by market availability and will depend upon the amount of net offering proceeds available to us from the sale of units. If we realize less than the maximum net offering proceeds, we will reduce the number of loans in which we intend to invest. At this time, we cannot predict the minimum size of our portfolio because this will depend in large part on the number of units we sell in this offering.
Loans to Our General Partner and Its Affiliates
     The following information should be read in conjunction with the discussion contained in the “Investment Objectives and Criteria – Loans to Our General Partner and Its Affiliates” section beginning on page 52 of the prospectus, the “Conflicts of Interest – Loans to Affiliates of Our General Partner” section beginning on page 70 of the prospectus and all similar discussions appearing throughout the prospectus:
     Loans or credit enhancements will be made or provided to affiliates of our general partner (or entities in which affiliates of our general partner hold an interest) only if an independent advisor issues an opinion to the effect that the proposed loan or credit enhancement to an affiliate of our general partner is fair and at least as favorable to

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us as a loan or credit enhancement to an unaffiliated borrower in similar circumstances. In addition, our general partner will be required to obtain a letter of opinion from the independent advisor in connection with any disposition, renegotiation, or other subsequent transaction involving loans or credit enhancements made to our general partner or an affiliate of our general partner. The independent advisors from whom we expect to request fairness opinions are Henry S. Miller Investment Banking Group, Value, Inc. and Jackson, Claborn, Inc. The independent advisor’s compensation must be paid by our general partner and must not be reimbursable by us.
     On December 29, 2006, we originated and fully funded a loan to UDF I, in the principal amount of $6,328,010, pursuant to a Secured Promissory Note (the UDF I Note) and related loan documents executed between us and UDF I. The outstanding principal amount of the UDF I Note bears interest at a base rate equal to 12.0% per annum to be paid monthly. The outstanding principal balance of the UDF I Note, together with all accrued, unpaid interest thereon and other unpaid amounts due under the UDF I Note, are due and payable on the maturity date, June 21, 2007.
     UDF I’s obligations under the UDF I Note are secured by a first lien deed of trust filed on 190 developed single family home lots located in Thornton, Colorado, which was assigned from UDF I to us upon the funding of the UDF I Note.
     UMTHLD, our general partner, is the asset manager for, and an affiliate of, UDF I.
     We received a fairness opinion dated December 18, 2006 from Jackson, Claborn, Inc., an independent advisor, which states that the terms of the UDF I Note are fair and at least as favorable to us as such a transaction with an unaffiliated party in similar circumstances. UMTHLD paid the independent advisor’s fees for services rendered in connection with preparation of the fairness opinion. Such fee is not reimbursable from us.
Investment Limitations
     The “Investment Objectives and Criteria – Investment Limitations” section on page 55 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     We will not invest as a general or limited partner in other limited partnerships except under limited circumstances permitted under our partnership agreement and the NASAA Guidelines.
     We will not underwrite securities of other issuers or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships and in corporations in which real estate is the principal asset, provided that such acquisition can best be effected by the acquisition of the securities of such corporation, subject to the limitations set forth below.
     We will not engage in any of the following activities:
•	acquire assets in exchange for limited partnership interests;

•	issue units of limited partnership interest after the termination of this offering; or

•	make loans to our general partner or its affiliates, except as permitted by our partnership agreement and the NASAA Guidelines. See “Conflicts of Interest – Loans to Affiliates of our General Partner.” Such loans are permitted under our partnership agreement and the NASAA Guidelines if an independent advisor issues an opinion to the effect that the proposed loan is fair and at least as favorable to us as a loan to an unaffiliated borrower in similar circumstances. In December 2006, we originated a secured promissory note to UDF I in the principal amount of approximately $6.3 million and in connection therewith, we obtained the required opinion from an independent advisor. The secured promissory note, which bears interest at 12% per annum, is collateralized by a first lien deed of trust on 190 developed single-family homes located in Colorado and is payable on June 21, 2007. The asset manager for UDF I is our general partner.

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     Our general partner will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940, as amended. Among other things, our general partner will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act. See “Risk Factors – Risks Related to Our Business In General – Your investment return will be reduced if we are required to register as an investment company under the Investment Company Act of 1940.”
Key Personnel
     The “Management – Key Personnel” section beginning on page 63 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:
     We are managed by the key personnel of our general partner, UMTHLD. Our general partner provides certain services to us, including identifying prospective loans and investments, evaluating, underwriting and negotiating the acquisition and disposal of loans and investments and overseeing the performance of our loans. The following key personnel hold the positions noted below with our general partner and its affiliates:

Name	Age	Position with Our General Partner
Todd F. Etter	57	Director of UMT Services, its general partner
Hollis M. Greenlaw	42	Director of UMT Services, its general partner
Michael K. Wilson	44	Director of UMT Services, its general partner
Cara D. Obert	37	Chief Financial Officer
Ben L. Wissink	25	Chief Operating Officer
     Mr. Etter and Mr. Greenlaw are directors, officers and shareholders of UMT Services and UMT Holdings. Mr. Etter, Mr. Greenlaw, Mr. Wilson, and Ms. Obert are partners of UMT Holdings. Mr. Wilson is a director of UMT Services. Mr. Etter and Mr. Greenlaw are shareholders of the general partner of UDF I and are also shareholders and officers of the general partner of UDF II. Ms. Obert and Mr. Wissink are officers of the general partner for UDF I, officers of the general partner of UDF II and are officers of UMT Services.
     Theodore “Todd” F. Etter, Jr. Mr. Etter serves as a director of our general partner. Mr. Etter has served as a partner and Chairman of UMT Holdings, the parent company of our general partner, and as Vice President and a director of UMT Services, the general partner of UMT Holdings and our general partner, since March 2003. Also since March 2003, Mr. Etter has served as Chairman of UMTH Funding. UMT Holdings, through its subsidiaries, UMTH Lending, UMTHLD and UMTH Funding, originates, purchases, sells and services interim loans for the purchase and renovation of single-family homes, land development loans and real estate related corporate finance services. UMT Holdings has also served as the advisor to United Mortgage Trust since August 1, 2006. Mr. Etter serves as President of the general partner of UDF I and as Chairman of the general partner of UDF II, each of which are limited partnerships formed to originate, purchase, sell and service land development loans and equity participations. See “Prior Performance Summary.” Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., which served as the advisor to United Mortgage Trust from 2000 through July 31, 2006, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Mr. Etter has overseen the growth of United Mortgage Trust from its inception in 1997 to over $150 million in capital. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell and service mortgage loans for the purchase, renovation and construction of single-family homes. In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. (SCMI), a Dallas, Texas-based mortgage banking firm. In July 2003, Mr. Etter consolidated his business interests in Capital Reserve Corp., Ready America Funding Corp. and SCMI into UMT Holdings. From 1980 through 1987, Mr. Etter served as a Principal of South Central Securities, an NASD member firm. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. Mr. Etter is a registered representative of IMS Securities, an NASD member and one of our selling group members. Mr. Etter received a Bachelor of Arts degree from Michigan State University in 1972.

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     Hollis M. Greenlaw. Mr. Greenlaw has served as a director of our general partner, a partner and the President and Chief Executive Officer of UMT Holdings and as President, Chief Executive Officer and a director of UMT Services since March 2003. Mr. Greenlaw also served as President of our general partner from March 2003 until June 2005. Mr. Greenlaw currently serves as Chief Executive Officer of our general partner. Since March 2003, Mr. Greenlaw has directed the funding of over $262 million in loans and investments for UDF I and UDF II. Since May 1997, Mr. Greenlaw has been a partner of The Hartnett Group, Ltd., a closely-held private investment company managing over $40 million in assets. The Hartnett Group, Ltd. and its affiliated companies engage in securities and futures trading; acquire, develop, and sell real estate, including single-family housing developments, commercial office buildings, retail buildings and apartment homes; own several restaurant concepts throughout the United States; and make venture capital investments. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President and CEO of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd. and developed seven multi-family communities in Arizona, Texas and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Ltd., from 1992 until 1997, Mr. Greenlaw was an attorney with the Washington, D.C. law firm of Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw received a Bachelor of Arts degree from Bowdoin College in 1986, where he was a James Bowdoin Scholar and elected to Phi Beta Kappa, and received a Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia and Texas bars.
     Michael K. Wilson. Mr. Wilson is a partner of UMT Holdings. He has served as a director of UMT Services since August 2005. He has also served as President of UMTH Funding since August 2005. From January 2003 through January 2004, Mr. Wilson served as Senior Vice President of Operations of Interelate, Inc., a marketing services business process outsourcing firm. From September 2001 to December 2002, Mr. Wilson served as principal of Applied Focus, LLC, an independent management consulting company. Mr. Wilson continues to serve as the principal consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as senior director and vice president of Matchlogic, the online database marketing division of Excite@Home, where he directed outsourced ad management, CRM and relationship marketing services for Global 500 clients. From July 1985 to April 1998, Mr. Wilson was employed with Electronic Data Systems (EDS) in Detroit, Michigan where he directed several multi-million dollar IT services engagements in the automotive industry. Mr. Wilson graduated from Oakland University in 1985 with a Bachelor of Science degree in Management Information Systems and earned a Master of Business Administration degree from Wayne State University in 1992.
     Cara D. Obert. Ms. Obert is a partner of UMT Holdings. Ms. Obert, a Certified Public Accountant, served as the Chief Financial Officer for UMT Holdings from March 2004 until August 2006 and served as Controller for UMT Holdings from October 2003 through March 2004. She has served as the Chief Financial Officer of UMTHLD since August 2006. From 1996 to 2003, she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. She served as Controller for Value-Added Communications, Inc., a Nasdaq listed telecommunications company that provided communications systems for the hotel and prison industries. From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm. She graduated from Texas Tech University in 1990 with a Bachelor of Arts degree in accounting.
     Ben L. Wissink. Mr. Wissink joined our general partner as an Asset Manager in September 2005 and subsequently became the Chief Operating Officer in March 2007. From June 2003 through August 2005, Mr. Wissink served as the Controller for the Dallas/Fort Worth land division for the national homebuilding company Lennar Corporation. During that time, Mr. Wissink also served as an analyst for the Texas region. While at Lennar, Mr. Wissink assisted in the underwriting, execution and management of off-balance sheet transactions, including two acquisition and development funds between Lennar and UDF I. Mr. Wissink graduated from the University of Iowa in 2003 with a Bachelor of Business Administration degree in finance.
Security Ownership
     The following new section is added after the “Compensation of Our General Partner and Its Affiliates” section of the prospectus:
     There are no limited partners known by us who beneficially owned more than 5% of our limited partnership units as of March 23, 2007.

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     We do not have any officers or directors. Our general partner owns all of the general partnership interest. We do not maintain any equity compensation plans, and no arrangements exist that would, upon operation, result in a change in control for us.
     The following table sets forth information as of December 31, 2006 regarding the beneficial ownership of our limited partnership interest and general partnership interest by each director of our general partner, each executive officer of our general partner, and each such director and executive officer and our general partner, as a group. The percentage of beneficial ownership is calculated based on 661,191 limited partnership units and contributions from our general partner.

		Limited
		Partnership
		Units	Percent
		Beneficially	of
Title of Class	Beneficial Owner	Owned	Class
Limited partner interest	Todd F. Etter (1) (2) (3)	207.32	*
Limited partner interest	Hollis M. Greenlaw (1) (2) (3)	0	*
Limited partner interest	Michael K. Wilson (1) (3)	0	*
Limited partner interest	Ben L. Wissink (1) (2)	0	*
Limited partner interest	Cara D. Obert (1) (2)	0	*

General partner interest	UMTH Land Development, L.P. (4)	0	100%

All directors, executive officers and the general partner as a group (6 persons)		207.32	*

*	Denotes less than 1%

(1)	The address of Messrs. Etter, Greenlaw, Wilson and Wissink and Ms. Obert is 1702 N. Collins Boulevard, Richardson, TX 75080.

(2)	Executive officers of UMTH Land Development, L.P., our general partner.

(3)	Executive officers and/or directors of UMT Services, Inc., general partner of UMTH Land Development, L.P.

(4)	The address of UMTH Land Development, L.P. is 1702 N. Collins Boulevard, Richardson, TX 75080. UMTH Land Development, L.P. had an initial $100 capital contribution, but has not purchased limited partnership units. None of the above units has been pledged as security.
Real Property Loans and Investments
     The following information should be read in conjunction with the discussion contained in the “Real Property Loans and Investments” section on page 91 of the prospectus and contains information regarding the material investments we have made as of the date of this supplement:
     As of December 31, 2006, we had originated seven loans with an aggregate principal amount of approximately $24.5 million. We funded an aggregate amount of approximately $17.7 million and we have approximately $6.8 million of commitments to be funded under the terms of mortgage notes receivable.
     Approximately 71.7% of the aggregate principal amount of mortgage notes originated by us as of December 31, 2006 are secured by properties located throughout Texas and 28.3% are secured by properties located in Colorado. Approximately 38.6% of the aggregate principal amount of mortgage notes originated by us are secured by properties located in the Dallas, Texas area; 28.3% are secured by properties located in the Denver, Colorado area; 18.3% are secured by properties located in the Austin, Texas area; and 14.8% are secured by properties located in the Houston, Texas area. Security for such loans takes the form of either a direct security interest represented by a first or second lien on the respective property and/or an indirect security represented by a pledge of the ownership interests of the entity which holds title to the property. Four of the seven loans we have

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originated, representing approximately 83% of the aggregate principal amount of mortgage notes we have originated, are made with respect to projects that are presently selling finished home lots to national public homebuilders or are made with respect to a project in which one of these homebuilders holds an option to purchase the finished home lots and has made a significant forfeitable earnest money deposit. Three of the seven loans we have originated, representing approximately 46% of the aggregate principal amount of mortgage notes we have originated, are made to developer entities which hold ownership interests in projects other than the project funded by us. Two of the seven loans we have originated, representing approximately 25% of the aggregate principal amount of mortgage notes we have originated, are secured by multiple single-family residential communities. Two of the seven loans we have originated, representing approximately 18% of the aggregate principal amount of mortgage notes we have originated, also are secured by a personal guarantee of the developer.
     The average interest rate payable with respect to these loans is 15.2% and the average term of the loans is approximately 26 months.
     As of December 31, 2006, we had originated or acquired the following loans and entered into the following loan guaranty agreements:
First Loan to Centurion Acquisitions, L.P.
     On July 14, 2006, we originated a loan to Centurion Acquisitions, L.P. (Centurion), a Texas limited partnership unaffiliated with us, in the principal amount of approximately $2.5 million. We have funded approximately $2.2 including funding commitment, closing costs and interest reserve, through December 31, 2006 and will advance additional amounts up to our commitment over the remaining term of the loan. In addition to this total funding commitment of approximately $2 million, the loan provides for a $425,000 interest reserve and the payment of fees and closing costs by Centurion. The outstanding principal amount bears interest at a rate equal to 15% per annum accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the loan shall be due and payable on the first day of each month and shall be funded through the interest reserve, and the outstanding principal balance of the loan, together with all accrued, unpaid interest thereon and other unpaid amounts due under the loan, shall be due and payable on the maturity date, January 31, 2008.
     The loan is secured by an assignment of the general and limited partnership interests in a partnership that develops single-family residential lots located in Denton and Wise Counties, Texas, part of the northern Fort Worth market area.
     In consideration for the approximately $2 million funding commitment, Centurion paid us a commitment fee in the amount of approximately $71,000, which will be amortized into income over the life of the loan.
Loan to Midlothian Longbranch, L.P.
     On August 18, 2006, we originated a loan to Midlothian Longbranch, L.P. (Midlothian), a Texas limited partnership unaffiliated with us, in the principal amount of approximately $1 million. We have funded approximately $801,000, including funding commitment, closing costs and interest reserve, through, December 31, 2006, and will advance additional amounts up to our commitment over the remaining term of the loan. In addition to this total funding commitment of $725,000, the loan provides for a $200,000 interest reserve and the payment of fees and closing costs by Midlothian. The outstanding principal amount bears interest at a rate equal to 15% per annum accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the loan shall be due and payable on the last day of each month and shall be funded through the interest reserve, and the outstanding principal balance of the loan, together with all accrued, unpaid interest thereon and other unpaid amounts due under the loan, shall be due and payable on the maturity date, February 14, 2008.
     With the initial $425,000 funding, the loan is secured by an assignment of all of the general partnership interests of Midlothian and 99.9% of the limited partnership interests of Midlothian, which develops single-family residential lots located in Ellis County, Texas, part of the southern Dallas/Fort Worth market area. As additional collateral, we received a pledge of the stock of the general partner of Midlothian.

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     In consideration for the $725,000 funding commitment, Midlothian paid us a commitment fee in the amount of approximately $28,000, which will be amortized into income over the life of the loan.
Loan to CMC Communities, Inc.
     On August 31, 2006, we originated a loan to CMC Communities, Inc. (CMC), a Texas corporation unaffiliated with us, in the principal amount of approximately $773,050. We have funded approximately $408,574 through December 31, 2006, including funding commitment, closing costs and interest reserve, and will advance additional amounts up to our commitment over the remaining term of the loan. In addition to this total funding commitment of $620,000, the loan provides for a $100,000 interest reserve and the payment of fees and closing costs by CMC. The outstanding principal amount bears interest at a rate equal to 16.5% per annum accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the loan shall be due and payable on the last day of each month and shall be funded through the interest reserve, and the outstanding principal balance of the loan, together with all accrued, unpaid interest thereon and other unpaid amounts due under the loan, shall be due and payable on the maturity date, August 31, 2007.
     With the initial $186,838 funding, the loan is secured by, among other things, a second lien deed of trust filed on certain property located in Dallas County, Texas. As additional collateral, we received a pledge of equity interests in CMC. The note is guaranteed by the principal of CMC.
     In consideration for the $620,000 funding commitment, CMC paid us a commitment fee in the amount of approximately $36,000, which will be amortized into income over the life of the loan.
Loan to Arete Real Estate and Development Company, Modern Modular Home Rental Corp. and Creative Modular Housing, Inc.
     On September 27, 2006, we originated a loan to Arete Real Estate and Development Company (Arete), Modern Modular Home Rental Corp. (Modern Modular Home Rental) and Creative Modular Housing, Inc. (Creative Modular Housing), all Texas corporations that are unaffiliated with us, in the principal amount of $3,617,500, pursuant to a Secured Promissory Note and related loan documents executed among us, Arete, Modern Modular Home Rental, Creative Modular Housing, and certain affiliates of such borrowers. We have funded approximately $3.1 million through December 31, 2006 towards our total funding commitment of $3,000,000 under the note. The note provides for a $400,000 interest reserve and the payment of fees and closing costs by Arete, Modern Modular Home Rental and Creative Modular Housing, which amounts are funded under the note. The outstanding principal amount of the note bears interest at a base rate equal to 16.5% per annum, accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the note are funded by us through monthly interest reserve advances, until the $400,000 interest reserve is exhausted. Thereafter, payments equal to the amount of accrued interest on the outstanding principal balance of the note are due monthly. The outstanding principal balance of the note, together with all accrued, unpaid interest thereon, and other unpaid amounts due under the note, are due and payable on the maturity date, October 31, 2009. If Arete, Modern Modular Home Rental and Creative Modular Housing prepay the note and such prepayments are applied to accrued interest, the interest reserve is replenished in the amount of the prepayment, provided that the interest reserve does not exceed $400,000.
     The obligations of Arete, Modern Modular Home Rental and Creative Modular Housing under the note are secured by a pledge of equity interests in various partnerships and corporations owned by such borrowers and certain affiliates of such borrowers, and by a security interest against all of such borrowers’ assets. The note is guaranteed by the principals of Arete, Modern Modular Home Rental and Creative Modular Housing.
     In consideration for our commitment to provide the loan to Arete, Modern Modular Home Rental and Creative Modular Housing and to fund $3,000,000 under the note, subject to its terms and conditions, Arete, Modern Modular Home Rental and Creative Modular Housing collectively paid us a commitment fee in the amount of $204,000, which will be amortized into our income over the life of the loan.

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United Mortgage Trust Guaranty
     On October 20, 2006, we entered into a limited guaranty effective as of September 1, 2006, for the benefit of United Mortgage Trust, a real estate investment trust organized under the laws of the state of Maryland, or its permitted successors and assigns (the UDF III Guarantee), and entered into a letter agreement with respect to a credit enhancement fee related to the UDF III Guarantee by and between UDF I and us (the UDF III Credit Enhancement Fee Agreement).
     Pursuant to the UDF III Guarantee, we have guaranteed the repayment of an amount up to $30 million with respect to that certain Second Amended and Restated Secured Line of Credit Promissory Note between United Mortgage Trust and UDF I. In exchange for that guarantee, and pursuant to the UDF III Credit Enhancement Fee Agreement, UDF I will pay us each month in arrears an amount equal to one-quarter of one percent (0.25%) of the maximum liability amount. The maximum liability amount is an amount equal to the maximum amount of our exposure pursuant to the UDF III Guarantee; provided, that (i) on or before December 31, 2006, in no event shall the maximum liability amount for the purposes of the payment of the credit enhancement fee be less than $5 million, and (ii) if the amount of net proceeds raised by us in connection with our public offering of limited partnership interests exceeds $5 million on the date of calculation, then the maximum liability amount for the purposes of the payment of the credit enhancement fee shall not exceed the amount of net proceeds so raised by us through such date. In addition, our guarantee is reduced $1.00 for every $1.00 by which the total partners’ equity of UDF I exceeds $30 million. As of December 31, 2006, UDF I total partners’ equity was approximately $33.7 million; thus the exposure under the UDF III Guaranty as of December 31, 2006 was approximately $26.3 million.
     An affiliate of UMTHLD serves as the advisor to United Mortgage Trust. UMTHLD is the asset manager for, and an affiliate of, UDF I.
     We received a fairness opinion dated September 1, 2006 from Jackson, Claborn, Inc., an independent advisor, which states that the terms of the UDF III Guarantee and the UDF III Credit Enhancement Fee Agreement are fair and at least as favorable to us as such a transaction with an unaffiliated party in similar circumstances. UMTHLD paid the independent advisor’s fees for services rendered in connection with preparation of the fairness opinion. Such fee is not reimbursable from us.
Second Loan to Centurion Acquisitions, L.P.
     On November 16, 2006, we originated a loan to Centurion in the principal amount of $5.3 million pursuant to a Secured Promissory Note (the Centurion Note) and related loan documents executed among us, Centurion and certain affiliates of Centurion. We have funded approximately $3.3 million through December 31, 2006 towards our total funding commitment of $4.5 million under the Centurion Note. The Centurion Note provides for a $600,000 interest reserve and the payment of fees and closing costs by Centurion, which amounts are funded under the Centurion Note. The outstanding principal amount of the Centurion Note bears interest at a base rate equal to 16.5% per annum, accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the Centurion Note are funded by us through monthly interest reserve advances, until the $600,000 interest reserve is exhausted. However, if Centurion prepays the Centurion Note, the interest reserve is replenished in the amount of the prepayment, provided that the interest reserve shall not exceed $600,000. If the interest reserve is exhausted, payments equal to the amount of accrued interest on the outstanding principal balance of the Centurion Note are due monthly. The outstanding principal balance of the Centurion Note, together with all accrued, unpaid interest thereon, and other unpaid amounts due under the Centurion Note, are due and payable on the maturity date, December 31, 2010.
     Centurion’s obligations under the Centurion Note are secured by a pledge of partnership interests in various partnerships owned by Centurion and an affiliate of Centurion and by a security interest against all of the assets of Centurion and its general partner. The Centurion Note is guaranteed by the general partner of Centurion.
     In consideration for our commitment to provide the loan to Centurion and to fund the $4.5 million commitment under the Centurion Note, subject to its terms and conditions, Centurion paid us a commitment fee in the amount of $153,000, which will be amortized into our income over the life of the loan.

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Loan to Buffington Hidden Lakes, Ltd.
     On December 19, 2006, we originated a loan to Buffington Hidden Lakes, Ltd. (Buffington Hidden Lakes), a Texas limited partnership unaffiliated with us, in the principal amount of approximately $4.5 million, pursuant to a Secured Promissory Note (the Buffington Note) and related loan documents executed among us, Buffington Hidden Lakes and certain affiliates of Buffington Hidden Lakes. We have funded $1.6 million through December 31, 2006 towards our total funding commitment of approximately $4.5 million under the Buffington Note. The Buffington Note provides for a $400,000 interest reserve, which amount is funded under the Buffington Note. The outstanding principal amount of the Buffington Note bears interest at a base rate equal to 15.0% per annum, accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the Buffington Note are funded by us through monthly interest reserve advances, until the $400,000 interest reserve is exhausted. If the interest reserve is exhausted, payments equal to the amount of accrued interest on the outstanding principal balance of the Buffington Note are due monthly. The outstanding principal balance of the Buffington Note, together with all accrued, unpaid interest thereon, and other unpaid amounts due under the Buffington Note, are due and payable on the maturity date, June 30, 2010.
     Buffington Hidden Lakes’ obligations under the Buffington Note are secured by a pledge of the 49.50% limited partnership interest of LEN-BUF/Hidden Lake 2 – JV, Ltd. (Hidden Lake 2), a Texas limited partnership, owned by Buffington Hidden Lakes. Buffington Hidden Lakes is required to apply any partnership distributions made by Hidden Lake 2 to Buffington Hidden Lakes to pay down the outstanding balance of the Buffington Note. The Buffington Note is guaranteed by the general partner of Buffington Hidden Lakes.
Loan to Obra Homes, Inc. and OU Land Acquisition Two, L.P.
     On December 14, 2006, we originated a loan to Obra Homes, Inc. (Obra), a Texas corporation unaffiliated with us, and OU Land Acquisition Two, L.P. (OU Two), a Texas limited partnership affiliated with us (collectively referred to as the OU Two Borrowers), in the principal amount of approximately $1.6 million, pursuant to a Secured Promissory Note (the OU Two Note) and related loan documents executed among us, Obra, OU Two, and certain affiliates of OU Two. The loan was not funded on December 14, 2006, but rather on January 3, 2007, whereby we funded approximately $400,000 towards our total funding commitment of approximately $1.3 million under the OU Two Note. The OU Two Note provides for a $300,000 interest reserve, which amount is funded under the OU Two Note. The outstanding principal amount of the OU Two Note bears interest at a base rate equal to 15.0% per annum, accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the OU Two Note are funded by us through monthly interest reserve advances, until the $300,000 interest reserve is exhausted. If the interest reserve is exhausted, payments equal to the amount of accrued interest on the outstanding principal balance of the OU Two Note are due monthly. The outstanding principal balance of the OU Two Note, together with all accrued, unpaid interest thereon, and other unpaid amounts due under the OU Two Note, are due and payable on the maturity date, June 14, 2010.
     In consideration for our commitment to provide the loan to the OU Two Borrowers and to fund the $1.3 million commitment under the OU Two Note, subject to its terms and conditions, the OU Two Borrowers paid us a commitment fee in the amount of $32,000, which will be amortized into our income over the life of the loan.
     UDF I is a limited partner of the OU Two partnership and a general partner of OU Development Two, LLC. OU Development Two, LLC is the general partner of OU Two.
     With the initial $400,000 funding, the loan is secured by, among other things, a second lien deed of trust filed on certain property located in Harris County, Texas. Obra’s obligations under the OU Two Note are secured by a pledge of the limited partnership interest of OU Land Acquisition Two, L.P., a Texas limited partnership and OU Development Two, LLC, a Texas limited liability company.

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Loan to United Development Funding, L.P.
     On December 29, 2006, we originated a loan to UDF I, a Nevada limited partnership affiliated with us, in the principal amount of approximately $6.9 million. We have funded approximately $6.3 million through December 31, 2006, including funding commitment, closing costs and interest reserve, and will advance additional amounts up to our commitment over the remaining term of the loan. The outstanding principal amount bears interest at a rate equal to 12% per annum accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the loan shall be due and payable on the first day of each month and shall be funded through the interest reserve, and the outstanding principal balance of the loan, together with all accrued, unpaid interest thereon and other unpaid amounts due under the loan, shall be due and payable on the maturity date, June 21, 2007.
     UDF I’s obligations under the loan are secured by a first lien deed of trust filed on 190 developed single-family home lots located in Adams County, Colorado, part of the Denver market area, which was assigned to us upon the funding of the loan.
     UMTHLD, our general partner, is the asset manager for, and an affiliate of, UDF I.
     We received a fairness opinion dated December 18, 2006 from Jackson, Claborn, Inc., an independent advisor, which states that the terms of the loan to UDF I are fair and at least as favorable to us as such a transaction with an unaffiliated party in similar circumstances. UMTHLD paid the independent advisor’s fees for services rendered in connection with preparation of the fairness opinion. Such fee is not reimbursable from us.
     In addition, from December 31, 2006 through March 28, 2007, we have initiated the four loans described below.
Loan to WC Southern Colony Development, LLC
     On February 21, 2007, we originated a loan to WC Southern Colony Development, L.L.C. (Southern Colony), a Texas limited liability company unaffiliated with us, in the principal amount of approximately $1,911,500. We have funded approximately $1,901,992 through March 31, 2007, including funding commitment, closing costs and interest reserve, and will advance additional amounts up to our commitment over the remaining term of the loan. In addition to this total funding commitment of $1.9 million, the loan provides for a $40,000 interest reserve and the payment of fees and closing costs by Southern Colony. The outstanding principal amount bears interest at a rate equal to 15.0% per annum accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the loan shall be due and payable on the last day of each month and the outstanding principal balance of the loan, together with all accrued, unpaid interest thereon and other unpaid amounts due under the loan, shall be due and payable on the maturity date, August 21, 2007.
     With the initial $1,871,500 funding, the loan is secured by, among other things, a first lien deed of trust filed on certain property located in Fort Bend County, Texas, part of the Houston market area. As additional collateral, we received a pledge of membership interests in Southern Colony. The loan is guaranteed by the principals of Southern Colony. In consideration for the $1.9 funding commitment, Southern Colony paid us a commitment fee in the amount of approximately $36,200, which will be amortized into income over the life of the loan.
Loan to Buffington JV Fund II, Ltd.
     On March 7, 2007, we originated a loan to Buffington JV Fund II, Ltd. (Buffington JV Fund II), a Texas limited partnership affiliated with us, in the principal amount of approximately $5.3 million, pursuant to a Secured Promissory Note (the Buffington JV Fund II Note) and related loan documents executed among us, Buffington JV Fund II and certain affiliates of Buffington JV Fund II. We have funded $950,000 through March 31, 2007 towards our total funding commitment of approximately $5.3 million under the Buffington JV Fund II Note. The

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outstanding principal amount of the Buffington JV Fund II Note bears interest at a base rate equal to 13.0% per annum, accrued and compounded monthly. The outstanding principal balance of the Buffington JV Fund II Note, together with all accrued, unpaid interest thereon, and other unpaid amounts due under the Buffington JV Fund II Note, are due and payable on the maturity date, June 30, 2009.
     Our affiliated company, UDF I, is a Class A limited partner of Buffington JV Fund II.
     Buffington JV Fund II’s obligations under the Buffington JV Fund II Note are secured by a pledge of partnership interests in the following: (1) Buffington JV Fund II, Ltd., a Texas limited partnership, (2) Buffington JV Fund II Management, LLC, a Texas limited liability company, (3) LEN-BUF Land Acquisitions of Texas, LP, a Texas limited partnership, and (4) LEN-BUF Development, LLC, a Texas limited liability company.
Acquisition of Loan to Llano Development Company
     On March 20, 2007, we acquired from McDougal Family Partnership, Ltd. (MFP), a Texas limited partnership unaffiliated with us, a loan from MFP to Llano Development Company (Llano), a Texas corporation unaffiliated with us, in the original principal amount of $4.0 million (the Llano Loan). The Llano Loan was acquired pursuant to a Note Purchase, Assignment and Assumption Agreement (the Llano Purchase Agreement) and related purchase documents we executed with MFP.
     Concurrently with the execution of the Llano Purchase Agreement, the terms of the Llano Loan were modified pursuant to a Second Modification and Extension Agreement (the Llano Modification Agreement) and related loan documents we executed with Llano. Pursuant to the terms of the Llano Modification Agreement, we agreed to fund up to an additional $4 million to Llano and increase the principal amount of the Llano Loan to $7.5 million. The outstanding principal amount of the Llano Loan accrues interest at a base rate equal to 16.0% per annum, payable monthly. We have funded approximately $5.9 million through March 31, 2007 towards our total funding commitment of approximately $7.5 million under the Llano Note. The Llano Note provides for a $1,675,000 interest reserve, which amount is funded under the Llano Note. Payments equal to the amount of the accrued interest on the outstanding principal balance of the Llano Note are funded by us through monthly interest reserve advances, until the $1,675,000 interest reserve is exhausted. If the interest reserve is exhausted, payments equal to the amount of accrued interest on the outstanding principal balance of the Llano Note are due monthly.
     In consideration for our commitment to provide the loan to Llano and to fund the $7.5 million commitment under the Llano Note, subject to its terms and conditions, Llano paid us a commitment fee in the amount of $225,000, which will be amortized into our income over the life of the loan.
     The outstanding principal balance of the Llano Loan plus all accrued, unpaid interest thereon is due and payable on the maturity date, March 20, 2010.
     Llano’s obligations under the Llano Loan are secured by, among other things, first lien deeds of trust filed on certain property located in Lubbock County, Texas, which were assigned to us by MFP in connection with the Llano Purchase Agreement.
Loan to Oak Island Investments, LLC
     On March 28, 2007, we originated a loan to Oak Island Investments, LLC (Oak Island), a Texas limited liability company unaffiliated with us, in the principal amount of approximately $4,200,000. We have funded approximately $2.8 million through March 31, 2007, including funding commitment, closing costs and interest reserve, and will advance additional amounts up to our commitment over the remaining term of the loan. In addition to this total funding commitment of $3,616,381, the loan provides for a $392,000 interest reserve and the payment of fees and closing costs by Oak Island. The outstanding principal amount bears interest at a rate equal to 14.0% per annum accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the loan shall be due and payable on the last day of each month and the outstanding principal balance of the loan, together with all accrued, unpaid interest thereon and other unpaid amounts due under the loan, shall be due and payable on the maturity date, March 28, 2008.

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     With the initial funding, the loan is secured by, among other things, a first lien deed of trust filed on certain property located in Bexar County, Texas, part of the San Antonio market area. As additional collateral, we received a pledge of membership interests in Oak Island. The loan is guaranteed by the principals of Oak Island.
     In consideration for the $4.2 funding commitment, Oak Island paid us a commitment fee in the amount of approximately $183,680, which will be amortized into income over the life of the loan.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
     The following information should be read in conjunction with the discussion contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section which begins on page 92 of the prospectus:
Overview
     On May 15, 2006, our Registration Statement on Form S-11, covering the offering of up to 12,500,000 units of limited partnership interest at a price of $20 per unit, was declared effective under the Securities Act of 1933, as amended. The Registration Statement also covers up to 5,000,000 units of limited partnership interest to be issued pursuant to our distribution reinvestment plan for $20 per unit. Initial subscription payments were placed in an account held by the escrow agent and held in trust, pending release to us after we had received and accepted subscriptions for a minimum of $1 million. As of July 3, 2006, we had received subscriptions in excess of our minimum offering amount, and thus, we accepted such subscriptions, released the funds from escrow and issued units of limited partnership interest to the initial subscribers.
     We will experience a relative increase in liquidity as subscriptions for units are received and accepted and as the Premier Bank Revolving Credit Facility is used to provide transitory indebtedness, and a relative decrease in liquidity as offering proceeds are expended in connection with the funding and acquisition of mortgage loans, as amounts drawn under our Premier Bank Revolving Credit Facility are repaid, and as we pay or reimburse selling commissions and other organization and offering expenses.
     The net proceeds of this offering will provide funds to enable us to fund or acquire loans. In addition, we may utilize the Premier Bank Revolving Credit Facility to fund investments pending receipt of net proceeds from this offering and use the net proceeds of this offering to repay the Premier Bank Revolving Credit Facility. The number of loans we fund or acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in loans. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.
     Until required for the funding or acquisition of loans or the repayment of our Premier Bank Revolving Credit Facility, net offering proceeds will be kept in short-term, liquid investments. Our general partner, although not required to, has established retained earnings reserves from gross offering proceeds out of cash flow generated by loans. Further, our general partner may establish reserves from gross offering proceeds, cash flow generated by loans or out of net proceeds from loan repayments.
Critical Accounting Policies and Estimates
     Management’s discussion and analysis of financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America (GAAP). The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates, including investment impairment. These estimates are based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. We have identified our most critical accounting policies to be the following:

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     Revenue Recognition
     Interest income on mortgage investments is recognized over the life of the loan and recorded on the accrual basis. Income recognition is suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. As of December 31, 2006, we were accruing interest on all mortgage notes receivable.
     Credit enhancement fee – related party income is generated by a limited guaranty agreement with United Mortgage Trust, an affiliate of our general partner, whereby we agree to guarantee the repayment of an amount up to $30 million with respect to a secured line of credit between United Mortgage Trust and UDF I, another affiliate of our general partner. See “– Off-Balance Sheet Arrangements,” below. Such income is recognized on a monthly basis as collectibility is deemed probable. As of December 31, 2006, UDF III was recognizing all credit enhancement fee income on its limited guaranty.
     We generate mortgage and transaction service revenues by originating mortgage notes receivable and other liens. In accordance with Statement of Financial Accounting Standards (SFAS) 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, we defer recognition of income from nonrefundable commitment fees less three percent placement fee paid to our general partner to provide for processing and origination costs associated with mortgage notes receivable held by us and recognize into income on a straight-line basis over the expected life of such notes. As of December 31, 2006, approximately $31,000 of net deferred fees have been offset against mortgage notes receivable.
     Determination of the Allowance for Loan Losses
     The allowance for loan losses is our estimate of incurred losses in our portfolio of mortgage notes receivable and mortgage notes receivable – related party. We periodically perform detailed reviews of our portfolio of mortgage notes and other loans to determine if impairment has occurred and to assess the adequacy of the allowance for loan losses based on historical and current trends and other factors affecting credit losses. We charge additions to the allowance for loan losses to current period earnings through the provision for loan losses. Amounts determined to be uncollectible are charged directly against (and decrease) the allowance for loan losses (“charged off”), while amounts recovered on previously charged off accounts increase the allowance. We exercise significant judgment in estimating the timing, frequency and severity of losses, which could materially affect the provision for loan losses and, therefore, net income. No allowance for loan losses is recorded as of December 31, 2006.
     Mortgage Notes Receivable and Mortgage Notes Receivable – Related Party
     Mortgage notes receivable and mortgage notes receivable – related party are recorded at the lower of cost or estimated net realizable value. The mortgage investments are collateralized by land and related improvements to residential property owned by the borrowers and/or the ownership interests of the borrower. Currently, the mortgage notes receivable have a term ranging from six to 49 months. None of such mortgages are insured or guaranteed by a federally owned or guaranteed mortgage agency. We originate and/or acquire all mortgage notes receivable and intend to hold the mortgage notes receivable for the life of the notes.
     Cash Flow Distributions
     Cash available for distributions represents the funds received by us from operations (other than proceeds from a capital transaction or a liquidating distribution), less cash used by us to pay our expenses, debt payments, and amounts set aside to create a retained earnings reserve (currently at 9.5% of our net income; the retained earnings reserve is intended to recover some of the organization and offering expenses incurred in connection with this offering). Our general partner receives a monthly distribution for promotional and carried interest from the cash available for distributions. Monthly distributions are currently paid to the limited partners as a 9.75% annualized return on a pro rata basis based on the number of days in the Partnership. Retained earnings would contain a surplus if the cash available for distributions less the 9.5% reserve exceeded the monthly distribution to the general and limited partners. Retained earnings would contain a deficit if cash available for distributions less the 9.5% reserve is

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less than the monthly distribution to general and limited partners. It is the intent of management to monitor and distribute such surplus, if any, on an annual basis. As of December 31, 2006, we had approximately $6,800 surplus in retained earnings, which is included in our limited partners’ capital account.
Results of Operations
     We commenced active operations on July 3, 2006, after we satisfied the escrow condition in connection with this offering. As a result, our results of operations for the year ended December 31, 2006 are not comparable to the results of operations for the period from June 13, 2005 (Inception) through December 31, 2005. As there was no operational activity from the period from June 13, 2005 (Inception) through December 31, 2005, the only results presented are for the year ended December 31, 2006.
     Revenues
     Interest income, mortgage transaction service revenues and credit enhancement – related party fees for the year ended December 31, 2006 were approximately $317,500, $66,200, and $75,600, respectively. On July 3, 2006, we satisfied the escrow conditions in connection with this offering. Satisfying these escrow conditions resulted in the Partnership having funds available to originate mortgage notes receivable during 2006. We expect revenues to increase in 2007 as we continue to raise proceeds from this offering and invest the proceeds in revenue-generating loans.
     Expenses
     Interest expense and general and administrative expenses for the year ended December 31, 2006 were approximately $4,400 and $126,400, respectively. We utilize our Premier Bank Revolving Credit Facility as transitory indebtedness to provide liquidity and to reduce and avoid the need for large idle cash reserves, including usage to fund identified investments pending receipt of proceeds from the sale of our units. We use the Premier Bank Revolving Credit Facility as a portfolio administration tool and not to provide long-term or permanent leverage on our investments. Interest expense represents interest associated with the Premier Bank Revolving Credit Facility. The increase in the general and administrative expense primarily relates to the costs associated with our directors’ and officers’ insurance premiums, as well as legal and accounting fees.
     We intend to grow our portfolio in conjunction with the increase in proceeds from this offering and utilizing the Premier Bank Revolving Credit Facility. Such proceeds will be deployed in a diversified manner to the borrowers and markets in which we have experience and as markets dictate in accordance with the economic factors conducive for a stable residential market. We expect interest expense, placement fees to related parties and general and administrative expenses to increase in 2007 commensurate with the growth of our portfolio.
Cash Flow Analysis
     We commenced active operations on July 3, 2006, after we satisfied the escrow conditions in connection with this offering. As a result, our cash flows for the year ended December 31, 2006 are not comparable to the cash flows for the period from June 13, 2005 (Inception) through December 31, 2005. As there was no active operations from the period from June 13, 2005 (Inception) through December 31, 2005, the only cash flows presented are for the year ended December 31, 2006.
     Cash flows provided by operating activities for the year ended December 31, 2006 were approximately $224,000 and were primarily generated by the increase in net income.
     Cash flows used in investing activities for the year ended December 31, 2006 were approximately $17.8 million, resulting from the origination of mortgage notes receivable.
     Cash flows provided by financing activities for the year ended December 31, 2006 were approximately $18.2 million. This was the result primarily of funds received from the issuance of limited partnership units and net proceeds from the Premier Bank Revolving Credit Facility.

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     Our cash and cash equivalents were approximately $672,100 as of December 31, 2006.
Liquidity and Capital Resources
     Our liquidity requirements will be affected by (1) outstanding loan funding obligations, (2) our administrative expenses (3) debt service on senior indebtedness required to preserve our collateral position and (4) utilization of the Premier Bank Revolving Credit Facility. We expect that our liquidity will be provided by (1) loan interest, transaction fees and credit enhancement fee payments, (2) loan principal payments, (3) proceeds from the sale of units of our limited partnership interest, (4) sale of loan pools through securitization and direct sale of loans, (5) proceeds from our distribution reinvestment plan, and (6) credit lines available to us.
     In most cases, loan interest payments will be funded by an interest reserve. Interest reserve accounts are funded as loan proceeds and are intended to provide cash for monthly interest payments until such time that revenue from the sale of land or developed lots is sufficient to meet the debt service obligations. In the event that interest reserves are exhausted prior to realization of sufficient cash from land or lot sales, a loan default may occur. Payment defaults and decreasing land and lot sales may result in less liquidity and affect our ability to meet our obligations and make distributions. The inability to sell additional partnership interests may result in our inability to fund loans, and the inability to sell loan pools may result in longer periods to return principal to our investors. Limited credit facilities may impact our ability to meet our obligations or expand our loan portfolio when other sources of cash are not sufficient.
     Increased liquidity needs could result in the liquidation of loans to raise cash, thereby reducing the number and amount of loans outstanding and the resultant earnings realized. We have secured a Premier Bank Revolving Credit Facility that is utilized as transitory indebtedness to provide liquidity and to reduce and avoid the need for large idle cash reserves.
     Subscription proceeds are held in escrow until investors are admitted as limited partners. We continue to admit new limited partners. Amounts associated with non-admitted subscriptions are reflected in “Restricted cash” and “Escrow payable” on our balance sheet.
Material Trends Affecting Our Business
     We are a real estate finance limited partnership and derive a substantial portion of our income by originating, purchasing, participating in and holding for investment mortgage loans made directly by us to persons and entities for the acquisition and development of real property as single-family residential lots that will be marketed and sold to home builders. We intend to concentrate our lending activities in the southeast and southwest sections of the United States, particularly in Texas, Florida and Arizona. We believe these areas continue to experience a strong demand for new construction of single-family homes; however, the U.S. housing market has suffered declines in recent months, particularly in geographic areas that had experienced rapid growth, steep increases in property values and speculation. Additionally, we intend to concentrate our lending activities with national homebuilders and large regional homebuilders and developers who sell single-family residential home lots to such national and regional homebuilders. National and large regional homebuilders are expected to reduce the number of new homes constructed in 2007 as compared to 2006. We expect to see continued healthy demand for our products as the supply of finished new homes and land are once again aligned with our market demand.
     The residential homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions, such as levels of employment, consumer confidence and income, availability of financing for acquisition, construction and permanent mortgages, interest rate levels and demand for housing. Sales of new homes are also affected by the condition of the resale market for used homes, including foreclosed homes. Housing demand is, in general, adversely affected by increases in interest rates, housing costs and unemployment and by decreases in the availability of mortgage financing.
     Our primary market risk exposure is the risk of loss resulting from adverse changes in interest rates. Changes in interest rates may impact both demand for our real estate finance products and the rate of interest on the loans we make. In most instances, the loans we will make will be junior in the right of repayment to senior lenders

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who will provide loans representing 70% to 80% of total project costs. As senior lender interest rates available to our borrowers increase, demand for our mortgage loans may decrease, and vice versa.
     Developers to whom we make mortgage loans use the proceeds of such loans to develop raw real estate into residential home lots. The developers obtain the money to repay these development loans by selling the residential home lots to home builders or individuals who will build single-family residences on the lots, and by obtaining replacement financing from other lenders. If interest rates increase, the demand for single-family residences may decrease. In such an interest rate climate, developers may be unable to generate sufficient income from the resale of single-family residential lots to repay loans from us, and developers’ costs of funds obtained from lenders in addition to us may increase, as well. Accordingly, increases in single-family mortgage interest rates could increase the number of defaults on development loans made by us.
     Our general partner is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting residential real estate and interest rates generally, that it reasonably anticipates to have a material impact on either the income to be derived from our investments in mortgage loans and entities that make mortgage loans, other than those referred to in this supplement or the prospectus.
Off-Balance Sheet Arrangements
     In October 2006, we entered into the UDF III Guarantee, effective as of September 1, 2006, for the benefit of United Mortgage Trust, a real estate investment trust organized under the laws of the state of Maryland, or its permitted successors and assigns, and entered into the UDF III Credit Enhancement Fee Agreement. Pursuant to the UDF III Guarantee, we have guaranteed the repayment of an amount up to $30 million with respect to that certain Second Amended and Restated Secured Line of Credit Promissory Note between United Mortgage Trust and UDF I. In exchange for that guarantee, and pursuant to the UDF III Credit Enhancement Fee Agreement, UDF I will pay us each month in arrears an amount equal to one-quarter of one percent (0.25%) of the maximum liability amount. The maximum liability amount is equal to the maximum amount of our exposure pursuant to the UDF III Guarantee; provided, that (i) on or before December 31, 2006, in no event shall the maximum liability amount for the purposes of the payment of the credit enhancement fee be less than $5 million, and (ii) if the amount of net proceeds raised by us in connection with our public offering of limited partnership interests exceeds $5 million on the date of calculation, then the maximum liability amount for the purposes of the payment of the credit enhancement fee shall not exceed the amount of net proceeds so raised by us through such date. In addition, our guarantee is reduced $1.00 for every $1.00 by which the total partners’ equity in UDF I exceeds $30 million. As of December 31, 2006, UDF I total partners’ equity was $33,665,144; thus the exposure under the UDF III Guaranty as of December 31, 2006 was $26,334,856.
     An affiliate of Land Development serves as the advisor to United Mortgage Trust.
     As of December 31, 2006, we had recognized as “Credit enhancement fees – related party” revenue of approximately $75,600.
Contractual Obligations
     As of December 31, 2006, we had funded seven loans totaling approximately $17.3 million. We have approximately $6.8 million of commitments to be funded under the terms of mortgage notes receivable.
Quantitative and Qualitative Disclosures About Market Risk
     Market risk is the exposure to loss resulting from adverse changes in market prices, interest rates, foreign currency exchange rates, commodity prices and equity prices. A significant market risk to which we are exposed is interest rate risk, which is sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Changes in interest rates may impact both demand for our real estate finance products and the rate of interest on the loans we make. Another significant market risk is the market price of finished lots. The market price of finished lots is driven by the demand for new single-family homes and the supply of unsold homes and finished lots in a market. The change in

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one or both of these factors can have a material impact on the cash realized by our borrowers and resulting collectibility of our loans and interest.
     Demand for our mortgage loans and the amount of interest we collect with respect to such loans depends on the ability of borrowers of real estate development loans to sell single-family lots acquired with the proceeds of the loans to homebuilders.
     The single-family lot and residential homebuilding market is highly sensitive to changes in interest rate levels. As interest rates available to borrowers increase, demand for mortgage loans decreases, and vice versa. Housing demand is also adversely affected by increases in housing prices and unemployment and by decreases in the availability of mortgage financing. In addition, from time to time, there are various proposals for changes in the federal income tax laws, some of which would remove or limit the deduction for home mortgage interest. If effective mortgage interest rates increase and/or the ability or willingness of prospective buyers to purchase new homes is adversely affected, the demand for new homes may also be negatively affected. As a consequence, demand for and the performance of our real estate finance products may also be adversely impacted.
     As of December 31, 2006, our mortgage notes receivable and mortgage notes receivable – related party of approximately $11.4 million and $6.3 million, respectively, were all at fixed interest rates, and thus, such mortgage notes receivable are not subject to change in future earnings, fair values or cash flows.
     We seek to mitigate our single-family lot and residential homebuilding market risk by closely monitoring economic, project market, and homebuilding fundamentals. We review a variety of data and forecast sources, including public reports of homebuilders, mortgage originators and real estate finance companies; financial statements of developers; project appraisals; proprietary reports on primary and secondary housing market data, including land, finished lot, and new home inventory and prices and concessions, if any; and information provided by government agencies, the Federal Reserve Bank, the National Association of Home Builders, the National Association of Realtors, public and private universities, corporate debt rating agencies, and institutional investment banks regarding the homebuilding industry and the prices of and supply and demand for single-family residential homes.
     In addition, we further seek to mitigate our single-family lot and residential homebuilding market risk by assigning an asset manager to each mortgage note. This asset manager is responsible for monitoring the progress and performance of the developer and the project as well as assessing the status of the marketplace and value of our collateral securing repayment of our mortgage loan.
Controls and Procedures
     As required by Rule 13a-15(b) and Rule 15d-15(b) under the Securities Exchange Act of 1934, as amended (the Exchange Act), the management of UMTHLD, including its principal executive officer and principal financial officer, evaluated, as of December 31, 2006, the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Rule 15d-15(e). Based on that evaluation, the principal executive officer and the principal financial officer of our general partner concluded that our disclosure controls and procedures, as of December 31, 2006, were effective for the purpose of ensuring that information required to be disclosed by us in this report is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Exchange Act and is accumulated and communicated to management, including the principal executive officer and the principal financial officer of our general partner, as appropriate to allow timely decisions regarding required disclosures.
     We believe, however, that a controls system, no matter how well designed and operated, can only provide reasonable assurance, and not absolute assurance, that the objectives of the controls system are met, and an evaluation of controls can provide only reasonable assurance, and not absolute assurance, that all control issues and instances of fraud or error, if any, within a partnership have been detected.

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     There have been no significant changes in our internal controls over financial reporting that occurred during the year ended December 31, 2006 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
Experts
     The financial statements of United Development Funding III, L.P., as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and for the period from June 13, 2005 (inception) through December 31, 2005, the consolidated financial statements of our general partner, UMTH Land Development, L.P., as of December 31, 2006 and 2005 and for the years then ended, the consolidated balance sheets of United Development Funding, L.P. and UMT Holdings, L.P. as of December 31, 2006 and 2005, and the balance sheets of United Development Funding II, L.P. as of December 31, 2006 and 2005 included herein have been so included in reliance on the audit reports of Whitley Penn LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Prior Performance Tables
     The prior performance tables dated as of December 31, 2006 attached as Exhibit A to this supplement have not been audited and replace the corresponding information in Exhibit A to the prospectus dated May 15, 2006.
Subscription Agreement
     Attached to this supplement is a revised form of subscription agreement (Exhibit C to the prospectus) for investors to use when subscribing to purchase our units of limited partnership interest. We have modified the subscription agreement to request additional information from investors that will assist us in administering the subscription process.

42

INDEX TO FINANCIAL STATEMENTS

United Development Funding III, L.P.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets at December 31, 2006 and 2005	F-3
Statements of Operations for the year ended December 31, 2006 and for the period from June 13, 2005 (inception) through December 31, 2005	F-4
Statements of Changes in Partners’ Capital for the year ended December 31, 2006 and for the period from June 13, 2005 (inception) through December 31, 2005	F-5
Statements of Cash Flows for the year ended December 31, 2006 and for the period from June 13, 2005 (inception) through December 31, 2005	F-6
Notes to Financial Statements	F-7
UMTH Land Development, L.P.
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-15
Consolidated Balance Sheets at December 31, 2006 and 2005	F-16
Consolidated Statements of Operations for the years ended December 31, 2006 and 2005	F-17
Consolidated Statements of Changes in Partners’ Capital for the years ended December 31, 2006 and 2005	F-18
Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-19
Notes to Consolidated Financial Statements	F-20
United Development Funding, L.P.
Audited Consolidated Balance Sheets
Report of Independent Registered Public Accounting Firm	F-25
Consolidated Balance Sheets at December 31, 2006 and 2005	F-26
Notes to Consolidated Balance Sheets	F-27
United Development Funding II, L.P.
Audited Balance Sheets
Report of Independent Registered Public Accounting Firm	F-36
Balance Sheets at December 31, 2006 and 2005	F-37
Notes to Balance Sheets	F-38
UMT Holdings, L.P.
Audited Consolidated Balance Sheets
Report of Independent Registered Public Accounting Firm	F-41
Consolidated Balance Sheets at December 31, 2006 and 2005	F-42
Notes to Consolidated Balance Sheets	F-43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
United Development Funding III, L.P.
We have audited the accompanying balance sheets of United Development Funding III, L.P. (the “Partnership”) as of December 31, 2006 and 2005 and the related statements of operations, changes in partners’ capital and cash flows for the year ended December 31, 2006 and the period from June 13, 2005 (Inception) through December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Development Funding III, L.P. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006 and the period from June 13, 2005 (Inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
March 30, 2007

UNITED DEVELOPMENT FUNDING III, L.P.
BALANCE SHEETS

	December 31,
	2006	2005
Assets
Cash and cash equivalents	$672,107	$—
Restricted cash	588,516	—
Accrued interest receivable – related party	6,241	—
Mortgage notes receivable, net	11,422,063	—
Mortgage notes receivable – related party	6,328,010	—
Partnership interest subscriptions receivable	100	1,000
Deferred offering costs	2,047,133	447,765
Other assets	167,484	—

Total assets	$21,231,654	$448,765

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$2,413	$—
Accrued liabilities	66,927	—
Accrued liabilities – related party	2,238,805	447,765
Escrow payable	588,516	—
Line-of-credit	6,436,402	—

Total liabilities	9,333,063	447,765

Commitments and contingencies	—	—

Partners’ Capital:
Limited partners’ capital: 17,500,000 units authorized; 661,191 units issued and outstanding at December 31, 2006 and no units issued and outstanding at December 31, 2005	11,879,843	900
General partner’s capital	18,748	100

Total partners’ capital	11,898,591	1,000

Total liabilities and partners’ capital	$21,231,654	$448,765

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING III, L.P.
STATEMENTS OF OPERATIONS

		Period from
		June 13, 2005 (Inception)
	Year Ended	Through
	December 31, 2006	December 31, 2005
Revenues:
Interest income	$317,507	$—
Credit enhancement fees – related party	75,571	—
Mortgage and transaction service revenues	66,190	—

Total revenues	459,268	—

Expenses:
Interest expense	4,425	—
General and administrative	126,444	—

Total expenses	130,869	—

Net income	$328,399	$—

Earnings per unit, basic and diluted	$2.53	$—

Weighted average units outstanding	129,608	—

Distributions declared per limited partnership unit	$0.18	$—

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING III, L.P.
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
For the Period from June 13, 2005 (Inception) Through December 31, 2005 and the Year Ended December 31, 2006

	General	Limited	Limited	Total
	Partner’s	Partners’	Partners’	Partners’
	Capital	Units	Capital	Capital
Balance at June 13, 2005 (Inception)	$—	—	$—	$—

Partnership interest subscriptions at Inception	100	—	900	1,000

Balance at December 31, 2005	100	—	900	1,000

Contributions, net of offering costs of $1,538,599	—	659,476	11,650,926	11,650,926

Redemption of initial limited partner’s interest	—	—	(900)	(900)

Distributions	(15,441)	—	(99,698)	(115,139)

Distribution reinvestment	—	1,715	34,305	34,305

Net income	34,089	—	294,310	328,399

Balance at December 31, 2006	$18,748	661,191	$11,879,843	$11,898,591

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING III, L.P.
STATEMENTS OF CASH FLOWS

		Period From
	For the Year	June 13, 2005
	Ended	(Inception) Through
	December 31,	December 31,
	2006	2005
Operating Activities
Net income	$328,399	$—
Changes in operating assets and liabilities:
Accrued interest receivable – related party	(6,241)	—
Other assets	(167,484)	—
Accounts payable	2,413	—
Accrued liabilities	66,927	—

Net cash provided by operating activities	224,015	—

Investing Activities
Investment in mortgage notes receivable	(11,422,063)	—
Investment in mortgage notes receivable – related party	(6,328,010)	—

Net cash used in investing activities	(17,750,073)	—

Financing Activities
Net proceeds from line-of-credit	6,436,402	—
Partnership interest subscriptions receivable	900	—
Limited partner contributions	13,189,525	—
Limited partner distributions	(99,698)	—
Limited partner distribution reinvestment	34,305	—
General partner distributions	(16,341)	—
Escrow payable	588,516	—
Restricted cash	(588,516)	—
Payments of offering costs	(1,538,599)	—
Accrued liabilities – related party	191,672	—

Net cash provided by financing activities	18,198,166	—

Net increase in cash and cash equivalents	672,107	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$672,107	$—

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005
A. Nature of Business
United Development Funding III, L.P. (the “Partnership” or “UDF III”) was organized on June 13, 2005 as a Delaware limited partnership. The principal purpose of the Partnership is to originate, acquire, service, and otherwise manage, either alone or in association with others, a diversified portfolio of mortgage loans on real property (including mortgage loans that are not first in priority, mezzanine loans and participation interests in mortgage loans) and to issue or acquire an interest in credit enhancements to borrowers, such as guarantees or letters of credit. The Partnership’s offices are located in Richardson, Texas.
The general partner of the Partnership is UMTH Land Development, L.P. (“Land Development”) and is responsible for the overall management, conduct, and operation of the Partnership. The general partner has authority to act on behalf of the Partnership in all matters respecting the Partnership, its business, and its property. The limited partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the limited partners, by a majority vote, have the right to: (a) amend the partnership agreement, (b) dissolve the Partnership, (c) remove the general partner or any successor general partner, (d) elect a new general partner, and (e) approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership.
B. Summary of Significant Accounting Policies
A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:
Basis of Accounting
The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2006, there were no such amounts included in cash and cash equivalents.
Restricted Cash
Restricted cash includes monies held in escrow with respect to subscriptions for limited partnership units.
Mortgage Notes Receivable
Mortgage notes receivable are recorded at the lower of cost or estimated net realizable value. The mortgage investments are collateralized by the development property owned by the borrowers and/or partnership interests. Mortgage notes receivable generally have terms ranging from six to 49 months and are often paid off prior to expiration. None of such mortgages are insured or guaranteed by a federally owned or guaranteed mortgage agency. The Partnership originates and/or acquires all mortgage notes receivable and intends to hold the mortgage notes receivable for the life of the notes.

Allowance for Loan Losses
Management monitors the delinquencies and defaults on the underlying mortgages and, if an impairment of the related mortgage loan is deemed to be other than temporary, the carrying value of the related mortgage loan will be reduced to fair value through a charge to the allowance for loan losses. No allowance for loans losses had been recorded as of December 31, 2006.
Revenue Recognition
Interest income is recorded by UDF III from its portfolio of mortgage notes receivable on an accrual basis, as collectibility is deemed probable. Income recognition is suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. As of December 31, 2006, UDF III was accruing interest on all mortgage notes receivable.
Credit enhancement fee – related party income is generated by entering into a limited guaranty on behalf of an affiliate. Such income is recognized on a monthly basis as collectibility is deemed probable. As of December 31, 2006, UDF III was recognizing all credit enhancement fee income on its limited guaranty, further discussed in Note I.
The Partnership generates mortgage and transaction service revenues by originating and acquiring mortgage notes receivable and other loans. In accordance with Statement of Financial Accounting Standards (“SFAS”) 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, UDF III defers recognition of income from nonrefundable commitment fees less three percent placement fee paid to the general partner to provide for processing and origination costs associated with mortgage notes receivable held by us and recognizes such amount on a straight-line basis over the expected life of such notes. As of December 31, 2006, approximately $31,000 of net deferred fees have been offset against mortgage notes receivable.
Organization Costs and Offering Costs
In accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities, the Partnership expenses organization costs as incurred. Offering costs related to raising capital from debt will be capitalized and amortized over the term of such debt. Offering costs related to raising capital from equity will be offset as a reduction of capital raised in partners’ capital. Certain offering costs are currently being paid by the general partner. As noted in Note J, these costs will be reimbursed to the general partner by the Partnership.
Cash Flow Distributions
Cash available for distributions are the funds received by the Partnership from operations (other than proceeds from a capital transaction or a liquidating distribution), less cash used by UDF III to pay expenses, debt payments, and amounts set aside to create a retained earnings reserve (currently at 9.5% of net income; the retained earnings reserve is intended to recover some of the organization and offering expenses incurred in connection with our Registration Statement on Form S-11, covering a public offering of up to 12,500,000 units of limited partnership interest at a price of $20 per unit (“the Offering”)). Our general partner receives a monthly distribution for promotional and carried interest (see Note G) from the cash available for distributions. Monthly distributions are currently paid to the limited partners at a 9.75% annualized return on a pro rata basis based on the number of days the limited partner has been invested in the Partnership. Retained earnings would contain a surplus if the cash available for distribution less the 9.5% reserve exceeded the monthly distributions to the general partner and limited partners. Retained earnings would contain a deficit if cash available for distributions less the 9.5% reserve is less than the monthly distributions to the general partner and limited partners. It is the intent of management to monitor and distribute such surplus on an annual basis. As of December 31, 2006, a $6,800 surplus of retained earnings is included in the limited partners’ capital account.

Income Taxes
The Partnership is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements.
Fair Value of Financial Instruments
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash equivalents, restricted cash, accrued interest receivable, accounts payable, accrued liabilities, and line-of-credit approximates the carrying amounts due to the relatively short maturity of these instruments. The estimated fair value of mortgage notes receivable approximates the carrying amount since they bear interest at the market rate.
Impact of Recently Issued Accounting Standards
In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“VIEs”), which was issued in January 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R was to be applied beginning January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at its carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and non-controlling interest of the VIE. The Partnership owns no interests in variable interest entities; therefore, FIN 46R did not affect the Partnership’s financial statements. While the Partnership will provide credit enhancement arrangements, none of these will require consolidation because (i) the entities will have sufficient financial support outside of the credit enhancement and (ii) the equity investors will not lack controlling characteristics.
C. Registration Statement
On May 15, 2006, the Offering was declared effective under the Securities Act of 1933, as amended. The Registration Statement also covers up to 5,000,000 units of limited partnership interest to be issued pursuant to our distribution reinvestment plan (the “DRIP”) for $20 per unit. Initial subscription payments were placed in an account held by the escrow agent and held in trust, pending release to us after we had received and accepted subscriptions for a minimum of $1.0 million. On July 3, 2006, we satisfied the escrow conditions in connection with the Offering. As a result, our initial public subscribers were accepted as limited partners and the subscription proceeds from such initial public subscribers were released to us from escrow.
D. Line of Credit
In December 2006, UDF III entered into a revolving credit facility (the “Revolving Credit Facility”) with a bank, permitting the Partnership to borrow up to an aggregate outstanding principal amount of $10.0 million. The Revolving Credit Facility is secured by a first priority lien upon all of the Partnership’s existing and future acquired assets. The Revolving Credit Facility’s maturity date is December 29, 2008. In consideration for the origination of the Revolving Credit Facility, the Partnership paid an origination fee in the amount of approximately $113,000, which is being amortized over the life of the Revolving Credit Facility. The annual interest rate on the Revolving Credit Facility is equal to the prime rate of interest as quoted in the Wall Street Journal (8.25% at December 31, 2006). The Revolving Credit Facility requires the Partnership to comply with various covenants, including maintaining at least $5.0 million in eligible first lien promissory notes and maintaining, as of December 31, 2006, at least $7.0 million in aggregate partners’ equity and as of January 31, 2007, at least $10.0 million in aggregate partners’ equity. As of December 31, 2006, the Partnership had approximately $11.9 million in aggregate partners’ equity.
If a default occurs, the Revolving Credit Facility may be declared due and payable immediately. In such event, the bank may exercise any rights or remedies it may have, including foreclosure of the Partnership’s assets. Any such event may materially impair the Partnership’s ability to conduct its business.
The Partnership intends to utilize the Revolving Credit Facility as transitory indebtedness to provide liquidity and to reduce and avoid the need for large idle cash reserves, including usage to fund identified investments pending receipt of proceeds from the sale of Partnership units. Proceeds from the sale of Partnership units will be used to repay the Revolving Credit Facility. The Partnership intends to use the Revolving Credit Facility as a Partnership portfolio administration tool and not to provide long-term or permanent leverage on Partnership investments. As of December 31, 2006, approximately $6.4 million was outstanding on the Revolving Credit Facility, and interest expense related to this was approximately $4,400 for the year ended December 31, 2006.
E. Partners’ Capital
As of December 31, 2006, UDF III had accepted subscriptions and issued 659,476 units of limited partnership interest pursuant to the Offering, with gross proceeds of approximately $13.2 million distributed to the Partnership. Monthly limited partners’ distributions during 2006 totaled approximately $99,700, consisting of $65,400 paid in cash and $34,300 distributed in the form of 1,715 limited partnership units issued in accordance with our DRIP, where limited partners may elect to have a portion of their distributions from us reinvested in additional units. The initial limited partner’s interest of $900 was automatically redeemed upon the admission of limited partners to the Partnership on July 3, 2006. Distributions to our general partner are more fully discussed in Notes G and J.
F. Offering Compensation
Various parties receive compensation as a result of the Offering, including the general partner, affiliates of the general partner and unaffiliated selling group members. See Note J for a description of the Offering compensation of the general partner and its affiliates. Payments to unaffiliated selling group members include selling commissions (7% of gross offering proceeds, except that commissions with respect to sales under the DRIP are reduced to 1% of gross offering proceeds), marketing support fees (up to 1% of gross offering proceeds) and bona fide due diligence fees for expenses incurred in connection with the due diligence review of the Offering (not to exceed 0.5% of gross offering proceeds, except that no due diligence fees are paid with respect to sales under the DRIP).
G. Operational Compensation
The general partner receives acquisition and origination expenses and fees of 3% of the net amount available for investment in mortgages for fees and expenses associated with the selection and origination of mortgages, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and title insurance funded by the Partnership. The general partner also receives mortgage servicing fees of 0.25% of the aggregate outstanding loan balance held by the Partnership for services rendered in connection with the servicing of Partnership loans. In addition, the general partner receives a carried interest of 1% of Cash Available for Distribution, as defined below, and net proceeds from a capital transaction (or pro rata portion thereof) if the Partnership invests more than 82% but no more than 84.5% of the gross offering proceeds in mortgage loans; an additional 1% of Cash Available for Distribution and net proceeds from a capital transaction (or pro rata portion thereof) if the Partnership invests more than 84.5% but not more than 86.5% of the gross offering proceeds in mortgage loans; and an additional 1% of Cash Available for Distribution and net proceeds from a capital transaction (or pro rata portion thereof) for each additional 1% of additional investments in mortgages above 86.5% of the gross offering proceeds). Furthermore, prior to the receipt by the limited partners of a return of their net capital contributions and an 8% annual cumulative (non-compounded) return on their net capital contributions, the general partner receives an unsubordinated promotional interest of 10% of Cash Available for Distribution After the limited partners receive a return of their net capital contributions and an 8% annual cumulative (non-compounded) return on their net capital contributions, the general partner will receive a subordinated promotional interest of 15% of remaining Cash Available for Distribution (including net proceeds from a capital transaction or pro rata portion thereof).
Payments to affiliates of the general partner primarily consist of reimbursements for amounts incurred by UMTH Funding Services, L.P., who assists the general partner in the Partnership’s management.
Cash Available for Distribution is the cash funds received by the Partnership from operations (other than net proceeds from a capital transaction that produces proceeds from (i) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (iii) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay Partnership expenses and debt payments and amounts set aside for reserves.
H. Unit Redemption Program
Limited partners who have held their units for at least one year may request that the Partnership repurchase their units. A limited partner wishing to have units repurchased must mail or deliver in writing a request to the Partnership indicating such desire. The purchase price of repurchased units, except as described below for redemptions upon the death of a limited partner, will be equal to (i) 92% of the purchase price of any units held less than two years, (ii) 94% of the purchase price of any units held for at least two years but less than three years, (iii) 96% of the purchase price of any units held for at least three years but less than four years, (iv) 98% of the purchase price of any units held for at least four years, and (v) the purchase price of any units held not less than five years. The purchase price for units redeemed upon the death of a limited partner will be the lesser of (i) the price the limited partner actually paid for the units or (2) the then-current fair market value of the units as determined by the most recent annual valuation of the units.
The Partnership intends to redeem units on a monthly basis and will not redeem in excess of 5% of the weighted average number of units outstanding during the 12-month period immediately prior to the date of redemption. The general partner will determine whether the Partnership has sufficient excess cash from operations to repurchase units. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from the DRIP. If the funds set aside for the unit redemption program are not sufficient to accommodate all requests, at such time, if any, when sufficient funds become available, pending request will be honored among all requesting limited partners as follows: first, pro rata as to redemptions upon the death or disability of a limited partner; next, pro rata as to limited partners who demonstrate, in the discretion of the general partner, another involuntary exigent circumstance, such as bankruptcy; and, finally, pro rata as to other redemption requests.
I. Commitments and Contingencies
In October 2006, UDF III entered into a limited guaranty effective as of September 1, 2006 for the benefit of United Mortgage Trust, a real estate investment trust organized under the laws of the state of Maryland, or its permitted successors and assigns (the “UDF III Guarantee”), and entered into a letter agreement with respect to a credit enhancement fee related to the UDF III Guarantee by and between United Development Fund, LP (“UDF I”), a Nevada limited partnership and UDF III (the “UDF III Credit Enhancement Fee Agreement”). Pursuant to the UDF III Guarantee, the Partnership guaranteed the repayment of an amount up to $30.0 million with respect to that certain Second Amended and Restated Secured Line of Credit Promissory Note between United Mortgage Trust and UDF I. In exchange for that guarantee, and pursuant to the UDF III Credit Enhancement Fee Agreement, UDF I pays UDF III each month in arrears an amount equal to one-quarter of one percent (0.25%) of the maximum liability amount, which is included in commitment fee income. The maximum liability amount is equal to the maximum amount of exposure pursuant to the UDF III Guarantee; provided, that (i) on or before December 31, 2006, in no event shall the maximum liability amount for the purposes of the payment of the credit enhancement fee be less than $5.0 million, and (ii) if the amount of net proceeds raised by UDF III in connection with the Offering exceeds $5.0 million on the date of calculation, then the maximum liability amount for the purposes of the payment of the credit enhancement fee shall not exceed the amount of net proceeds so raised through such date. In addition, the guarantee is reduced $1.00 for every $1.00 by which the total partners’ equity in UDF I exceeds $30.0 million. As of December 31, 2006, UDF I total partners’ equity was approximately $33.7 million; thus the exposure under the UDF III Guaranty as of December 31, 2006 was approximately $26.3 million.
The Partnership has no other contingencies. There are approximately $6.8 million of commitments to be funded under the terms of mortgage notes receivable as of December 31, 2006.
J. Related Party Transactions
Our general partner and certain of its affiliates receive fees in connection with the Offering and in connection with the acquisition and management of the assets and reimbursement of costs of the Partnership.
UDF III commenced active operations after the escrow conditions were satisfied in connection with the Offering on July 3, 2006. No fees or reimbursement of costs were paid to our general partner prior to July 3, 2006.
Land Development receives 1.5% of the gross offering proceeds (excluding proceeds from the DRIP) for reimbursement of organization and offering expenses. The Partnership has a related party payable to Land Development of approximately $2.0 million and $450,000 as of December 31, 2006 and 2005, respectively, for organization and offering costs paid by Land Development related to the Offering.
Our general partner is paid 3% of the net amount available for investment in mortgages for fees and expenses associated with the selection and origination of mortgages, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and title insurance funded by the Partnership. Such costs are amortized into interest income over the life of the development mortgage notes receivable.
The Partnership also reimburses its general partner up to 0.5% of the gross offering proceeds for bona fide due diligence expenses incurred by unaffiliated selling group members and paid by the Partnership through its general partner (except that no such due diligence expenses shall be paid with respect to sales under the DRIP).
The Partnership pays up to 1.2% of the gross offering proceeds (excluding proceeds from sales under the DRIP) to IMS Securities, Inc., an unaffiliated third party. From such amount, IMS Securities, Inc. reallows up to 1% of the gross offering proceeds to wholesalers that are employed by an affiliate of the general partner. The Partnership reimburses the general partner for such wholesaling fees paid on behalf of the Partnership.
Land Development currently receives a promotional interest equal to 10% of cash available for distribution prior to the return to the limited partners of all of their capital contributions plus an 8% annual cumulative (non-compounded) return on their net capital contributions. After the limited partners receive a return of their net capital contributions and an 8% annual cumulative (non-compounded) return on their net capital contributions, the general partner will receive a subordinated promotional interest of 15% of remaining cash available for distribution (including net proceeds from a capital transaction or pro rata portion thereof).
Our general partner receives a carried interest, which is an equity interest in UDF III to participate in all distributions, other than distributions attributable to our general partner’s promotional interest of cash available for distribution and net proceeds from a capital transaction. If our general partner enters into commitments to investments in mortgages in excess of 82% of the gross offering proceeds, our general partner will be entitled to a carried interest equal to (a) 1% for the first 2.5% of commitments to investments in mortgages above 82% of the gross offering proceeds (or if commitments to investments in mortgages are above 82% but no more than 84.5%, 1% multiplied by the fractional amount of commitments to investments in mortgages above 82%), (b) 1% for the next 2% of additional commitments to investments in mortgages above 84.5% of the gross offering proceeds (or if commitments to investments in mortgages are above 84.5% but no more than 86.5%, 1% multiplied by the fractional amount of commitments to investments in mortgages above 84.5%) and (c) 1% for each additional 1% of additional commitments to investments in mortgages above 86.5% of the gross offering proceeds (or a fractional percentage equal to the fractional amount of any 1% of additional commitments to investments in mortgages).
For services rendered in connection with the servicing of UDF III’s loans, UDF III pays a monthly mortgage servicing fee to our general partner equal to one twelfth of 0.25% of our aggregate outstanding development mortgage notes receivable balance as of the last day of the month. Such fees are included in general and administrative expenses.
UMTH Funding Services, L.P. (“Funding Services”), an affiliate of our general partner, receives 0.8% of the gross offering proceeds (excluding proceeds from sales under our DRIP) as a marketing support fee for marketing and promotional services provided to selling group members. Funding Services also is reimbursed for operating expenses incurred in assisting the general partner in the Partnership’s management.
The chart below summarizes the payment of related party fees and reimbursements associated with the Offering and origination and management of assets for the year ended December 31, 2006:

		For the Year Ended
Payee	Purpose	December 31, 2006
Land Development
	Organization & Offering Expenses	$197,800
	Bona Fide Due Diligence Fees	$65,900
	Wholesaler Reimbursement	$111,300
	Acquisition & Origination Expenses and Fees	$317,000
	Promotional Interest	$13,500
	Carried Interest	$2,000
	Mortgage Servicing Fee	$8,100
Funding Services
	Marketing Support Fees	$105,500
In December 2006, the Partnership originated a secured promissory note to UDF I in the principal amount of approximately $6.3 million. In connection with the origination of this promissory note, and as required by our Partnership Agreement and the NASAA Mortgage Program Guidelines, we obtained an opinion from an independent advisor stating that the loan is fair and at least as reasonable to us as a loan or credit enhancement to an unaffiliated borrower in similar circumstances. UDF I’s obligations under the note are secured by a first lien deed of trust filed on 190 developed single-family home lots located in Thornton, Colorado. The note bears interest at a base rate equal to 12% per annum and interest payments are due monthly. The note matures on June 21, 2007. As of December 31, 2006, UDF III had recognized $6,200 of interest income related to this note, which is included in accrued interest receivable.
An affiliate of Land Development serves as the advisor to United Mortgage Trust. Land Development serves as the asset manager of UDF I.
As of December 31, 2006, UDF III had recognized approximately $76,000 as credit enhancement fees – related party, as further discussed in Note I.
K. Subsequent Events
On January 3, 2007, UDF III paid a monthly distribution to limited partners as of November 30, 2006 totaling approximately $62,100, consisting of $44,000 paid in cash and $18,100 distributed in the form of limited partnership units issued in accordance with our DRIP.

On February 6, 2007, UDF III paid a monthly distribution totaling approximately $94,600 to limited partners as of December 31, 2006, consisting of $68,500 paid in cash and $26,100 distributed in the form of limited partnership units issued in accordance with our DRIP.
On March 7, 2007, UDF III paid a monthly distribution totaling approximately $119,600 paid to limited partners as of January 31, 2007, consisting of approximately $84,600 paid in cash and $35,000 distributed in the form of limited partnership units issued in accordance with our DRIP.
On March 7, 2007, UDF III originated a mortgage note receivable for $5,300,000 to Buffington JV Fund, II, Ltd, a Texas limited partnership and joint venture between UDF I and Buffington Asset Group, Ltd. As of March 23, 2007, $800,000 has been funded towards this commitment.
On March 20, 2007, the Partnership acquired from McDougal Family Partnership, Ltd., a Texas limited partnership (“MFP”), a loan from MFP to Llano Development Company, a Texas corporation (the “Borrower”), in the original principal amount of $4,000,000 (the “Loan”). The Loan was acquired pursuant to a Note Purchase, Assignment and Assumption Agreement (the “Purchase Agreement”) and related purchase documents executed between the Partnership and MFP.
Concurrently with the execution of the Purchase Agreement, the Partnership and the Borrower modified the terms of the Loan pursuant to a Second Modification and Extension Agreement (the “Modification Agreement”) and related loan documents executed between the Partnership and the Borrower. Pursuant to the terms of the Modification Agreement, the Partnership agreed to fund up to an additional $4,000,000 to the Borrower and increase the principal amount of the Loan to $7,500,000. The outstanding principal amount of the Loan accrues interest at a base rate equal to 16% per annum, payable monthly. The outstanding principal balance of the Loan plus all accrued, unpaid interest thereon is due and payable on the maturity date, March 20, 2010.
The Borrower’s obligations under the Loan are secured by, among other things, first lien deeds of trust filed on certain property located in Lubbock County, Texas, which were assigned by MFP to the Partnership in connection with the Purchase Agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
UMTH Land Development, L.P.
We have audited the accompanying consolidated balance sheets of UMTH Land Development, L.P. as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UMTH Land Development, L.P. as of December 31, 2006 and 2005, and the consolidated results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
April 25, 2007

UMTH LAND DEVELOPMENT, L.P.
CONSOLIDATED BALANCE SHEETS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.

	December 31,
	2006	2005
Assets
Cash and cash equivalents	$217,768	$27,324
Accounts receivable – related parties	2,808,728	1,106,125
Profits interest receivable – related parties	562,675	2,806,735
Real estate owned	1,514,200	—
Property and equipment, net of accumulated depreciation of $15,643 and $9,307, respectively	59,272	46,252
Other assets	295,383	—

Total assets	$5,458,026	$3,986,436

Liabilities and Partners’ Capital
Accounts payable and accrued liabilities	$841,981	$276,696
Accounts payable – related parties	863,086	—
Line-of-credit	900,000	—
Senior credit facility	1,135,650	—
Note payable – related party	462,985	—

Total liabilities	4,203,702	276,696

Partners’ capital	1,254,324	3,709,740

Total liabilities and partners’ capital	$5,458,026	$3,986,436

See accompanying notes to consolidated financial statements.

UMTH LAND DEVELOPMENT, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.

	Year Ended December 31,
	2006	2005
Revenues:
Transaction service fees	$2,115,899	$2,073,108
Asset management fees from related parties	1,852,050	1,310,045
Profits interest in related parties	4,109,527	3,124,193

Total revenues	8,077,476	6,507,346

General and administrative expenses	2,018,972	1,103,234

Net income	$6,058,504	$5,404,112

See accompanying notes to consolidated financial statements.

UMTH LAND DEVELOPMENT, L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
Years Ended December 31, 2006 and 2005
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.

	General	Limited	Total
	Partner’s	Partners’	Partners’
	Capital	Capital	Capital
Balance at December 31, 2004	$3,683	$3,679,258	$3,682,941

Distribution to parent company	—	(5,377,313)	(5,377,313)

Net income	5,404	5,398,708	5,404,112

Balance at December 31, 2005	9,087	3,700,653	3,709,740

Distribution to parent company	—	(8,513,920)	(8,513,920)

Net income	6,059	6,052,445	6,058,504

Balance at December 31, 2006	$15,146	$1,239,178	$1,254,324

See accompanying notes to consolidated financial statements.

UMTH LAND DEVELOPMENT, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.

	Year Ended December 31,
	2006	2005
Operating Activities
Net income	$6,058,504	$5,404,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,935	7,330
Loss on disposition of assets	2,224	4,688
Changes in assets and liabilities:
Accounts receivable	—	185,694
Accounts receivable – related parties	(1,702,603)	1,137,564
Profits interest receivable – related parties	2,244,060	(1,675,533)
Other assets	(295,383)	—
Accounts payable and accrued liabilities	565,285	266,365
Accounts payable – related parties	863,086	—

Net cash provided by operating activities	7,748,108	5,330,220

Investing Activities
Investments in real estate owned	(1,514,200)	—
Purchases of property and equipment	(28,179)	(45,777)

Net cash used in investing activities	(1,542,379)	(45,777)

Financing Activities
Net borrowings on line-of-credit	900,000	—
Net borrowings on senior credit facility	1,135,650	—
Borrowings on note payable – related party	462,985	—
Distribution to parent company	(8,513,920)	(5,377,313)

Net cash used in financing activities	(6,015,285)	(5,377,313)

Net increase (decrease) in cash and cash equivalents	190,444	(92,870)
Cash and cash equivalents at beginning of year	27,324	120,194

Cash and cash equivalents at end of year	$217,768	$27,324

Supplemental Disclosure of Cash Flow Information:
Interest paid	$31,955	$—

See accompanying notes to consolidated financial statements.

UMTH LAND DEVELOPMENT, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMTH Land Development, L.P.
A. Nature of Business
UMTH Land Development, L.P. (the “Partnership”) is a Delaware limited partnership formed March 14, 2003 (Inception) and began operations July 1, 2003. The Partnership has a wholly owned subsidiary, UMTHLD FLF I, L.P. (“FLF”). The Partnership is a 99.9% limited partnership interests owned subsidiary of UMT Holdings, L.P (“UMTH”). The Partnership provides asset management services for three investment partnerships, United Development Funding, L.P. (“UDF I”), United Development Funding II, L.P. (“UDF II”) and UDF Texas Two, LP (“UDF TX Two”). As asset manager, the Partnership identifies single-family residential development loans, credit enhancements, and equity investments, underwrites and negotiates the acquisition and disposal of such loans and investments, and oversees the performance of such loans and investments. The Partnership derives substantial revenues for asset management fees from UDF I and UDF II. The Partnership also has a 50.0% profits interest in UDF I and UDF II. However, the Partnership has no financial obligations related to funding UDF I’s or UDF II’s operations.
The Partnership is also the general partner of United Development Funding III, L.P. (“UDF III”). On May 15, 2006, UDF III’s Registration Statement on Form S-11, covering an initial public offering (the “Offering”) of up to 12,500,000 units of limited partnership interest at a price of $20 per unit, was declared effective under the Securities Act of 1933, as amended. As of July 3, 2006, UDF III had satisfied the escrow conditions in connection with the Offering. As the general partner of UDF III, the Partnership is responsible for the overall management, conduct, and operation of UDF III. The Partnership has authority to act on behalf of UDF III in all matters respecting UDF III, its business, and its property. The limited partners of UDF III shall take no part in the management of the business or transact any business for UDF III and shall have no power to sign for or bind UDF III; provided, however, that the limited partners of UDF III, by a majority vote, have the right to: (a) amend the partnership agreement of UDF III, (b) dissolve UDF III, (c) remove the general partner or any successor general partner, (d) elect a new general partner, and (e) approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by UDF III.
The Partnership’s corporate offices are located in Richardson, Texas.
B. Summary of Significant Accounting Policies
A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:
Basis of Accounting
The accounts are maintained and the consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
The consolidated financial statements include the accounts of FLF, which is wholly owned thorough a limited partnership interest. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.
Cash and Cash Equivalents
The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2006 and 2005, the Partnership had no such investments included in cash and cash equivalents.
Profits Interest in Related Parties
The Partnership has a 50.0% profits interest in UDF I and UDF II, both Nevada limited partnerships. United Development Funding, Inc. is the general partner of UDF I and United Development Funding II, Inc. is the general partner of UDF II. The operations of UDF I and UDF II principally include the making of loans and partnership investments and providing credit enhancements for the acquisition and development of real estate for residential for-sale developers and homebuilders. Distributions from UDF I and UDF II are to be made quarterly based on the prior quarter’s earnings. The limited partnership agreements of UDF I and UDF II each provide that earnings shall be distributed as follows:
First, one hundred percent of earnings are distributed to the limited partners other than the Partnership, until they have received a 12% per annum cumulative return. Second, if available, an equal amount will be distributed to the Partnership and then any remaining earnings will be split proportionately between all limited partners.
United Development Funding III, L.P.
The principal purpose of UDF III is to originate, acquire, service, and otherwise manage, either alone or in association with others, a diversified portfolio of mortgage loans on real property (including mortgage loans that are not first in priority, mezzanine loans and participation interests in mortgage loans) and to issue or acquire an interest in credit enhancements to borrowers, such as guarantees or letters of credit. As general partner, the Partnership receives acquisition and origination expenses and fees (3.0% of the net amount available for investment in mortgages by UDF III), mortgage servicing fees (0.25% of the aggregate outstanding loan balance held by UDF III), carried interest fees (1.0% of Cash Available for Distribution, as defined below, and net proceeds from a capital transaction (or pro rata portion thereof) if UDF III invests more than 82% but no more than 84.5% of the gross offering proceeds in mortgage loans; an additional 1.0% of Cash Available for Distribution and net proceeds form a capital transaction (or pro rata portion thereof) if UDF III invests more than 84.5% but not more than 86.5% of the gross offering proceeds in mortgage loans; and an additional 1.0% of Cash Available for Distribution and net proceeds from a capital transaction (or pro rata portion thereof) for each additional 1.0% of additional investments in mortgages above 86.5% of the gross offering proceeds), unsubordinated promotional interest (10.0% of Cash Available for Distribution), and subordinated promotional interest (15.0% of remaining Cash Available for Distribution, including net proceeds from a capital transaction or pro rata portion thereof).
Cash Available for Distribution is the cash funds received by UDF III from operations (other than net proceeds from a capital transaction that produces proceeds from (i) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (iii) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. The expected useful lives are dependent on the type of asset being capitalized and range from three to ten years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited in the accompanying statement of operations of the respective period.
Real Estate Owned
Real estate owned is stated at cost, which includes costs associated with the acquisition of the real estate, unless it is determined that the value has been impaired, in which case the real estate owned would be written down to fair value.
Revenue Recognition
Transaction service fees and asset management fees are recognized as services are completed and collectibility is deemed probable. The Partnership recognizes its portion of UDF I’s and UDF II’s earnings for its profits interest under the equity method of accounting.
Income Taxes
The Partnership is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements.
Fair Value of Financial Instruments
In accordance with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of notes payable approximates the carrying amount since they bear market rates of interest. The estimated fair value of cash equivalents, accounts receivable – related parties, accounts payable, accounts payable – related parties and accrued liabilities approximate their carrying amounts due to the relatively short maturity of these instruments. The estimated fair value of the line-of-credit, senior credit facility, and note payable – related party approximate the carrying amount since they bear market rates of interest. None of these instruments are held for trading purposes.
Impact of Recently Issued Accounting Standards
In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Partnership is required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheets and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Partnership owns no interests in variable interest entities; therefore, FIN 46R did not impact the Partnership’s consolidated financial statements.

In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and supersedes Accounting Principles Board (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result, the fair value of stock options granted to employees in the future will be required to be expensed. There was no impact on the results of operations of the Partnership as the Partnership has no stock based compensation.
C. Real Estate Owned
Winnbrook Estates – Unit 2
In December 2006, UMTHLD FLF I, L.P. (“FLF”) acquired 67 finished home lots in Bexar County, Texas and holds these for resale. Simultaneous with the acquisition of the lots, FLF entered into an agreement with an unrelated national public homebuilder, whereby the homebuilder has agreed to purchase the lots at an agreed upon price. The homebuilder provided a non-refundable deposit, which is included in accrued expenses in the accompanying consolidated balance sheets. This acquisition was completed by obtaining an advance under the senior credit facility from Colonial Bank in the amount of $1.14 million and an advance under the note payable – related party in the amount of $213,000, for which the lots were provided as collateral.
D. Lines-of-Credit
On May 17, 2006, the Partnership entered into a $900,000 line-of-credit with a financial institution. The line-of-credit bears interest at prime rate (8.25% at December 31, 2006). Accrued interest is paid on a monthly basis. The line-of-credit, which is collateralized by the Partnership’s receivable from UDF III, is payable in full on November 16, 2007. As of December 31, 2006, the line-of-credit had an outstanding balance of $900,000. Interest expense related to the line-of-credit was approximately $33,000 for the year ended December 31, 2006.
E. Senior Credit Facility
In November 2006, FLF obtained and secured a senior credit facility in the amount of $25 million for the purpose of acquiring finished lots in Texas. The senior credit facility bears interest at Libor plus 2.25% (7.57% as of December 31, 2006) and matures December 29, 2009, with the option of a twelve month extension. At December 31, 2006, FLF had an outstanding balance of $1.1 million. Interest expense related to the senior credit facility was approximately $5,500 for the year ended December 31, 2006.
F. Note Payable – Related Party
Concurrently with the senior credit facility agreement discussed in Note E, FLF secured a subordinate revolving facility from UDF I in the amount of $4.0 million bearing interest at 13% and payable November 28, 2011. At December 31, 2006, FLF had an outstanding balance of approximately $463,000 on this note payable. Interest expense related to this note was approximately $5,000 for the year ended December 31, 2006.
G. Concentrations of Credit Risk
The Partnership maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2006, the Partnership had approximately $53,000 in uninsured deposits. The Partnership had no such uninsured deposits as of December 31, 2005. The Partnership has not experienced any losses related to amounts in excess of FDIC limits.

H. Related Party Transactions
As of December 31, 2006 and 2005, the Partnership had accounts receivable from UDF I totaling approximately $490,000 and $501,000, respectively, related to asset management fees or origination fees collected by UDF I on behalf of the Partnership.
As of December 31, 2006 and 2005, the Partnership had accounts receivable from UDF III totaling approximately $2.0 million and $448,000, respectively, for amounts paid to service providers on UDF III’s behalf. The Partnership receives 1.5% of the gross offering proceeds of UDF III for reimbursement of organization and offering expenses and 0.5% for reimbursement of bona fide due diligence expenses.
As of December 31, 2006, the Partnership had a profits interest receivable from UDF I and UDF II totaling approximately $301,000 and $262,000, respectively. As of December 31, 2005, the Partnership had a profits interest receivable from UDF I and UDF II totaling approximately $1.9 million and $854,000, respectively.
During 2006, the Partnership had revenues of approximately $1.9 million and $4.1 million for asset management and profits interest, respectively, from UDF I and UDF II. During 2005, the Partnership had revenues of approximately $1.3 million and $3.1 million for asset management and profits interest, respectively, from UDF I and UDF II, both related parties.
During 2006, the Partnership had revenues of approximately $54,000 included in asset management services — related party from UDF TX Two. The Partnership also had accounts receivable from UDF TX Two of approximately $54,000 related to asset management fees. No fees were recognized in 2005.
During 2006 and 2005, the Partnership paid approximately $8.5 million and $5.4 million, respectively, in dividends to UMTH.
The Partnership had a receivable from various limited partners for approximately $150,000 as of December 31, 2005, and it was received during 2006.
As of December 31, 2006, the Partnership had recognized approximately $8,100 from mortgage servicing fees for UDF III included in asset management fees from related parties. As of December 31, 2006, the Partnership had recognized approximately $38,000 from promotional interest and carried interest in UDF III included in transaction service fees. The Partnership had a receivable from UDF III for mortgage servicing fees, promotional interest and carried interest in UDF III of $23,000 as of December 31, 2006. No mortgage servicing fees, promotional interest or carried interest were recognized in 2005.
As the general partner of UDF III, the Partnership is paid 3% of the net amount available for investment in mortgages for fees and expenses associated with the selection and origination of mortgages, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and title insurance funded by the Partnership. As of December 31, 2006, the Partnership has included in accounts receivable – related party $193,000 relating to the placement fee. No fees were receivable for the placement fee as of December 31, 2005.
UMTH Funding Services, LP (“Funding Services”) an affiliate of the Partnership, incurs costs relating to the organizational and offering expenses of UDF III, for which the Partnership reimburses. As of December 31, 2006, the Partnership had a payable to Funding Services for approximately $863,000. There was no payable as of December 31, 2005.
I. Partners’ Capital
UMTH holds a 99.9% interest in the Partnership as a limited partner. The general partner, UMT Services, Inc., holds the remaining 0.1% interest.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
United Development Funding, L.P.
We have audited the accompanying consolidated balance sheets of United Development Funding, L.P., a Nevada limited partnership, as of December 31, 2006 and 2005. These consolidated balance sheets are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated balance sheets based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated balance sheets are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion the consolidated balance sheets referred to above present fairly, in all material respects, the consolidated financial position of United Development Funding, L.P. as of December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
April 25, 2007

UNITED DEVELOPMENT FUNDING, L.P.
CONSOLIDATED BALANCE SHEETS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in United Development Funding, L.P.

	December 31,
	2006	2005
Assets
Cash and cash equivalents	$3,906,093	$1,751,584
Accrued interest receivable	3,315,378	2,981,876
Development mortgage notes receivable, net of reserve for loan losses of $305,848 and $191,465, respectively	58,009,219	50,605,946
Investments in partnerships	20,824,352	17,461,439
Real estate owned	20,818,804	1,704,000
Other assets	1,108,342	221,958

Total assets	$107,982,188	$74,726,803

Liabilities and Partners’ Capital
Accounts payable	$—	$7,078
Accounts payable – related parties	488,423	500,349
Accrued expenses	4,908,130	217,125
Accrued interest payable	188,923	10,068
Accrued interest – related parties	424,367	580,389
Line-of-credit payable	22,837,699	9,521,420
Notes payable	6,282,144	7,520,054
Notes payable – related parties	39,384,197	30,000,000

Total liabilities	74,513,883	48,356,483

Commitments and contingencies	—	—

Partners’ capital:
Participation interest	17,126,770	10,787,338
General partner	—	—
Limited partners	16,070,691	13,659,194
Profit participation interest	270,844	1,923,788

Total partners’ capital	33,468,305	26,370,320

Total liabilities and partners’ capital	$107,982,188	$74,726,803

See accompanying notes to consolidated balance sheets.

UNITED DEVELOPMENT FUNDING, L.P.
NOTES TO CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in United Development Funding, L.P.
A. Nature of Business
United Development Funding, L.P. (“UDF” or the “Partnership”), a Nevada limited partnership, was formed on June 11, 2003, and began operations on July 1, 2003. United Development Funding, Inc., a Nevada corporation, is the general partner of the Partnership. UDF has a wholly owned subsidiary, UDF TX One, LP (“Texas One”). UDF generates income by (1) originating, purchasing, and holding for investment, for their own account, loans made to real estate developers for the acquisition and development of parcels of real property as single-family residential lots; (2) making real estate related equity investments for the acquisition and development of parcels of real property as single-family residential lots or for sale to others to develop as single-family residential lots; (3) entering into participation agreements with real estate developers engaged in the development of single-family residential lots; and (4) providing credit enhancements with respect to loans made to real estate developers for the acquisition and development of parcels of real property as single-family residential lots. The Partnership’s corporate offices are located in Richardson, Texas.
B. Summary of Significant Accounting Policies
A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying consolidated balance sheets follows:
Basis of Accounting
The accounts are maintained and the consolidated balance sheets have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
The consolidated balance sheets include the accounts of Texas One, which is wholly owned through a limited partnership interest. Significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the consolidated balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the consolidated balance sheets and accompanying notes. Actual results could differ from these estimates and assumptions.
Cash and Cash Equivalents
The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2006, the Company had approximately $300,000 of such investments included in cash and cash equivalents. At December 31, 2005, there were no such amounts included in cash and cash equivalents.

Development Mortgage Notes Receivable
Development mortgage notes receivable are recorded at the lower of cost or estimated net realizable value. The mortgage investments are collateralized by the development property owned by the borrowers and/or pledges of partnership interests. Development mortgage notes receivable generally have terms ranging from 6 to 48 months, and are often paid off prior to expiration. None of such mortgages are insured or guaranteed by a federally owned or guaranteed mortgage agency. UDF originates all development mortgage notes receivable and intends to hold the development mortgage notes receivable for the life of the notes. UMTH Land Development, L.P. (“Land Development”), a related party of UDF, is the asset manager of all UDF’s investments.
UDF has established a loan loss reserve for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Loan losses are estimated to be the difference between the outstanding mortgage balances and related accrued interest, if any, at the time of foreclosure less any value expected to be realized from the disposition of the underlying collateral.
Investments in Unconsolidated Partnerships
UDF accounts for certain investments in partnerships using the equity method of accounting. These investments are initially recorded at cost and are adjusted for our share of equity in earnings and distributions. We report our share of income and losses based on our ownership interests. In connection with the acquisition of investments in joint ventures, we incur certain acquisition fees that are paid to an affiliate. These fees are capitalized as part of our basis in the investments.
Three investments in partnerships contain a preferred return. Any current portion of the preferred return is compounded monthly into the investment balance.
Real Estate Owned
Real estate owned is stated at cost, which includes costs associated with the acquisition of the real estate, unless it is determined that the value has been impaired, in which case the real estate owned would be written down to fair value.
Income Taxes
UDF is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying consolidated balance sheets.
Fair Value of Financial Instruments
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the consolidated balance sheets when the fair value is different than the carrying value of these financial instruments. The estimated fair value of cash equivalents, accrued interest receivable, line-of-credit, accounts payable, and accrued expenses approximate their carrying amounts due to the relatively short maturity of these instruments. The estimated fair value of development mortgage notes receivable, notes payable, and notes payable – related parties approximates the carrying amounts since they bear market rates of interest. None of these instruments are held for trading purposes.
Impact of Recently Issued Accounting Standards
In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Partnership is required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheets and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Partnership is not the primary beneficiary in any variable interest entities; therefore, FIN 46R did not affect the Partnership’s consolidated balance sheets.
In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and superseded Accounting Principles Bulletin (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result the fair value of stock options granted to employees in the future will be required to be expensed. There was no impact on the results of operations of the Partnership as the Partnership has no stock based compensation.
C. Investment in Partnerships
170 Dowdell, Ltd.
In March 2004, UDF invested in 170 Dowdell, Ltd., a joint venture limited partnership. Modern Modular Home Rental Corporation (“MMHRC”), a limited partner of this joint venture, and the principal of MMHRC, have guaranteed the repayment of UDF’s investment and preferred return. 170 Dowdell, Ltd. acquired 170 acres and later acquired an additional 19 acres of land in Houston, Texas for the purpose of developing 589 single-family lots. The UDF equity investment bears interest at an annual rate of return of 40%, 15% of which accrues and compounds monthly until paid and 25% of which accrues monthly and compounds annually until paid. The total investment balance, including all accrued interest, was approximately $4,552,000 and $3,008,000 at December 31, 2006 and 2005, respectively.
CVGP
In March 2004, UDF invested in CVGP, a joint venture general partnership. One Creekside, L.P. (“Creekside”), a joint venture that CVGP invested in, purchased 403 acres for development in the city of Crowley, Texas. As of December 31, 2006, Creekside has completed the development of 4 of 6 phases which includes over 700 single family lots. UDF records income or loss from such investment using the equity method of accounting. UDF’s investment in CVGP at December 31, 2006 and 2005 was approximately $1,254,000 and $1,267,000, respectively. During 2006, UDF received approximately $438,000 in distributions from CVGP. As of December 31, 2005, UDF had approximately $411,000 in notes receivable with Creekside, which was included in development mortgage notes receivable in the accompanying consolidated balance sheets. However, the note was subsequently paid in full during 2006.
HLL Land Acquisitions of Texas, L.P.
In October 2004, Texas One entered into a 50/50 partnership with Lennar Homes of Texas, Land & Construction, LTD (“Lennar”), named HLL Land Acquisitions of Texas, LP (“HLL”). HLL was formed for the purpose of acquiring multiple tracts of land in approved markets of Texas that will be developed into finished home sites to be sold subject to approved purchase option agreements to Lennar and other third party homebuilders. In connection with the formation of HLL, Texas One has committed to a maximum equity contribution of $7.5 million that will be matched by Lennar (total equity commitment). This equity contribution is made on an “as needed” basis as HLL acquires and develops the underlying assets. In addition, in December 2004 HLL entered into a $35 million senior land acquisition and development loan that is also funded on an “as needed” basis as the underlying assets are acquired and developed. In consideration for the senior loan to be issued, UDF entered into a repayment guarantee of 25% of the outstanding balance of the senior loan.

As of December 31, 2006, HLL has completed development of the initial phase of four of the five communities, and sold over 500 lots in the various communities. As of December 31, 2006 and 2005, the entire $35 million senior loan commitment has been extended. Texas One’s investment balance in HLL as of December 31, 2006 and 2005, was approximately $7.1 million and $5.9 million, respectively. Texas One accounts for this investment using the equity method of accounting. Each partner received a $950,000 distribution during 2006.
HLL II Land Acquisitions of Texas, L.P.
In May 2005, Texas One and Lennar entered into a second 50/50 partnership named HLL II Land Acquisitions of Texas, LP (“HLL II”). All material terms of the HLL II partnership agreement and a $35 million senior land acquisition and development loan agreement are the same as HLL. In addition in 2005, HLL II entered into a multiple asset $10 million land loan agreement with another lender. This loan was extinguished in 2006 when HLL II entered into a $5.0 million loan with a lender.
As of December 31, 2006, HLL II owns or controls land that is planned for approximately 1,600 finished home sites in three distinct communities throughout Texas. Development has completed in one of the three communities, and is in various stages in the remaining two. Texas One’s investment balance in HLL II as of December 31, 2006 and 2005 is approximately $2.4 million and $2.1 million, respectively, and Texas One accounts for this investment using the equity method of accounting. As of December 31, 2006, over 120 lots have been sold.
One KR Venture
In December 2004, Texas One and Lennar entered into a partnership named One KR Venture, LP (“One KR”). Similar to HLL and HLL II, this is a 50/50 partnership, but the purpose of One KR is the acquisition of a 1,438-acre land parcel in the northwest market sector of San Antonio, to secure utility entitlements and to sell an approved portion of the acreage and develop the rest of the acreage into finished home sites for Lennar and other third party homebuilders. In August 2005, One KR purchased the entire site subject to a $13.8 million land loan that required a limited repayment guarantee of approximately $3.5 million from the Partnership. In May 2006, 735 acres of the initial 1,438 acres were sold, resulting in a distribution to Texas One of approximately $4.6 million. In July 2006, One KR secured an additional $5.3 million land loan.
Texas One’s investment balance in One KR as of December 31, 2006 and 2005 was approximately $2.9 million and $2.1 million, respectively. Texas One accounts for this investment using the equity method of accounting.
Downtown Vistas Development Company II, L.P.
In May 2005, UDF funded an initial investment in Downtown Vistas Development Company II, L.P. (“DVDC”) of $1,750,000 as a 25% limited partner. The purpose of DVDC is to acquire a 2.15-acre track zoned for high-rise condominiums in downtown Dallas. In addition, DVDC executed a $5.2 million land loan to assist in the funding of the acquisition. UDF receives a 35% preferred return and a 25% profit participation (this is pro-rata with the other partners pursuant to their respective ownership in DVDC) should the total return exceed the 35%. As of December 31, 2005, UDF’s investment balance was $1,819,000. In July 2006, UDF received approximately $2.6 million, representing repayment of its investment plus additional profit participation.
El Tesoro Development, Ltd.
In June 2005, UDF was admitted as a 1% limited partner into El Tesoro Development, LTD (an existing partnership) in order to facilitate a new $4.6 million senior acquisition and development loan from a third party bank. Prior to this transaction, UDF had $1.2 million outstanding pursuant to a $2.0 million secured mortgage note receivable that was transferred as its equity contribution. UDF receives a preferred return on its investment of 40% without any further profit participation. As of December 31, 2006 and 2005, UDF’s investment balance is approximately $1.3 million and $1.2 million, respectively.

Buffington JV Fund II, LTD
In February 2006, Buffington JV Fund II, LTD (“Buffington JV II”) was formed between UDF and Buffington Asset Group, LTD (“BAG”) to fund equity requirements on behalf of BAG to LEN-BUF Land Acquisitions of Texas, LP (“Len-Buf”), a joint venture between BAG and Lennar, for the purpose of purchasing multi track projects located in Austin and San Antonio Texas. Len-Buf has a funding commitment with its senior lender, Texas Credit Union, for $35 million, of which approximately $24 million was outstanding as of December 31, 2006. UDF has a pledge of interest from BAG. UDF has a preferred return of 32% per annum, compounded annually, that is not reflected in our consolidated balance sheets as this investment is recorded on the equity method of accounting. The total investment balance outstanding as of December 31, 2006 was approximately $1.5 million. In addition, in February 2006, UDF entered into a $5.3 million secured promissory note with Buffington JV II. This note, which matures on June 30, 2009, bears interest at 13% per annum. As of December 31, 2006, total principal and accrued interest outstanding on this note was approximately $3.7 million, which is included in development mortgage notes receivable in the accompanying consolidated balance sheets.
OU Land Acquisition, L.P.
In April 2006, UDF entered into a 50/50 partnership in OU Land Acquisition, LP (“OU”) with Obra Homes, Inc. for the purpose of acquiring 410 lots in Houston, TX. OU has a senior credit facility with GMAC for $25 million, all of which was outstanding as of December 31, 2006. UDF records income or loss from this investment on the equity method of accounting. As of December 31, 2006, UDF’s investment was approximately $415,000. In addition, in May 2006, UDF entered into an $8.4 million secured promissory note with OU. The note bears interest at 15% per annum, accrued and compounded monthly and matures in May 2010. As of December 31, 2006, UDF has approximately $1.3 million included in development mortgage notes receivable in the accompanying consolidated balance sheets associated with this note.
UDF TX Two, L.P.
In February 2006, UDF TX Two, L.P. was formed between UDF and 2M Holdings, L.P. as a 50/50 partnership for the purpose of acquiring 70 finished home lots in Lakeway, Texas. UDF TX Two, L.P. secured a funding commitment from Colonial Bank in the amount of $10.25 million and a related-party subordinate loan from UDF in the amount of $1.7 million, or if greater or less, the aggregate amount of all funds advanced under the note, of which approximately $7.7 million and $1.9 million was outstanding at December 31, 2006. UDF records income or loss from this investment on the equity method of accounting. At December 31, 2006, UDF’s investment in UDF TX Two, L.P. was approximately $36,000.
D. Real Estate Owned
Canyon Lakes I & II
During 2005, Texas One purchased 86 lots in Harris County, TX and holds these for resale. Simultaneous with the acquisition of the lots, Texas One entered into an agreement with an unrelated national public homebuilder, whereby the homebuilder has agreed to purchase the lots at an agreed upon price. The homebuilder provided a non-refundable deposit, which is included in accrued expenses in the accompanying consolidated balance sheets. In 2005, Texas One had sold 15 lots to the homebuilder and sold 45 lots to the homebuilder in 2006. At December 31, 2006, the outstanding balance of the real estate owned was approximately $620,000.
Heritage Todd Creek
In June 2006, Texas One purchased 190 platted, undeveloped lots in Thornton, Colorado in an existing active adult community where construction of an eighteen hole golf course and a 33,000 square foot clubhouse had commenced. Simultaneous with the acquisition of the lots, Texas One entered into an agreement with an unrelated national public builder, whereby the homebuilder would pay to Texas One a monthly option fee equal to 12.5% of the purchase price on an annualized basis. The homebuilder also put up a 10% non-refundable deposit to secure its ability to purchase the property, which is included in accrued expenses in the accompanying consolidated balance sheets. The term of the option is twelve months. At December 31, 2006, the outstanding balance of the real estate owned was approximately $6.9 million.
Briarwyck
In July 2006, Texas One purchased 193 acres in Roanoke, Texas that will be developed into 668 homesites. Simultaneous with the acquisition of the lots, Texas One entered into an agreement with an unrelated national public builder to purchase the finished lots at a price that will produce a return equal to prime rate plus 5.50%. The homebuilder put up a 12% non-refundable deposit of the finished lot value, which is included in the accrued expenses in the accompanying balance sheets. The homebuilder also entered into a fixed-price construction agreement whereby Texas One will reimburse the homebuilder as development costs are incurred. Any cost overruns are obligations of the homebuilder. Concurrently with the acquisition, Texas One secured a $4.3 million land loan with a senior lender whereby UDF entered into a 50% repayment guarantee of the outstanding balance of the senior loan. At December 31, 2006, the outstanding balance of the real estate owned was approximately $6.8 million.
Rinn Valley Ranch
In September 2006, Texas One purchased 39 platted, undeveloped lots in Frederick, Colorado. Simultaneous with the acquisition of the property, Texas One entered into an agreement with an unrelated national public builder to purchase the lots on a rolling takedown basis that will produce a 12.5% return. The homebuilder provided a non-refundable deposit equal to 10% of the finished lot value, which is included in the accrued expenses in the accompanying balance sheets. The homebuilder also entered into a fixed-price construction agreement whereby Texas One will reimburse the homebuilder as development costs are incurred. Any cost overruns are obligations of the homebuilder. In 2006, Texas One sold 4 lots to the homebuilder. At December 31, 2006, the outstanding balance of the real estate owned was approximately $1.7 million.
Meridian Village North
In December 2006, Texas One purchased 104 platted, undeveloped lots in Douglas County, Colorado. Simultaneous with the acquisition of the property, Texas One entered into an agreement with an unrelated national public builder to purchase the lots on a rolling takedown basis to produce a Prime Rate plus 6% return. The homebuilder provided a non-refundable deposit equal to 10% of the finished lot value, which is included in the accrued expenses in the accompanying balance sheets. The homebuilder also entered into a fixed-price construction agreement whereby Texas One will reimburse the homebuilder as development costs are incurred. Any cost overruns are obligations of the homebuilder. The development of the property is also secured by two letters of credit issued by the homebuilder for the benefit of the County in the amount of $1.6 million and for the benefit of the joint development agreement in the amount of $3.2 million. At December 31, 2006, the outstanding balance of the real estate owned was approximately $4.8 million.
E. Line-of-Credit
On June 14, 2006, UDF entered into a $30,000,000 revolving line-of-credit with a finance company. The revolving line-of-credit bears interest at the prime rate plus .25% or at LIBOR rate plus 2.75%, as applicable. Accrued interest is added to the outstanding principal balance on a monthly basis. The revolving line-of-credit, which is collateralized by UDF’s assets, including development mortgage notes receivable and investments in partnerships, is payable in full on June 14, 2009. As of December 31, 2006, the line-of-credit had an outstanding balance of approximately $22.8 million.
On June 1, 2006, UDF terminated a line-of-credit, which it had entered into on January 19, 2005, for a $10,000,000 line-of-credit with a bank. The terminated line-of-credit bore interest at the greater of (i) the prime rate minus 0.5% or (ii) 4.25%. The terminated line-of-credit required monthly interest payments, and was collateralized by development mortgage notes receivable and investments in partnerships. The terminated line-of-credit had an outstanding balance of approximately $9,521,000 at December 31, 2005.

F. Notes Payable
On July 26, 2004, UDF entered into a note payable agreement with an unrelated individual, with an original principal balance of $1,000,000. The note is unsecured and bears interest at 15% and is payable on demand. As of December 31, 2006 and 2005, there was an outstanding balance on the note of approximately $1,416,000 and $1,220,000, respectively, which includes approximately $416,000 and $220,000 of accrued interest, respectively.
In December 2005, UDF entered into nine unsecured notes payable agreements, each with unrelated third parties, for a total original principal balance of approximately $6,550,000, at 15%. Eight of these notes payables were paid in full during 2006. As of December 31, 2006, the remaining note, which has an extended maturity date until March 2009, had an outstanding balance of approximately $588,000.
During 2006, UDF entered into two additional notes payable agreements with unrelated parties. Both of the notes, which are payable within one year, are unsecured and bear interest at 12%. As of December 31, 2006, the outstanding principal balance was approximately $156,000.
In July 2006, Texas One entered in to a note payable with a senior lender relating to the acquisition of 189 acres in Roanoke, Texas. The note is a six month land acquisition loan that has an interest rate of prime minus 0.1%. The total commitment amount was $4.3 million. As of December 31, 2006, the outstanding balance of this note payable was $4.1 million.
G. Notes Payable – Related Parties
As of December 31, 2006 and 2005, UDF had a subordinated revolving line-of-credit facility to United Mortgage Trust, a related party, totaling approximately $33,056,000 and $30,000,000, respectively. In June 2006, the revolving line-of-credit facility was increased from $30,000,000 to $45,000,000. The interest rate is 15% per annum, requires interest-only payments on a monthly basis, and is collateralized by all assets of UDF. The revolving line-of-credit matures on December 31, 2009.
On October 27, 2004, UDF entered into an unsecured note payable agreement with Ready Mortgage Corp., a related party, with an original principal balance of approximately $8,000,000. The note bore interest at 15% per annum, required interest-only payments on a monthly basis, was uncollateralized, and was paid in full during 2005.
In December 2006, UDF entered into a secured promissory note with United Development Funding III, LP in the principal amount of approximately $6.3 million. The note bears interest at a base rate equal to 12% per annum and interest payments are due monthly. The note matures on June 21, 2007.
H. Partners’ Capital
In July 2004, UDF entered into a master participation agreement with United Development Funding II, L.P. (“UDF II”). Under the agreement, UDF II invests capital pari passu and pro rata with investments of UDF, including, without limitation, investments in loans, profit participations, and equity. Further, UDF and UDF II intend to share pari passu and pro rata based on the amount of capital used to purchase UDF investments, all allocated liabilities and allocated income and allocated expenses as determined by UDF in its reasonable discretion.
Land Development has a 50% profit interest in UDF. Land Development has no contingent liability exposure related to UDF’s activities, as Land Development is only a limited partner and no guarantees have been provided by Land Development or any of its subsidiaries. UDF allocated approximately $2,254,000 and $2,001,000 of profit participation to Land Development for the years ended December 31, 2006 and 2005, respectively, based on the partnership agreement income allocation discussed below.
On a calendar quarter basis, net losses of UDF are allocated first to the limited partners, pro rata, provided that net losses shall not be allocated to the extent that such allocation would cause any limited partner to have a deficit balance in its adjusted capital account at the end of such year. Second, the balance of the net loss, if any, is allocated 100% to the general partner.
On a calendar year basis, net income of UDF is first allocated to the general partner in an amount equal to the aggregate net losses allocated for all previous years, if any; second, to the limited partners in an amount equal to the aggregate net losses allocated to such limited partners for all previous years, if any; third, the balance, if any, to the limited partners that have made capital contributions, until such limited partners have received a cumulative annualized return of twelve percent (12%) on their capital contributions (“Preferred Return”); fourth, the balance, if any, to the profit interest limited partners, until such profit interest limited partners have received amounts equal to the Preferred Return; and finally, the remaining balance, if any, is allocated pro rata to the general partner and limited partners.
I. Concentrations of Credit Risk
Financial instruments, which potentially expose UDF to concentrations of credit risk, are primarily cash deposits, development mortgage notes receivable, and investments in partnerships. UDF maintains deposits primarily in two financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2006 and 2005, UDF had approximately $710,000 and $1,782,000, respectively, in uninsured deposits. UDF has not experienced any losses related to amounts in excess of FDIC limits. The development mortgage notes receivable and investments in partnerships are generally secured by residential development property located throughout the United States of America in metropolitan areas, primarily in Texas.
J. Commitments and Contingencies
UDF leases office space under an operating lease that expires in August 2007. Future minimum lease payments for 2007 are $3,700 and none thereafter.
K. Off-Balance Sheet Arrangements
The Partnership from time to time enters into guarantees of debtor’s borrowings and provides credit enhancements for the benefit of senior lenders in connection with the Partnership’s debtors and investments in partnerships (collectively referred to as “guarantees”), and accounts for such guarantees in accordance with FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Guarantees generally have fixed expiration dates or other termination clauses and may require payment of a fee by the debtor. A guarantee involves, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. UDF’s exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the guarantee.
As of December 31, 2006, the Partnership had 14 outstanding guarantees, including: (1) eight limited repayment guarantees with total credit risk to the Partnership of approximately $32.5 million, of which approximately $18.4 million has been borrowed against by the debtors, which are related parties of UDF as a result of investments in partnerships, and approximately $8.8 million of such limited guaranteed amount and approximately $5.3 million borrowed against by the debtor is cross-guaranteed by UMT Holdings, L.P., a related party; (2) two standby letters-of-credit with total credit risk to the Partnership of approximately $2.1 million; and (3) four tri-party agreements with a put option to the Partnership upon default by the borrower with total credit risk to the Partnership of approximately $11.3 million, with approximately $5.8 million borrowed against by the debtors.
As of December 31, 2005, the Partnership had 12 outstanding guarantees, including: (1) five limited repayment guarantees with total credit risk to the Partnership of approximately $24.3 million, of which approximately $9.3 million has been borrowed against by the debtors, which are related parties of UDF as a result of investments in partnerships, and approximately $8.8 million of such limited guaranteed amount and approximately $3.2 million borrowed against by the debtor is cross-guaranteed by UMT Holdings, L.P., a related party; (2) four standby letters-of-credit with total credit risk to the Partnership of approximately $2.8 million; and (3) three tri-party agreements with a put option to the Partnership upon default by the borrower with total credit risk to the Partnership of approximately $6.0 million, all of which has been borrowed against by the debtors.
To date, UDF has not incurred losses from guarantees entered into, and the debt that is guaranteed is also collateralized by real estate. The value of such real estate may or may not be sufficient to settle such obligations if liquidated.
L. Related Party Transactions
UDF has an asset management agreement with Land Development, a related party. Under the agreement UDF is to pay Land Development an annual management fee equal to 2% of invested assets.
As of December 31, 2006 and 2005, the Partnership had accounts payable and accrued interest expense due to related parties in the total amount of approximately $740,000 and $1,081,000, respectively.
In November 2006, UDF originated secured note receivable with a wholly owned subsidiary of Land Development in the amount of $4.0 million. As of December 31, 2006, the note receivable had an outstanding balance of approximately $463,000 included in mortgage notes receivable.
M. Subsequent Events
On April 19, 2007, UDF sold its entire interest in CVGP, receiving a cash payment of approximately $1.9 million and a note of $450,000 with a twelve month maturity. The note has an interest rate of prime plus 2% and is guaranteed personally by the developer and by an entity controlled by the developer.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
United Development Funding II, L.P.
We have audited the accompanying balance sheets of United Development Funding II, L.P., a Nevada limited partnership, as of December 31, 2006 and 2005. These balance sheets are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the balance sheets based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheets are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion the balance sheets referred to above present fairly, in all material respects, the financial position of United Development Funding II, L.P. as of December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
April 25, 2007

UNITED DEVELOPMENT FUNDING II, L.P.
BALANCE SHEETS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in United Development Funding II, L.P.

	December 31,
	2006	2005
Assets
Cash and cash equivalents	$116,051	$3,051
Investments in United Development Funding, L.P. – related party	17,126,768	10,787,337
Other assets, net	31,387	42,489

Total assets	$17,274,206	$10,832,877

Liabilities and Partners’ Capital
Accrued liabilities	$4,000	$—

Partners’ capital:
General partner	—	—
Limited partners	16,963,650	9,978,765
Profit participation interest	306,556	854,112

Total partners’ capital	17,270,206	10,832,877

Total liabilities and partners’ capital	$17,274,206	$10,832,877

See accompanying notes to balance sheets.

UNITED DEVELOPMENT FUNDING II, L.P.
NOTES TO BALANCE SHEETS
December 31, 2006 and 2005
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in United Development Funding II, L.P.
A. Nature of Business
United Development Funding II, L.P. (“UDF II” or the “Partnership”), a Nevada limited partnership, was formed on July 16, 2004. United Development Funding II, Inc., a Nevada corporation, is the general partner of the Partnership. UDF II generates income through its investment in United Development Funding, L.P. (“UDF”), a related party. UDF generates income by (1) originating, purchasing, and holding for investment, for their own account, loans made to real estate developers for the acquisition and development of parcels of real property as single-family residential lots; (2) making real estate related equity investments for the acquisition and development of parcels of real property as single-family residential lots or for sale to others to develop as single-family residential lots; (3) entering into participation agreements with real estate developers engaged in the development of single-family residential lots; and (4) providing credit enhancements with respect to loans made to real estate developers for the acquisition and development of parcels of real property as single-family residential lots. The Partnership’s corporate offices are located in Bedford, Texas.
B. Summary of Significant Accounting Policies
A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying balance sheets follows:
Basis of Accounting
The accounts are maintained and the balance sheets have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
Use of Estimates
The preparation of the balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the balance sheets and accompanying notes. Actual results could differ from these estimates and assumptions.
Cash and Cash Equivalents
The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2006 and 2005, there were no such amounts included in cash and cash equivalents.
Income Taxes
UDF II is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying balance sheets.

Fair Value of Financial Instruments
In accordance with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the balance sheets when the fair value is different than the carrying value of these financial instruments. The estimated fair value of cash equivalents approximates its carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.
Reclassifications
Certain prior year amounts have been reclassified to conform to current year presentation.
Impact of Recently Issued Accounting Standards
In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Partnership is required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheets and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Partnership owns no interests in variable interest entities, therefore, FIN 46R did not affect the Partnership’s balance sheets.
In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and superseded Accounting Principles Bulletin (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result the fair value of stock options granted to employees in the future will be required to be expensed. There was no impact on the results of operations of the Partnership as the Partnership has no stock based compensation.
C. Investment in United Development Funding, L.P. – Related Party
In July 2004, UDF II entered into a master participation agreement with UDF. Under the agreement UDF II invests capital pari passu and pro rata with investments of UDF including, without limitation, investments in loans, profit participations, and equity. Further, UDF and UDF II intend to share pari passu and pro rata based on the amount of capital used to purchase UDF investments, all allocated liabilities, allocated income, and allocated expenses as determined by UDF in its reasonable discretion.
D. Partners Capital
UMTH Land Development, L.P., (“Land Development”), a related party to UDF II, has a 50% profit interest in UDF II, comprising all Class B units outstanding. Land Development has no contingent liability exposure related to UDF II’s activities, as Land Development is only a limited partner and no guarantees have been provided by Land Development or any of its subsidiaries.

On a calendar quarter basis, net losses of UDF II are allocated first, 0.1% to the general partner, 49.95% to the Class A unit holders, pro rata, and 49.95% to the Class B unit holder, provided that the allocation would cause any partner to have a deficit balance in its capital account at the end of the year; second to the partners with positive adjusted capital accounts; and third, the balance, if any, is allocated 100% to the general partner.
On a calendar year basis, net income of UDF is first allocated to the general partner in an amount equal to the aggregate net losses allocated for all previous years, if any; second, to the limited partners in an amount equal to the aggregate net losses allocated to such limited partners for all previous years, if any; third, the balance, if any, to the limited partners that have made capital contributions, until such limited partners have received a cumulative annualized return of twelve percent (12%) on their capital contributions (“Preferred Return”); fourth, the balance, if any, to the profit interest limited partners, until such profit interest limited partners have received amounts equal to the Preferred Return; and finally, the remaining balance, if any, is allocated pro rata to the general partner and limited partners.
E. Concentrations of Credit Risk
Financial instruments, which potentially expose UDF II to concentrations of credit risk, are primarily cash deposits and investments in UDF. UDF II maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). UDF II has not experienced any losses related to amounts in excess of FDIC limits. The investment in UDF is generally secured by development mortgage notes receivable and investments in partnerships held by UDF, which are collateralized by residential development properties located throughout the United States of America in metropolitan areas, primarily in Texas.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
UMT Holdings, L.P.
We have audited the accompanying consolidated balance sheets of UMT Holdings, L.P. as of December 31, 2006 and 2005. These consolidated balance sheets are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated balance sheets based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated balance sheets are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheets, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion the consolidated balance sheets referred to above present fairly, in all material respects, the consolidated financial position of UMT Holdings, L.P. as of December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn LLP
Dallas, Texas
April 25, 2007

UMT HOLDINGS, L.P.
CONSOLIDATED BALANCE SHEETS
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMT Holdings, L.P.

	December 31,
	2006	2005
Assets
Cash and cash equivalents	$1,482,274	$643,310
Accrued interest receivable	847,738	449,877
Accounts receivable	57,669	—
Accounts receivable — related parties	2,871,154	1,321,009
Real estate owned	3,939,744	578,023
Interim mortgage notes receivable, net of reserve for loan losses of $609,551 and $327,585 and deferred costs of $369,934 and $249,329, respectively	40,536,197	29,340,376
Interim mortgage notes receivable with recourse	—	368,773
Profits interest receivable — related parties	562,675	2,806,735
Property and equipment, net of accumulated depreciation of $312,104 and $168,841, respectively	286,762	310,658
Other assets, net of accumulated amortization of $481,277 and $216,960, respectively	1,510,290	2,263,332

Total assets	$52,094,503	$38,082,093

Liabilities and Partners’ Capital (Deficit)
Accounts payable and accrued liabilities	$2,207,502	$1,436,292
Accounts payable — related parties	1,052,930	688,140
Class B debentures	2,298,880	2,298,880
Line of credit	900,000	—
Senior credit facility	1,135,650	—
Notes payable	1,282,001	1,332,000
Notes payable — related parties	46,214,658	33,395,662

Total liabilities	55,091,621	39,150,974

Commitments and contingencies	—	—

Partners’ capital (deficit):
General partner	2,148	2,148
Class C limited partners	(1,631,212)	53,000
Class D limited partners	(278,328)	(301,786)
Class EIA limited partners	(1,089,726)	(822,243)

Total partners’ capital (deficit)	(2,997,118)	(1,068,881)

Total liabilities and partners’ capital (deficit)	$52,094,503	$38,082,093

See accompanying notes to consolidated balance sheets.

UMT HOLDING, L.P.

NOTES TO CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
Purchasers of units of limited partnership interest in United Development Funding III, L.P.
will not receive any interest in UMT Holdings, L.P.
A. Nature of Business
UMT Holdings, L.P., a Delaware limited partnership, and its subsidiary limited partnerships (collectively “UMTH”), were formed on March 14, 2003 (Inception) and began operations July 1, 2003. UMTH primarily invests in first lien, fixed-rate mortgages, secured by single-family residential property throughout the United States. UMTH is a Texas based real estate finance partnership that generates income by: (1) originating, purchasing, and holding for investment, for its own account, loans of 12 months or less in term, to persons and entities for the construction, purchase, renovation, and sale of single-family homes; (2) providing asset management services and facilitating transactions for third parties and affiliates who provide real estate finance services; and (3) servicing residential mortgages and managing real estate owned by unrelated third parties and by affiliates. Such mortgages are either originated by UMTH or purchased by UMTH from third parties. None of these mortgages are insured or guaranteed by a federally owned or guaranteed mortgage agency.
UMTH is also the general partner of United Development Funding III, L.P. (“UDF III”). On May 15, 2006, UDF III’s Registration Statement on Form S-11, covering an initial public offering (the “Offering”) of up to 12,500,000 units of limited partnership interest at a price of $20 per unit, was declared effective under the Securities Act of 1933, as amended. As of July 3, 2006, UDF III had satisfied the escrow conditions in connection with the Offering. As the general partner of UDF III, UMTH is responsible for the overall management, conduct, and operation of UDF III. UMTH has authority to act on behalf of UDF III in all matters respecting UDF III, its business, and its property. The limited partners of UDF III shall take no part in the management of the business or transact any business for UDF III and shall have no power to sign for or bind UDF III; provided, however, that the limited partners of UDF III, by a majority vote, have the right to: (a) amend the partnership agreement of UDF III, (b) dissolve UDF III, (c) remove the general partner or any successor general partner, (d) elect a new general partner, and (e) approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by UDF III.
UMTH’s corporate offices are located in Richardson, Texas.
B. Summary of Significant Accounting Policies
A summary of UMTH’s significant accounting policies consistently applied in the preparation of the accompanying consolidated balance sheets follows:
Basis of Accounting
The accounts are maintained and the consolidated balance sheets have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
The consolidated balance sheets include the accounts of UMT Holdings, L.P. and its subsidiary limited partnerships; UMTH owns 99.9% of the limited partnership interests of each subsidiary, and the remaining general partnership interests are owned by UMT Services, Inc., the general partner of the partnership and each subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the consolidated balance sheets and accompanying notes. Actual results could differ from these estimates and assumptions.
Cash and Cash Equivalents
UMTH considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2006 and 2005, UMTH had no such investments included in cash and cash equivalents.
Real Estate Owned
When UMTH takes possession of real estate through foreclosure, it attempts to resell the property to recover all amounts due on the defaulted mortgage, including legal fees and repair expenses. Certain mortgages purchased by UMTH have recourse for losses incurred, but losses recovered to date by recourse have not been significant. Upon sale of the property, a gain or loss is recorded.
UMTH also acquires finished home lots for the purpose of resale. Such real estate owned is stated at cost, which includes costs associated with the acquisition of the real estate, unless it is determined that the value has been impaired, in which case the real estate owned would be written down to fair value.
Interim Mortgage Notes Receivable
Interim mortgage notes receivable are recorded at the lower of cost or estimated net realizable value. The mortgage investments are collateralized by real property owned by the borrowers. Interim mortgages generally have a term of 12 months or less. UMTH originates substantially all interim mortgages, services the interim mortgages, and intends to hold the interim mortgages for the life of the interim mortgages. Interim mortgage notes receivable with recourse generally were originated by a related party of UMTH and purchased by UMTH with recourse. UMTH does not originate residential mortgages.
Reserve for Loan Losses
The amount of the provision for loan losses charged to income is determined on the basis of several factors, including actual loss experience, identified loan impairment, current economic conditions, and periodic examinations of the loan portfolio. Such provisions, less net loan charge-offs, comprise the reserve for loan losses, which is deducted from interim mortgage notes receivable on the consolidated balance sheets, and is maintained at a level management considers to be adequate to absorb losses inherent in the portfolio. The reserve for loan losses is evaluated quarterly and adjusted as necessary.
UMTH generally charges off loans determined to be uncollectible by management, the Partnership’s loan review department, or federal and state supervisory authorities. Subsequent recoveries are credited to the reserve for loan losses.
The following table reconciles the beginning and ending balances of UMTH’s reserve for loan losses for the years ended December 31, 2006 and 2005:

	2006	2005
Balance, beginning of year	$328,000	$210,000
Provision for loan losses	1,209,000	540,000
Loans charged off	(927,000)	(422,000)

Balance, end of year	$610,000	$328,000

Profits Interest in Related Parties
UMTH has a 50.0% limited partnership profits interest in United Development Funding, L.P. (“UDF I”) and United Development Funding II, L.P. (“UDF II”), both Nevada limited partnerships. The operations of UDF I and UDF II principally include loaning funds for the acquisition and development of real estate. Distributions from UDF I and UDF II are expected to be made quarterly based on the prior quarter’s earnings. The limited partnership agreements of UDF I and UDF II each provide that earnings shall be distributed as follows:
First, one hundred percent of earnings are distributed to the limited partners other than UMTH until they have received a 12% per annum cumulative return. Second, if available, an equal amount will be distributed to UMTH and then any remaining earnings will be split proportionately between all limited partners.
Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. The expected useful lives are dependent on the type of asset being capitalized and range from three to ten years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts.
United Development Funding III, L.P.
The principal purpose of UDF III is to originate, acquire, service, and otherwise manage, either alone or in association with others, a diversified portfolio of mortgage loans on real property (including mortgage loans that are not first in priority, mezzanine loans and participation interests in mortgage loans) and to issue or acquire an interest in credit enhancements to borrowers, such as guarantees or letters of credit. As the general partner, UMTH receives acquisition and origination expenses and fees (3.0% of the net amount available for investment in mortgages by UDF III), mortgage servicing fees (0.25% of the aggregate outstanding loan balance held by UDF III), carried interest fees (1.0% of Cash Available for Distribution, as defined below, and net proceeds from a capital transaction (or pro rata portion thereof) if UDF III invests more than 82% but no more than 84.5% of the gross offering proceeds in mortgage loans; an additional 1.0% of Cash Available for Distribution and net proceeds form a capital transaction (or pro rata portion thereof) if UDF III invests more than 84.5% but not more than 86.5% of the gross offering proceeds in mortgage loans; and an additional 1.0% of Cash Available for Distribution and net proceeds from a capital transaction (or pro rata portion thereof) for each additional 1.0% of additional investments in mortgages above 86.5% of the gross offering proceeds), unsubordinated promotional interest (10.0% of Cash Available for Distribution), and subordinated promotional interest (15.0% of remaining Cash Available for Distribution after the UDF III limited partner distributions, including net proceeds from a capital transaction or pro rata portion thereof).
Cash Available for Distribution is the cash funds received by UDF III from operations (other than net proceeds from a capital transaction that produces proceeds from (i) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (iii) insurance or a guarantee with respect to a mortgage), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves.

Restricted Class D Unit Awards
UMTH has restricted Class D unit awards (“RUAs”) outstanding, which are described more fully in Note K. UMTH accounts for its RUAs under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The pro forma effect on net income if UMTH had applied the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the year ended December 31, 2005 was nominal and therefore is not disclosed.
Effective January 1, 2006, UMTH adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payments. No compensation cost was recognized for the year ended December 31, 2006 as a result of implementing SFAS No. 123R as the value of the RUA’s unvested as of December 31, 2005 and granted during 2006 were nominal.
Income Taxes
The entities of UMTH are organized as limited partnerships for federal income tax purposes. As a result, income or losses are taxable or deductible, as the case may be, to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying consolidated balance sheets.
Fair Value of Financial Instruments
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, UMTH calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash equivalents, accrued interest receivable, accounts receivable — related parties, profits interest receivable — related parties, accounts payable and accrued liabilities, and accounts payable — related parties approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of interim mortgage notes receivable, interim mortgage notes receivable with recourse, Class B debentures, line of credit, notes payable, and notes payable — related parties also approximate fair value because they bear market rates of interest. None of these instruments are held for trading purposes.
Reclassifications
Certain prior year amounts have been reclassified to conform to current year presentation.
Impact of Recently Issued Accounting Standards
In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. UMTH will be required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. UMTH owns no interests in variable interest entities; therefore, FIN 46R did not affect UMTH’s consolidated balance sheets.

C. Real Estate Owned
     Winnbrook Estates — Unit 2
In December 2006, UMTHLD FLF I, L.P. (“FLF”), a subsidiary of UMTH, acquired 67 finished home lots in Bexar County, TX and holds these for resale. Simultaneous with the acquisition of the lots, FLF entered into an agreement with an unrelated national public homebuilder, whereby the homebuilder has agreed to purchase the lots at an agreed upon price. The homebuilder provided a non-refundable deposit, which is included in accrued expenses in the accompanying consolidated balance sheet. This acquisition was completed by obtaining an advance under the senior credit facility from Colonial Bank in the amount of $1.14 million and an advance under the subordinate UDF credit facility in the amount of $213,000, for which the lots were provided as collateral.
D. Class B Debentures
During 2005, UMTH issued approximately $518,000 in aggregate principal amount of 8% Class B debentures to various individuals and trusts, of which approximately $2,299,000 in aggregate principal amount is outstanding at December 31, 2006. No Class B debentures were issued during 2006. The Class B debentures bear interest at 8% per annum, require interest only payments on a monthly basis, mature April 30, 2009, and are collateralized by substantially all assets of UMTH. The Class B debentures are pari passu to notes payable — related parties, but will be junior to the Class A debentures if issued in the future. UMTH has incurred approximately $331,000 in legal costs related to the issuance of Class B debentures, which was capitalized and included in other assets in the accompanying consolidated balance sheets and is being amortized over the term of such debentures.
E. Line of Credit
On May 17, 2006, UMTH entered into a $900,000 line-of-credit with a financial institution. The line-of-credit bears interest at prime rate (8.25% at December 31, 2006). Accrued interest is paid on a monthly basis. The line-of-credit, which is collateralized by UMTH’s receivable from UDF III, is payable in full on November 16, 2007. As of December 31, 2006, the line-of-credit had an outstanding balance of $900,000.
F. Senior Credit Facility
In November 2006, UMTH obtained a senior credit facility in the amount of $25 million for the purpose of acquiring finished lots in Texas. The senior credit facility bears interest at Libor plus 2.25% (7.57% as of December 31, 2006) and matures December 29, 2009, with the option of a twelve month extension. At December 31, 2006, UMTH had an outstanding balance of approximately $1.1 million.
G. Notes Payable
As of December 31, 2006 and 2005, UMTH had four and five, respectively, unsecured notes payable to various unrelated parties totaling approximately $1,282,000 and $1,332,000, respectively. The notes bear interest at 10% per annum, require interest only payments on a monthly basis, and are not collateralized. As of December 31, 2006, the notes outstanding are payable in full, with any accrued interest, within one year.
H. Notes Payable — Related Parties
As of December 31, 2006 and 2005, UMTH had four and thirteen, respectively, unsecured notes payable to several related parties (other than United Mortgage Trust, Ready Mortgage Corporation, and Capital Reserve Corporation) totaling approximately $737,000 and $3,188,000, respectively. Three of the notes payable bear interest ranging from 10% to 15% per annum, require interest only payments on a monthly basis, and are not collateralized. As of December 31, 2006, three of these notes payable are payable in full, with any accrued interest, within one year. One note payable has no stated interest rate and requires equal monthly payments of $8,500 through 2011. As of December 31, 2006, UMTH had accrued interest payable relating to these notes of approximately $84,000.
As of December 31, 2006 and 2005, UMTH had various notes payable to United Mortgage Trust, Ready Mortgage Corporation, and Capital Reserve Corporation, all of which are related parties, totaling approximately $45,015,000 and $30,208,000, respectively. The notes bear interest ranging from 12.75% to 14.00% per annum, require interest only payments on a monthly basis, and are collateralized by interim mortgage notes receivable. As of December 31, 2006, the notes outstanding are payable in full, with any accrued interest, within one year. As of December 31, 2006, UMTH had accrued interest payable relating to these notes of approximately $491,000. In addition, UMTH had a payable for approximately $446,000 relating to current payoffs.
Concurrently with the senior credit facility agreement discussed in Note F, UMTH obtained a subordinate revolving facility from UDF I in the amount of $4.0 million bearing interest at 13% and payable November 28, 2011. At December 31, 2006, FLF had an outstanding balance of approximately $463,000 on this note payable
I. Class C Units
On June 17, 2003, UMTH’s limited partners contributed certain intangible assets valued at $53,000 in exchange for 31,532 Class C Units. The contributed intangible assets have been capitalized as other assets and are being amortized over a three-year period. During 2006, these intangible assets were fully amortized.
J. Class EIA Limited Partners
UMTH entered into agreements with various limited partners requiring UMTH to pay special distributions to such limited partners in amounts approximating UMTH’s earnings attributable to the respective businesses of such limited partners. Each of these individuals is considered a Class EIA limited partner and is entitled to receive the specified distributions from UMTH described above. The Class EIA limited partners do not hold any units; however, they are paid distributions at the discretion of the general partner, UMT Services, Inc. All Class EIA limited partnership interests will be considered redeemed and cancelled upon the earlier of (i) the first distribution to Class C unitholders or (ii) the filing by UMTH of a certificate of merger with respect to the proposed merger with United Mortgage Trust (“United”), a Maryland real estate investment trust based in Dallas, Texas, and a related party of UMTH. For more information on the proposed merger with United see Note Q.
Notwithstanding such redemption and cancellation, any obligations of UMTH to distribute cash pursuant to the agreements with respect to the Class EIA limited partnership interests that have accrued through the date of such redemption and cancellation but that remain unpaid on such date shall continue to be payable to the Class EIA limited partners.
K. Restricted Class D Unit Awards
UMTH issued 9,819 initial RUAs during the period of inception March 14, 2003 (inception) through December 31, 2003. These RUAs are subject to a vesting schedule and potential forfeiture prior to vesting. In the event a limited partner ceases providing services, the limited partner becomes a terminated partner. On the termination date, the terminated partner’s RUAs, whether vested or unvested, shall cease to have any voting rights. The terminated partner’s unvested RUAs will be forfeited back to UMTH and UMTH will cancel such RUAs. The terminated partner’s RUAs that are vested are deemed sold to UMTH for a value determined as of the termination date and the units shall be cancelled by UMTH. The terminated partner is entitled to receive deferred payments for each of the vested RUAs. UMTH has the option, any time after the second annual anniversary of the termination date, to convert the terminated partner’s right to receive deferred payments and instead receive the buyback price in effect for the year in which this option is exercised. These initial RUAs vest as follows: 50% vest at the end of second year after the initial RUAs are issued to a limited partner and the remainder at the end of the third year after the initial RUAs are issued to a limited partner. As of December 31, 2005, 427 RUAs had been forfeited and 9,392 had vested.

During 2006 and 2005, UMTH also issued RUAs to limited partners who provide services to UMTH or its affiliates. These RUAs vest, if certain goals are achieved during the first year, over a five-year period as long as the limited partner continues to provide services or remains employed by UMTH or its affiliates. A summary of these RUAs’ activity and related information is as follows:

Balance at December 31, 2004	15,889
Granted	2,160
Earned	(13,412)
Cancelled	(4,637)
Forfeited	—

Balance at December 31, 2005	—
Granted	16,541
Earned	(14,992)
Cancelled	(1,549)
Forfeited	—

Balance at December 31, 2006	—

As of December 31, 2006 and 2005, 7,622 and 1,557, respectively, of the 2006 and 2005 RUAs earned were vested. These RUAs vest 25% each year, starting on the first anniversary of grant date.
L. Profit Participation Pool Units
Certain employees have been granted Profit Participation Pool Units (“PPPs”) according to specific individuals’ compensation agreements. PPPs allocate a percentage of UMTH’s distributable profits to certain managers and other key employees of UMTH. Participation in distribution of profits under PPPs are paid at the sole discretion of the general partner and are subject to reduction in the event of failure to achieve individual goals. At December 31, 2006 and 2005, UMTH had 200 and 1,050 PPPs outstanding, respectively. At December 31, 2006 and 2005, approximately $25,000 and $109,000, respectively, had been declared and accrued with respect to outstanding PPPs but not paid.
M. Allocation of Net Income (Loss)
On a calendar quarterly basis, net losses of UMTH are allocated first to partners holding Class D units, pro rata, provided that net losses shall not be allocated to the extent that such allocation would cause any partner to have a deficit balance in his or her adjusted capital account. After this allocation, net losses are allocated 100% to the general partner.
On a calendar quarterly basis, net income of UMTH is first allocated to Class EIA limited partners in the amount of cash distributed to them, as determined by the general partner. Second, 100% of net income is allocated to the general partner in an amount equal to the aggregate net losses allocated previously to the general partner, if any. Third, net income is allocated to the limited partners in an amount equal to the aggregate net losses allocated to such limited partners, if any. Fourth, net income is allocated to the general partner until there has been allocated to the general partner an amount equal to one-tenth of one percent of available cash. Fifth, net income is allocated to the unitholders of Class C units, pro rata, in an amount equal to the lesser of (i) fifty percent of available cash or (ii) $1,250,000. Finally, the remaining amount of available cash, if any, is allocated to the unitholders of Class D units, pro rata. Distributions are payable when due but will not be paid if the result is insolvency of UMTH.
N. Concentrations of Credit Risk
Financial instruments, which potentially expose UMTH to concentrations of credit risk, are primarily cash deposits, accrued interest receivable, interim mortgage notes receivable and interim mortgage notes receivable with recourse. UMTH maintains deposits primarily in two financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2006 and 2005, UMTH had approximately $1,211,000 and $958,000, respectively, in uninsured deposits. UMTH has not experienced any losses related to amounts in excess of FDIC limits. The interim mortgage notes receivable and interim mortgage notes receivable with recourse are secured by single-family homes throughout the United States of America in metropolitan areas, primarily in Texas.
O. Commitments and Contingencies
     Leases
UMTH leases office space and various computer and office equipment under several operating leases. Certain office space is leased from a stockholder of the general partner of UMTH, who owns the property, expiring December 2009. Other office space leases and computer and office equipment leases expire through June 2010.
Future minimum lease payments as of December 31, 2006 are as follows:

2007	$141,000
2008	37,000
2009	25,000
2010	2,000

$205,000

     Off-Balance Sheet Arrangements
UMTH from time to time enters into guarantees of debtor’s borrowings, and accounts for such guarantees in accordance with FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Guarantees generally have fixed expiration dates or other termination clauses and may require payment of a fee by the debtor. A guarantee involves, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. UMTH’s exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the guarantee.
As of December 31, 2006, UMTH had one outstanding limited repayment guarantee, which is cross guaranteed by UDF I, a related party. The total credit risk to UMTH under this guarantee is approximately $8.8 million, of which approximately $5.3 million has been borrowed against by the debtor. As of December 31, 2006, UMTH has also guaranteed three notes payable issued by related parties of UMTH to United Mortgage Trust, a related party. The total credit risk to UMTH under these three guarantees is approximately $12.0 million, of which significantly all has been borrowed against by the debtors. The related party debt is collateralized by a pledge of certain partners’ distribution rights inherent to UMTH C and EIA units.
To date, UMTH has not incurred losses from guarantees entered into, and the debt that is guaranteed is also collateralized.
P. Related Party Transactions
UMTH has entered into several related party transactions during 2006 and 2005, as follows:
As of December 31, 2006 and 2005, UMTH had accounts receivable from UDF I and UDF II totaling approximately $490,000 and $501,000, respectively, related to asset management fees or origination fees collected by the related party on behalf of UMTH.
As of December 31, 2006 and 2005, UMTH had accounts receivable from UDF III totaling approximately $2,045,000 and $448,000, respectively, for amounts paid to service providers on

UDF III’s behalf. UMTH receives 1.5% of the gross offering proceeds of UDF III for reimbursement of organization and offering expenses and 0.5% for reimbursement of bona fide due diligence expenses.
As of December 31, 2006, UMTH had a profits interest receivable from UDF I and UDF II totaling approximately $301,000 and $262,000, respectively. As of December 31, 2005, UMTH had a profits interest receivable from UDF I and UDF II totaling approximately $1.9 million and $854,000, respectively.
UMTH had accounts receivable from UDF TX Two, LP of approximately $54,000 related to asset management fees as of December 31, 2006. No receivable was outstanding as of December 31, 2005.
As the general partner of UDF III, UMTH is paid 3% of the net amount available for investment in mortgages for fees and expenses associated with the selection and origination of mortgages, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and title insurance funded by UMTH.
UMTH had a receivable from various limited partners for approximately $225,000 as of December 31, 2005. As of December 31, 2006, UMTH had a receivable from a limited partner of approximately $75,000.
UMTH receives 0.8% of the gross offering proceeds from UDF III as a marketing support fee.
As of August 1, 2006, UMTH entered into an Advisory Agreement with United Mortgage Trust. Under the terms of the agreement, UMTH is paid a monthly trust administration fee. The fee is calculated monthly as 1/12 of 1% of the balance of income producing assets. Upon entering into the Advisory Agreement, UMTH agreed to pay United Mortgage Trust $500,000 and assume the $377,000 due from the previous advisor over a period of 12 months. Approximately $200,000 and $157,000 of the fee and assumed debt, respectively, have been paid as of December 31, 2006.
See Note H and Note O for other related party transactions.
Q. Termination of Merger
In November 2003, UMTH extended a merger proposal to United Mortgage Trust, under which United Mortgage Trust would be merged with and in the Partnership. UMTH was organized by persons that include officers and its owners and the officers and owners of the advisor of United Mortgage Trust. On September 1, 2005, UMTH and United Mortgage Trust entered into an Agreement and Plan of Merger, (“Merger Agreement”), pursuant to which United Mortgage Trust would have merged with UMTH.
In June 2006, UMTH notified United Mortgage Trust that the merger would not be consummated by June 30, 2006 and therefore the Merger Agreement would terminate. On June 13, 2006, the Board of Trustees of United Mortgage Trust voted to take no action to prevent the Agreement and Plan of Merger from terminating for failure to satisfy the condition that the merger would terminate if the merger was not consummated by June 30, 2006. On June 30, 2006, the merger terminated and as a result UMTH wrote off approximately $2,103,000 in capitalized merger costs.
UMTH believes that it will not incur any termination penalties as a result of the termination of the merger.

EXHIBIT A
PRIOR PERFORMANCE TABLES
     The following Prior Performance Tables (Tables) provide information relating to real estate programs sponsored by our general partner, UMTH Land Development, L.P. (UMTHLD), and its affiliates (Prior Real Estate Programs), all of which have investment objectives similar to ours. See the section of this prospectus captioned “Investment Objectives and Criteria.”
     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.
     Investors in this offering will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.
     Our general partner, UMTHLD, is responsible for the acquisition and maintenance of the mortgage loans. UMT Holdings, L.P. (UMT Holdings) is the sole limited partner of our general partner and UMT Services, Inc. (UMT Services) serves as its general partner. Six of the seven partners of UMT Holdings and all of the owners of UMT Services, have served as sponsors, officers, directors or advisors to three Prior Real Estate Programs over the last ten years.
     The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which our affiliates, officers and managers of our general partner were ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate and real estate finance industries and other factors contribute significantly to financial results.
     The following tables are included herein:
Table I — Experience in Raising and Investing Funds (as a percentage of investment)
Table II — Compensation to Sponsor (in dollars)
Table III — Annual Operating Results of Prior Real Estate Programs
Table V — Sales or Disposals of Property
     Table IV — Results of Completed Programs has been omitted because no real estate program sponsored by our affiliates has completed operations in the most recent five years.
     Additional information relating to the acquisition of mortgage loans and equity investments by the Prior Real
     Estate Programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission and of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.
     Our determination as to which prior programs have investment objectives similar to ours was based primarily on the type of mortgage loans in which the programs invested. Generally, we consider programs that invest materially in mortgage loans for the acquisition and development of parcels of real property as single-family residential lots to have investment objectives similar to ours. We have also taken into account the differences between real estate investment trusts and real estate limited partnerships in determining whether other real estate programs have investment objectives similar to ours.
     The following are definitions of certain terms used in the Tables:
     “Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its investment or purchase of a mortgage loan, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of a mortgage loan by the Prior Real Estate Program.
     “Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.
     “UDF I” refers to United Development Funding, L.P.
     “UDF II” refers to United Development Funding II, L.P.
     “UMT” refers to United Mortgage Trust.
     “Underwriting Fees” include selling commissions and marketing support fees paid to broker-dealers for services provided by the broker-dealers during the offering.
Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS
     This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since March 5, 1997. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2006.

	UMT		UDF I		UDF II
	(Public Offering)		(Private Placement)		(Private Placement)
Dollar amount offered	$180,312,000	(1)	$10,000,000		$25,000,000
Dollar amount raised	159,708,460	(2)	10,051,321	(2)	15,360,693	(2)
Less offering expenses:
Selling commissions and discounts retained by affiliates	13,028,665	(3)	68,693		1,227,089
Organizational expenses	550,000		50,588		55,388
Marketing and offering expenses	1,904,130	(4)	—		—
Reserve for operations	—		—		—
Percent available for investment	90.29%		98.81%		91.65%

Acquisition costs:
Prepaid items and fees related to purchase of property	—		—		—
Cash down payment	—		—		—
Acquisition fees	3,863,945	(5)	—		—
Loan costs	—		—		—
Proceeds from mortgage financing	—		—		—
Total acquisition costs	3,863,945		—		—

Percent leveraged	19.74	%(6)	75.39	%(7)	75.39	%(7)
Date offering began	3/5/1997		3/6/03		8/6/2004
Length of offering in months	117	(8)	22		29	(9)
Months to invest 90 percent of amount available for (measured from offering date)	1	(10)	1		1

(1)	UMT’s initial public offering was for $50.0 million commencing March 5, 1997. UMT’s second public offering was for $100.0 million commencing June 4, 2001. UMT continues to offer shares through its dividend reinvestment plan; the amount reflects the total amount of offered shares inclusive of the dividend reinvestment plan.

(2)	Amount raised through December 31, 2006.

(3)	Selling commissions and fees paid to broker dealers and 3% fee to UMT Advisors, Inc.

(4)	2% marketing and wholesaling fee retained by sponsor for marketing and additional commissions.

(5)	Loan Acquisition fees calculated at 3% of the discounted price of the note and paid to Mortgage Trust Advisors, Inc. and its successor, UMT Advisors, Inc.

(6)	UMT has a $30.0 million line-of-credit which it uses to prepurchase loans. When it received offering proceeds or payoffs on loans, it would pay down the line of credit.

(7)	UDF has lines of credit totaling $75 million which it used to fund loans and equity investments. Amounts of leverage range from 0% to 75.39%. Percent leveraged assumes full deployment of all lines of credit.

(8)	UMT completed its second of two public offerings in October 2003; it continues to offer shares pursuant to its dividend reinvestment plan.

(9)	Reflects length of offering through December 31, 2006. UDF II securities remain open for sale to investors until the earlier of (a) the receipt of $25.0 million in subscriptions or (b) such time as the offering is terminated by the general partner of UDF II.

(10)	UMT invested proceeds from the sale of its shares as they were received. It uses a line-of-credit to acquire loans to keep all cash invested
Past performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR
     The following sets forth the compensation received by our general partner and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since March 5, 1997. All of the Prior Real Estate Programs in this table are continuing operations. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours. All figures are as of December 31, 2006.

	UMT		UDF I		UDF II
Date offering commenced	3/5/1997		3/6/2003		8/6/2004
Dollar amount raised	$159,508,460		$10,051,321		$15,360,693
Amount paid to sponsor from proceeds of offering:
Wholesaling and marketing fees(1)	1,904,130		—		—
Acquisition fees:
Real estate commissions	—		—		—
Advisory fees	3,863,945	(2)	—		—
Total amount paid to sponsor	5,768,075		—		—

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	60,175,451	(3)	17,619,307	(3)	(77,140	)(3)

Amount paid to sponsor from operations:
Loan servicing fees	974,151		—		—
Trust advisory or partnership management fees	4,519,036	(4)	2,250,117	(5)	1,533,033	(5)
Reimbursements	350,000	(6)	—		—
Leasing commissions	—		—		—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		—
Other	—		—		—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—
Financing fees	—		100,000		—

(1)	Wholesaling and marketing fees represent those fees paid in exchange for: (a) developing and implementing a marketing plan to effect the sale of securities, (b) designing and coordinating all marketing materials deemed necessary for the marketing of securities, (c) coordinating the review and filing of all marketing and advertising, (d) recruiting wholesalers to market the securities, (e) wholesaling commissions paid to licensed wholesalers, (f) provision of capital for travel and entertainment conducted by wholesalers, (g) reimbursement of marketing expenses, (h) negotiations of selling agreements with broker-dealers, (i) coordination of the due diligence process, and (j) participation in due diligence conferences.

(2)	Reflects Mortgage Trust Advisors, Inc. acquisition fees paid during the initial offering based on 3% of the discounted unpaid principal balance of each loan.

(3)	Reflects cash generated from operations before deducting payment to sponsor from inception of program through December 31, 2006.

(4)	For the period from March 1997 through December 2000, the advisor contributed the amount in excess of fees earned to fund the trust administrative expenses. For the period from January 1, 2001 through December 31, 2006, the amount reflects the trust advisory fees paid net of the trust administrative expenses paid by the advisor.

(5)	Reflects fees paid through December 31, 2006.

(6)	Reflects expense reimbursements during 1999-2000.
Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
     The following sets forth the operating results of Prior Real Estate Programs, the offerings of which have been completed since January 1, 2002. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours.
UNITED MORTGAGE TRUST

	2002	2003	2004	2005	2006
Gross revenue	$8,277,742	$12,076,341	$13,889,448	$15,013,735	$17,211,131
Less:
Operating expenses	804,506	3,292,723	4,222,668	5,212,538	5,269,920
Interest expense	78,203	146,196	179,609	472,820	1,647,219
Depreciation and amortization	19,134	48,303	21,163	82,143	185,772

Net income – GAAP basis	$7,375,899	$8,589,119	$9,466,008	$9,246,234	$10,108,220

Taxable income:
from operations	$7,378,668	$9,322,524	$10,036,817	$10,288,914	$—
from gain on sale	—	—	—	—	—

Cash generated from operations	7,395,033	8,637,422	9,487,171	9,328,377	10,293,992
Cash generated from sales	—	—	—	—	—
Cash generated from financing/refinancing	28,574,571	44,266,530	4,212,636	3,381,371	2,654,908

Total cash generated from operations, sales and financing/refinancing	$35,969,604	$52,903,952	$13,699,807	$12,709,748	$12,948,900

Less: Cash distributions to investors:
from operating cash flow	$7,395,023	$8,637,422	$9,487,171	$9,328,377	$10,293,992
from sales and financing/refinancing	510,567	1,880,293	2,796,847	1,212,182	—

Cash generated (deficiency) after cash distributions and special items	$28,064,014	$42,386,237	$1,415,789	$2,169,189	$2,654,908

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	$—	$—	$—	$—	$—
Contributions from common stockholders	28,574,571	44,266,530	4,212,636	3,381,371	2,654,908
Contributions from note holders	—	—	—	—	—
Payment of interest on loan	78,203	146,196	179,609	472,820	1,647,219
Acquisition of land and buildings	—	—	—	—	—
Amortization of principal on loans	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(588,760)	$(2,026,489)	$(2,976,456)	$(1,685,002)	$(1,647,219)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results: Ordinary income (loss):
from operations	$90	$80	$71	$73	$— (2)
from recapture	—	—	—	—	—

Capital gain (loss)
Cash Distributions to Investors:
Source (on GAAP basis):
from investment income	7,395,023	8,637,422	9,487,171	9,328,377	10,293,992
from return of capital	510,567	1,880,293	2,796,847	1,212,182	—

Total distributions on GAAP basis	$7,905,590	$10,517,715	$12,284,018	$10,540,559	$10,293,992

Source (on cash basis):
from operations	$7,395,023	$8,637,422	$9,487,171	$9,328,377	$10,293,992
from refinancing	510,567	1,880,293	2,796,847	1,212,182	—
from sales	—	—	—	—	—

Total distributions on cash basis	$7,905,590	$10,517,715	$12,284,018	$10,540,559	$10,293,992

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table (1)	0%	0%	0%	0%	0%

(1)	UMT distributed in excess of earnings for the period from September 30, 1997 through December 31, 2005.

(2)	UMT 2006 taxable income is not determinable at the time of this supplement.
Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (CONTINUED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING, L.P.

	2004		2005		2006
Gross Revenue	$7,537,311		$13,718,186		$20,178,387
Less:
Operating expenses	(1,664,686)		(1,792,633)		(4,127,175)
Interest expense	(2,581,652)		(5,593,357)		(6,736,242)
Depreciation and amortization	(2,040)		(90,168)		(411,010)

Net Income – GAAP basis	$3,288,933		$6,242,028		$8,903,960

Taxable Income:
from operations	$3,897,873		$6,151,299		$8,643,820

Cash generated from operations	3,076,070		5,382,750		8,858,752
Cash used for investing activities	(41,542,937)		(20,415,294)		(26,360,834)
Cash generated from financing/refinancing:
Limited partner contribution and participation by United Development Funding II, L.P.	8,287,935		7,096,100		4,652,978
Third-party debt	31,229,233		9,718,748		21,462,566

Total cash generated from operations, sales and financing/refinancing	1,050,301		1,782,304		8,613,462

Less: Cash distributions to investors:
from operating cash flow	(719,971	)(1)	(1,431,147	)(1)	(6,458,953	)(1)

Cash generated (deficiency) after cash distributions and special items	330,330		351,157		2,154,509

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—		—		—
Contributions from limited partners and participation by United Development Funding II, L.P.	8,287,935		7,096,100		4,652,975
Contributions from note holders	—		—		—
Payment of interest on loan	2,202,631		5,711,296		5,157,762
Acquisition of land and buildings	—		—		—
Amortization of principal on loans	—		—		—
Other	—		—		—

Cash generated (deficiency) after cash distributions and special items	(10,160,236)		(12,456,239)		(7,656,228)
Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	274		306

Capital gain (loss)	—		—		—
Cash Distributions to Investors	2		8		11
Source (on GAAP basis):
from interest income	—		—		—
Total distributions on GAAP basis	—		—		—
Source on cash basis:
from operations	—		—		—
Total distributions on cash basis	—		—		—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0%		0%		0%

(1)	Includes profit participation distributions to UMTH Land Development, L.P.
Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (CONTINUED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING II, L.P.

	2004	2005	2006
Gross Revenue	$106,656	$2,220,968	$4,220,303
Less:
Operating expenses	(5,607)	(9,681)	(10,465)
Interest expense	—	—	—
Depreciation and amortization	—	(12,769)	(11,232)

Net Income – GAAP basis	$101,049	$2,198,518	$4,198,606

Taxable Income:
from operations	$123,247	$2,166,639	$3,988,120

Cash generated from operations	(55,547)	(14,998)	(6,596)
Cash used for investing activities	(1,721,000)	(6,738,714)	(2,208,742)
Cash generated from financing/refinancing:
Limited partner contribution	2,066,289	6,781,795	5,285,520
Third-party debt	—	—	—

Total cash generated from operations, sales and financing/refinancing	289,743	28,083	3,070,182

Less: Cash distributions to investors:
from operating cash flow	—	—	—

Cash generated (deficiency) after cash distributions and special items	289,743	28,083	3,070,182

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—	—	—
Contributions from limited partners	2,066,289	6,781,795	5,285,520
Contributions from note holders	—	—	—
Payment of interest on loan	—	—	—
Acquisition of land and buildings	—	—	—
Amortization of principal on loans	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	(1,776,547)	(6,753,712)	(2,215,338)

Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	42	309	365

Capital gain (loss)	—	—	—
Cash Distributions to Investors	—	—	—
Source (on GAAP basis):
from interest income	—	—	—
Total distributions on GAAP basis	—	—	—
Source on cash basis:
from operations	—	—	—
Total distributions on cash basis	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0%	0%	0%
Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED)
SALES OR DISPOSALS OF PROPERTY
     The following table presents summary information on the results of the repayment of loans and equity investments since January 1, 2003 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2006.
United Mortgage Trust

	2003	2004		2005	2006	Total
Residential Mortgages & Contracts for Deed
Investment in notes	$1,364,900	$2,769,918		$3,068,766	$1,720,972	$8,924,556
Number of notes purchased during period	27	11		13	43	94
Principal receipts	$5,314,398	$6,044,912		$2,557,088	$839,734	$14,756,132
Total number of loans paid off	232	92	(1)	98	100	522
Number of foreclosed properties liquidated	89	98		49	65	301
Amount outstanding at liquidation	$4,094,000	$4,279,982		$2,204,000	$2,953,497	$13,531,479
Proceeds from sale of foreclosed properties	$2,638,004	$2,573,035		$3,990,928	$1,179,845	$10,381,812
Losses realized	$1,455,996	$1,706,947		$1,786,928	$1,773,652	$6,723,523
Number of loans prepaid in full	143	72		49	35	299
Foreclosed properties at end of period	$3,346,004	$867,591		$1,494,122	$665,772	$6,373,489
Number of foreclosed properties at end of period	72	24		34	15	145

Interim Mortgages
Investment in interim mortgages	$99,815,148	$77,448,687		$81,202,207	$88,408,104	$346,874,146
Number of notes purchased during period	1,087	925		1,023	1,192	4,227
Interim mortgage receipts	$76,240,927	$74,032,123		$74,687,831	$74,306,328	$299,267,209
Total number of notes paid off	797	1,137		973	1,130	4,038
Number of foreclosed properties liquidated	—	21		14	16	51
Amount outstanding at liquidation	—	$1,327,486		$1,258,000	$1,451,965	$4,037,451
Proceeds from sale of foreclosed properties	—	$873,755		$2,084,399	$761,927	$3,720,081
Losses realized	—	$453,731		$936,727	$690,038	$2,080,496
Number of notes paid off in full	797	1,116		959	1,115	3,987
Foreclosed properties at end of period	$1,263,350	$2,025,830		$2,426,532	$1,438,227	$7,153,939
Number of foreclosed properties at end of period	25	23		32	19	99

Land Development Investment
Land development line-of-credit draws	$7,706,150	$55,666,652		$20,483,237	$16,561,947	$100,417,986
Land development line-of-credit pay downs	$1,677,122	$33,038,507		$18,887,839	$13,822,798	$67,426,266

Loan Losses Including Provision for Loan Losses	$2,172,197	$2,788,116		$3,741,579	$2,591,579	$11,293,471
Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED) (CONTINUED)
SALES OR DISPOSALS OR PROPERTY
     The following presents summary information on the results of the repayment of loans and equity investments since June 2003 (the inception of UDF I) by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2006.
United Development Funding, L.P. and United Development Funding II, L.P.

					Original
					Loan and	Amount of Loan
					Funds	Repaid and
		Date of			Advanced	Interest Earned		Interest Earned
	Date	Final		Payments	Net	or Equity and	Conversion to	and/or Profit
Loans or Equity Investment	Funded	Repayment		Received	of Interest	Profit Returned	Equity(1)	Participation
15th Street Village, LP	11/17/03	12/28/04	(2)	$649,418	$368,101	$649,418	$—	$281,317
Downtown Vista Development Co., LP	2/22/05	3/23/05		391,970	387,500	391,970	—	4,470
Arete Real Estate & Development Co.	10/28/03	12/1/03		1,677,122	1,677,122	1,677,122	—	—
Cottonwood Valley Partners, L.P.	9/30/03	5/31/04		285,547	205,959	285,547	—	79,588
Cottonwood Valley Partners, L.P.	5/28/04	3/31/05		1,036,172	879,363	1,020,867 (3)	—	141,504
Centurion American Custom Homes, Inc.	8/18/03	2/27/04		145,253	137,200	145,253	—	8,053 (4)
EastChase Villas LTD	10/28/03	3/22/04		680,989	633,500	680,989	—	47,489
Centurion Acquisitions, LP	4/1/04	3/30/05	(2)	844,306	664,763	844,306	—	179,544
501 Maple Ridge, LTD	9/30/04	1/27/05		8,148,511	7,021,515	7,903,931 (5)	—	882,416
Centurion American Custom Homes, Inc.	7/31/03	2/27/04		289,672	263,711	289,672	—	25,961
Llano Development Company	12/23/03	1/23/04		746,007	736,469	746,007	—	9,538
Llano Development Company	1/23/04	10/29/04	(2)	6,437,594	5,779,438	6,437,594	—	658,156
Sendera Ranch, LTD	9/30/03	5/31/04		247,534	200,502	247,534	—	47,032
Shale-114, L.P.	6/25/04	3/30/05	(2)	1,823,716	1,481,057	1,823,716	—	342,659 (6)
Terrell Mesa Homes, LP	4/26/04	3/30/05	(2)	186,183	133,876	186,183	—	52,307
COR Investments, Inc.	9/3/03	5/20/04		126,480	113,843	126,480	—	12,637
Centurion American Custom Homes, Inc.	3/15/04	2/10/05		6,670,543	6,258,005	6,670,543	—	412,538
Ellis County TPR Development, LP	10/16/03	3/30/05	(2)	736,814	469,549	736,814	—	267,265
Centurion Acquisitions, LP	11/30/04	12/2/04		2,280,000	2,280,000	2,280,000	—	—
HLL Land Acquisitions of Texas, LP	12/1/04	5/31/05		1,670,351	2,108,437	1,670,351	525,541	87,455
El Tesoro Development, Ltd.	11/24/03	8/31/05		—	945,516	—	1,136,293	190,777
HLL Land Acquisitions of Texas, LP	10/28/04	5/31/05		5,674,567	7,115,346	5,674,567	1,769,015	328,236
HLL Land Acquisitions of Texas, LP	11/9/04	5/31/05		3,125,336	3,911,667	3,125,336	975,780	189,450
HLL Land Acquisitions of Texas, LP	12/13/04	5/31/05		2,713,349	3,412,450	2,713,349	869,598	170,497
HLL II Land Acquisitions of Texas, L.P.	3/17/05	8/26/05		3,099,252	3,092,726	3,099,252	216,200	222,726
HLL II Land Acquisitions of Texas, L.P.	4/8/05	9/15/05		824,374	1,203,165	824,374	458,977	80,186
HLL II Land Acquisitions of Texas, L.P.	5/26/05	9/1/05		970,447	1,221,950	970,447	276,544	25,041
Downtown Vista Development Company II, LP	5/31/05	6/30/05		—	—	—	—	—
HLL II Land Acquisitions of Texas, L.P.	8/1/05	9/30/05		1,581,291	1,900,013	1,581,291	340,508	21,785
HLL II Land Acquisitions of Texas, L.P.	4/15/05	8/31/05		—	460,000	—	485,889	25,889
HLL II Land Acquisitions of Texas, L.P.	6/6/05	9/15/05		579,552	560,000	579,552	—	19,552
Lakewood Heights Development, Inc.	2/28/05	11/2/05		13,458	11,887	13,458	—	1,571
Lakewood Heights Development, Inc.	12/1/04	11/2/05		6,802	5,931	6,802	—	871
Twelve Oaks Partners Ltd	1/31/04	10/31/05		3,766,151	2,722,722	3,766,151	—	1,043,429
Wylie Lakes, Ltd	5/2/03	9/2/05		2,641,471	1,928,980	2,641,471	—	712,490
Arete Real Estate & Development Co.	6/30/05	10/31/05	(2)	910,072	768,399	910,072	—	141,674
Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED) (CONTINUED)
SALES OR DISPOSALS OR PROPERTY
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

					Original
					Loan and	Amount of Loan
					Funds	Repaid and
		Date of			Advanced	Interest Earned		Interest Earned
	Date	Final		Payments	Net	or Equity and	Conversion to	and/or Profit
Loans or Equity Investment	Funded	Repayment		Received	of Interest	Profit Returned	Equity(1)	Participation
One KR Venture	12/1/04	8/9/05	(2)	5,871,235	5,321,973	5,871,235	—	549,263
Llano Development Company	10/22/04	12/31/05	(2)	8,944,817	6,803,820	8,944,817	—	2,140,997
Arete Real Estate and Development Company	11/1/04	10/31/05	(2)	1,584,297	1,476,880	1,584,297	—	107,417
Sherry R. Conyers, an individual, and Ms. Sherry Hi View Real Estate, LLC	11/3/04	8/15/06		460,160	407,753	460,160	—	52,407
Charles B. Magee	7/8/05	12/7/06	(2)	1,578,592	1,318,346	1,578,592	—	260,246
UDF TX One, LP	6/22/06	12/29/06		6,712,937	6,304,126	6,712,937	—	408,811
15th Street Village Condominiums #1, LP, 15th Street Village LP	11/27/04	3/5/06		1,558,915	1,321,904	1,558,915	—	237,011
Centurion Acquisitions, LP	12/10/03	1/1/06	(2)	4,782,248	4,119,172	4,782,248	—	663,076
Forestwood Limited Partnership, Ltd.	4/15/04	3/16/06		2,112,889	1,412,892	2,112,889	—	699,997
LP Woodland Lake Estates, Ltd.	10/15/04	1/26/06		1,344,809	1,096,557	1,344,809	—	248,252
Modern Modular Home Rental Corp	7/8/04	1/26/06		849,472	621,761	849,472	—	227,711
Preston Farms, LP	6/4/04	1/1/06	(2)	1,430,143	1,430,143	1,430,143	—	—
CMC Communities, Inc.	5/27/03	5/1/06	(2)	2,048,927	1,643,858	2,048,927	—	405,069
CMC South Oak, LP	4/1/03	5/11/06		318,643	128,092	318,643	—	190,551
One Creekside LP	2/10/05	2/15/06		1,392,607	1,249,528	1,392,607	—	143,079
Hibernia Townhouses, LLC	6/29/05	3/5/06		675,314	607,991	675,314	—	67,323
15th Street Village, LP	8/10/05	3/5/06		1,276,587	1,184,943	1,276,587	—	91,644
High Desert Land Company, Inc.	9/1/05	12/4/06	(2)	4,575,675	3,268,654	4,575,675	—	1,307,021
Centurion Acquisitions, LP	11/22/05	8/30/06	(2)	1,354,404	1,135,942	1,354,404	—	218,462
One KR Venture	8/9/05	3/30/06		2,781,843	2,698,154	2,781,843	—	83,689
Llano Development Company	12/31/05	5/12/06	(2)	10,202,529	8,353,433	10,202,529	—	1,849,096
Buffington JV Fund II, Ltd.	1/25/06	3/1/06	(2)	860,924	850,000	860,924	—	10,924
Hibernia Townhouses, LLC	— (7)	2/24/06	(2)	41,607	20,707	41,607	—	20,900
Downtown Vista Development Company II, LP	5/31/05	7/11/06		2,575,998	1,889,370	2,575,998	—	686,628

TOTAL				$126,315,876	$115,726,658	$126,055,991	$7,054,345	$17,383,678

(1)	Represents notes that were paid and the balance was converted to equity investments.

(2)	Net funding.

(3)	Differs from cash received as a result of a due diligence fee that was received at the time of renewal of the original loan.

(4)	Letter of credit.

(5)	Differs from cash received as a result of a $224,580 origination fee received by United Development Funding, L.P. and $20,000 cash received.

(6)	Loan repaid in four days.

(7)	No funds advanced; income from profit participation earned through affiliate.
Past performance is not necessarily indicative of future performance.

EXHIBIT C
United Development Funding III, L.P.
Subscription Agreement
See pages 7 through 8 for instructions.

Total Invested: $	Total Units:	State in Which Sale Is Made:
($20 per unit)
☐ Registered Investment Advisor (RIA) and Wrap Fee Representation. Please check the box if this investment is made through an RIA charging no commissions on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Investor listed below and as a result no commissions shall be paid to the participating RIA or broker.
     THIS SUBSCRIPTION AGREEMENT is made and entered into between United Development Funding III, L.P., a Delaware limited partnership (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).
1. Purchase Information and Payment Instructions.
☐	Initial Investment (Minimum $3,000 for purchases through IRA or other qualified account and $5,000 for other purchases)

☐	Additional Investment (Minimum $1,000)
Investor is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of units of limited partnership interest of the Fund (the “Units”) as set forth above upon payment for such Units. For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them as instructed below. For all other investments, checks should be made payable to “United Development Funding III, L.P.” For non-custodial accounts, send the completed Subscription Agreement and check to:
United Development Funding III, L.P. Investor Services
1702 N. Collins Blvd., Suite 100, Richardson, Texas 75080
(800) 859-9338
Checks made payable to the Fund will be deposited upon receipt. However, you will not be admitted as a limited partner of the Fund until this Subscription Agreement has been accepted and countersigned by the Fund. The Fund may reject any subscription, in whole or in part, in its sole discretion. Subscriptions will be accepted or rejected within 30 days of their receipt. The Fund will accept groups of subscriptions on an orderly basis no less frequently than monthly, and if your subscription is accepted, you will be admitted as a limited partner of the Fund not later than the last day of the calendar month following the date your subscription was accepted. If the Fund rejects your subscription, the purchase price will be returned to you within 10 business days after the rejection of your subscription. If you provide payment that in the aggregate differs from the payment required to purchase the number of Units indicated above or if your calculations of the Units to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Units that may be purchased for such amount.

2. Type of Ownership. (Note: Complete either column A or B below, but not both.)

A. Non-Custodial Ownership

☐	Individual Ownership — One signature required.
☐	Joint Tenants with Right of Survivorship — All parties must sign.
☐	Community Property — All parties must sign.
☐	Tenants in Common — All parties must sign.
☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.
☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.
☐	Uniform Gift to Minors Act — Owner and custodian signature required.
State of , Custodian for
☐	Estate — Personal representative signature required.
Name of Executor:

Include a copy of the court appointment.
☐	Qualified Pension Plan (Non-custodian)*
Include a copy of the first and last page of the plan.
Name of Trustee:

☐	Trust
Include a copy of the first and last page of the trust.
Name of Trustee:

☐	Other (Specify):

B. Custodial Ownership*

☐	Traditional IRA — Owner and custodian signature required.
☐	Roth IRA — Owner and custodian signature required.
☐	KEOGH Plan — Owner and custodian signature required.
☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit Sharing Plan — Owner and custodian signature required.
☐	Other (Specify)

Name of Custodian, Trustee or other Administrator

Mailing Address

City State Zip

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

*	See “Investment by Tax-Exempt Entities and ERISA Considerations” in the Fund’s prospectus, as supplemented to date (the “Prospectus”) for a discussion of risks related to an investment in Units by certain tax-exempt or tax-deferred plans.
3. Registration Name and Address. Please print name(s) in which Units are to be registered.

Name of Owner	Taxpayer Identification/Social Security Number

Name of Joint Owner (if applicable)	Taxpayer Identification/Social Security Number

Street Address or P.O. Box

City		State	Zip Code

Home Telephone No.	( )	Business Telephone No	( )

Email Address (Optional)		Country of Citizenship

4. Distributions. (Please check one box in either section A or B, depending on the registration type. Please note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. Please note that if you elect to participate in the distribution reinvestment plan, the Fund will pay commissions to the broker-dealer identified in this Subscription Agreement, as described in the Prospectus.)
A. Non-Custodial Registration
☐	I elect to participate in the distribution reinvestment plan of the Fund.

☐	I prefer distributions be paid to me at my address listed under Section 3.

☐	I prefer distributions to be deposited directly into the following account: ___Checking ___Savings.
Please enclose a voided check. By enclosing a voided check, you authorize the Fund to make electronic deposits to the designated checking or savings account. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.
☐	I prefer to direct distributions (for non-custodial accounts) to a party other than the registered owner per the following instructions:

Name of Institution	Account Number

ABA Routing Number	Name on Account

Street Address or P.O. Box

City	State	Zip Code
B. Custodial Registration
☐	I elect to participate in the distribution reinvestment plan of the Fund.

☐	I prefer for distributions to be sent to the custodian for the benefit of the Investor.
5. Subscriber Signatures. Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
     In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the Prospectus for the Fund, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Fund.

		Initials	Initials

(b)	I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

		Initials	Initials

(c)	If I am a California, Iowa, Kansas, Missouri, Nebraska, New Jersey or Ohio resident, this investment does not exceed 10% of my liquid net worth, as set forth in the Prospectus.

		Initials	Initials

(d)	I am purchasing the Units for my own account, and I acknowledge that there is no public market for this investment.

		Initials	Initials

(e)	I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Suitability Standards — Restrictions Imposed by the USA PATRIOT Act and Related Acts.”

		Initials	Initials

(f)	I am able to withstand a loss of my investment.

		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT. A SALE OF UNITS MAY NOT BE COMPLETED UNTIL YOU HAVE BEEN IN RECEIPT OF THE PROSPECTUS (AT LEAST FIVE BUSINESS DAYS).

Signature of Investor or Trustee	Signature of Joint Owner, Trustee or Custodian, if applicable	Date

6. Financial Advisor. (TO BE COMPLETED BY BROKER-DEALER OR AUTHORIZED REPRESENTATIVE)
The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Units in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules, (c) delivered the Prospectus to the Investor the requisite number of days prior to the date that the Investor will deliver this Subscription Agreement to the Fund as specified under the laws of the Investor’s state of residence, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer Name	Telephone No.	( )

Street Address or P.O. Box

City	State	Zip Code

Account Number

Representative Name	Telephone No.	( )

Street Address or P.O. Box

City	State	Zip Code

Email Address (please provide if you would like to receive confirmation of receipt via email)

Financial Advisor Signature	Date
If you need additional assistance in completing this Subscription Agreement, please call United
Development Funding III, L.P. Investor Services at (800) 859-9338

For Internal Use Only

Accepted by:	Date:	Amount:	Check No.:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY:
CONDITIONS RESTRICTING TRANSFER OF UNITS
     260.141.11 Restrictions on Transfer.
     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.
     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:
     (1) to the issuer;
     (2) pursuant to the order or process of any court;
     (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;
     (4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;
     (5) to holders of securities of the same class of the same issuer;
     (6) by way of gift or donation inter vivos or on death;
     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;
     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;
     (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
     (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
     (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;
     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
     (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser;
     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or
     (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:
“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

INSTRUCTIONS FOR
UNITED DEVELOPMENT FUNDING III, L.P.
SUBSCRIPTION AGREEMENT
     Please follow these instructions carefully for each section. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:
Registered Investment Advisor (RIA) and Wrap Fee Representation.
•	Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.
Purchase Information and Payment Instructions. (Section 1 of Subscription Agreement)
•	You must purchase at least 150 units (for $3,000) if you are purchasing through an individual retirement account or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 250 units (for $5,000). Please indicate the number of units to be purchased and the purchase price for those units.

•	Units may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.”

•	Please indicate the state in which the sale is to be made at the top of the Subscription Agreement.
Type of Ownership. (Section 2 of Subscription Agreement)
•	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
Registration Name and Address. (Section 3 of Subscription Agreement)
•	Please enter the exact name in which the Units are to be held.

•	For joint tenants with right of survivorship or tenants in common, include the names of both investors.

•	In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

•	Trusts should include the name of the trustee (include a copy of the trust agreement).

•	All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes).

•	By signing the Subscription Agreement, the investor is certifying that this number is correct.

•	Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.
Distributions. (Section 4 of Subscription Agreement)
•	Each investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

•	If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check. For custodial accounts, distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

•	The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 1.0% of reinvested distributions, less any discounts authorized by the Prospectus, unless the investor instructs otherwise in writing.

Subscriber Signatures. (Section 5 of Subscription Agreement)
•	Please separately initial each representation where indicated.

•	If title is to be held jointly, all parties must date and sign this Section as follows:
•	Individual: One signature required.

•	Joint Tenants with Right of Survivorship: All parties must sign.

•	Tenants in Common: All parties must sign.

•	Community Property: All parties must sign.

•	Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

•	Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

•	Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

•	Corporation: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

•	IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

•	Keogh (HR 10): Same rules as those applicable to IRAs.

•	Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.
PLEASE NOTE THAT SIGNATURES DO NOT HAVE TO BE NOTARIZED.
Financial Advisor. (Section 6 of Subscription Agreement)
•	This Section is to be completed by the investor’s financial advisor. Please complete all financial advisor information contained in Section 6 of the Subscription Agreement, including suitability certification.

•	Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.
     Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Fund.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION
AGREEMENT, PLEASE CALL UNITED DEVELOPMENT FUNDING III, L.P.
INVESTOR SERVICES AT (800) 859-9338.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 30. Quantitative and Qualitative Disclosures about Market Risk
          Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk.”
Item 31. Other Expenses of Issuance and Distribution
          The following table sets forth the costs and expenses, other than dealer compensation, to be paid in connection with the sale of our units of limited partnership interest being registered, all of which will be paid by us, except that the listed expenses will be paid by our general partner to the extent that they exceed 1.5% of the gross proceeds of the offering, excluding proceeds from sales under our distribution reinvestment plan. All amounts are estimates and assume the sale of 17,500,000 units except the registration fee and the NASD filing fee.

SEC Registration Fee	$41,195
NASD Filing Fee	35,500
Printing and Postage Expenses	893,584
Legal Fees and Expenses	475,000
Accounting Fees and Expenses	30,000
Blue Sky Fees and Expenses	97,500
Advertising and Sales Expenses	1,270,980
Escrow Expenses	10,000
Miscellaneous	896,241

Total expenses	$3,750,000

Item 32. Sales to Special Parties
          Not Applicable
Item 33. Recent Sales of Unregistered Securities
          In connection with its organization, we issued 45 units of limited partnership interest to our initial limited partner at a price of $20 per unit in a transaction exempt under Section 4(2) of the Securities Act of 1933, as amended.
Item 34. Indemnification of the Officers and Directors
          We will indemnify and hold harmless each general partner from any loss, liability or damage incurred or suffered by any such general partner by reason of any act performed or omitted to be performed by such general partner in connection with our business, including attorneys’ fees incurred by such general partner in connection with the defense of any claim or action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent indemnification is prohibited by law; provided however, that any such indemnification shall only be from our assets and not from the limited partners. The general partner will have no liability for any claims relating to any of the events or outcomes set forth in the prospectus included in this Registration Statement, or any supplement, as possible results, outcomes or risks associated with our business, or an investment in us. Any indemnification required herein to be made by us shall be made promptly following the fixing of the loss, liability or damage incurred or suffered by a final judgment of any court, settlement, contract or otherwise. Our general partner (a) shall be entitled to the foregoing indemnification, and (b) shall not be liable to us for any loss, liability or damage suffered or incurred by us, directly or indirectly, in connection with the conduct of the general partner; provided that the general partner may receive indemnification or avoid liability only if the liability did not result from its negligence or misconduct and where the general partner (i) acted in good faith and on behalf of or for us, and (ii) reasonably believed that the conduct was in our best interest. Notwithstanding the foregoing, the general partner shall be liable, responsible and accountable, and we shall not be liable to the general partner, for any portion of such liabilities other than for reasonable expenses actually incurred by the general partner with respect to a proceeding in which (i) the general partner is found liable on the basis that it improperly received personal benefit, whether or not the benefit resulted from an action taken in its official capacity, or (ii) the general partner is found liable to us or our limited partners. The general partner will not be indemnified for any liability or expense in relation to a proceeding in which its act or failure to act constituted negligence or misconduct in the performance of its duty to us or our limited partners. Nothing contained in the partnership agreement will constitute a waiver by any limited partner of any right that he may have against any party under federal or state securities laws.
          Indemnification of the general partner will not be allowed for any liability, loss or damage incurred by it arising under federal and state securities laws unless (i) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the general partner, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner, or (iii) a court of competent jurisdiction approves a settlement of the claims against the general partner and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the general partner shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Development of Corporations, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the units were offered or sold that requires such notification.
Item 35. Treatment of Proceeds from Stock Being Registered
          Not Applicable
Item 36. Financial Statements and Exhibits
          (a) Financial Statements. The list of the financial statements and financial statement schedule filed as part of this Post-Effective Amendment No. 1 to Form S-11 is set forth on page F-1 herein.
          (b) Exhibits: The list of exhibits filed as part of this Post-Effective Amendment No. 1 to Form S-11 is submitted in the Exhibit Index following the signature pages herein.
Item 37. Undertakings
          (a) We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
          (b) We undertake (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (2) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (c) We undertake to send to each limited partner, at least on an annual basis, a detailed statement of any transactions with its general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to its general partner or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
          (d) We undertake to provide to each limited partner the financial statements required by Form 10-K for the first full fiscal year of our operations.
          (e) We undertake to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.
          (f) We undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the limited partner at least once each quarter after the distribution period of the offering has ended.
          (g) We undertake that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
          (h) For the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (1) any preliminary prospectus or prospectus of us relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (2) any free writing prospectus relating to the offering prepared by us or on our behalf or used or referred to by us; (3) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by us or on our behalf; and (4) any other communication that is an offer in the offering made by us to the purchaser.
          (i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI
(UNAUDITED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
     Table VI presents summary information relating to the acquisition of mortgage loans and equity investments since January 1, 2002 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2006.
United Mortgage Trust

	2002	2003	2004	2005	2006	Total
Number of long-term loan originations	78	27	11	13	43	172
Number of interims originations	1,043	1,087	925	1,023	1,192	5,270

Total	1,121	1,114	936	1,036	1,235	5,442

Long-term loans purchased	$3,849,140	$1,364,900	$2,769,918	$3,608,766	$1,720,972	$13,313,696
Interims purchased	63,724,041	99,815,148	77,448,687	81,202,207	88,408,104	410,598,187

Total	$67,573,181	$101,180,048	$80,218,605	$84,810,973	$90,129,076	$423,911,883

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P.

		# of			Cash
Name of		Acres	Date of	Investment	Expenditures		Profit	Payments
Investment	Location	or Lots	Funding	Amount	Capitalized	Equity	Participation	Received	Conversion	Total
170 Dowdell, Ltd	Harris County, TX	170 Acres	3/2/04	$8,951,048	$28,496	$—	$—	$(4,457,105)	$—	$4,522,439
Cottonwood Ventures GP	Dallas County, TX	45 Lots	9/30/03	200,000	5,959	—	79,588	(285,547)	—	—
CVGP	Tarrant County, TX	403 Acres	3/15/04	1,200,025	406	491,241	—	(437,500)	—	1,254,172
One KR Venture	Bexar County, TX	317.85 Acres	3/1/05	4,535,660	68,846	2,850,358	—	(4,550,000)	(20,130)	2,884,734
208 Meadowview Farms, LTD	Harris County, TX	208 Acres	3/31/05	400,000	—	—	—	(400,000)	—	—
Hibernia Townhouses, LLC	Dallas County, TX	10 Lots	— (1)	900	20,707	—	20,000	(41,607)	—	—
Downtown Vistas Development Company II, LP	Dallas County, TX	0.447 Acres	5/31/05	76,543	54,370	695,086	—	(2,575,998)	1,750,000	1
HLL Land Acquisitions of Texas, LP	Bexar County, TX	766 Lots	5/18/05	3,256,025	80,401	600,000	—	(950,000)	4,152,445	7,138,870
HLL Land Acquisitions of Texas, LP (cont’d)	Collin County, TX	766 Lots		—	—	—	—	—	—	—
HLL Land Acquisitions of Texas, LP (cont’d)	Galveston County, TX	558 Lots		—	—	—	—	—	—	—
HLL Land Acquisitions of Texas, LP (cont’d)	Harris County, TX	1,538 Lots		—	—	—	—	—	—	—
HLL II Land Acquisitions of Texas, LP	Bexar County, TX	396 Lots	4/14/05	735,807	104,876	(191,025)	—	(3,564)	1,785,737	2,431,831
HLL II Land Acquisitions of Texas, LP (cont’d)	Harris County, TX	799 Lots		—	—	—	—	—	—	—
HLL II Land Acquisitions of Texas, LP (cont’d)	Galveston County, TX	392 Lots		—	—	—	—	—	—	—
El Tesoro Development, Ltd.	Harris County, TX	167.06 Acres	8/31/05	141,767	43,528	—	—	—	1,136,293	1,321,588
Shahan Prairie, L.P.	Denton County, TX	102.32 Acres	8/27/04	—	—	—	—	—	—	—

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

		# of			Cash
Name of		Acres	Date of	Investment	Expenditures		Profit	Payments
Investment	Location	or Lots	Funding	Amount	Capitalized	Equity	Participation	Received	Conversion	Total
Preston Farms, LP	Collin County, TX	167.02 Acres	6/4/04	—	—	—	—	—	—	—
Sendera Ranch Phase I Development LP	Tarrant County, TX	83 Lots	9/30/03	200,000	502	—	47,032	(247,534)	—	—
				1,710,380	—	(254,388)	—	—	—	1,455,992
				424,875	—	(388,806)	—	—	—	36,069
				422,293	—	(7,650)	—	—	—	414,643
				6,328,010	—	—	—	—	—	6,328,010

Total				$28,583,332	$408,091	$3,794,816	$146,620	$(13,948,855)	$8,804,345	$27,788,349

(1)	Funded through a profits interest acquired by United Development Funding, L.P. in connection with the loan obtained by Hibernia Townhouses, LLC.

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
15th Street Village Condominiums #1, LP, 15th Street Village LP	Collin County, TX	Lot 1 & All of Lot 6	11/27/04	$1,583,889	$33,206	—	$(58,179)	$(1,558,915)	$—	$1
15th Street Village, LP	Collin County, TX	Lot 1 & All of Lot 6	11/17/03	552,224	9,969	—	—	(562,193)	—	—
Downtown Vista Development Co., LP	Dallas County, TX	0.447 Acres	2/5/05	391,970	—	—	—	(391,970)	—	—
26 Gleneagles, LTD	Montgom-ery County, TX	26.46 Acres	2/28/05	1,301,349	10,678	—	—	—	—	1,312,027
Lakewood Heights Development, Inc.	Dallas County, TX	4 Lots	2/28/05	11,571	1,887	—	—	(13,458)	—	—
Lakewood Heights Development, Inc.	Dallas County, TX	0.5 Acres	12/1/04	5,871	931	—	—	(6,802)	—	—
Boardwalk Land Development, Inc.	Tarrant County, TX	19.985 Acres	7/8/04	1,816,979	6,782	—	—	(1,348,573)	—	475,188
Boardwalk Land Development, Inc.	Tarrant County, TX	Lot 1 Block 2	2/28/05	—	—	—	—	—	—	—
Centurion Acquisitions, LP	Tarrant County, TX	228 Acres	12/10/03	4,771,812	10,436	—	—	(4,782,248)	—	—
Arete Real Estate & Development Co.	Harris County, TX	48.15 Acres	10/28/03	1,677,122	—	—	—	(1,677,122)	—	—
Sherry R. Conyers, an individual, and Ms. Sherry Hi View Real Estate, LLC	Kaufman County, TX	12.29 Acres	11/3/04	459,888	273	—	—	(460,160)	—	—
Cottonwood Valley Partners, L.P.	Tarrant County, TX	45 Lots	5/28/04	1,016,198	4,669	—	—	(1,020,867)	—	—
HLL Land Acquisitions of Texas, LP	Harris County, TX	342.67 Acres	12/1/04	2,187,455	8,437	—	—	(1,670,351)	(525,541)	—
Centurion American Custom Homes, Inc.	Tarrant County, TX	45 Lots	8/20/03	145,253	—	—	—	(145,253)	—	—
EastChase Villas Ltd	Tarrant County, TX	7.87 Acres	10/28/03	680,989	—	—	—	(680,989)	—	—
El Tesoro Development, Ltd.	Harris County, TX	167.09 acres	11/24/03	1,124,216	12,077	—	—	—	(1,136,293)	—

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
Arete Real Estate and Development Company	Harris County, TX	—	11/1/04	1,584,297	—	—	—	(1,584,297)	—	—
Forestwood Limited Partnership, Ltd.	Harris County, TX	192 Acres	4/15/04	1,856,111	256,778	—	—	(2,112,889)	—	—
Forney Acquisitions LP	Dallas and Kaufman County, TX	3,538.63 Acres	3/14/05	11,942,133	1,658	—	—	(6,560,669)	—	5,383,122
Centurion Acquisitions, LP	Tarrant County, TX	228 Acres	4/1/04	839,645	4,661	—	—	(844,306)	—	—
HLL Land Acquisitions of Texas, LP	Bexar County, TX	209.7 Acres	10/28/04	7,428,236	15,346	—	—	(5,674,567)	(1,769,015)	—
One KR Venture	Bexar County, TX	317.85 Acres	12/1/04	5,811,169	7,382	—	—	(5,818,551)	—	—
HLL Land Acquisitions of Texas, LP	Galveston County, TX	182 Acres	11/9/04	4,089,450	11,667	—	—	(3,125,336)	(975,780)	—
501 Maple Ridge, LTD	Harris County, TX	416.87 Acres	9/27/04	7,900,129	3,803	—	—	(7,903,931)	—	—
Centurion American Custom Homes, Inc.	Tarrant County, TX	105 Lots	7/31/03	289,061	611	—	—	(289,672)	—	—
HLL Land Acquisitions of Texas, LP	Collin County, TX	189.45 Acres	12/13/04	3,570,497	12,450	—	—	(2,713,349)	(869,598)	—
One Creekside LP	Tarrant County, TX	403 Acres	2/10/05	1,389,529	3,078	—	—	(1,392,607)	—	—
Centurian Acquisitions, LP	Tarrant County, TX	Residen-tial and commer-cial land	3/7/05	13,806,388	13,341	—	—	(7,856,373)	—	5,963,356
Centurion Acquisitions, LP	Tarrant County, TX	1,238 Lots	11/30/04	2,280,000	—	—	—	(2,280,000)	—	—
Llano Development Company	Lubbock County, TX	Section 32, Block AK	10/22/04	8,411,852	25,656	—	—	(8,437,509)	—	—
Llano Development Company	Lubbock County, TX	220.73 Acres	12/22/03	746,007	—	—	—	(746,007)	—	—
Llano Development Company	Lubbock County, TX	220.73 Acres	1/15/04	6,425,687	11,907	—	—	(6,437,594)	—	—
Preston Farms, LP	Collin County, TX	167.02 Acres	6/4/04	1,418,647	11,496	—	—	(1,430,143)	—	—
				1,430,143	—	—	—	(1,430,143)	—	—
Sendera Ranch, Ltd/ Phase 1	Tarrant County, TX	315 Lots	5/28/04	2,229,407	6,547	—	—	(818,246)	—	1,417,708

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
CMC Communities, Inc.	Dallas County, TX	146.65 Acres	5/27/03	2,017,320	31,608	—	—	(2,048,927)	—	1
Shahan Prairie, L.P.	Denton County, TX	102.32 Acres	8/27/04	3,132,753	16,193	—	—	(3,148,946)	—	—
				3,842,896	731	—	—	—	—	3,843,627
Shale-114, L.P.	Wise County, TX	158.43 Acres	6/25/04	1,813,439	10,277	—	—	(1,823,716)	—	—
CMC South Oak, LP	Dallas County, TX	101 Lots	4/1/03	292,815	25,827	—	—	(318,643)	—	(1)
HLL II Land Acquisitions of Texas, L.P.	Harris County, TX	120.82 Acres	3/17/05	3,310,479	4,973	—	—	(3,099,252)	(216,200)	—
Terrell Mesa Homes, LP	Ellis County, TX	228 Acres	4/26/04	184,234	1,950	—	—	(186,183)	—	—
COR Investments, Inc.	Dallas County, TX	18 Lots	9/4/03	124,646	—	—	—	(124,646)	—	—
Twelve Oaks Partners Ltd	Harris County, TX	400 Lots	1/31/04	3,749,946	16,204	—	—	(3,766,151)	—	—
One Creekside LP	Tarrant County, TX	403 Acres	3/11/04	6,667,924	2,619	—	—	(6,670,543)	—	—
Ellis County TPR Development, LP	Ellis County, TX	196.97 Acres	10/17/03	734,265	2,549	—	—	(736,814)	—	—
LP Woodland Lakes Estates Ltd	Harris County, TX	57.43 Acres	10/15/04	1,328,635	16,174	—	—	(1,344,809)	—	—
Modern Modular Home Rental Corp.	Harris County, TX	14.66 Acres	7/8/04	720,640	128,832	—	—	(849,472)	—	—
Wylie Lakes, Ltd	Collin County, TX	121.11 Acres	5/2/03	3,176,739	11,915	—	(547,182)	(2,641,471)	—	1
HLL II Land Acquisitions of Texas, L.P.	Bexar County, TX	49.02 Acres	4/8/05	1,280,186	3,165	—	—	(824,374)	(458,977)	—
HLL II Land Acquisitions of Texas, L.P.	Harris County, TX	43 Acres	5/26/05	1,247,287	(296)	—	—	(970,447)	(276,544)	—
Downtown Vista Development Company II, LP	Dallas County, TX	0.447 Acres	5/31/05	1,750,000	—	—	—	—	(1,750,000)	—
Hibernia Townhouses, LLC	Dallas County, TX	10 Lots	6/29/05	657,177	18,138	—	—	(675,314)	—	—
Charles B. Magee	Dallas County, TX	8.10 Acres	7/8/05	1,537,063	41,528	—	—	(1,578,592)	—	(1)
HLL II Land Acquisitions of Texas, L.P.	Galveston County, TX	98.2 Acres	8/1/05	1,921,785	13	—	—	(1,581,291)	(340,508)	—

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
HLL II Land Acquisitions of Texas, L.P.	Harris County, TX	9.60 Acres	4/15/05	485,889	—	—	—	—	(485,889)	—
HLL II Land Acquisitions of Texas, L.P.	Bexar County, TX	45.25 Acres	6/6/05	579,552	—	—	—	(579,552)	—	—
Arete Real Estate & Development Co.	Harris County, TX	48.15 Acres	6/30/05	796,535	11,591	—	—	(808,127)	—	(1)
15th Street Village, LP	Collin County, TX	Lot 1 & All of Lot 6	8/10/05	1,270,615	5,973	—	—	(1,276,587)	—	—
High Desert Land Company, Inc.	Mohave County, AZ	85 Lots	9/1/05	4,555,693	19,982	—	—	(4,575,675)	—	—
UDF TX One, LP	Harris County, TX	16 Lots	9/15/05	956,864	2,694	—	—	(728,793)	—	230,764
Arete Real Estate & Development Co.	Harris County, TX	Approx 30 Tracts	10/31/05	9,100,553	187,021	—	—	(4,801,046)	—	4,486,529
Centurion Acquisitions, LP	Denton County, TX	448 Acres	11/22/05	1,351,463	2,942	—	—	(1,354,404)	—	1
One KR Venture	Bexar County, TX	317.85 Acres	8/9/05	2,781,843	—	—	—	(2,781,843)	—	—
UDF TX One, LP	Harris County, TX	46 Lots	12/15/05	1,190,170	—	—	—	(818,028)	—	372,142
Llano Development Company	Lubbock County, TX	220.73 Acres	12/31/05	10,199,888	2,641	—	—	(10,202,529)	—	(1)
Centurion Acquisitions, LP	Tarrant County, TX	Commercial Land Residential and (2,000+ acres)	4/21/06	886,139	—	—	—	(368,944)	—	517,195
OU Land Acquisitions, LP	Harris County, TX	410 lots	6/8/06	1,332,545	1,063	—	—	—	—	1,333,608
Buffington Hidden Lakes, Ltd.	Austin, TX	Multiple Assets	6/15/06	4,676,916	13,500	—	—	(1,858,000)	—	2,832,416
UDF TX One, LP	Adams, CO	190 Lots	6/22/06	6,712,937	—	—	—	(6,712,937)	—	—
Valencia on the Lake, LP	Denton and Ellis County, TX	1,263 Acres	8/29/06	8,663,174	855	—	—	—	—	8,664,029
UDF TX One, LP	Weld County, CO	39 Platted Lots	9/25/06	1,735,168	986	—	—	(348,583)	—	1,387,571
UMTH LD FLF I, LP	various	multiple assets	11/29/06	252,897	—	—	—	—	—	252,897
UMTH LD FLF I, LP	Bexar County, TX	67 Lots	12/5/06	215,033	—	—	—	—	—	215,033

TABLE VI (CONTINUED)
(UNAUDITED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
		# of		Amount	Cash
Name of		Acres or	Date of	(Including	Expenditures			Payments
Investment	Location	Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total
High Desert Land Company, Inc.	Mohave County, AZ	85 Lots	12/4/06	456,904	—	—	—	—	—	456,904
Charles B. Magee	Dallas County, TX	64 Lots	12/1/06	1,255,209	4,000	—	—	—	—	1,259,209
UDF TX One, LP	Douglas County, CO	104 Platted Lots	12/20/06	3,985,785	—	—	—	—	—	3,985,785
High Desert Land Company, Inc.	Mohave County, AZ	29 Acres/ 97 Lots	1/26/06	3,319,935	—	—	—	—	—	3,319,935
Buffington JV Fund II, Ltd.	Austin, TX	58 Acres/ 220 Lots	1/25/06	860,924	—	—	—	(860,924)	—	—
UDF TX Two, LP	Travis County, TX	58 Finished Lots	2/24/06	1,905,888	—	—	—	(20,000)	—	1,885,888
High Desert Land Company, Inc.	Mohave County, AZ	29 Acres/ 97 Lots	2/28/06	158,079	472	—	—	—	—	158,551
Buffington JV Fund II, Ltd.	Austin, TX	1,718 Lots	3/1/06	3,653,387	24,746	—	—	—	—	3,678,133
CMC Communities, Inc.	Dallas, TX	27 Acres	6/1/06	1,783,276	249	—	—	(233,000)	—	1,550,525
Llano Development Company	Lubbock County, TX	220.73 Acres	5/12/06	12,006,988	4,515	—	—	—	—	12,011,503

Total				$227,795,651	$1,101,351	—	$(605,361)	$(152,493,652)	$(8,804,345)	$66,993,644

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of April, 2007.

UNITED DEVELOPMENT FUNDING III, L.P.
By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer of UMTH Land Development, L.P., sole general partner of the Registrant, and President and Chief Executive Officer of UMT Services, Inc., sole general partner of UMTH Land Development, L.P.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Hollis M. Greenlaw Hollis M. Greenlaw	Chief Executive Officer of UMTH Land Development, L.P., sole general partner of the Registrant, and President and Chief Executive Officer of UMT Services, Inc., sole general partner of UMTH Land Development, L.P. (Principal Executive Officer)	April 30, 2007

/s/ Cara D. Obert Cara D. Obert	Chief Financial Officer of UMTH Land Development, L.P., sole general partner of the Registrant (Principal Financial Officer and Principal Accounting Officer)	April 30, 2007

/s/ Theodore F. Etter Theodore F. Etter	Chairman of the Board of UMT Services, Inc., sole general partner of UMTH Land Development, L.P., sole general partner of the Registrant	April 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Selected Dealer Agreement between Registrant and Selling Group Members (previously filed in and incorporated by reference to Pre-Effective Amendment No. 5 to Registration Statement on Form S-11, Commission File No. 333-127891, filed on April 21, 2006)

1.2*	Form of Addendum to Selected Dealer Agreement (previously filed in and incorporated by reference to Pre-Effective Amendment No. 5 to Registration Statement on Form S-11, Commission File No. 333-127891, filed on April 21, 2006)

3.1*	Second Amended and Restated Agreement of Limited Partnership of Registrant (previously filed in and incorporated by reference to Exhibit B to prospectus dated May 15, 2006)

3.2*	Certificate of Limited Partnership of Registrant (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-127891, filed on August 26, 2005)

4.1	Form of Subscription Agreement (included as Exhibit C to Supplement No. 2 to prospectus)

5.1*	Opinion of Morris, Manning & Martin, LLP as to legality of securities (previously filed in and incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-11, Commission File No. 333-127891, filed on February 1, 2006)

8.1*	Opinion of Morris, Manning & Martin, LLP as to tax matters (previously filed in and incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-11, Commission File No. 333-127891, filed on February 1, 2006)

10.1*	Form of Escrow Agreement between the Registrant and Coppermark Bank (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-127891, filed on February 10, 2006)

10.2*	Distribution Reinvestment Plan (previously filed in and incorporated by reference to Exhibit D to prospectus dated May 15, 2006)

10.3*	Form of Participation Agreement by and between the Registrant, UMTH Land Development, L.P., United Development Funding, L.P. and United Development Funding II, L.P. (previously filed in and incorporated by reference to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-127891, filed on November 18, 2005)

10.4*	Form of Marketing Support Agreement (previously filed in and incorporated by reference to Pre-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-127891, filed on February 1, 2006)

10.5*	Limited Guaranty by Registrant for the benefit of United Mortgage Trust (previously filed in and incorporated by reference to Form 8-K filed on October 20, 2006)

10.6*	Letter agreement with respect to the Limited Guaranty between Registrant and United Mortgage Trust for the benefit of United Development Funding, L.P. (previously filed in and incorporated by reference to Form 8-K filed on October 20, 2006)

10.7*	Fairness opinion with respect to Limited Guaranty by Registrant for the benefit of United Mortgage Trust and letter agreement with respect to the Limited Guaranty between Registrant and United Mortgage Trust for the benefit of United Development Funding, L.P. (previously filed in and incorporated by reference to Form 8-K filed on October 20, 2006)

Exhibit No.	Description
10.8*	Secured Promissory Note by Centurion Acquisitions, L.P. for the benefit of United Development of Funding III, L.P. (previously filed in and incorporated by reference to Form 10-Q filed on November 14, 2006)

10.9*	Secured Promissory Note by Midlothian Longbranch, L.P. for the benefit of United Development Funding, III, L.P. (previously filed in and incorporated by reference to Form 10-Q filed on November 14, 2006)

10.10*	Environmental Indemnity Agreement by Midlothian Longbranch, L.P., Centurion Acquisitions, L.P., Pars Investments, Inc. and Mehrdad Moayedi in favor of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 10-Q filed on November 14, 2006)

10.11*	Secured Promissory Note by Arete Real Estate and Development Company, Modern Modular Home Rental Corp., and Creative Modular Housing Inc. for the benefit of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 10-Q filed on November 14, 2006)

10.12*	Security Agreement by Arete Real Estate and Development Company, Creative Modular Housing Inc. and Modern Modular Home Rental Corp. in favor of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 10-Q filed on November 14, 2006)

10.13*	Continuing Unconditional Guaranty by Joe Fogarty, Nancy Fogarty and the Fogarty Family Trust for the benefit of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 10-Q filed on November 14, 2006)

10.14*	Secured promissory note by Centurion Acquisitions, L.P. for the benefit of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 8-K filed November 21, 2006)

10.15*	Security Agreement by Centurion Acquisitions, L.P. and Pars Investment Inc., for the benefit of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 8-K filed November 21, 2006)

10.16*	Continuing Unconditional Guaranty by Pars Investment Inc. for the benefit of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 8-K filed November 21, 2006)

10.17*	Loan and Security Agreement between United Development Funding III, L.P., as borrower, and Premier Bank, as lender, (previously filed in and incorporated by reference to Form 8-K filed January 3, 2007)

10.18*	Revolving Note from United Development Funding III, L.P. for the benefit of Premier Bank (previously filed in and incorporated by reference to Form 8-K filed January 3, 2007)

10.19*	Secured Promissory Note by United Development Funding, L.P. for the benefit of Untied Development Funding III, L.P. (previously filed in and incorporated by reference to Form 8-K filed January 4, 2007)

10.20*	Fairness opinion with respect to Secured Promissory Note by United Development Funding, L.P. for the benefit of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 8-K filed January 4, 2007)

10.21*	Secured Promissory Note by Buffington Hidden Lakes, LTD for the benefit of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 10-K filed April 2, 2007)

10.22*	Continuing Unconditional Guaranty by Buffington Hidden Lakes GP, Inc. for the benefit of United Development Funding III, L.P. (previously filed in and incorporated by reference to Form 10-K filed April 2, 2007)

Exhibit No.	Description
10.23	Letter of engagement between UMTH Funding Services, L.P. and United Development Funding III, L.P. regarding arrangement of financing and financial advising

23.1*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of Whitley Penn LLP with respect to the audited financial statements of United Development Funding III, L.P.

23.3	Consent of Whitley Penn LLP with respect to the audited consolidated financial statements of UMTH Land Development, L.P.

23.4	Consent of Whitley Penn LLP with respect to the audited consolidated balance sheets of United Development Funding, L.P.

23.5	Consent of Whitley Penn LLP with respect to the audited balance sheets of United Development Funding II, L.P.

23.6	Consent of Whitley Penn LLP with respect to the audited consolidated balance sheets of UMT Holdings, L.P.

24.1*	Power of Attorney (included on the signature page of the registration statement) (previously filed in and incorporated by reference to Registration Statement on Form S-11, Commission File No. 333-127891, filed on August 26, 2005)

*	Previously filed.